SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ]   Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           RISK CAPITAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          $20,335,000.00 (based on the purchase price in the transaction)

     4)   Proposed maximum aggregate value of transaction: $20,335,000.00

     5)   Total fee paid: $4,067.00


[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                  [LETTERHEAD OF RISK CAPITAL HOLDINGS, INC.]





                                 March 15, 2000






Dear Stockholder:


     I am pleased to invite you to a special meeting of stockholders of Risk Capital Holdings, Inc. on April 17, 2000 at 1:00 p.m. (local time), at our offices, located at 20 Horseneck Lane, Greenwich, Connecticut 06830. At this important meeting, you will be asked to approve the sale of our reinsurance business through the transfer of the reinsurance assets and liabilities of our operating subsidiary, Risk Capital Reinsurance Company, to Folksamerica Reinsurance Company, and effective with the consummation of the asset sale, to change the name of the company from "Risk Capital Holdings, Inc." to "Arch Capital Group Ltd."


     Our board of directors, taking into consideration the recommendation of a special committee and the opinion of our financial advisor Donaldson, Lufkin & Jenrette Securities Corporation, has unanimously determined that the asset sale is in the best interests of our company. Accordingly, our board of directors recommends that you vote FOR the asset sale.

     This proposal requires the approval of the majority of our outstanding shares. YOUR VOTE IS VERY IMPORTANT.

     The accompanying notice and proxy statement contain details concerning this proposal. Whether or not you plan to attend the meeting, please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted. If you do attend the meeting, you may choose to withdraw your proxy and vote your shares in person.

     I appreciate your support in this important event.

                                   Sincerely,

                                   [Signature Logo]



                                   ROBERT CLEMENTS
                                   Chairman of the Board











This proxy statement is first being mailed to stockholders on or about March 15, 2000.

                           RISK CAPITAL HOLDINGS, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



Time:    1:00 p.m. (local time)

Date:    April 17, 2000


Place:   Risk Capital Holdings, Inc.
         20 Horseneck Lane
         Greenwich, Connecticut 06830

Purpose:

     o To consider and vote upon a proposal to approve the sale of our reinsurance business through the transfer of the reinsurance assets and liabilities of our operating subsidiary, Risk Capital Reinsurance Company, to Folksamerica Reinsurance Company, pursuant to the Asset Purchase Agreement dated as of January 10, 2000 among Risk Capital Holdings, Inc., Risk Capital Reinsurance Company, Folksamerica Holding Company, Inc. and Folksamerica Reinsurance Company and, effective with the consummation of the asset sale, to amend our certificate of incorporation to change the name of the company from "Risk Capital Holdings, Inc." to "Arch Capital Group Ltd."

     o    Conduct other business if properly raised.


     Only stockholders of record on March 14, 2000 may vote at the meeting.


     Your vote is very important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.


                                    [Signature Logo]


                                    PETER A. APPEL
                                    Executive Vice President, Chief Operating
                                    Officer, General Counsel and Secretary
Greenwich, Connecticut
March 15, 2000

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY TERM SHEET.............................................................1

SUMMARY FINANCIAL DATA.........................................................6

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE.....................................8

RISK FACTORS..................................................................10

THE STOCKHOLDERS' MEETING.....................................................18
       Time and Place.........................................................18
       Proposal...............................................................18
       Record Date; Voting at the Stockholders' Meeting.......................18
       Quorum; Vote Required for Approval.....................................18
       Voting and Revocation of Proxies.......................................19
       Solicitation of Proxies................................................19
       Other Matters..........................................................19


THE ASSET SALE................................................................20
       Background of the Asset Sale...........................................20
       Reasons for the Asset Sale and the Name Change; Our Board
         of Directors Recommends the Asset Sale...............................23
       Donaldson, Lufkin & Jenrette Has Delivered a Fairness
         Opinion Relating to the Asset Sale...................................25
       Certain Stockholders Have Agreed to Vote for the Asset Sale............30
       Management Changes.....................................................30
       Accounting Treatment of the Asset Sale.................................30
       Material Federal Income Tax Consequences of the Asset Sale.............30
       Regulatory Matters.....................................................31
                                                                              ==
THE ASSET PURCHASE AGREEMENT..................................................32
       Purchase Price.........................................................32
       Tax Sharing Arrangement................................................32
       Related Costs..........................................................33
       Our Representations and Warranties.....................................33
       Folksamerica's Representations and Warranties..........................34
       Principal Covenants....................................................35
       Employee Matters.......................................................36
       Conditions to Closing..................................................36
       Indemnification........................................................37
       Termination............................................................37
       Survival...............................................................38

OTHER TRANSACTION AGREEMENTS..................................................40
       Transfer and Assumption Agreement......................................40
       Escrow Agreement.......................................................40
       Supplemental Escrow Agreement..........................................41

XL STOCK REPURCHASE...........................................................43

                                                                            Page


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................44

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON......................48
       Payments to Executive Officers and Chairman of the Board...............48
       Vesting of Options and Restricted Shares...............................48
       Ownership of Warrants..................................................49

DIVIDEND AND STOCK REPURCHASE POLICY..........................................50

SELECTED HISTORICAL FINANCIAL DATA............................................51

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
       AND RESULTS OF OPERATIONS..............................................52

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA.....................71

INDEPENDENT ACCOUNTANTS.......................................................78

WHERE YOU CAN FIND MORE INFORMATION...........................................78
INDEX TO FINANCIAL STATEMENTS AND SCHEDULES..................................F-1


Annexes

Asset Purchase Agreement.....................................................A-1
Voting Agreements............................................................B-1
Form of Transfer and Assumption Agreement....................................C-1
Form of Escrow Agreement.....................................................D-1
Form of Supplemental Escrow Agreement........................................E-1
Opinion of Donaldson, Lufkin & Jenrette Securities Corporation...............F-1

                               SUMMARY TERM SHEET


     This summary term sheet highlights selected information from this document and may not contain all of the information that is important to you. To understand the asset sale fully and for a more complete description of the legal terms of the asset sale, you should read carefully this entire proxy statement and the other documents to which we have referred you. See "Where You Can Find More Information" on page 78 of this proxy statement. In this document, "we," "us," "our" and the "company" refer to Risk Capital Holdings, Inc. and "you" refers to Risk Capital Holdings, Inc.'s stockholders.



The Parties to the Asset Sale

Risk Capital Holdings, Inc...........        Since incorporation in 1995, we
Risk Capital Reinsurance Company             have, through our wholly owned Risk
20 Horseneck Lane                            Capital Reinsurance Company
Greenwich, Connecticut  06830                operating subsidiary, Risk Capital
(203) 862-4300                               Reinsurance Company ("RCRe"), 20
                                             Horseneck Lane integrated solutions
                                             for insurance provided reinsurance
                                             and other forms of capital, either
                                             on a companies with (203) 862-4300
                                             stand-alone Greenwich, Connecticut
                                             06830 basis, or as part of capital
                                             needs that cannot be met by
                                             reinsurance alone. RCRe is rated
                                             "A-" (Excellent) by A.M. Best
                                             Company. On January 18, 2000, A.M.
                                             Best announced that it was placing
                                             our A- rating under review. At
                                             December 31, 1999, RCRe had
                                             statutory surplus of $290.1 million
                                             (or $230.1 million after giving pro
                                             forma effect to our recent
                                             repurchase of 4,755,000 shares of
                                             our common stock from XL Capital
                                             Ltd). You can find more information
                                             about us in the documents that are
                                             incorporated by reference in this
                                             proxy statement. See "Where You Can
                                             Find More Information."


     Folksamerica Holding Company, Inc....   Folksamerica Reinsurance Company,
     Folksamerica Reinsurance Company        an indirect wholly owned subsidiary
     One Liberty Plaza                       of White Mountains Insurance Group,
     New York, New York  10006               Ltd., is a multi-line broker-market
     (212) 312-2500                          reinsurance company which provides
                                             reinsurance to insurers of property
                                             and casualty risks in Caribbean.
                                             Folksamerica Reinsurance the United
                                             States, Canada, Latin America and
                                             the Company is rated "A"
                                             (Excellent) by A.M. Best Company.
                                             At December 31, 1999, Folksamerica
                                             Reinsurance Company had statutory
                                             surplus of approximately $338.5
                                             million. Folksamerica Reinsurance
                                             Company is wholly owned by
                                             Folksamerica Holding Company, Inc.
                                             In this proxy statement, we refer
                                             to Folksamerica Reinsurance Company
                                             and Folksamerica Holding Company
                                             collectively as "Folksamerica."

The Stockholders' Meeting

     Time and Place.......................   The stockholders' meeting will be
                                             held at  1:00  p.m. (local
                                             time) on April 17, 2000 at our
                                             offices, located at 20 Horseneck
                                             Lane, Greenwich, Connecticut 06830.

     Proposal.............................   At the meeting, you will consider
                                             and vote upon the proposal
                                             to approve the sale of our
                                             reinsurance business to
                                             Folksamerica and, effective with
                                             the consummation of the asset sale,
                                             to amend our certificate of
                                             incorporation to change our name
                                             from "Risk Capital Holdings, Inc."
                                             to "Arch Capital Group Ltd." See
                                             "The Stockholders' Meeting--
                                             Proposal."


     Voting and Revocation of Proxies.....   All stockholders of record as of
                                             March 14, 2000 are entitled
                                             to vote at the meeting. Even if you
                                             plan to attend the meeting, please
                                             sign and return your proxy card.
                                             The affirmative vote of a majority
                                             of our outstanding shares is
                                             necessary to approve the proposal,
                                             so a failure to send in a signed
                                             proxy card or vote in person at the
                                             meeting will have the effect of a
                                             vote against the proposal. See "The
                                             Stockholders' Meeting-- Quorum;
                                             Vote Required for Approval."


                                             Any proxy may be revoked by the
                                             person giving it at any time before
                                             it is voted. Proxies may be revoked
                                             by either filing with us a written
                                             notice of revocation bearing a
                                             later date than the date of the
                                             proxy or a later-dated proxy
                                             relating to the same shares, or
                                             attending the stockholders' meeting
                                             and voting in person. See "The
                                             Stockholders' Meeting-- Voting and
                                             Revocation of Proxies."

                                             See "Risk Factors" for a discussion
                                             of some considerations you should
                                             take into account before deciding
                                             how to vote.

                                             Your vote is very important. Please
                                             sign, date and return the proxy
                                             card as soon as possible.

Board Recommendation......................   Our board of directors recommends
                                             that you vote FOR the asset
                                             sale and the name change.

                                             The board's recommendation is based
                                             in part on the recommendation of a
                                             special committee of the board and
                                             an opinion of Donaldson Lufkin &
                                             Jenrette that, as of the date of
                                             that opinion, the consideration to
                                             be received by us in the asset sale
                                             is fair to us from a financial
                                             point of view. See "The Asset
                                             Sale-- Reasons for the Asset Sale
                                             and the Name Change; Our Board of
                                             Directors Recommends the Asset
                                             Sale" and "The Asset Sale--
                                             Donaldson Lufkin & Jenrette Has
                                             Delivered a Fairness Opinion
                                             Relating to the Asset Sale." The
                                             fairness opinion is attached to
                                             this proxy statement as Annex F.

Voting Agreements.........................   Marsh & McLennan Risk Capital
                                             Holdings, Ltd. and The Trident
                                             Partnership, L.P., which together
                                             control 13.3% of the total voting
                                             power of our stock, have signed
                                             voting agreements granting
                                             Folksamerica proxies to vote their
                                             shares in favor of the asset sale.
                                             See "The Asset Sale-- Certain
                                             Stockholders Have Agreed to Vote
                                             For the Asset Sale."

The Asset Sale...........................    Folksamerica Reinsurance Company
                                             will assume RCRe's
                                             liabilities under the reinsurance
                                             agreements transferred to it in the
                                             asset sale and RCRe will transfer
                                             to Folksamerica Reinsurance Company
                                             assets in an aggregate amount that
                                             is, in book value, equal to the
                                             book value of the liabilities
                                             assumed. In consideration for the
                                             transfer of RCRe's book of
                                             business, Folksamerica will pay
                                             $20.335 million in cash at the
                                             closing, subject to adjustment
                                             under the circumstances set forth
                                             in the asset purchase agreement.
                                             Our costs and expenses related to
                                             the transaction are estimated to be
                                             $19 million. See "The Asset
                                             Purchase Agreement."

Escrow Agreement........................     At closing, we will deposit $20
                                             million of the purchase price
                                             into a five-year escrow to
                                             reimburse Folksamerica for losses
                                             relating to business produced on
                                             behalf of RCRe by a certain
                                             managing underwriting agency.
                                             Depending on whether the reserves
                                             related to that business turn out
                                             to have been deficient or redundant
                                             as of the closing, following the
                                             fifth anniversary of the closing,
                                             we may be entitled to none, a
                                             portion or all of the escrowed
                                             funds. If those reserves turn out
                                             to have been redundant, we will
                                             also be entitled to receive from
                                             Folksamerica the amount of the
                                             redundancy. The funds in this
                                             escrow will also be available to
                                             indemnify Folksamerica for its
                                             losses, if any, due to breaches of
                                             certain of our representations and
                                             warranties. See "Other Transaction
                                             Agreements-- Escrow Agreement."

Supplemental Escrow Agreement...........     We may be required to deposit an
                                             additional amount of up to $5
                                             million in a supplemental five-year
                                             escrow if our reserves as of the
                                             closing (other than reserves
                                             covered by the escrow described
                                             above) are more than one-half
                                             percent (0.5%) less than our
                                             independent actuary's estimate. If
                                             the supplemental escrow is
                                             required, depending on whether
                                             those reserves turn out to have
                                             been deficient or redundant,
                                             following the fifth anniversary of
                                             the closing, the escrow agent may
                                             release to us none, a portion or
                                             all of the escrowed funds. See
                                             "Other Transaction Agreements--
                                             Supplemental Escrow Agreement."

No Payment to Stockholders..............     The asset sale does not involve any
                                             merger, consolidation or
                                             liquidation; therefore, no payment
                                             of cash or securities will be made
                                             to stockholders.

                                             Delaware law does not provide for
                                             dissenters' rights in
                                             the context of an asset sale.

No Solicitation.........................     We agreed not to solicit an
                                             acquisition proposal from a third
                                             party.

                                             We also agreed not to take part in
                                             any discussions regarding an
                                             unsolicited acquisition proposal
                                             unless our board determines, based
                                             on the written advice of an
                                             investment bank, that the
                                             acquisition proposal is a superior
                                             proposal and determines, based on
                                             the advice of counsel, that it is
                                             obligated to take part in such
                                             discussions to comply with its
                                             fiduciary duties. If there is such
                                             a superior proposal, we may
                                             terminate the asset purchase
                                             agreement two business days after
                                             giving notice to Folksamerica that
                                             we are prepared to accept the
                                             proposal. See "The Asset Purchase
                                             Agreement-- No Solicitation."

Conditions to Closing...................     The asset purchase agreement
                                             contains conditions to closing,
                                             including the receipt of regulatory
                                             approval, the retention of a key
                                             employee, third party consents and
                                             stockholder approval and the
                                             absence of a material adverse
                                             change since the date of the asset
                                             purchase agreement. See "The Asset
                                             Purchase Agreement-- Conditions to
                                             Closing."

Termination.............................     The asset purchase agreement may be
                                             terminated:

                                                o  if the parties mutually agree
                                                   to terminate it;

                                                o  if the closing has not
                                                   occurred prior to July 31,
                                                   2000;

                                                o  by the non-breaching party,
                                                   if (subject to materiality
                                                   exceptions) any of the
                                                   representations, warranties
                                                   or covenants is breached and
                                                   not cured;

                                                o  by Folksamerica, if we
                                                   violate the "no solicitation"
                                                   covenant;

                                                o  by us, if there is a superior
                                                   proposal; or

                                                o  if our stockholders vote
                                                   against approval of the asset
                                                   purchase agreement.

                                             See "The Asset Purchase Agreement--
                                             Termination."

Termination Fee.........................     If we terminate the asset purchase
                                             agreement in the event of a
                                             superior proposal, we will be
                                             required to pay to Folksamerica a
                                             termination fee of $1.5 million two
                                             days after the day we terminate the
                                             asset purchase agreement.

                                             If, as a result of direct
                                             solicitation by a third party, our
                                             stockholders do not approve the
                                             asset purchase agreement and
                                             thereafter we or Folksamerica
                                             terminate the asset purchase
                                             agreement due to the failure of our
                                             stockholders to approve it or
                                             because the closing has not
                                             occurred prior to July 31, 2000, we
                                             must pay the $1.5 million
                                             termination fee to Folksamerica if
                                             we enter into or consummate an
                                             acquisition proposal with the third
                                             party that solicited our
                                             stockholders within 12 months of
                                             the day we terminate the asset
                                             purchase agreement. See "The Asset
                                             Purchase Agreement-- Termination
                                             Fee."

Accounting Treatment....................     The asset sale will be reflected on
                                             our consolidated balance
                                             sheet as a sale of certain of our
                                             assets and the transfer of certain
                                             of our liabilities. See "The Asset
                                             Sale-- Accounting Treatment of the
                                             Asset Sale."

Tax Consequences........................     The asset sale will not result in
                                             any federal income tax
                                             consequences to you, but the asset
                                             sale will be a taxable transaction
                                             to RCRe for federal income tax
                                             purposes. See "The Asset Sale--
                                             Material Federal Income Tax
                                             Consequences of the Asset Sale."


Regulatory Matters......................     The Nebraska Insurance Department
                                             has approved the asset
                                             sale. The asset purchase agreement
                                             requires that the approval of the
                                             insurance departments of New York
                                             and Florida be obtained before the
                                             asset sale can be consummated. We
                                             have been granted early termination
                                             of the waiting period requirement
                                             under federal antitrust law . See
                                             "The Asset Sale-- Regulatory
                                             Matters."

Interest of Officers and Directors in...     Our executive officers and the
the Asset Sale                               chairman of our board will be
                                             entitled to  receive payments
                                             following the asset sale.  See
                                             "Interests of Certain Persons in
                                             Matters to Be Acted Upon --
                                             Payments to Executive Officers and
                                             Chairman of the Board."

                                             Upon stockholder and regulatory
                                             approval of the asset sale, all
                                             unvested stock options and shares
                                             of restricted stock held by our
                                             executive officers and members of
                                             our board will immediately vest.
                                             See "Interests of Certain Persons
                                             in Matters to Be Acted Upon --
                                             Vesting of Options and Restricted
                                             Shares."

                                             The chairman of our board and two
                                             of our stockholders own, and will
                                             continue to own after the asset
                                             sale is completed, warrants to
                                             purchase shares of our common
                                             stock. See "Interests of Certain
                                             Persons in Matters to Be Acted Upon
                                             -- Ownership of Warrants."

                             SUMMARY FINANCIAL DATA

         The following tables reflect selected unaudited pro forma condensed consolidated financial data for the year ended December 31, 1999 compared to our and RCRe's consolidated historical data for the years ended December 31, 1999, 1998 and 1997.


         The selected unaudited pro forma condensed consolidated financial data have been derived from the unaudited pro forma condensed consolidated financial information included elsewhere in this proxy statement. The unaudited pro forma income statement and per share data reflect our historical accounts for the year ended December 31, 1999, adjusted to give pro forma effect to the proposed sale of our reinsurance business to Folksamerica and the stock repurchase from XL Capital as if such transactions had occurred on January 1, 1999. The unaudited pro forma balance sheet data reflect our historical accounts as of December 31, 1999, adjusted to give pro forma effect to the asset sale and stock repurchase as if those transactions had occurred on December 31, 1999. The unaudited pro forma data are presented for illustrative purposes only and are not indicative of the results of operations or financial position that would have occurred if the transactions had been completed on the assumed dates, nor are they necessarily indicative of our future operating results or financial position.


         Our selected consolidated historical data set forth below are derived from our audited consolidated financial statements and should be read in conjunction with the consolidated financial statements and the related notes contained elsewhere in this proxy statement.

                                                                  Years Ended December 31,
                                            --------------------------------------------------------------------
                                             Pro forma                             Historical
                                            -----------    -----------------------------------------------------
                                               1999                1999               1998               1997
                                            -----------    ----------------    ---------------     -------------
                                                        (Dollars in thousands, except per share data)
Statement of Operations Data
  Net premiums earned                               --           $311,368            $206,194           $107,372
  Total revenues                               $29,834            348,768             247,133            120,972
  Net income (loss)                             17,950            (32,436)              3,091              2,039
  Comprehensive income (loss)                      739            (52,286)             (4,375)            47,107

Per Share Data
Net income (loss)   - basic                      $1.46             ($1.90)              $0.18              $0.12
                    - diluted                    $1.46             ($1.90)              $0.17              $0.12

Comprehensive
    income (loss)   - basic                      $0.06             ($3.06)             ($0.26)             $2.77
                    - diluted                    $0.06             ($3.06)             ($0.26)             $2.76

Average shares
    outstanding     - basic                 12,331,732         17,086,732          17,065,165         17,032,601
                    - diluted               12,331,808         17,086,808          17,718,223         17,085,788

Cash dividends per share                          N/A                N/A                 N/A                N/A



                                      -6-

                                                                  Years Ended December 31,
                                            --------------------------------------------------------------------
                                             Pro forma                             Historical
                                            -----------    -----------------------------------------------------
                                               1999                1999               1998               1997
                                            -----------    ----------------    ---------------     -------------
                                                        (Dollars in thousands, except per share data)

Balance Sheet Data
Cash and invested assets                      $283,137           $585,909            $587,155           $505,728
Total assets                                   303,360            864,359             757,830            581,247
Stockholders' equity                           297,019            346,514             398,002            401,031
Book value per
    share           - basic                     $24.08             $20.28              $23.29             $23.51
                    - diluted                   $24.08             $20.28              $22.75             $22.79
Shares
    outstanding     - basic                 12,332,970         17,087,970          17,087,438         17,058,462
                    - diluted               12,332,970         17,087,970          17,497,904         17,601,608


                   QUESTIONS AND ANSWERS ABOUT THE ASSET SALE



Q:   What is being sold in the asset sale?

A: We are selling our reinsurance business through the transfer of the reinsurance assets and liabilities of our operating subsidiary, Risk Capital Reinsurance Company ("RCRe"), to Folksamerica Reinsurance Company for a purchase price of $20.335 million.

Q:   Will the company pay any dividends after the asset sale is completed?

A: We have no current intention to pay dividends or make any other distribution to stockholders.

Q:   Will the company be repurchasing shares?

A: Our board intends to reach a determination regarding repurchases of our shares after consummation of the asset sale, but no decision has yet been made as to whether any such repurchases will be made or the amount, timing or method of any such repurchases, which will depend on future circumstances.

Q:   Will I continue to be able to sell my shares?

A: The asset sale will not affect stockholders' rights to sell or otherwise transfer shares.

Q: Why is the transaction structured as a sale of the company's reinsurance business rather than a sale of the entire company?

A: Our shares have been, for some time, trading at a significant discount to book value. We believe that this transaction should result in greater value realization than would a sale of the entire company, although we cannot predict the overall market impact of the asset sale or any other transaction on the trading price of our shares. We also believe that this structure best reflects the intent of the parties and provides for future flexibility.

Q:   What will be the book value of the company's remaining assets?

A: As of December 31, 1999, our book value was $346.5 million, or $20.28 per share. As of that date, assuming that the proposed asset sale to Folksamerica and our repurchase of 4,755,000 shares from XL Capital Ltd, described in this proxy statement, had occurred on that date, our book value would have been $297.0 million, or $24.08 per share. Please read the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Data" in this proxy statement for details regarding the assumptions underlying these calculations.


     On January 14, 2000, the trading day before we announced the asset sale, the closing price of our common stock as reported on the Nasdaq National Market was $14.875. On March 13, 2000, the closing sale price per share for our common stock as reported on the Nasdaq National Market was $14.875.

Q:   What will the company do after the asset sale is completed?

A: The company's objective will be to serve as a vehicle to effect business combinations and ventures, whether by acquiring all or a portion of companies, merger, exchange of stock or otherwise, with one or more operating companies that the board believes will have potential to increase stockholder value. These business combinations and ventures may be with companies that are not in the insurance business. The company may cease to pursue this business objective at any time and may also consider alternatives. In addition, as discussed above, our board intends to reach a determination regarding repurchases of our shares.

Q:   Will the company retain its insurance licenses?

A: We have no current intention to cause our insurance subsidiaries, RCRe and Cross River Insurance Company, to relinquish or dispose of their insurance licenses.

Q: Does the board have an alternative strategic plan in the event the stockholders do not approve the asset sale?

A: At this time, the board does not have a specific alternative strategic plan.

Q: Will I be able to vote separately on the change in the nature of the company's business?

A: No. Stockholders will not have an opportunity to vote separately on the change in the nature of the business of the company. Consequently, a vote in favor of the approval of the asset sale and name change will in effect constitute a vote in favor of changing the nature of the business of the company as determined by our board of directors.

Q:   When do you expect the asset sale to be completed?

A: We are working toward completing the asset sale as quickly as possible. In addition to stockholder approval, we must satisfy certain other conditions to closing, as described in this proxy statement in "The Asset Purchase Agreement -- Conditions to Closing." We currently expect to complete the asset sale in the second quarter of 2000.

Q:   What should I do now?

A: After you have carefully reviewed this document, you should mail your completed, dated and signed proxy card in the provided prepaid envelope as soon as possible so that your shares will be voted at the stockholders' meeting.

                                  RISK FACTORS

     In deciding whether to approve the proposal, stockholders should consider the following risk factors, as well as the other information in this document.

Cautionary note regarding forward-looking statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this proxy statement are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology.

     Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors relating to our existing business that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this proxy statement and include:

     o    the acceptance in the market of our reinsurance products;

     o competition from new products (including products that may be offered by the capital markets);

     o    the availability of investments on attractive terms;

     o competition, including increased competition (both as to underwriting and investment opportunities);

     o changes in the performance of the insurance sector of the public equity markets or market professionals' views as to such sector;

     o    the amount of underwriting capacity from time to time in the market;

     o general economic conditions and conditions specific to the reinsurance and investment markets in which we operate;


     o    regulatory changes and conditions;


     o    rating agency policies and practices; and

     o claims development, including as to the frequency or severity of claims and the timing of payments.

     In addition to risks and uncertainties related to our existing business, the transactions described in this proxy statement are subject to various risks and uncertainties including the risks that the conditions to closing will not be satisfied and that the costs of the transaction and purchase price and reserve adjustments will be greater than currently expected with resulting effects on our book value.

     Forward-looking statements relating to the transaction that is the subject of this proxy statement are discussed below and elsewhere in this proxy statement and include:

     o    the purchase price to be paid by Folksamerica;

     o    the tax consequences of the asset sale;

     o    RCRe's reserves for its book of business;

     o    our future business operations and strategy;

     o potential stock repurchases; RCRe's payment of special distributions to us following the asset sale;

     o transaction costs incurred in connection with the asset sale and the XL Capital stock repurchase;

     o our book value and the trading price of our common stock after the asset sale and the XL Capital stock repurchase;

     o amount of premiums expected to be generated in 2000 from in-force treaties;

     o our estimate of after-tax losses relating to RCRe's maximum aviation exposures; and

     o    our management of catastrophe exposures.

     All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                        Risks Relating to the Asset Sale

The ultimate purchase price to be paid by Folksamerica in the asset sale may be less than $20.335 million.

     Folksamerica Reinsurance Company will assume RCRe's reinsurance liabilities and RCRe will transfer to Folksamerica Reinsurance Company assets in an aggregate amount that is, in GAAP book value (as set forth on our estimated closing date balance sheet), equal to the GAAP book value (as set forth on our estimated closing date balance sheet) of the liabilities assumed. In consideration for the transfer of RCRe's book of business, Folksamerica will pay $20.335 million in cash at the closing, subject to adjustment under the circumstances described below.

     Following the closing, the closing date balance sheet will be audited by our independent public accountants. Folksamerica is permitted to dispute the closing date balance sheet (other than the component of the balance sheet that relates to our loss reserves). Any dispute will be referred to neutral experts mutually acceptable to us and Folksamerica for final resolution. In the event that we overestimated the net value of the assumed business, we will be required to pay to Folksamerica a post-closing purchase price adjustment. Conversely, if we underestimated the net value of the assumed business, Folksamerica will be required to pay us a post-closing purchase price adjustment.

     We have agreed to indemnify Folksamerica in connection with the asset sale. See "--We may be liable to Folksamerica for breaches of representations and warranties" and "The Asset Purchase Agreement -- Indemnification."

     At the closing, $20 million of the purchase price will be delivered into escrow. The final disposition of this $20 million will generally be determined five years after closing of the asset sale and will depend on whether our closing date loss reserves relating to business produced on behalf of RCRe by a certain managing underwriting agency turns out to have been redundant or deficient. In the event that there is no deficiency, all of the amounts then in escrow will be released to us and, in addition, Folksamerica will pay us in cash the amount of any redundancy. In the event that there is a deficiency of less than $20 million, the amount of the deficiency will be released from the escrow to Folksamerica and the remainder will be released to us. In the event that the deficiency is more than $20 million, all of the amounts then in escrow will be released to Folksamerica, but Folksamerica will have no further recourse to us. Moreover, amounts in this escrow may be released to Folksamerica to satisfy its indemnification claims against us under the asset purchase agreement relating to undisclosed liabilities, RCRe's reinsurance and retrocession treaties, accounts receivable and the managing underwriting agency referred to above or the business produced by it.

     We may be required to deposit an additional amount of up to $5 million in a supplemental escrow for five years in the event that our closing date loss reserves (other than reserves covered by the escrow described above) are less by more than one-half percent (0.5%) than those estimated by our independent actuary. This supplemental escrow will be governed by terms substantially similar to the escrow described above, except that (1) if those reserves turn out to have been redundant, the full escrow fund will be released to us, but Folksamerica will have no obligation to make payments to us and (2) this escrow will not be available to satisfy indemnification claims.

     In connection with either escrow arrangement, we will record a loss in an amount equal to any probable deficiency in the related reserve that may become known during or at the end of the five year period.

     Under the Internal Revenue Code, a purchaser of insurance assets may become liable for a "bargain purchase price tax" if, in a transaction, the tax basis of the assets it is purchasing is more than the tax basis of the liabilities it is assuming plus the purchase price it is paying (including transaction costs). We have agreed to grant Folksamerica a credit against the purchase price for a portion of this potential tax by the following method:

     To the extent it is determined that the tax basis of the assets being transferred exceeds the sum of

     o    the tax basis of the liabilities being transferred,

     o    the final purchase price, and

     o    Folksamerica's transaction costs relating to the asset sale,

we will give Folksamerica a credit against the purchase price equal to:

     o if the excess is $15 million or less, then the lesser of (1) 17.5% of the excess and (2) $2 million; and

     o if the excess is more than $15 million, then the sum of (1) $2 million plus (2) 35% of the excess.

     Under the asset purchase agreement, we have agreed to retain the liabilities relating to our severance plans and agreements, as well as to pay to Folksamerica at closing the amount by which the cost of reinsurance protection on our aviation line of business exceeds the net premiums we earn on that business after December 31, 1999. Furthermore, as described above, we are liable for a portion of Folksamerica's bargain purchase price tax liability and our own transaction costs. We estimate that these costs will be approximately $19 million in the aggregate, which amount will effectively reduce the purchase price we will retain. These costs are reflected in the pro forma book value amounts set forth under "Unaudited Pro Forma Condensed Consolidated Financial Data."

Folksamerica may be unable to make payments that they may become obligated to make to us.

     As described above, following the closing, Folksamerica will be required to make payments to reinsureds under RCRe's reinsurance agreements transferred in the asset sale and to indemnify us for losses arising out of or relating to those agreements. The asset purchase agreement provides that if our closing date loss reserves (other than reserves covered by the $20 million escrow) are found to be redundant as of the fifth anniversary of the closing, Folksamerica will pay us the amount of that redundancy up to $2 million. In addition, as described above, Folksamerica may be required to make certain purchase price adjustment payments to us under the asset purchase agreement and pay to us the amount of any loss reserve redundancy under the $20 million escrow agreement, some of which may be payable more than five years after the closing. Therefore, we remain exposed to Folksamerica's creditworthiness and ability under applicable regulatory requirements to make payments to us. Folksamerica may refuse or be unable to make all the payments it may be required to make to us.

We may be liable to Folksamerica for breaches of representations and warranties.

     Under the asset purchase agreement, we have made extensive representations and warranties about us and the assumed business. Representations and warranties are required to be reaffirmed as of the closing, and our inability to reaffirm them will (if, in the case of representations and warranties that are not already qualified by materiality, it would result in a material adverse effect) entitle Folksamerica to terminate the agreement. Our representations and warranties relating to the following matters will survive for one year following the closing and, if breached, could result in liability to us:

     o    incorporation and authority to enter into the transaction;

     o property and assets necessary to operate the assumed business remaining in our company or our affiliates and outstanding intercompany obligations relating to the assumed business;

     o compliance with instruments, including our certificate of incorporation and bylaws, and other agreements to which we are party;

     o    absence of undisclosed liabilities;

     o title and rating of all of our fixed income investments being transferred to Folksamerica;

     o our transactions that combine capital investments with reinsurance ("Integrated Solutions") for which we had obligations as of September 30, 1999;

     o absence of a material adverse change since September 30, 1999 relating to the assumed business;

     o absence of adjustments to case reserves since September 30, 1999, except in the ordinary course consistent with past practice;

     o actuarial reports of the company for periods ending on or after December 31, 1995;

     o reinsurance and retrocession agreements being transferred in the asset sale;

     o    accounts receivable;

     o    non-competition covenants;

     o    agents through whom RCRe sells insurance; and

     o    broker's or finder's fees.

In addition, representations and warranties relating to tax matters will survive until the expiration of the applicable statute of limitations. We retain our tax and employee benefit liabilities and other liabilities not being assumed by Folksamerica, including all liabilities not arising under RCRe's reinsurance agreements transferred to Folksamerica Reinsurance Company. All of the reinsurance agreements transferred to Folksamerica Reinsurance Company are listed in a schedule to the asset purchase agreement.

RCRe may retain exposure on the reinsurance agreements that are being transferred to Folksamerica Reinsurance Company.


     Under the transfer and assumption agreement to be entered into at the closing, Folksamerica Reinsurance Company will assume RCRe's obligations under the reinsurance agreements being transferred in the asset sale. Following the closing, Folksamerica Reinsurance Company will notify the reinsureds under the in-force reinsurance agreements that it has assumed RCRe's obligations and that, unless the reinsureds object to the assumption, RCRe will be released from its obligations to those reinsureds. However, RCRe will continue to be liable under those reinsurance agreements if the reinsureds object to the release of RCRe from its obligations or the notice is found not to be an effective release by the reinsureds. Folksamerica has agreed to indemnify us for any losses arising out of the reinsurance agreements transferred to Folksamerica Reinsurance Company in the asset sale. However, in the event that Folksamerica refuses or is unable to perform its obligations to us, RCRe may incur losses relating to the reinsurance agreements transferred in the asset sale.


               Risks Relating to Our Business After the Asset Sale

We may have no operating history in our new line of business.

     Following the asset sale, the company's objective will be to serve as a vehicle to effect business combinations and ventures, whether by acquiring all or a portion of companies, merger, exchange of stock or otherwise, with one or more operating companies that the board believes will have potential to increase stockholder value. These business combinations and ventures may be with companies that are not in the insurance business. The company may cease to pursue this business objective at any time and may also consider alternatives. We may have had no operating history in our new line of business, although members of our board of directors have broad business experience. Accordingly, there can be no assurance that our future operations will generate cash flows or operating or net income, and our prospects must therefore be considered in light of the risks, expenses, problems and delays inherent in acquiring and/or establishing a new business. We and our stockholders may suffer a substantial loss should the new business plan prove to be unsuccessful.

     Our success will depend almost entirely on the operations, financial condition and management of the companies in which we may acquire interests or with which we may merge. Further, these ventures may involve financial and operational risks. Financial risks include the possible incurrence of indebtedness by us in order to effect the acquisitions and the consequent need to service that indebtedness. Operational risks include the possibility that a venture does not ultimately provide the benefits we had originally anticipated while we continue to incur operating and other expenses. In addition, if we make a strategic investment by acquiring a minority interest in a company, we may lack elements of control over the operations and strategy of the business in which we invested. We cannot assure you that we will be successful in identifying new operating businesses, completing and financing business combination or venture transactions on favorable terms, or operating our new business successfully. In implementing our strategy, we will attempt to minimize the risk of unexpected liabilities and contingencies associated with our new operating businesses through planning, investigation and negotiation, but unexpected liabilities and contingencies may nevertheless accompany such transactions.

We cannot specify the exact nature of the business risks we may encounter in the future.

     We have not identified the business opportunities and businesses in which we will attempt to obtain an interest. We therefore cannot describe the specific risks presented by such businesses. To the extent that we effect a business combination with or invest in a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the unascertainable risks of that industry. An extremely high level of risk frequently characterizes industries which experience rapid growth. Although we will endeavor to evaluate the risks inherent in a particular new operating business or industry, we cannot assure you that we will properly ascertain or assess all such risks. Such new operating business may involve an unproven product, technology or marketing strategy, the ultimate success of which cannot be assured. The new operating businesses may be in competition with larger, more established firms that have competitive advantages over us. Our investment in a business opportunity may be highly illiquid and could result in a total loss to us if the opportunity is unsuccessful.

We may need to secure additional financing to carry out our business plan.

     We may be required to raise cash to consummate a business combination, to provide funds for an additional infusion of capital into a new operating business or to fund any share repurchases we may make. The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. If we are able to raise additional funds through the incurrence of debt, and we do so, we would likely become subject to restrictive financial covenants. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks and restrictions traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to service that indebtedness. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders would be diluted, our earnings and book value per share could be diluted and, if such equity securities take the form of preferred stock, the holders of such preferred stock may have rights, preferences or privileges senior to those of holders of common stock. We are not currently in discussions, nor have we had any discussions, with respect to obtaining any debt or equity financing. We cannot assure you that we will be able to raise equity capital, obtain capital lease or bank financing or incur other indebtedness to fund any business combination or the working capital and other capital requirements of a new operating business on terms deemed by us to be commercially acceptable and in our best interests.

We may incur significant costs to avoid investment company status and may suffer other adverse consequences if deemed to be an investment company.

     We may incur significant costs to avoid investment company status and may suffer other adverse consequences if deemed to be an investment company under the Investment Company Act of 1940. Some equity investments in other businesses made by us to date and in the future constitute or may constitute investment securities under the Investment Company Act. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions. Investment companies are subject to registration under, and compliance with, the Investment Company Act unless an exclusion applies. If we were deemed to be an investment company and could not rely on an exclusion, unless we complied with the registration and other extensive requirements of the Investment Company Act, we would be prohibited from engaging in business or issuing our securities as we have in the past and might be subject to civil and criminal penalties for noncompliance. In addition, in such case, certain of our contracts might be voidable, and a court-appointed receiver could take control of us and liquidate our business.

     Our investment securities currently comprise more than 40% of our assets. We currently rely on an exclusion under the Investment Company Act for insurance companies. Immediately following the asset sale, when we will not have an operating business, we will need to rely on one or more other exclusions from regulation under the Investment Company Act. If at any time we could not rely on an exclusion, we would attempt to reduce our investment securities as a percentage of our total assets. This reduction can be attempted in a number of ways, including the disposition of investment securities and the acquisition of assets that do not constitute investment securities. These sales may be at depressed prices and we may never realize the anticipated benefits from, or may incur losses on, these investments. We may not be able to sell some investments because of contractual or legal restrictions or our inability to locate a buyer. Moreover, we may incur tax liabilities when we sell assets. We may also be unable to purchase additional investment securities that may be important to our future operating strategy. We may not be able to identify and acquire suitable assets that do not constitute investment securities on acceptable terms.

Our ability to attract and retain key personnel may be limited.

     Our future success depends on our ability to attract and retain key management and other personnel with expertise required in connection with the acquisition and/or growth and development of a new business. See "The Asset Sale--Management Changes." We cannot assure you that we will be successful in attracting and retaining such executives and personnel. Inability to attract and retain qualified personnel and the loss of services of key personnel could have a material adverse effect on our ability to acquire and/or enter new businesses and on our results of operations.

We will face intense competition as we seek to complete acquisitions and other business combinations.

     We will be a small participant in the market of seeking mergers with and acquisitions of all or a portion of other entities. We expect to encounter intense competition from other entities having business objectives similar to ours. Many of these entities are well-established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than ours and we cannot assure you that we will have the ability to compete successfully. Our financial resources will be limited in comparison to those of many of our competitors. We cannot assure you that we will be able to achieve our stated business objectives.

The financing of our business plan may cause us to forfeit certain tax benefits.

     We expect that our remaining net loss carry-forwards will remain available for use by us following the asset sale. In general, under Internal Revenue Code
Section 382, a change in control occurs when the major stockholders of a corporation with net operating losses increase their ownership of its stock (including through the exercise of warrants and stock repurchases) by more than 50 percentage points within a three-year period ending on the day of any ownership shift. If such a change in control occurs, the utilization of the remaining net loss carry-forwards would be limited and possibly lost. In general, the amount of this limitation is determined by taking the value of the stock of the corporation multiplied by a "long-term tax-exempt rate." The long-term tax-exempt rate is adjusted monthly by the Internal Revenue Service. We cannot predict the degree of fluctuation in the long-term tax-exempt rate, but the rate for March 2000 is 5.84%. To finance a business combination, we may have to raise equity from persons or entities not presently our stockholders, which could result in a change in control. We cannot assure you that we (or any company successor) will be able to receive benefits from any net loss carry-forwards. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Income Taxes."

     As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve a favorable tax treatment to us and our stockholders. We cannot assure you, however, that the Internal Revenue Service or other tax authorities will ultimately assent to our proposed tax treatment of a consummated business combination. To the extent the IRS or other tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to us, the new operating business and our stockholders.

The public market for our common stock may become limited.

     There can be no assurance that an active trading market for our common stock will continue. Historically, the market prices for securities of non-operating companies in the business of seeking mergers and acquisitions have been highly volatile. The market price of our common stock could be subject to significant fluctuations in response to various factors and events, including the liquidity of the market for our common stock, announcements of potential business combinations and changes in the industry or industries which we may enter, as well as general economic and market conditions. We expect to continue to file and be current in our Securities Exchange Act reports as we pursue our business objectives. Accordingly, we anticipate that our common stock will continue to be quoted on the Nasdaq National Market.

We may issue new equity in order to help attain our new business plan.


     Generally, the board of directors has the power to issue new equity (to the extent of authorized shares) without stockholder approval, except that stockholder approval may be required under applicable law or Nasdaq National Market rules for certain transactions. We may issue new equity to raise additional capital in connection with a business combination or venture transaction with an operating business. Any additional issuance by us would have the effect of diluting the percentage ownership of our stockholders, could have the effect of diluting our earnings and our book value per share, could result in stockholders of another company obtaining a controlling interest in us, and could result in the adverse tax consequences described above. We have no current arrangement, agreement or understanding with respect to the sale or issuance of any new equity.


We currently do not anticipate paying dividends, but may consider share repurchases.

     Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent upon our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors. Our board of directors currently does not intend to declare dividends or make any other distributions.

     Our board intends to make a determination regarding repurchases of our shares after the consummation of the asset sale, but no decision has yet been made as to whether any such repurchases will be made or the amount, timing or method of any such repurchases, which will depend on future circumstances.

                            THE STOCKHOLDERS' MEETING

     We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our board of directors at the stockholders' meeting, and at any adjournments and postponements of the meeting.

Time and Place


     The stockholders' meeting will be held on April 17, 2000 at 1:00 p.m. (local time) at our offices, located at 20 Horseneck Lane, Greenwich, Connecticut 06830.


Proposal

     At the stockholders' meeting, our stockholders will consider and vote on the proposal to approve the sale of substantially all of the reinsurance business of our operating subsidiary Risk Capital Reinsurance Company to Folksamerica Reinsurance Company pursuant to the Asset Purchase Agreement dated as of January 10, 2000 among Risk Capital Holdings, Inc., Risk Capital Reinsurance Company, Folksamerica Holding Company, Inc. and Folksamerica Reinsurance Company and, effective with the consummation of the asset sale, to amend our certificate of incorporation to change the name of the company from "Risk Capital Holdings, Inc." to "Arch Capital Group Ltd."

     Stockholders will not have an opportunity to vote separately on the change in the nature of the business of the company. Consequently, a vote in favor of the approval of the asset sale and name change will in effect constitute a vote in favor of changing the nature of the business of the company as determined by our board of directors.

Record Date; Voting at the Stockholders' Meeting


     The board of directors has fixed the close of business on March 14, 2000 as the record date for determination of the stockholders entitled to notice of and to vote at the stockholders' meeting and any and all postponements or adjournments of the stockholders' meeting. On the record date, there were approximately 12,329,424 shares of common stock outstanding and entitled to vote, which were held by 47 holders of record and approximately 1,600 beneficial holders. Each holder of record of common stock on the record date is entitled to cast one vote per share. A stockholder may vote in person or by a properly executed proxy on each proposal put forth at the stockholders' meeting.


Quorum; Vote Required for Approval

     The presence in person or by properly executed proxy of a majority of our common stock outstanding and entitled to vote at the stockholders' meeting is necessary to constitute a quorum. If a quorum is not present, the stockholders' meeting may be adjourned from time to time until a quorum is obtained. The approval of the proposal requires the affirmative vote of the holders of a majority of our common stock outstanding and entitled to vote.

     Our officers and directors will be present at the stockholders' meeting and available to respond to questions. Our independent accountants are expected to be present at the stockholders' meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Under applicable rules, brokers that hold shares in street name for customers are precluded from exercising their voting discretion on those shares. Signed proxies held by brokers without instructions are referred to as "broker non-votes." While broker non-votes will be counted for purposes of determining whether there is a quorum at the stockholders' meeting, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote these shares. Since the affirmative vote of a majority of the common stock outstanding and entitled to vote is required to approve the proposal, a broker non-vote or the failure to vote in person or by proxy will have the effect of a vote against the proposal.

Voting and Revocation of Proxies

     All stockholders should complete, sign and return the enclosed form of proxy. All shares of common stock represented at the stockholders' meeting by properly executed proxies received before or at the stockholders' meeting, unless those proxies have been revoked, will be voted at the stockholders' meeting, including any postponement or adjournment of the stockholders' meeting. If no instructions are indicated on a properly executed proxy, the proxies will be deemed to be FOR approval of the proposal.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by either

     o filing, including by facsimile, with the Secretary of Risk Capital Holdings, Inc., before the vote at the stockholders' meeting is taken, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares, or

     o    attending the stockholders' meeting and voting in person.

     In order to vote in person at the stockholders' meeting, stockholders must attend the stockholders' meeting and cast their vote in accordance with the voting procedures established for the stockholders' meeting. Attendance at a stockholders' meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the stockholders' meeting to Risk Capital Holdings, Inc., 20 Horseneck Lane, Greenwich, Connecticut 06830,
Facsimile: (203) 861-4508, Attention: Secretary.

Solicitation of Proxies


     Proxies are being solicited by and on behalf of the board of directors. We have retained MacKenzie Partners, Inc. to aid in the solicitation of proxies and to verify records related to the solicitations. We will pay MacKenzie Partners, Inc. approximately $4,500 plus expense reimbursement for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards.


Other Matters

     As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting, other than as described in this proxy statement. If any other matters shall properly come before the special meeting or any adjournments or postponements of the special meeting and shall be voted on, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

                                 THE ASSET SALE

Background of the Asset Sale

     Our board has continually monitored and reviewed the insurance industry and general economic conditions, as well as the company's position in those environments, with the objective of enhancing stockholder value. Our shares have been, for some time, trading at a significant discount to book value.

     Recognizing the need to have a comprehensive and thorough review of strategic alternatives available to us, the board retained Donaldson, Lufkin & Jenrette in March 1999. Its role would include identifying potential acquirors and transactions, assisting us in the negotiation of the financial aspects of any proposed transaction and rendering an opinion regarding the fairness to us from a financial point of view of the consideration to be received in a transaction. Donaldson, Lufkin & Jenrette's compensation arrangements, set forth in letter agreements in May and November of 1999, are described under "--Donaldson, Lufkin & Jenrette Has Delivered a Fairness Opinion Relating to the Asset Sale."

     On April 15, 1999, the board established a strategic alternative evaluation committee, consisting of Robert Clements, Stephen Friedman, Lewis L. Glucksman and Mark D. Mosca. The strategic alternative evaluation committee was directed to evaluate possible business combinations and other strategic alternatives for the purpose of presenting possible opportunities to the board.

     In consultation with representatives of Donaldson, Lufkin & Jenrette, we reviewed the various structuring possibilities for a transaction. After consideration, we decided to pursue a sale of our reinsurance operations rather than a business combination or a sale of the entire company.

     In April 1999, Company X advised Donaldson, Lufkin & Jenrette that it was interested in exploring a transaction for the purchase of RCRe's business for consideration to consist of cash and shares of Company X common stock. On April 8, 1999, we and Company X executed a confidentiality agreement and formally began conducting due diligence on each other's businesses. On May 11, 1999, our board met to discuss the transaction with Company X and also identified certain other prospective business partners that could provide us with additional opportunities to increase stockholder value. We and Company X began to negotiate the terms of a transaction. On May 27, 1999, the board, with its legal advisors present, met to discuss the potential transaction with Company X and to designate a special committee consisting of Thomas V.A. Kelsey, Mr. Glucksman and Robert F. Works to evaluate and make recommendations to the full board with respect to a potential transaction with Company X. We and Company X could not reach agreement, however, and the discussions ended.

     After discussions with Company X ended, we, in consultation with representatives of Donaldson, Lufkin & Jenrette, determined that a sale exploration process offered the best means of finding a purchaser that would offer the most value for our reinsurance business. This sale exploration process included identifying potential buyers, evaluating their preliminary interest and conducting due diligence sessions. Representatives of Donaldson, Lufkin & Jenrette conducted an extensive process to identify and solicit potential buyers of our reinsurance business. They contacted a total of 18 additional parties, 12 of whom received a confidential information memorandum regarding our company and its business, and several of whom conducted due diligence. The confidential information memorandum indicated that, although we preferred a transaction involving the sale of our reinsurance business, we were willing to consider any form of transaction that we believed would be in the best interests of our stockholders. Together with representatives of Donaldson, Lufkin & Jenrette, we engaged in preliminary discussions regarding a transaction with several parties who indicated interest. In each case other than with Folksamerica, the discussions were terminated at an early stage.

     In early June 1999, Folksamerica expressed an interest in acquiring RCRe's business. On June 11, 1999, Folksamerica sent us a non-binding letter expressing its interest in acquiring RCRe or RCRe's insurance business (as well as its financial ability to do so) and its desire to conduct due diligence on RCRe. On June 15,

1999, Folksamerica executed a confidentiality agreement and formally began to conduct due diligence. We began negotiating with representatives of Folksamerica regarding the terms of a possible transaction. Our legal advisors and representatives of Donaldson, Lufkin & Jenrette, as well as the legal and financial advisors of Folksamerica, participated in some of these negotiations.

     On September 14, 1999, the board designated a special committee consisting of Mr. Kelsey, Mr. Glucksman and Mr. Works to evaluate a transaction with Folksamerica and make a recommendation to the full board.

     On October 25, 1999, we entered into a letter agreement with Folksamerica whereby it agreed to conduct additional analysis to confirm its interest in a possible acquisition of RCRe's reinsurance business in accordance with the terms set forth on a preliminary term sheet. The letter stated that by November 1, 1999, Folksamerica aimed to confirm its interest in continuing to pursue the proposed transaction pursuant to the terms set forth on the preliminary term sheet. If confirmation was provided on that date consistent with the terms of the preliminary term sheet, we agreed to either (1) provide Folksamerica with an exclusivity period commencing at that time and continuing until November 15, 1999 to complete negotiation of a transaction or (2) reimburse Folksamerica for 50% of the costs incurred by it between October 25, 1999 and November 1, 1999 during its analysis of RCRe.

     On October 28, 1999, the special committee met with members of management and representatives of Donaldson, Lufkin & Jenrette to review the negotiations with Folksamerica. Representatives of Donaldson, Lufkin & Jenrette reported that the sale exploration process culminated in one proposal (from Folksamerica) that would result in an acquisition of our reinsurance business at a price potentially at or above book value, and further indicated the asset sale to Folksamerica was attractive for a number of reasons, including among others, the potential premium to book value represented by the proposal, market factors and the alternatives available to us. The special committee authorized management to discuss the Folksamerica proposal to determine whether a definitive agreement could be entered into and requested Donaldson, Lufkin & Jenrette to prepare a detailed financial analysis of the proposed transaction.

     On November 10, 1999, counsel to Folksamerica provided us with an initial draft of a purchase agreement.

     On November 11, 1999, the special committee met with management and representatives of Donaldson, Lufkin & Jenrette. Management updated the board as to the negotiations of the Folksamerica transaction and stated that the asset sale was the best alternative for the company. After detailed discussion of the proposed transaction and future business opportunities available to the company, the special committee requested Donaldson, Lufkin & Jenrette to present its full financial analysis of the asset sale at the next board meeting and to address the fairness of the consideration.

     On November 12, 1999, the special committee met, with management, counsel to the special committee, counsel to the company and representatives of Donaldson, Lufkin & Jenrette present, to further discuss the asset sale to Folksamerica. Management summarized the negotiations and present terms of the Folksamerica transaction, and Donaldson, Lufkin & Jenrette stated that, based on the draft documentation, the consideration to be received by us in the proposed asset sale is fair to us from a financial point of view.

     On November 12, 1999, the board of directors met, with its legal and financial advisors present, to consider the Folksamerica transaction in the context of other potential opportunities. The special committee discussed its meetings and other work to date, the focus of which was the proposed asset sale to Folksamerica and alternative transactions with other parties, and then requested Donaldson, Lufkin & Jenrette to present to the board its analysis of the Folksamerica transaction as reflected in the draft documentation. Donaldson, Lufkin & Jenrette presented its financial analysis of the asset sale to Folksamerica and reiterated its oral opinion that, based on the draft documentation, the consideration to be received by us in the asset sale is fair to us from a financial point of view.

     Members of the board discussed Donaldson, Lufkin & Jenrette's presentation with representatives of Donaldson, Lufkin & Jenrette and management. Management indicated that it believed the asset sale to Folksamerica was the best alternative available to the company at the time. The special committee recommended the Folksamerica transaction to the entire board as it was presently being discussed, subject to acceptable final definitive documentation being completed and receipt of an acceptable fairness opinion from Donaldson, Lufkin & Jenrette. The board unanimously resolved that the special committee be delegated the authority to respond to and approve changes made to the terms of the transaction in the course of negotiating final documentation with Folksamerica, unless those changes represented a substantial departure from the transaction terms outlined to the board. Following that action, the board unanimously determined that the asset sale was expedient and in the best interests of our company and approved the transaction, subject to acceptable final documentation and the receipt of an acceptable fairness opinion from Donaldson, Lufkin & Jenrette.

     Over the next two months, our management, together with our counsel and representatives of Donaldson, Lufkin & Jenrette, negotiated the terms of the asset sale within the parameters of the transaction approved by the board on November 12, 1999. Our legal advisors and representatives of Donaldson, Lufkin & Jenrette, as well as the legal and financial advisors of Folksamerica, were involved in many of these negotiations. The special committee and its counsel were kept apprised of the negotiations and received drafts of the transaction documents.

     In mid-December 1999, during a hiatus in the discussions with Folksamerica, management had preliminary discussions with Company Y. On December 18, 1999, our counsel delivered to Company Y a draft asset purchase agreement that, if negotiations with Folksamerica ended, could serve as the basis for a possible transaction. Discussions with Company Y were suspended in light of the recommencement and advanced state of negotiations with Folksamerica, whose proposal was considered to be more advantageous.

     During the process of negotiating the asset sale with Folksamerica, management learned of XL Capital's interest in having us repurchase our shares held by them with the consideration for such repurchase to include our interest in LARC Holdings, Ltd. and Annuity and Life Re (Holdings), Ltd. The board referred the matter to the special committee. Negotiations followed, including as to the repurchase price, which was agreed to be the lesser of (1) 85% of the average closing market price of our common stock during the 20 trading days beginning on the third business day following public announcement of the stock repurchase and the asset sale (January 21, 2000) and (2) $15. Management discussed with the special committee the stock repurchase from XL Capital at its November 11, 1999 meeting. At that meeting, the special committee requested Donaldson, Lufkin & Jenrette to prepare a financial analysis of the XL Capital stock repurchase at the next board meeting. At the November 12, 1999 meeting of the special committee, management presented the terms of the XL Capital stock repurchase to the special committee. Representatives of Donaldson, Lufkin & Jenrette discussed their views of the proposed XL Capital stock repurchase with the special committee, including the positive impact that the transaction would have on the company's book value per share. Representatives of Donaldson, Lufkin & Jenrette indicated that they believed that they would be prepared to render a fairness opinion to the board with respect to the XL Capital stock repurchase, subject to review of definitive documentation and transaction terms. On November 12, 1999, the special committee determined that the XL Capital stock repurchase is fair to and in the best interests of us and our stockholders other than XL Capital and recommended that the board approve the stock repurchase, subject to acceptable final definitive documentation being completed and receipt of an acceptable fairness opinion from Donaldson, Lufkin & Jenrette. At the November 12, 1999 meeting of the board, management presented the terms of the XL Capital stock repurchase and Donaldson, Lufkin & Jenrette presented its financial analysis of the stock repurchase. The board discussed the impact of the stock repurchase in light of Donaldson, Lufkin & Jenrette's presentation. Following that, the board (with Michael P. Esposito, Jr., Ian R. Heap and Mr. Clements, who are also directors of XL Capital, abstaining) determined that the XL Capital stock repurchase is fair to and in the best interests of our stockholders other than XL Capital and approved the stock repurchase, subject to acceptable final definitive documentation being completed and receipt of an acceptable fairness opinion from Donaldson, Lufkin & Jenrette.

     On December 13, 1999, the special committee met, with its and the Company's legal and financial advisors present, to receive an update from management as to the negotiations for the asset sale and the XL Capital stock repurchase. Management advised the special committee of the progress of the negotiation of the documentation for the transactions. Representatives of Donaldson, Lufkin & Jenrette presented their full financial analysis of both the asset sale and XL Capital stock repurchase. In connection with that presentation, Donaldson, Lufkin & Jenrette delivered its oral opinions that (1) the consideration to be received by us in the asset sale is fair to us from a financial point of view and (2) the consideration to be received by us in the XL Capital stock repurchase is fair to us and our stockholders other than XL Capital from a financial point of view. The special committee then confirmed its recommendations of the proposed transactions and directed management to seek to conclude negotiations with respect to both transactions.

     On January 17, 2000, we reached definitive agreement with Folksamerica as to the terms of the asset sale and executed the asset purchase agreement. Three of our stockholders, XL Capital, Marsh & McLennan Risk Capital, Ltd. and The Trident Partnership, L.P., executed voting agreements in which they granted Folksamerica Holding Company proxies to vote their shares in favor of the asset sale. Since we repurchased the shares held by XL Capital, those shares will not be voted at the stockholder meeting and will not be counted for purposes of determining the total number of shares entitled to vote. Donaldson, Lufkin & Jenrette delivered to the board a written opinion that, as of the date we executed that asset purchase agreement, the consideration to be received by us in the asset sale was fair to us from a financial point of view.


     On the same date, we executed the stock repurchase agreement with XL Capital. Donaldson, Lufkin & Jenrette delivered to the board an opinion that, as of the date we executed the stock repurchase agreement, the consideration to be received by us in the stock repurchase was fair to us and our stockholders, other than XL Capital, from a financial point of view.


Reasons for the Asset Sale and the Name Change; Our Board of Directors Recommends the Asset Sale

     As described above under "Background of the Asset Sale," the decision of the board to approve the asset sale was the result of an extensive sale exploration and negotiation process which included the substantial involvement of our legal and financial advisors. Among the factors that the board considered in such determination were:

     o RCRe was incurring losses on its reinsurance business and faced increasing competition, which was adversely affecting results of operations and financial condition;

     o RCRe's surplus has decreased, while the surpluses of many of RCRe's competitors have increased;

     o we are unable to make expenditures to repurchase our shares while still operating as a reinsurance business because of RCRe's statutory surplus, rating and operating requirements;

     o the amount and volatility of our earnings, resulting from our operating strategy and underwriting performance, severely limits our ability to incur and service substantial indebtedness, which in turn limits our ability to increase RCRe's statutory surplus;

     o our depressed stock price, combined with our inability to incur debt or otherwise use RCRe's cash, as described above, have prevented us from making acquisitions, which puts us, like many other small reinsurance companies, at a severe competitive disadvantage in an industry that has been experiencing rapid global consolidation;

     o the board considered the prospects of the company absent a transaction such as the asset sale and determined that stockholder value would likely continue to be diminished if strategic steps were not taken;

     o our shares have been trading at a significant discount to book value, and the board determined that the structure of the transaction with Folksamerica, which will result in the removal of reinsurance liabilities and uncertainties from our business, presented the best opportunity for our shares to trade closer to their book value;

     o a number of parties had been contacted (including 19 by Donaldson, Lufkin & Jenrette) regarding a possible transaction with us, and discussions and due diligence sessions were held with several of those parties, but other than with Folksamerica, none of the discussions with those parties resulted in an agreement;

     o the asset sale to Folksamerica was the only proposed transaction or structure that would result in our stockholders potentially realizing value at or above the book value of the company;

     o the asset purchase agreement is a result of extensive arm's-length negotiations and its terms reflect such negotiations;

     o the board's financial advisor, Donaldson, Lufkin & Jenrette, determined that the consideration to be received by us in the transaction is fair to us from a financial point of view; o the special committee recommended that the board approve the asset sale; and

     o the various matters described in "Interests of Certain Persons in Matters to Be Acted Upon" do not outweigh or materially detract from the benefits of the asset sale to us.

     The board also took into account the following negative aspects of the asset sale:

     o the asset sale does not provide liquidity for our stockholders and creates uncertainty as to our future prospects;

     o the asset purchase agreement limits our ability to consider other proposals that could be more attractive and, if it is not consummated, may require us to, under certain circumstances, pay to Folksamerica a termination fee of $1.5 million;

     o the purchase price could be significantly less than $20.335 million (see "Risk Factors -- The ultimate purchase price to be paid by Folksamerica in the asset sale may be less than $20.335 million");


     o the asset sale is subject to state regulatory approvals, including the approval of the insurance departments of Nebraska (which has been obtained), New York and Florida; and while we believe those approvals will be obtained, delays could prevent the timely completion of the asset sale and result in additional expenditures by us;


     o the consummation of the asset sale is subject to other conditions, including, among others, third party consents, the retention of a key employee and the absence of a material adverse change in the assumed business; and

     o the uncertainty as to the company's future plans and the uncertainties and unquantifiable risks of entering into any new business ventures in which we have not been previously engaged.

     After taking into account, among others, the factors set forth above, the board unanimously determined that the asset sale is expedient and for the best interests of the company and approved the asset sale. In view of the variety of factors considered in connection with its evaluation of the asset sale, the board did not find it practicable to, and did not, quantify or otherwise assign relative strengths to specific factors considered in reaching its determination.

     Under the asset purchase agreement, we agreed to cease the use of the name "Risk Capital Reinsurance Company" or any similar name following the closing. In light of that covenant, the board has proposed to change the name of our company from "Risk Capital Holdings, Inc." to "Arch Capital Group Ltd."

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ASSET SALE AND THE NAME CHANGE.

Donaldson, Lufkin & Jenrette Has Delivered a Fairness Opinion Relating to the Asset Sale

     We and RCRe requested Donaldson, Lufkin & Jenrette Securities Corporation, as financial advisor to us and RCRe, to render an opinion to the board of directors of each of us and RCRe regarding the fairness from a financial point of view to us and RCRe of the consideration to be received by RCRe in the transaction.

     For purposes of its opinion, Donaldson, Lufkin & Jenrette defined the consideration (or total value) receivable to be $15.0 million (which reflects the purchase price of $20.335 million less the portion of that purchase price that represents severance obligations to be reimbursed by Folksamerica to us) plus the amount of GAAP book value of RCRe to be retained by RCRe.

     For purposes of its analysis, based on information provided by us and RCRe to Donaldson, Lufkin & Jenrette, Donaldson, Lufkin & Jenrette assumed the amount of GAAP book value of RCRe to be $347.9 million. In addition, Donaldson, Lufkin & Jenrette assumed that the total value received was a range which included results reflecting receipt of none of the escrowed funds in five years or all of the escrowed funds in five years. This analysis resulted in a range of total value of $342.9 million to $362.9 million, which included the $20.335 million payment to be made to RCRe, reduced to reflect the portion of that payment that represents our severance obligations to be reimbursed by Folksamerica, and the GAAP book value of RCRe.

     On December 13, 1999, Donaldson, Lufkin & Jenrette expressed its oral opinion to the special committee, acting on behalf of our full board, that, as of that date, and based on and subject to the assumptions, limitations and qualifications set forth in the written opinion, the consideration receivable by RCRe in the proposed transaction was fair to us and RCRe from a financial point of view. Donaldson, Lufkin & Jenrette subsequently confirmed its December 13, 1999 oral opinion in writing on January 17, 2000.

     The full text of the January 17, 2000 Donaldson, Lufkin & Jenrette opinion is attached as Annex F. We urge you to read the opinion carefully and in its entirety for the procedures followed, assumptions made, other matters considered and limits of the review by Donaldson, Lufkin & Jenrette in connection with its opinion.

     Donaldson, Lufkin & Jenrette prepared its oral and written opinion for our board of directors and the board of RCRe. The opinions addressed only the fairness from a financial point of view of the consideration receivable by RCRe to us and RCRe as of their respective dates. Donaldson, Lufkin & Jenrette necessarily based its opinion on economic, market, financial and other conditions as they existed on the dates of its opinion and on the information made available to it as of those dates. Although subsequent developments may affect the assumptions, analyses or conclusions of the opinion, Donaldson, Lufkin & Jenrette does not have any obligation to update, revise or reaffirm its opinion. The opinion is not a recommendation to any stockholder as to how such stockholder should vote on the transaction. The opinion does not address the relative merits of the transaction compared to other business strategies considered by our board of directors or the board of directors' decision to proceed with the transaction.

     In arriving at its January 17, 2000 opinion, Donaldson, Lufkin & Jenrette:

     o reviewed the execution copy of the asset purchase agreement and the disclosure schedule and all exhibits thereto;

     o reviewed financial and other information that was publicly available or furnished to it by us, including information provided during discussions with the management;

     o reviewed earnings projections of RCRe for the period beginning January 1, 1999 and ending December 31, 2000 prepared by the management;

     o compared our financial and securities data with data of various other companies whose securities are traded in public markets;

     o reviewed the historical share prices and trading volumes of our common stock;

     o reviewed prices paid in other relevant business combinations of property-casualty insurance companies; and

     o conducted such other financial studies, analyses and investigations as Donaldson, Lufkin & Jenrette deemed appropriate for purposes of the opinion.

     Donaldson, Lufkin & Jenrette reviewed substantially identical information in arriving at its December 13, 1999 opinion.

     In rendering its oral and written opinion, Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by us or our representatives, or that it otherwise reviewed. Management believes that the financial projections it provided to Donaldson, Lufkin & Jenrette are based on reasonable assumptions. Donaldson, Lufkin & Jenrette did not make any independent evaluation of any assets or liabilities or make any independent verification of any of the information that it reviewed.

     The following is a summary of the presentation that Donaldson, Lufkin & Jenrette made to the special committee at its December 13, 1999 meeting in connection with rendering its December 13, 1999 fairness opinion. The chart below summarizes the ranges of implied equity values based on Donaldson, Lufkin & Jenrette's analyses and compares these ranges with the total value receivable by RCRe. For a detailed description of each of Donaldson, Lufkin & Jenrette's analyses, see the discussion of the individual analyses below:

[EXPLANATORY CHART]

     1. Analysis of Consideration Receivable Based on Selected Publicly Traded Property-Casualty Insurance Companies. Donaldson, Lufkin & Jenrette compared the consideration receivable by RCRe to the range of equity values of RCRe implied by the relative valuation multiples of the following publicly traded property-casualty insurance companies:

o    Ace Limited                              o  PXRE Group Ltd.

o    Everest Reinsurance Holdings, Inc.       o  Renaissance Re Holdings, Ltd.

o    IPC Holdings, Ltd.                       o  Transatlantic Holdings, Inc.

o    LaSalle Re Holdings Ltd.                 o  Trenwick Group Inc.

o    PartnerRe Ltd.                           o  XL Capital Ltd

     Donaldson, Lufkin & Jenrette analyzed the equity value of each of these selected companies using trading valuations as of December 10, 1999, measured as a multiple of September 30, 1999 book value per share. Based on this analysis, Donaldson, Lufkin & Jenrette developed the following range of valuation multiples reflecting Donaldson, Lufkin & Jenrette's judgment as to the business mix and trading levels of such companies:

            0.60x - 1.10x for September 30, 1999 book value per share

     In determining the range of equity values for RCRe, Donaldson, Lufkin & Jenrette applied the preceding valuation multiple to RCRe's shareholder's equity at September 30, 1999. The analysis resulted in a range of implied equity values for RCRe of $208.7 million to $382.7 million. The range of consideration receivable by RCRe is within the resulting implied range of equity values of RCRe, valuing the $20 million escrow at full and zero value.

     2. Analysis of Consideration Receivable Based on Acquisitions of Property-Casualty Insurance Companies. Donaldson, Lufkin & Jenrette compared the consideration receivable by RCRe to the range of values of RCRe implied by the relative purchase price multiples generated from 15 acquisitions of property-casualty insurance companies that have occurred since August 7, 1995. These 15 selected acquisitions are:

     o    Swiss Reinsurance acquisition of Underwriters Re Group Inc.

     o    Markel Corporation acquisition of Terra Nova (Bermuda) Holdings Ltd.

     o    Trenwick Group, Inc. acquisition of Chartwell Re Corporation

     o    ACE Limited acquisition of Capital Re Corporation

     o    ACE Limited acquisition of CAT Limited

     o    XL Capital Ltd acquisition of NAC Re Corp.

     o    Gerling-Kozern Allegemeine Versicherungs AG acquisition of
          Constitution Re

     o Fund American Enterprises Holdings, Inc. acquisition of Folksamerica Holding Company, Inc.

     o    XL Capital Ltd acquisition of Mid Ocean Limited

     o Fairfax Financial Holdings Limited acquisition of Sphere Drake Holdings Limited

     o    XL Capital Ltd acquisition of GCR Holdings Ltd

     o    PXRE Corporation acquisition of Transnational Re Corporation

     o    General Re Corporation acquisition of National Re Corporation

     o    ACE Limited acquisition of Tempest Reinsurance Company Limited

     o    Chartwell Re Corporation acquisition of Piedmont Management Company,
          Inc.

     Donaldson, Lufkin & Jenrette analyzed the equity value of each of the acquired companies, measured as a multiple of book value per share for the most recent quarter. Based on this analysis, Donaldson, Lufkin & Jenrette developed the following range of acquisition multiples reflecting Donaldson, Lufkin & Jenrette's judgment as to the business mix of such property-casualty insurance companies involved in such acquisitions:

                       0.90x - 1.30x book value per share

     Donaldson, Lufkin & Jenrette then applied this acquisition multiple to RCRe's stockholders' equity to determine the range of implied equity values of RCRe. The analysis resulted in a range of implied values for RCRe of $313.1 million to $452.3 million. The range of consideration receivable by RCRe is within this range of implied values, valuing the $20 million escrow at full and zero value.

     3. Analysis of pro forma financial effect of the transaction on our stockholders' equity. Donaldson, Lufkin & Jenrette calculated our pro forma stockholders' equity per share using the range of consideration receivable. The analysis resulted in the following range of stockholders' equity per share:

                                          Stockholders' Equity Per Share
                                          --------------------------------
                                          Basic              Fully Diluted
                                          ---------       ----------------
As of September 30, 1999                   $21.15                $20.91

Assumes we receive no escrowed funds       $21.20                $20.95
Accretion                                     0.2%                  0.2%

Assumes we receive all escrowed funds      $21.96                $21.52
Accretion                                     3.8%                  2.9%

     The summary set forth above is not a complete description of the analyses performed by Donaldson, Lufkin & Jenrette but summarizes the material elements of its presentation to the special committee on December 13, 1999 in connection with preparation of its December 13, 1999 opinion. Donaldson, Lufkin & Jenrette performed substantially identical analyses in connection with its January 17, 2000 opinion. When Donaldson, Lufkin & Jenrette prepares a fairness opinion it must determine the most appropriate and relevant methods of financial analysis and apply these methods to the particular circumstances. Donaldson, Lufkin & Jenrette conducted each of the analyses in order to provide a different perspective on the transaction and to add to the total mix of information available. In reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Donaldson, Lufkin & Jenrette did not place particular reliance or weight on any individual analysis. Accordingly, Donaldson, Lufkin & Jenrette has indicated to our board of directors and RCRe's board of directors that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The results of Donaldson, Lufkin & Jenrette's analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to letter agreements in May and November of 1999, we:


     o    have paid to Donaldson, Lufkin & Jenrette a retainer fee of $100,000;


     o upon completion of the transaction, will pay to Donaldson, Lufkin & Jenrette an additional $1,150,000, which includes a $500,000 fairness opinion fee in connection with the January 17, 2000 opinion.

     In addition, we have agreed to pay Donaldson, Lufkin & Jenrette a fee of $250,000 in connection with its January 17, 2000 opinion, should the transaction with Folksamerica not be consummated, and to reimburse Donaldson, Lufkin & Jenrette from time to time for all out-of-pocket expenses, including the reasonable fees and expenses of counsel, that it incurs in connection with its engagement and to indemnify Donaldson, Lufkin & Jenrette and related persons against specified liabilities in connection with its engagement, including liabilities under U.S. federal securities laws.


     Separately, Donaldson, Lufkin & Jenrette entered into an agreement with us dated November 22, 1999 in connection with the stock repurchase from XL Capital. We have paid Donaldson, Lufkin & Jenrette a fee of $500,000 relating to the delivery of the fairness opinion related to the stock repurchase from XL Capital.


     Donaldson, Lufkin & Jenrette and we negotiated the terms of the fee arrangements, and our board of directors was aware of the arrangements. Donaldson, Lufkin & Jenrette believes that the terms of the arrangements are customary for transactions of this nature.

     As part of its investment banking business, Donaldson, Lufkin & Jenrette regularly engages in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Donaldson, Lufkin & Jenrette or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the accounts of customers, in our equity or debt securities. Donaldson, Lufkin & Jenrette has performed investment banking and other services for Folksamerica and XL Capital and their affiliates in the past and has received compensation for its services.

Certain Stockholders Have Agreed to Vote for the Asset Sale

     Marsh & McLennan Risk Capital Holdings, Ltd. and The Trident Partnership, L.P., which together control 13.3% of the total voting power of our stock, have given Folksamerica their proxies to vote their shares in favor of the asset sale at the stockholders' meeting.

     The proxies were given to Folksamerica pursuant to voting agreements dated as of the same date as the asset purchase agreement. The proxies expire on July 31, 2000 and will terminate if either the asset purchase agreement or the voting agreements are terminated. The voting agreements are included in this proxy statement as Annexes B1 and B2.

     XL Capital gave Folksamerica a similar proxy, but that proxy terminated upon the consummation of the XL Capital stock repurchase.

Management Changes

     It is contemplated that after the consummation of the asset sale, when our company will no longer have reinsurance operations, our board of directors will remain in place, Robert Clements will continue as chairman of the board and the executive officers of our company will be Peter A. Appel and others to be identified.

Accounting Treatment of the Asset Sale

     The asset sale will be reflected on our consolidated balance sheet as a sale of certain of our assets and the transfer of certain of our liabilities. Upon consummation of the asset sale, we will recognize either a gain or a loss equal to the final purchase price (net of transaction costs) plus the liabilities assumed by Folksamerica, less the carrying value of the assets sold to Folksamerica.

Material Federal Income Tax Consequences of the Asset Sale

     The asset sale will not result in any federal income tax consequences to you.

     The asset sale will be a taxable transaction for RCRe for federal income tax purposes. However, it is not expected that the asset sale will result in material federal, state, local or foreign income tax liability, if any.

     We have agreed to reimburse Folksamerica for a portion of the tax liability it may incur as a result of the asset sale. See "The Asset Purchase Agreement--Tax Sharing Arrangement."

Regulatory Matters

     Insurance Regulatory Law

     The asset sale, as contemplated by the transfer and assumption agreement in the form attached as Annex C to this proxy statement, was approved by the Nebraska Insurance Department on February 11, 2000.


     The transfer and assumption agreement approved by the Nebraska Insurance Department provides for Folksamerica Reinsurance Company to notify the reinsureds under RCRe's in-force treaties about the transaction and to give them 30 days to object to the release of RCRe from further liability under those treaties. RCRe intends to apply to the Nebraska Insurance Department for permission to distribute to us all of RCRe's remaining assets other than statutory surplus of $20 million required for RCRe to maintain its insurance licenses and authorizations in the states in which it is currently licensed or authorized. While the permission of the Nebraska Insurance Department will generally be required for any distribution by RCRe, RCRe expects that it will be permitted to make such distribution subject to any greater amount that it may be required by the Nebraska Insurance Department to retain in the event there are any objections from reinsureds to the release of RCRe from further liability pursuant to the transfer and assumption agreement. See footnote 10 to our audited consolidated financial statements included in this proxy statement for further details regarding statutory restrictions on distributions by RCRe.


     The Florida Department of Insurance ("FDOI") has been notified of the proposed transaction. In connection with RCRe's license in Florida, RCRe is required to obtain approval from the FDOI if there is a material change in its plan of operations in Florida. The FDOI approval relates to RCRe's Florida certificate of authority, and the FDOI may take action against RCRe's certificate of authority if it does not obtain the required approval. The approval of the FDOI is a condition to the consummation of the asset sale.

     The New York Insurance Department has also been notified of the proposed transaction. The approval of the New York Insurance Department is a condition to the consummation of the asset sale.

     Antitrust Law


     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the related rules and regulations prohibit us from consummating the asset sale until we and Folksamerica have notified and furnished information to the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and the specified waiting period requirements under the Act expire or terminate. On February 22, 2000, in connection with the asset sale, we and Folksamerica each filed with the FTC and the Antitrust Division a Notification and Report Form under the Hart-Scott-Rodino Act. On March 3, 2000, the FTC granted early termination of the review period under the Hart-Scott-Rodino Act.

                          THE ASSET PURCHASE AGREEMENT

     The following is a description of the more significant terms of the asset purchase agreement. We urge you to read carefully the entire asset purchase agreement, which we have included in this proxy statement as Annex A.

Purchase Price

     Folksamerica Reinsurance Company will assume RCRe's liabilities under the reinsurance agreements transferred to it in the asset sale and RCRe will transfer to Folksamerica Reinsurance Company assets in an aggregate amount that is, in GAAP book value (as set forth on our estimated closing date balance sheet), equal to the GAAP book value (as set forth on our estimated closing date balance sheet) of the liabilities assumed. The decrease in our net GAAP book value due to increases after September 30, 1999 in our loss reserves relating to certain of our Swiss Air liabilities will be disregarded for purposes of the closing date balance sheet up to an aggregate of $5 million, net of tax effects. In consideration for the transfer of RCRe's book of business, Folksamerica will pay $20.335 million in cash at the closing, subject to adjustment under the circumstances described below.

     Following the closing, the closing date balance sheet will be audited by our independent public accountants. Folksamerica is permitted to dispute the closing date balance sheet (other than the component of the balance sheet that relates to our loss reserves). Any dispute will be referred to neutral experts mutually acceptable to us and Folksamerica for final resolution. In the event that we overestimated the net value of the assumed business, we will be required to pay to Folksamerica a post-closing purchase price adjustment. Conversely, if we underestimated the net value of the assumed business, Folksamerica will be required to pay us a post-closing purchase price adjustment.

     Folksamerica will designate independent experts to determine the sum of the loss reserves relating to the assumed business (other than that portion of the assumed business covered by the $20 million escrow described in "Other Transaction Agreements--Escrow Agreement") as of the fifth anniversary of the closing date plus the losses paid under those reinsurance agreements. If our reserves for those agreements as of the closing date exceeds that sum, then Folksamerica will be required to pay us in cash that excess up to $2 million. If we dispute the calculation of this amount by those experts, the dispute will be referred to neutral experts mutually acceptable to us and Folksamerica for final resolution.

     We may be required to deposit an additional amount of up to $5 million in a supplemental escrow for five years in the event that our closing date loss reserves (other than reserves covered by the $20 million escrow) are less by more than one-half percent (0.5%) than those estimated by our independent actuary. This supplemental escrow will be governed by the supplemental escrow agreement described in "Other Transaction Agreements--Supplemental Escrow Agreement."

Tax Sharing Arrangement

     Under the Internal Revenue Code, a purchaser of insurance assets may become liable for a "bargain purchase price tax" if, in a transaction, the tax basis of the assets it is purchasing is more than the tax basis of the liabilities it is assuming plus the purchase price (including transaction costs) it is paying. We have agreed to grant Folksamerica a credit against the purchase price for a portion of this potential tax by the following method:

     To the extent it is determined that the tax basis of the assets being transferred exceeds the sum of

     o    the tax basis of the liabilities being transferred,

     o    the final purchase price, and

     o    Folksamerica's transaction costs relating to the asset sale,

we will give Folksamerica a credit against the purchase price equal to

     o if the excess is $15 million or less, then the lesser of (1) 17.5% of the excess and (2) $2 million; and

     o if the excess is more than $15 million, then the sum of (1) $2 million plus (2) 35% of the excess.

Related Costs

     Under the asset purchase agreement, we have agreed to retain the liabilities relating to our severance plans and agreements, as well as to pay to Folksamerica at closing the amount by which the cost of reinsurance protection on our aviation line of business exceeds the net premiums we earn on that business after December 31, 1999. Furthermore, as described above, we are liable for a portion of Folksamerica's bargain purchase price tax liability and our own transaction costs. We estimate that these costs will be approximately $19 million in the aggregate, which amount will effectively reduce the purchase price we will retain. These costs are reflected in the pro forma book value amounts set forth under "Unaudited Condensed Consolidated Pro Forma Financial Data."

Our Representations and Warranties

     The asset purchase agreement contains representations and warranties by us, including as to

     o    incorporation and authority to enter into the transaction;

     o property and assets necessary to operate the assumed business remaining in our company or our affiliates and outstanding intercompany obligations relating to the assumed business;

     o    no defaults under any judgments relating to the assumed business;

     o compliance with instruments, including the certificate of incorporation and bylaws, and other agreements to which we are party;

     o    receipt of the necessary governmental approvals;

     o accuracy of our SEC filings and statutory financial statements filed with state insurance departments and the pro forma September 30, 1999 balance sheet of the assumed business;

     o    absence of undisclosed liabilities;

     o title to and rating of all of our fixed income investments being transferred to Folksamerica;

     o the Integrated Solutions for which we had obligations as of September 30, 1999;

     o absence of a material adverse change since September 30, 1999 relating to the assumed business;

     o the operation of the assumed business in the ordinary course of business;

     o absence of adjustments to case reserves since September 30, 1999, except in the ordinary course consistent with past practice;

     o actuarial reports of the company for periods ending on or after December 31, 1995;

     o    accuracy of the information in this proxy statement;

     o    judgments;

     o    pending or threatened litigation;

     o    compliance with laws;

     o    licenses and permits;

     o    ownership of and rights to use intellectual property;

     o    title to property;

     o reinsurance and retrocession agreements being transferred in the asset sale;

     o    accounts receivable;

     o compliance with and validity of contracts and instruments other than the reinsurance agreements, including noncompetition agreements;

     o    employee benefit matters;

     o    tax matters;

     o    agents through whom RCRe sells insurance products;

     o    year 2000 issue; and

     o    broker's or finder's fees.

Folksamerica's Representations and Warranties

     The asset purchase agreement contains representations and warranties by Folksamerica, including as to

     o    incorporation and authority to enter into the transaction;

     o compliance with instruments, including the certificate of incorporation and bylaws, and other agreements to which Folksamerica is a party;

     o    pending or threatened litigation;

     o    receipt of the necessary governmental approvals;

     o accuracy of statutory financial statements filed with state insurance departments;

     o    financial ability of Folksamerica to complete the transaction;

     o accuracy of information in this proxy statement supplied by Folksamerica; and

     o    broker's or finder's fees.

Principal Covenants

     Conduct of Business Before the Closing

     We have agreed that, until closing, subject to certain exceptions, we will conduct the assumed business in the ordinary course and in the same manner as conducted prior to the date of the asset purchase agreement and will use our commercially reasonable efforts to maintain intact our existing business organization and will not take any actions out of the ordinary course of business, without the prior consent of Folksamerica.

     No Solicitation

     We have agreed not to solicit, encourage or take part in any discussions regarding an acquisition proposal. An acquisition proposal means an offer from a party other than Folksamerica to purchase 15% or more of the company. We are, however, allowed to engage in discussions and provide information to third parties if

     o the acquisition proposal is a "superior proposal," meaning that, based on the written advice of a financial advisor of nationally recognized reputation, our board of directors has determined that it is more favorable to you than the asset purchase agreement; and

     o in response to a superior proposal, our board of directors determines, based on advice of our counsel, that it is necessary to do so in order to comply with its fiduciary duties.

     We also agreed that the board will not withdraw its recommendation to you to vote for the approval of the asset sale and not approve, recommend to you or propose any acquisition proposal or enter into any agreement relating to an acquisition proposal. However, in the event of an unsolicited superior proposal, our board of directors is permitted, two business days after we give notice to Folksamerica specifying the material terms of the superior proposal and that we are prepared to accept it, to

     o    terminate the asset purchase agreement;

     o    enter into an agreement relating to the superior proposal; and

     o withdraw its recommendation of the asset purchase agreement and recommend to you the superior proposal.

     Termination Fee

     If we terminate the asset purchase agreement in the event of a superior proposal, we will be required to pay to Folksamerica a termination fee of $1.5 million two days after the day we terminate.

     If, as a result of direct solicitation by a third party, our stockholders do not approve the asset purchase agreement and thereafter we or Folksamerica terminate the asset purchase agreement due to the failure of our stockholders to approve it or because the closing has not occurred prior to July 31, 2000, we must pay the $1.5 million termination fee to Folksamerica if we enter into or consummate an acquisition proposal with the third party that solicited our stockholders within 12 months of the day we terminate.

     Aviation Business

     We have agreed to pay to Folksamerica at closing the amount by which the cost of reinsurance protection on our aviation line of business exceeds the net premiums we earn on that business after December 31, 1999.

Employee Matters

     We have agreed to retain all of the liabilities under our benefit and employment arrangements, and we will make a payment in the aggregate amount of $665,000 at the closing to four of our employees who will become employees of Folksamerica following the closing. We have agreed to offer to retain all of our employees (other than our senior executives and the four employees mentioned in the prior sentence) involved in the operation of the assumed business for a period of up to 60 days following the closing. These employees will work at the direction of Folksamerica and the cost of their employment will be reimbursed to us by Folksamerica, except for those employees whose services Folksamerica determines it does not require, whom we may redeploy or terminate. If terminated, employees will be eligible for severance payments.

Conditions to Closing

     Mutual Conditions

     The obligation of us and Folksamerica to consummate the asset sale is subject to the conditions set forth in the asset purchase agreement, including the following:

     o the representations and warranties must be true and the covenants must be complied with where such inaccuracy or noncompliance would have a material adverse effect (except for those representations and warranties that are already qualified by materiality, which must be true);

     o no court or government body shall have issued an order restraining the closing of the asset purchase agreement;

     o    all necessary governmental approvals must have been obtained;

     o all third party consents must have been obtained, including those approving:

     o the transfer of the software licenses to our SICS Reinsurance System to Folksamerica;

     o the transfer of our letters of credit and/or the assets underlying them to Folksamerica; and

     o the transfer to Folksamerica of our reinsurance rights granted in connection with four of our Integrated Solutions investments;

     o    expiration of the waiting period under the Hart-Scott-Rodino Act;

     o    the receipt of legal opinions; and

     o    the approval of the asset sale by our stockholders.

     Additional Conditions to the Obligation of Folksamerica

     The following are additional conditions to Folksamerica's obligations to close the asset sale:

     o there being no material adverse change in the assumed business since the date of the asset purchase agreement;

     o Joanne DeBlasis, our accident and health underwriter, shall be in RCRe's employ at the closing;

     o we shall have purchased additional coverage for our aviation line of business and aggregate excess reinsurance on behalf of Folksamerica (the cost of which aggregate excess reinsurance will be reimbursed to us by Folksamerica); and

     o we shall have amended our broad-based severance plans to require that only employees who remain working at our Greenwich, Connecticut offices for a period of up to sixty days after closing to assist Folksamerica in the transition (or whose employment is involuntarily terminated by the company during that 60-day period) will be entitled to receive severance payments.

Indemnification

     We and Folksamerica have agreed to indemnify each other for breaches of some representations, warranties and covenants contained in the asset purchase agreement. Indemnification obligations, except for representations about our authority, investments, reinsurance and retrocession agreements, accounts receivable, agents and broker's fees, are subject to a $500,000 deductible. Our liability to Folksamerica due to our breaches of representations and warranties regarding the transferred reinsurance and retrocession agreements and accounts receivable is limited to amounts then available under the escrow agreement. A $5 million aggregate limitation applies to the parties' indemnification obligations with respect to the assumed business (including those involving representations and warranties related to undisclosed liabilities, which are to be satisfied solely out of amounts then available under the escrow agreement). There is no limit on our indemnification obligations with respect to losses Folksamerica may incur from liabilities not assumed by it in the asset sale, which liabilities include any liabilities (other than liabilities under reinsurance agreements) arising out of or related to the managing underwriting agency referred to in "Other Transaction Agreements -- Escrow Agreement."

Termination

     The asset purchase agreement may be terminated:

     o    by mutual consent of us and Folksamerica;

     o by either us or Folksamerica, if the closing has not occurred prior July 31, 2000, but this option is not available to a party whose failure to fulfill its obligations prevented the closing;

     o by Folksamerica, if we have breached or not complied with any representation, warranty or covenant in the asset purchase agreement, if such breach or failure would give rise to a failure of a condition and we are not capable of curing it;

     o by Folksamerica, if we breach our obligations under the "no solicitation" provisions of the asset purchase agreement;

     o by us, if Folksamerica has breached or not complied with any representation, warranty or covenant in the asset purchase agreement, if such breach or failure would give rise to failure of a condition and Folksamerica is not capable of curing it;

     o    by us, in the event of a superior proposal;

     o by us or Folksamerica, if our stockholders have voted against approval of the asset purchase agreement; and

     o by Folksamerica, if the loss reserves recorded by us as of December 31, 1999 relating to the reinsurance agreements other than those produced by a certain managing underwriting agency were more than 5% less than our independent actuary's estimate of those reserves and we failed to increase those reserves so that they were no longer more than 5% less than our independent actuary's estimate within 10 business days of the delivery of our actuary's report (this termination provision was not triggered).

Survival

     Our representations and warranties relating to the following matters will survive for one year following the closing and, if breached, may result in liability to us:

     o    incorporation and authority to enter into the transaction;

     o property and assets necessary to operate the assumed business remaining in our company or our affiliates and outstanding intercompany obligations relating to the assumed business;

     o compliance with instruments, including the certificate of incorporation and bylaws, and other agreements to which we are party;

     o    absence of undisclosed liabilities;

     o title and rating of all of our fixed income investments being transferred to Folksamerica;

     o the Integrated Solutions for which we had obligations as of September 30, 1999;

     o absence of a material adverse change since September 30, 1999 relating to the assumed business;

     o absence of adjustments to case reserves since September 30, 1999, except in the ordinary course consistent with past practice;

     o actuarial reports of the company for periods ending on or after December 31, 1995;

     o reinsurance and retrocession agreements being transferred in the asset sale;

     o    accounts receivable;

     o    non-competition covenants;

     o    agents through whom RCRe sells insurance; and

     o    broker's or finder's fees.

In addition, representations and warranties relating to tax matters will survive until the expiration of the applicable statute of limitations. We retain our tax and employee benefit liabilities and other liabilities not being assumed by Folksamerica, including all liabilities not arising under RCRe's reinsurance agreements transferred to Folksamerica Reinsurance Company and all liabilities (other than liabilities under reinsurance agreements) arising out of or relating to the managing underwriting agency referred to in "Other Transaction Agreements -- Escrow Agreements." All of the reinsurance agreements transferred to Folksamerica Reinsurance Company are listed in a schedule to the asset purchase agreement.

     Folksamerica's representations and warranties relating to incorporation and authority to enter into the transaction; compliance with instruments, including its certificate of incorporation and bylaws, and other agreements to which they are party; and broker's or finders' fees will also survive for one year following the closing.

                          OTHER TRANSACTION AGREEMENTS

Transfer and Assumption Agreement

     The following is a brief summary of the transfer and assumption agreement. The form of transfer and assumption agreement is included in this proxy statement as Annex C and we urge you to read the entire agreement.


     RCRe and Folksamerica Reinsurance Company will enter into the transfer and assumption agreement at the closing of the asset sale, under which Folksamerica Reinsurance Company will assume RCRe's rights and obligations under the reinsurance agreements being transferred in the asset sale. Following the closing, Folksamerica Reinsurance Company will notify the reinsureds under the in-force reinsurance agreements that it has assumed RCRe's obligations and that, unless the reinsureds object to the assumption, RCRe will be released from its obligations to those reinsureds. However, RCRe will continue to be liable under those reinsurance agreements if the reinsureds object to the release of RCRe from its obligations or such release is found not to be enforceable against the reinsureds. Folksamerica has agreed to indemnify us for any losses arising out of the reinsurance agreements transferred to Folksamerica Reinsurance Company in the asset sale.


Escrow Agreement

     The following is a brief summary of the escrow agreement. The form of escrow agreement is included in this proxy statement as Annex D and we urge you to read the entire agreement. The escrow agreement may be modified before closing to reflect certain changes requested by the escrow agent and agreed to by us and Folksamerica.

     At closing, $20 million of the purchase price will be delivered into a five-year escrow account established under an escrow agreement to be entered into among RCRe, Folksamerica Holding Company, Inc., Folksamerica Reinsurance Company and an escrow agent (which is expected to be Citibank, N.A.). Those escrowed funds will primarily be used to reimburse Folksamerica for losses it may incur under reinsurance agreements produced on our behalf by a certain managing underwriting agency. Amounts in this escrow may be released to Folksamerica to satisfy its indemnification claims against us relating to undisclosed liabilities, our reinsurance and retrocession agreements, accounts receivable and the managing underwriting agency referred to above or the business produced by it. Our liability for indemnification claims relating to our reinsurance and retrocession agreements and accounts receivable are limited to amounts then in the escrow account and, with respect to claims for undisclosed liabilities, is also subject to the aggregate $5 million dollar limitation on indemnification described in "The Asset Purchase Agreement--Indemnification." Claims against us for indemnification relating to the managing underwriting agency referred to above (other than liabilities under reinsurance agreements) are not subject to any limitation.

     Distributions from the Escrow Account

     The escrow agent may invest the escrowed funds only in investment grade tax-exempt fixed income securities. The "escrowed funds" means, at any time:

     o    the amount we originally deposit in the escrow account, plus

     o    interest earned on that amount, minus

     o any distribution made from the escrowed funds under the terms of the escrow agreement.

     The escrow agreement provides that the escrow agent will release funds to us to reimburse us for any tax liability that we incur as a result of interest on the escrowed funds, to the extent we actually pay those taxes.

     In the first calendar quarter in which the losses paid under the reinsurance agreements exceed the loss reserves established by us as of the closing for losses relating to business written on behalf of RCRe by a certain managing underwriting agency, Folksamerica will notify us. That notice will be accompanied by a report of independent accountants designated by Folksamerica showing the calculation of the losses paid in respect of that business. We may dispute that calculation and refer the matter to a neutral accounting firm. Upon resolution, if it is determined that the paid losses do in fact exceed the closing date reserves, then the escrow agent will release funds equal to that excess to Folksamerica. After the initial release of escrowed funds, Folksamerica may deliver reports of additional paid losses to the escrow agent and the escrow agent will release funds in an amount equal to those losses to Folksamerica.

     Within ninety (90) days of the fifth anniversary of the closing of the asset sale, Folksamerica will deliver to us

     o a report of independent accountants designated by it showing the calculation of all losses paid on the business covered by the escrow in the five-year period;

     o a report of an independent actuary designated by it showing the calculation of the loss reserves for the business covered by the escrow as of the fifth anniversary of the closing; and

     o a report of the independent accountants designated by it showing the difference of the reserves relating to the business covered by the escrow as of the closing over the sum of the related paid losses and those reserves as of the fifth anniversary of the closing. If the difference is positive, that means those reserves as of the closing were redundant, and if the difference is negative, that means those reserves as of the closing were deficient.

     In the event that those reserves turn out to have been redundant, all of the amounts then in escrow will be released to us and, in addition, Folksamerica will pay us in cash the amount by which those reserves were redundant. In the event that those reserves turn out to have been deficient by less than $20 million, the amount by which those reserves were deficient will be released from the escrow to Folksamerica and the remainder will be released to us. In the event that those reserves were deficient by more than $20 million, all of the amounts then in escrow will be released to Folksamerica. In that case, Folksamerica will have no further recourse to us, except that we will be required to deliver to Folksamerica all or a part of the distributions of escrowed funds made to us to satisfy our tax liabilities. In each case, the party receiving a payment will also be entitled to receive interest with respect to that amount.

Supplemental Escrow Agreement

     Under the circumstances described below, we may be required to enter into the supplemental escrow agreement. The following is a brief summary of the supplemental escrow agreement. The form of supplemental escrow agreement is attached to this proxy statement as Annex E and we urge you to read the entire agreement. The supplemental escrow agreement may be modified before closing to reflect certain changes requested by the escrow agent and agreed to by us and Folksamerica.

     We may be required to deposit an additional amount of up to $5 million into a five-year supplemental escrow under a supplemental escrow agreement that would be entered into among RCRe, Folksamerica Holding Company, Inc., Folksamerica Reinsurance Company and an escrow agent (which is expected to be Citibank, N.A.), in the event that our closing date loss reserves (other than reserves covered by the escrow agreement described above) are less by more than one-half percent (0.5%) than those estimated by our independent actuary. This supplemental escrow will be governed by terms substantially similar to the escrow described above, except that (1) if those reserves turn out to have been redundant, the full escrow fund will be released to us but Folksamerica will have no obligation to make payments to us and (2) this escrow will not be available to satisfy indemnification claims.

                               XL STOCK REPURCHASE

     On March 2, 2000, we repurchased from XL Capital, then our single largest stockholder, all of the 4,755,000 shares of our common stock held by it. Set forth below is a brief summary of the terms of the stock repurchase agreement. We filed the stock repurchase agreement and the related voting disposition agreement with the SEC as exhibits to our Current Report on Form 8-K on January 18, 2000. Those agreements are incorporated in this proxy statement by reference, and we encourage you to read them carefully.

     Under the terms of the stock repurchase agreement, we purchased from XL Capital all of the 4,755,000 shares of our company held by it for a purchase price of $12.45 per share, or a total of $59,200,000. The per share repurchase price was determined as the lesser of (1) 85% of the average closing market price of our common stock during the 20 trading days beginning on the third business day following public announcement of the stock repurchase and asset sale (January 21, 2000), which was $14.65, and (2) $15.

     We paid XL Capital the consideration for the repurchase with:

     o our interest in privately held LARC Holdings, Ltd. (parent of Latin American Reinsurance Company Ltd.), valued at $25 million; and

     o all of our interest in Annuity and Life Re (Holdings), Ltd., valued at $25.38 per share and $18.50 per warrant, or $37,847,000 in the aggregate.

XL Capital paid us in cash the difference (equal to $3,647,000) between our repurchase price and the value of our interests in LARC Holdings and Annuity and Life Re. The value per share of Annuity and Life Re was determined by taking the average of the closing price of Annuity and Life Re shares for the same period used in determining the repurchase price of our shares.

     Prior to this transaction, XL Capital owned 75% of LARC Holdings, and we owned 25% of LARC Holdings, exclusive of options held by management of LARC Holdings. In addition, XL Capital and we each owned approximately 5 1/2% of the outstanding shares of Annuity and Life Re. Several directors of XL Capital are also directors of Annuity and Life Re.

     The stock repurchase from XL Capital did not require stockholder approval.

     Effective as of the closing of the stock repurchase, Ian R. Heap and Michael P. Esposito, Jr. have continued to serve on our board, but not as XL Capital's designees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information available to us as of March 2, 2000 with respect to the ownership of our common stock by (i) each person known to us to be the beneficial owner of more than 5% of our outstanding shares, (ii) each director of the company, (iii) each executive officer of the company and
(iv) all of our directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.

                                                           Number of Shares          Rule 13d-3
Name and Address                                             Beneficially            Percentage            Fully-Diluted
of Beneficial Owner                                            Owned(l)              Ownership(l)          Percentage(2)
---------------------------------------------------        ----------------         -------------          -------------
Marsh & McLennan Risk Capital
     Holdings, Ltd. (3)............................             2,301,022                  17.4%                  22.6%
     1166 Avenue of the Americas
     New York, New York 10036

Merrill Lynch & Co., Inc. (4)......................             2,033,900                  16.5                   11.3
     World Financial Center, North Tower
     250 Vesey Street
     New York, New York 10381

The Trident Partnership, L.P. (5)..................             1,636,079                  11.9                    9.1
     Craig Appin House
     8 Wesley Street
     Hamilton, HM11, Bermuda

EQSF Advisers, Inc. and M.J. Whitman Advisers, Inc.
     (6)...........................................             1,132,975                   9.2                    6.3
     767 Third Avenue
     New York, New York 10017

Franklin Resources, Inc. (7).......................             1,064,100                   8.6                    5.9
     777 Mariners Island Boulevard
     San Mateo, California 94404

Beck, Mack & Oliver LLC (8)........................               992,700                   8.1                    5.5
     330 Madison Avenue
     New York, New York 10017

Steinberg Asset Management Co.,
     Inc. (9)......................................               894,154                   7.3                    5.0
     12 East 49th Street
     New York, New York 10017

Crabbe Huson Group, Inc. (10)......................               809,887                   6.6                    4.5
     121 SW Morrison, Suite 1400
     Portland, Oregon  97204

Mark D. Mosca (11).................................               307,574                   2.5                    2.5

Robert Clements (12)...............................               232,292                   1.9                    2.5

Peter A. Appel (13)................................               102,834                   *                      1.1

Paul J. Malvasio (14)..............................                96,651                   *                      *

Michael P. Esposito, Jr. (15)......................                 7,804                   *                      *



                                      -43-

                                                           Number of Shares          Rule 13d-3
Name and Address                                             Beneficially            Percentage            Fully-Diluted
of Beneficial Owner                                            Owned(l)              Ownership(l)          Percentage(2)
---------------------------------------------------        ----------------         -------------          -------------

Lewis L. Glucksman (15)............................                 3,804                   *                      *

Ian R. Heap (15)...................................                 5,300                   *                      *

Thomas V. A. Kelsey (15)...........................                 6,554                   *                      *

Robert F. Works (15)...............................                 2,104                   *                      *

Philip L. Wroughton (15)...........................                 2,800                   *                      *

All directors and executive officers
     (11 persons)..................................               767,717                   6.1%                   7.3%

---------------

* Denotes beneficial ownership of less than 1.0%.

(1) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), amounts shown under "Number of Shares Beneficially Owned" and "Rule 13d-3 Percentage Ownership" include shares of common stock that may be acquired by a person within 60 days of the date of this proxy statement. Therefore, "Rule 13d-3 Percentage Ownership" has been computed based on (1) 12,329,494 shares of common stock actually outstanding as of March 2, 2000 and (2) shares of common stock that may be acquired within 60 days of the date of this proxy statement upon the exercise of options and warrants held by the person whose Rule 13d-3 Percentage Ownership is being computed, excluding those options and restricted shares that would vest upon stockholder and regulatory approval of the asset sale, as described in "Interests of Certain Persons in Matters to be Acted Upon--Vesting of Options and Restricted Shares."

(2) Amounts shown under "Fully-Diluted Percentage," in the above table have been computed based on 12,329,494 shares of common stock actually outstanding as of March 2, 2000 and shares of common stock that may be acquired upon the exercise of all outstanding options and warrants (whether or not such options and warrants are exercisable within 60 days). As of March 2, 2000, there were an aggregate of 5,713,781 shares of common stock issuable under outstanding warrants and options as follows: (1) Class A Warrants to purchase an aggregate of 2,531,079 shares of common stock (the "Class A Warrants"), (2) Class B Warrants to purchase an aggregate of 1,920,601 shares of common stock (the "Class B Warrants") and (3) options to purchase an aggregate of 1,262,201 shares of common stock. The Class A Warrants are immediately exercisable at $20 per share and expire on September 19, 2002. The Class B Warrants are exercisable at $20 per share at any time after our common stock has traded at or above $30 per share for 20 out of 30 consecutive trading days and expire on September 19, 2005.

(3) Amounts include (1) 1,395,625 shares of common stock owned directly by MMRCH and (2) 905,397 shares issuable upon the exercise of Class A Warrants held by MMRCH. "Fully-Diluted Percentage" also reflects 1,770,601 shares of common stock issuable upon the exercise of Class B Warrants held by MMRCH, which warrants may become exercisable within 60 days of the date of this proxy statement. Based upon a Schedule 13D, dated November 7, 1996, filed with the SEC by Marsh & McLennan Companies, Inc.

(4) Based upon a Schedule 13G dated January 26, 2000, filed with the SEC jointly by Merrill Lynch & Co., Inc., a parent holding company, and Merrill Lynch Global Allocation Fund, Inc. ("MLGAF"), a registered investment company. In the Schedule 13G, Merrill Lynch & Co. reported that it has shared voting power and shared dispositive power with respect to 2,033,900 shares of common stock and MLGAF re-ported that it has shared voting power and shared dispositive power with respect to 1,947,500 shares of common stock.

(5) Amounts include (1) 250,000 shares of common stock owned directly by The Trident Partnership, L.P. ("Trident") and (2) 1,386,079 shares of common stock issuable upon the exercise of Class A Warrants held by Trident. Based upon a Schedule 13D, dated March 27, 1998, filed with the SEC by Trident.

(6) Based upon a Schedule 13G dated February 14, 2000, filed with the SEC jointly by EQSF Advisers, Inc. ("EQSF") and M.J. Whitman Advisers, Inc. ("MJWA"), each an investment advisor, and Martin J. Whitman. In the
     Schedule 13G, EQSF reported that it has sole voting power and sole dispositive power with respect to 473,400 shares of common stock and MJWA reported that it has sole voting power and sole dispositive power with respect to 659,575 shares of common stock.

(7) Based upon a Schedule 13G dated January 31, 2000, filed with the SEC by Franklin Resources, Inc. and certain of its affiliates (collectively, "FRI"). In the Schedule 13G, FRI reported that it has sole voting power and sole dispositive power with respect to 1,064,100 shares of common stock beneficially owned by one or more managed accounts which are advised by investment advisory subsidiaries of FRI.

(8) Based upon a Schedule 13G dated January 22, 1999, filed with the SEC by Beck, Mack & Oliver LLC ("Beck"), an investment advisor. In the Schedule 13G, Beck reported that it has shared dispositive power with respect to 992,700 shares of common stock beneficially owned by its clients.

(9) Based on Schedule 13G dated February 10, 2000, filed with the SEC jointly by Steinberg Asset Management Co., Inc., an investment adviser ("SAMC"), and Michael A. Steinberg & Co., Inc., a broker-dealer. In the Schedule 13G, SAMC reported that it has sole voting power with respect to 554,200 shares of common stock and sole dispositive power with respect to 891,654 shares of common stock, and Steinberg & Co. reported that it has sole dispositive power with respect to 2,500 shares of common stock.

(10) Based upon a Schedule 13G dated February 3, 2000, filed with the SEC by the Crabbe Huson Group, Inc. ("CHG"), an investment advisor. In the Schedule 13G, CHG reported that it has shared voting power with respect to 774,287 shares of common stock and shared dispositive power with respect to 809,887 shares of common stock beneficially owned by its clients.

(11) Amounts include (1) 141,071 shares of Common Stock owned directly by Mr. Mosca (20,000 of such shares are subject to vesting) and (2) 166,503 shares of Common Stock subject to immediately exercisable options. "Fully-Diluted Percentage" also includes 145,897 shares of common stock subject to stock options that may become exercisable within 60 days of the date of this proxy statement. See "Interests of Certain Persons in Matters to be Acted Upon -- Vesting of Options and Restricted Shares."

(12) Amounts include (1) 24,304 shares of common stock owned directly by Mr. Clements, (2) Class A Warrants to purchase 80,000 shares of common stock,
     (3) 33,385 shares of Common Stock subject to immediately exercisable options and (4) 55,000 shares of common stock and Class A Warrants to purchase 39,603 shares of common stock beneficially owned by Taracay Investors, a general partnership ("Taracay"), the general partners of which consist of Mr. Clements and members of his family. Mr. Clements is the managing partner of Taracay. "Fully-Diluted Percentage," also includes (1) 73,740 shares of common stock subject to stock options (see "Interests of Certain Persons in Matters to be Acted Upon -- Vesting of Options and Restricted Shares") and (2) 150,000 shares of common stock issuable upon the exercise of Class B Warrants, which options and Class B Warrants may become exercisable within 60 days of the date of this proxy statement.

(13) Amounts include (1) 31,171 shares of common stock owned directly by Mr. Appel (5,000 of such shares are subject to vesting) and (2) 71,663 shares subject to immediately exercisable options. "Fully-Diluted Percentage" also includes 94,137 shares of common stock subject to stock options that may become exercisable within 60 days of the date of this proxy statement. See "Interests of Certain Persons in Matters to be Acted Upon -- Vesting of Options and Restricted Shares."

(14) Amounts include (1) 29,988 shares of common stock owned directly by Mr. Malvasio (5,000 of such shares are subject to vesting) and (2) 66,663 shares subject to immediately exercisable options. "Fully-Diluted Percentage" also includes 74,137 shares of common stock subject to stock options that may become exercisable within 60 days of the date of this proxy statement. See "Interests of Certain Persons in Matters to be Acted Upon -- Vesting of Options and Restricted Shares."

(15) Amounts include 1,800 shares (in the case of Messrs. Kelsey and Works, 1,550 and 100 shares, respectively) of common stock subject to immediately exercisable options. "Fully-Diluted Percentage" also includes 1,500 shares (in the case of Mr. Works, 1,700 shares) of common stock subject to stock options that may become exercisable within 60 days of the date of this proxy statement. See "Interests of Certain Persons in Matters to be Acted Upon -- Vesting of Options and Restricted Shares."

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Payments to Executive Officers and Chairman of the Board

     The asset sale will constitute a change in control for purposes of our benefit and employment arrangements. The following payments, which will be made to our executive officers upon closing of the asset sale, are estimated to be:
Mark D. Mosca, $2,716,714; Peter A. Appel, $1,476,563; and Paul J. Malvasio, $1,220,625. These amounts are equal to a specified multiple of the sum of such executive officer's annual base salary and target annual bonus (or, in the case of Mr. Mosca, a notional target amount equal to 100% of his annual base salary). The specified multiple is 2.99 for Mr. Mosca and 2.25 for Messrs. Appel and Malvasio. In addition, a prorated portion of such executive officer's target annual bonus (or, in the case of Mr. Mosca, a prorated portion of a notional target amount equal to 100% of his annual base salary) will be paid to the executive officers at the closing of the asset sale. Each executive officer will also be entitled to continuance of his insurance benefits.

     Robert Clements, chairman of the board, will receive a special bonus of up to $500,000 upon the consummation of the asset sale.

Vesting of Options and Restricted Shares

     Our executive officers and members of our board of directors currently hold unvested stock options and shares of restricted stock as set forth below, all of which will immediately vest upon stockholder and regulatory approval of the asset sale:

                                   Unvested Stock
                                       Options                Exercise Price
                                   --------------             --------------

Mark D. Mosca                            20,000               $   20.00
                                         29,600                   17.63
                                         43,258                   23.00
                                         53,039                   22.44

Peter A. Appel                            5,000                   21.00
                                         15,800                   17.63
                                         23,098                   23.00
                                         50,239                   22.44

Paul J. Malvasio                          5,000                   20.00
                                         15,800                   17.63
                                         23,098                   23.00
                                         30,239                   22.44

Robert Clements                          32,460                   23.00
                                         39,780                   22.44
                                          1,500                   12.66

Michael P. Esposito, Jr.                  1,500                   12.66

Lewis L. Glucksman                        1,500                   12.66

Ian R. Heap                               1,500                   12.66

Thomas V.A. Kelsey                        1,500                   12.66

                                   Unvested Stock
                                       Options                Exercise Price
                                   --------------             --------------

Robert F. Works                             200                   16.00
                                          1,500                   12.66


Philip L. Wroughton                       1,500                   12.66


                                          Shares of Restricted Stock
                                          --------------------------
Mark D. Mosca                                   20,000
Peter A. Appel                                   5,000
Paul J. Malvasio                                 5,000

Ownership of Warrants

     There are outstanding, and will continue to be outstanding after the asset sale, Class A Warrants to purchase an aggregate of 2,531,079 shares of our common stock and Class B Warrants to purchase an aggregate of 1,920,601 shares of our common stock. The Class A Warrants are immediately exercisable at $20 per share and expire on September 19, 2002. The Class B Warrants are exercisable at $20 per share at any time after our common stock has traded at or above $30 per share for 20 out of 30 consecutive trading days and expire on September 19, 2005. Holders of Class A Warrants include Marsh & McLennan Risk Capital Holdings, Ltd., The Trident Partnership, L.P. and Robert Clements, the chairman of our board, members of his family and a family partnership. Holders of Class B Warrants include Marsh & McLennan Risk Capital Holdings, Ltd., Mr. Clements and members of his family. Please see footnotes 2, 3, 5 and 12 to the table in the section entitled "Security Ownership of Certain Beneficial Owners and Management" in the preceding pages of this proxy statement for details on the ownership of the Class A Warrants and the Class B Warrants.

                      DIVIDEND AND STOCK REPURCHASE POLICY

     Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent upon our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors. Our board of directors currently does not intend to declare dividends or make any other distributions.

     Our board intends to make a determination regarding repurchases of our shares after the consummation of the asset sale, but no decision has yet been made as to whether any such repurchases will be made or the amount, timing or method of any such repurchases, which will depend on future circumstances.

                       SELECTED HISTORICAL FINANCIAL DATA

     Our and RCRe's selected consolidated historical financial data for the years ended December 31, 1999, 1998, 1997, 1996 and for the period from June 23, 1995 (date of inception) to December 31, 1995 should be read in conjunction with our audited consolidated financial statements and the related notes contained elsewhere in this proxy statement.

                                                                                                                Period from
                                                                                                               June 23, 1995
                                                                                                                    to
                                                                 Years Ended December 31,                      December 31,
                                                -----------------------------------------------------------    -------------
                                                   1999            1998            1997            1996            1995
                                                -----------     ----------       ---------        ---------    -------------
                                                                 (Dollars in thousands, except share data)

Statement of Operations Data
Net premiums earned.......................        $311,368        $206,194        $107,372         $35,761
Net investment income.....................          20,173          15,687          14,360          13,151          $4,578
Net realized investment gains
   (losses)...............................          17,227          25,252            (760)          1,259             397
Total revenues............................         348,768         247,133         120,972          50,171           4,975
Net income (loss).........................         (32,436)          3,091           2,039           4,112           1,019
Comprehensive income (loss)...............        ($52,286)        ($4,375)        $47,107          $9,817          $4,750
   Average shares outstanding
   Basic..................................      17,086,732      17,065,165      17,032,601      16,981,724      16,747,084
   Diluted................................      17,086,808      17,718,223      17,085,788      16,983,909      16,990,425
Per Share Data
     Net income (loss)
     Basic................................          ($1.90)          $0.18           $0.12           $0.24           $0.06
     Diluted..............................          ($1.90)          $0.17           $0.12           $0.24           $0.06
   Comprehensive Income (loss)
   Basic..................................          ($3.06)         ($0.26)          $2.77           $0.58           $0.28
   Diluted ...............................          ($3.06)         ($0.26)          $2.76           $0.58           $0.28


                                                                               December 31,
                                               ----------------------------------------------------------------------------
                                                   1999            1998            1997            1996            1995
                                               ------------     ----------     -----------     -----------     ------------
                                                                 (Dollars in thousands, except share data)

Balance Sheet Data
Cash and invested assets..................        $585,909        $587,155        $505,728        $392,940        $347,327
Total assets..............................         864,359         757,830         581,247         432,486         350,986
Stockholders' equity......................         346,514         398,002         401,031         352,213         340,215
Shares outstanding
   Basic..................................      17,087,970      17,087,438      17,058,462      17,031,246      16,941,125
   Diluted................................      17,087,970      17,497,904      17,601,608      17,065,406      16,941,125
Book value per share
   Basic..................................          $20.28          $23.29          $23.51          $20.68          $20.08
   Diluted................................          $20.28          $22.75          $22.79          $20.64          $20.08
Cash dividends per share..................          N/A             N/A             N/A             N/A              N/A



                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

General

     The Company

     We are the holding company for Risk Capital Reinsurance ("RCRe"), our wholly owned subsidiary which is domiciled in Nebraska. We were incorporated in March 1995 and commenced operations in September 1995 upon completion of our initial public offering. We received aggregate net proceeds from the offering of approximately $335 million, of which $328 million was contributed to the capital of RCRe. On November 6, 1995, RCRe was licensed under the insurance laws of the State of Nebraska and is currently licensed or accredited as a reinsurer in 44 states. As of December 31, 1999, the statutory surplus of RCRe was approximately $290 million. In July 1998, RCRe capitalized its wholly owned subsidiary, Cross River Insurance Company ("Cross River"), with $20 million. Cross River received its Nebraska insurance license in October 1998, and is currently authorized to write insurance on an excess and surplus lines basis in 22 additional states.

     Folksamerica Transaction

     As of January 10, 2000, we entered into an agreement with Folksamerica Reinsurance Company and Folksamerica Holding Company (collectively, "Folksamerica") pursuant to which Folksamerica Reinsurance Company will assume RCRe's liabilities under the reinsurance agreements transferred in the asset sale and RCRe will transfer to Folksamerica Reinsurance Company assets in an aggregate amount that is, in book value, equal to the book value of the liabilities assumed. In consideration for the transfer of RCRe's book of business, Folksamerica will pay $20.335 million in cash at the closing, subject to adjustment under the circumstances set forth in the asset purchase agreement.

     Under the terms of the agreement, we will place $20 million in escrow for a period of five years. These funds will be primarily used to reimburse Folksamerica to the extent that the loss reserves (which were $38.7 million at December 31, 1999) relating to business produced on behalf of RCRe by a certain managing underwriting agency are deficient as measured at the end of such five year period. To the extent that such loss reserves are redundant, all of the escrowed funds will be returned to us and Folksamerica will pay us an amount equal to such redundancy. We will be responsible for certain tax costs incurred by Folksamerica in the transaction, as well as our own transaction and severance costs, and certain reinsurance costs incurred for the benefit of Folksamerica. An additional amount of up to $5 million may be placed in escrow for a period of five years to the extent that RCRe's reserves at closing are less by at least a specified amount than those estimated by its independent actuaries. In connection with either escrow arrangement, we will record a loss in an amount equal to any probable deficiency in the related reserve that may become known during or at the end of the five year period. See "The Asset Purchase Agreement" and "Other Transaction Agreements" for a detailed description of the asset purchase agreement and escrow agreements.

     The sale of our reinsurance business to Folksamerica is contingent on approval by our stockholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the retention of a key employee, obtaining certain third party consents, the absence of a material adverse change in RCRe's business, and other customary closing conditions. Marsh & McLennan Risk Capital Holdings, Ltd. and The Trident Partnership, L.P., which collectively represent approximately 13.3% of the total voting power of our outstanding common stock (after giving effect to the repurchase of 4,755,000 shares on March 2, 2000 from XL Capital, which is discussed below), have agreed to vote in favor of the asset sale.

     The GAAP book value of the assets and liabilities to be transferred to Folksamerica recorded in the accompanying financial statements at December 31, 1999 are as follows:

                                                                   (In Millions)

Fixed maturities and short-term investments                              $245.6
Premiums receivable                                                       119.3
Reinsurance recoverable                                                    73.1
Deferred policy acquisition costs                                          23.6
Deferred income tax asset                                                  13.9
Other insurance assets                                                     37.0
                                                                   -------------
Total Assets                                                             $512.5
                                                                   -------------

Reserve for claims and claims expenses                                   $364.6
Net unearned premium reserve                                              108.7
Reinsurance premiums payable                                               14.7
Other insurance liabilities                                                24.5
                                                                   -------------
Total Liabilities                                                        $512.5
                                                                   -------------

Net book value of assets and liabilities to be transferred                 --
                                                                   =============

     The actual GAAP book value of the assets and liabilities transferred to Folksamerica will be determined as of the closing date of the asset sale, and will differ from that set forth above.

     At the closing of the asset sale, RCRe and Folksamerica will enter into a transfer and assumption agreement, under which Folksamerica will assume RCRe's rights and obligations under the reinsurance agreements being transferred in the asset sale. Following regulatory approval of these agreements, the reinsureds under such agreements that are in-force will be notified that Folksamerica has assumed RCRe's obligations and that, unless the reinsureds object to the assumption, RCRe will be released from its obligations to those reinsureds. Assuming that none of the reinsureds object to the assumption, the gross liabilities for such business will be removed from the accounts of RCRe for statutory accounting and GAAP accounting purposes.

     RCRe will continue to record gross liabilities in its accounts for reinsureds that object to the release of RCRe from its obligations to such reinsureds. In such instances, an offsetting accounts receivable amount from Folksamerica would be recorded as an asset equal to such gross liabilities. This would also result in a portion of any pre-tax gain on the asset sale being deferred and amortized into income as gross liabilities are extinguished.

     XL Transaction

     On March 2, 2000, we repurchased from XL Capital, then our single largest stockholder, all of the 4,755,000 shares of our common stock held by it. Under the terms of a stock repurchase agreement with XL Capital, we paid $12.45 per share of our common stock, or a total of $59.2 million. The per share repurchase price was determined as the lesser of (1) 85% of the average closing market price of our common stock during the 20 trading days beginning on the third business day following public announcement of the stock repurchase and asset sale (January 21, 2000), which was $14.65, and (2) $15. We paid XL Capital the consideration for the repurchase with: our interest in privately held LARC Holdings, Ltd. (parent of Latin American Reinsurance Company Ltd.), valued at $25 million (which was carried by us at $24 million at December 31, 1999); and all of our interest in Annuity and Life Re (Holdings), Ltd., valued at $25.38 per share and $18.50 per warrant, or $37.8 million in the aggregate (which was carried by us at $38.2 million at December 31, 1999). XL Capital paid us in cash the difference (equal to $3.6 million) between our repurchase price and the value of our interests in LARC Holdings and Annuity and Life Re. The value per share of Annuity and Life Re was determined by taking the average of the closing price of Annuity and Life Re shares for the same period used in determining the repurchase price of our shares. The value of the warrants was determined using a Black Scholes methodology.

     As a result of this transaction, stockholders' equity, which was $346.5 million at December 31, 1999, has been reduced by $59.4 million and the number of outstanding voting shares, which was 17,087,970 at December 31, 1999, was 12,332,970 at March 2, 2000.

     RCRe's statutory surplus, which was $290 million at December 31, 1999, was also reduced by $60 million for the distribution of the stock and warrants in both LARC Holdings, Ltd. and Annuity and Life Re Holdings, Ltd., to us, based on their statutory carrying values at December 31, 1999.

     RCRe Distribution

     Upon payment of a contemplated distribution from RCRe to us that would occur after the completion of the asset sale, our assets would consist of fixed maturity and short term investments, publicly traded equity securities and privately held securities, and our remaining $19 million investment commitment to Trident II, L.P. would remain in place. We would also continue to own all of the outstanding capital stock of RCRe and Cross River, each with statutory surplus of approximately $20 million (or any greater amount the Nebraska Insurance Department requires RCRe to retain in the event there are any objections from reinsureds to the release of RCRe from further liability pursuant to the transfer and assumption agreement). See "--Liquidity and Capital Resources" below for a discussion of the regulatory issues relating to distributions by RCRe.

     Future Operations

     Following the sale of our reinsurance business to Folksamerica, our intended strategy is to pursue business combinations and ventures with operating businesses. Our success will depend almost entirely on the operations, financial condition and management of the companies with which we may merge or which we may acquire in whole or in part. We have not yet identified specific business opportunities. Accordingly, the financial and operational risks that we may encounter in the future cannot be specified. See "Risk Factors--Risks Relating to Our Business After the Asset Sale."

     Recent Industry Performance

     Demand for reinsurance is influenced significantly by underwriting results of primary property and casualty insurers and prevailing general economic and market conditions, all of which affect liability retention decisions of primary insurers and reinsurance premium rates. The supply of reinsurance is directly related to prevailing prices and levels of surplus capacity, which, in turn, may fluctuate in response to changes in rates of return on investments being realized in the reinsurance industry. The last three years have been difficult periods from both a market and earnings perspective for most insurance markets. The property and casualty insurance and reinsurance segments have experienced an increasingly more difficult and highly competitive operating environment characterized by a soft rate structure and overcapitalization. Other factors that have contributed to the prevailing competitive conditions in the reinsurance industry in recent years include new entrants to the reinsurance market (including certain specialized reinsurance operations) and the presence of certain reinsurance companies which operate within tax-advantaged jurisdictions (e.g., Bermuda, Cayman Islands) that benefit from higher after-tax investment returns. In addition, concerns with respect to the financial security of Lloyd's that had adversely impacted the competitive position of that marketplace have apparently been overcome by actions taken at Lloyd's over the last few years, thereby enhancing its competitive position.

     The industry's profitability can also be affected significantly by volatile and unpredictable developments, including changes in the propensity of courts to grant larger awards, natural disasters (such as cata-strophic hurricanes, windstorms, earthquakes, floods and fires), fluctuations in interest rates and other changes in the investment environment that affect market prices of investments and the income and returns on investments, and inflationary pressures that may tend to affect the size of losses experienced by ceding primary insurers. The reinsurance industry is highly competitive and dynamic, and market changes may affect, among other things, demand for our products, changes in investment opportunities (and the performance thereof), changes in the products offered by us or changes in our business strategy.

     Reinsurance treaties that are placed by intermediaries are typically for one year terms with a substantial number that are written or renewed on January 1 each year. Other significant renewal dates include April 1, July 1 and October
1. The January 1, 2000 renewal period was marked by continuing intensified competitive conditions in terms of premium rates and treaty terms and conditions in both the property and casualty segments of the marketplace. These conditions have been worsened due to large domestic primary companies retaining more of their business and ceding less premiums to reinsurers. Commencing in late 1997, in addition to our core business, we expanded into specialty classes of reinsurance business, including marine and aviation and space in 1997, surety and fidelity in 1998, and accident and health in 1999. In 1999, we discontinued our aviation and space lines of business.

     In-Force Business

     At January 1, 2000, RCRe had approximately 330 renewable in-force reinsurance treaties (such renewal is subject to negotiation and evaluation during the renewal period), with approximately $249.1 million of estimated annualized net premiums written, compared to $287.5 million at January 1, 1999 and $172.5 million at January 1, 1998, representing a decline of 13% and an increase of 67% over the prior year, respectively. Such in-force premiums at January 1, 2000 represent estimated annualized premiums from treaties entered into during 1999 and the January 1, 2000 renewal period that are expected to generate net premiums written during 2000. Such treaties at January 1, 2000 are estimated to generate approximately $210.6 million of net premiums written over the 12-month period ending December 31, 2000 without taking into account certain factors, including the possibilities that (i) several treaties entered into in 1999 that are scheduled to expire during the remainder of 2000 may be renewed and (ii) additional treaties may be bound during 2000.

     The decline in in-force business of 13% in 1999 compared to 1998 is due to several factors which include (i) discontinuing aviation and space business in 1999; (ii) non-renewals in other classes of business, due to (a) our adherence to underwriting standards in competitive market conditions and (b) the effect on cedents of our poor underwriting performance, coupled with a decline in RCRe's A.M. Best rating from A to A-. Such declines were partially offset by increased in-force premiums in Accident & Health business where significant underwriting capacity has exited the market since 1998, and we believe reinsurance pricing improvements have occurred in 1999 and 2000.

Results of Operations

     We had consolidated comprehensive losses of $52.3 million and $4.4 million for the years ended December 31, 1999 and 1998, respectively, and consolidated comprehensive income of $47.1 million for the year ended December 31, 1997. Our comprehensive income or loss is composed of net income and the change in unrealized appreciation of investments. Net loss for the year ended December 31, 1999 was $32.4 million and net income for the years ended December 31, 1998 and 1997 was $3.1 million and $2.0 million, respectively. After-tax realized investment gains (losses) of $11.2 million, $16.4 million and ($0.5 million) were also included in net income for 1999, 1998 and 1997, respectively. Net income for the years ended December 31, 1999, 1998 and 1997 included income (losses) of $0.7 million, ($1.1 million), and ($0.2 million), respectively, representing our equity in the net income (loss) of investee companies accounted for under the equity method of accounting. Net loss for the year ended December 31, 1999 also included a loss of $383,000 from a cumulative effect of an accounting change for start-up costs.

     Following is a table of per share data for the years ended December 31, 1999, 1998 and 1997 on an after-tax basis:

                                                                               Years Ended December 31,
                                                                  ----------------------------------------------------
                                                                        1999             1998              1997
                                                                  ------------       ------------       --------------
        Basic earnings per share:
        Underwriting loss                                               ($3.42)           ($1.39)          ($0.45)
        Net investment income                                             0.85              0.68             0.61
        Net realized investment gains (losses)                            0.66              0.96            (0.03)
        Equity in net income (loss) of investees                          0.03             (0.07)           (0.01)
        Cumulative effect of accounting change                           (0.02)
                                                                  ------------       -----------        ---------
        Net income                                                       (1.90)             0.18             0.12
        Change in net unrealized appreciation of investments             (1.16)            (0.44)            2.65
                                                                  ------------       -----------        ---------
        Comprehensive income (loss)                                     ($3.06)           ($0.26)           $2.77
                                                                  ============       ===========        =========
        Average Shares Outstanding (000's)                              17,087            17,065           17,033
                                                                  ============       ===========        =========
        Diluted earnings per share:
        Underwriting loss                                               ($3.42)           ($1.35)          ($0.45)
        Net investment income                                             0.85              0.65             0.61
        Net realized investment gains (losses)                            0.66              0.93            (0.03)
        Equity in net income (loss) of investees                          0.03             (0.06)           (0.01)
        Cumulative effect of accounting change                           (0.02)
                                                                  ------------       -----------        ---------
        Net income                                                      ($1.90)            $0.17            $0.12
                                                                  ============       ===========        =========
        Comprehensive income (loss)                                     ($3.06)           ($0.26)           $2.76
                                                                  ============       ===========        =========

        Average shares outstanding (000's)                              17,087            17,718           17,086
                                                                  ============       ===========        =========

        Book Value Per Share, December 31:
        Basic                                                           $20.28            $23.29           $23.51
        Diluted                                                         $20.28            $22.75           $22.79

        Shares outstanding (000's)
        Basic                                                           17,088            17,087           17,058
        Diluted                                                         17,088            17,498           17,602


     Net Premiums Written

     Net premiums written for the years ended December 31, 1999, 1998 and 1997 were as follows:

                                                                 (In millions)                     Percent
                                                           Years Ended December 31,                 Change
                                                     1999            1998            1997         1998/1999
                                                  ----------    -----------     ------------      ----------
        Property                                      $78.9         $33.7            $17.8            134%
        Casualty                                       64.1          80.3             69.7            (20%)
        Multi-line                                     67.7          62.8             45.9              8%
        Other                                           7.6          16.5             10.0            (54%)
        Accident & Health                              50.3
        Aviation & Space                               18.4          26.0                             (29%)
        Marine                                         14.0          14.4              1.4             (3%)
        Surety & Fidelity                               5.7           1.0                             470%
                                                  -----------    -----------     -----------      ----------
        Total                                        $306.7        $234.7           $144.8             31%
                                                  ===========    ===========     ===========      ==========

     Set forth below are RCRe's assumed and ceded premiums written for the years ended December 31, 1999, 1998 and 1997:

                                                                      (In millions)
                                                                Years Ended December 31,
                                                    ----------------------------------------------
                                                        1999              1998              1997
                                                    ------------     -------------    ------------
        Assumed premiums written                        $386.8            $260.5          $147.8
        Ceded premiums written                            80.1              25.8             3.0
                                                    ------------     -------------    ------------
        Net premiums written                            $306.7            $234.7          $144.8
                                                    ============     =============    ============

     RCRe's net premiums written increased 31% to $306.7 million in 1999 from $234.7 million in 1998 and 62% to $234.7 million in 1998 from $144.8 million in 1997. Premium growth resulted from two key strategies, the integration of investment with reinsurance and the diversification into "specialty" classes of business, which for purposes of this discussion consist of Accident & Health, Aviation and Space, Marine and Surety & Fidelity.

     Approximately 30%, 32% and 29% of net premiums written in 1999, 1998 and 1997, respectively, were generated from companies in which we have invested or committed to invest funds ("integrated transactions").

     Approximately 29%, 18% and 1% of net premiums written in 1999, 1998 and 1997, respectively, was produced from specialty classes of business. Specialty classes of business accounted for 65% and 44% of the increase in net premiums written for 1999 and 1998, respectively.

     Approximately 15%, 32% and 28% of net premiums written in 1999, 1998 and 1997, respectively, were from non-United States clients, which are Lloyd's syndicates or are located in the United Kingdom, Bermuda and Continental Europe.

     Net premiums written in 1999 includes approximately $26 million related to a group of property reinsurance treaties that expired in 1999 covering crop hail business underwritten on behalf of a start-up entity formed by Trident II, L.P. This business was protected by extensive aggregate excess of loss retrocession and generated a profit based upon underwriting results. We do not expect to renew these treaties in 2000.

     Net premiums written in 1999 for other business was reduced by $10.6 million for the retrocession of a treaty which covers future multiple rocket launches that was recorded in 1996. The reduction of net premiums written resulting from this retrocession increased the commission and operating expense ratio components of the statutory composite ratio by 1.1 percentage points, but had no impact on operating results.

     Consistent with our strategy of writing a small number of large treaties for our core business, two clients contributed approximately $81.3 million or 26.5% of 1999 total net premiums written, with the largest client contributing approximately 13.7% and the second contributing 12.8%. Approximately 70% of the business written from the client that contributed 13.7% and all of the business written from the client that contributed 12.8% are part of an integrated transaction, and such business is subject to renewal at our option for two and four remaining years, respectively.

     In 1998, three clients contributed approximately $74 million, or 32%, of 1998 total net premiums written, with the largest client contributing approximately 18% and the remaining two contributing 8% and 6%, respectively. In 1997, five clients contributed approximately $68 million, or 45%, of total net premiums written, with the largest client contributing approximately 18% and the remaining four contributing from 5% to 8%.

     RCRe's ceded premiums increased to $80.1 million in 1999, compared to $25.8 million in 1998 and $4.2 million in 1997. Such ceded premiums primarily relate to RCRe's property, multi-line, marine, aviation and space reinsurance business, for which we seek to reduce RCRe's exposure to large and catastrophic losses. Since the fourth quarter of 1998, we have purchased additional retrocessional protection to reduce RCRe's exposures to both space and aviation risks. Effective July 1, 1999, RCRe also purchased a retrocessional treaty for a one year period covering earthquake, wind and other property catastrophe perils for $10 million in excess of a $15 million retention per occurrence.

     While not anticipated, the reduction or loss of business assumed from one or more large clients could have a material adverse effect on our results of operations to the extent not offset by new business.

     Operating Costs and Expenses

     One traditional method of measuring the underwriting performance of a property/casualty insurer, such as RCRe, is the statutory combined ratio. This ratio, which is based upon statutory accounting principles (which differ from generally accepted accounting principles in several respects), reflects underwriting experience, but does not reflect income from investments. A statutory combined ratio under 100% indicates underwriting profitability, while a combined ratio exceeding 100% indicates an underwriting loss.

     Set forth below are RCRe's statutory combined ratios for the years ended December 31, 1999, 1998 and 1997 and the estimated aggregate statutory combined ratios for domestic reinsurers and domestic broker market reinsurers based on data reported by the Reinsurance Association of America ("RAA") as of such dates:

                                                                       Years Ended December 31,
                                                              1999                1998               1997

        Claims and claims expenses                             98.2%               85.4%               68.4%
        Commissions and brokerage                              26.3%               24.2%               28.8%
                                                              -----               -----               -----
                                                              124.5%              109.6%               97.2%
        Other operating expenses                                4.7%                6.8%                9.1%
                                                              -----               -----               -----
        Statutory combined ratio                              129.2%              116.4%              106.3%
                                                              =====               =====               =====
        Domestic reinsurer aggregate
          Statutory combined ratios                           109.6%(1)           104.4%              102.3%
                                                              =====               =====               =====

(1)      Estimated based on RAA data published at September 30, 1999.

     After-tax underwriting losses for the years indicated were as follows (dollars in millions):

                                                                       Years Ended December 31,
                                                          ---------------------------------------------------
                                                              1999               1998                1997
                                                          -----------        ------------        ------------
        After-tax underwriting loss
             Amount                                         $  58.4             $  23.0            $   7.7
             Per Share (Basic)                              $   3.42            $   1.39           $   0.45


     Statutory combined ratio after-tax underwriting results for 1999 and 1998 reflect very poor underwriting performance in competitive market conditions.

     RCRe's 1999 and 1998 statutory combined ratios were adversely affected by underwriting results from the sources identified below, which added 16 points and 9 points to the combined ratios (excluding operating expenses), respectively (dollars in millions):

                                                                   1999 Year Underwriting Impact
                                                     -----------------------------------------------------
                                                        Managing
                                                      Underwriting            Space &
                                                         Agency              Aviation               Total

        Net premiums written                             $  2.1               $ 18.4               $ 20.5
        Earned premiums                                  $  6.4               $ 13.8               $ 20.2
        After-tax underwriting loss
             Amount                                      $ 16.5               $ 19.7               $ 36.2
             Per Share (Basic)                           $  0.96              $  1.15              $ 2.11
        Combined Ratio Effect
           (in percentage points)                           7.7                  8.3                 16.0


                                                                   1998 Year Underwriting Impact
                                                      -----------------------------------------------------
                                                        Managing
                                                      Underwriting            Space &
                                                         Agency              Aviation               Total

        Net premiums written                             $   16.3             $   26.0             $   42.3
        Earned premiums                                  $   12.5                $21.3             $   33.8
        After-tax underwriting loss
             Amount                                      $    6.5             $    7.8             $   14.3
             Per Share (Basic)                           $    0.38            $    0.46            $    0.84
        Combined Ratio Effect
          (in percentage points)                              4.1                  4.9                  9.0

     Managing Underwriting Agency

     As identified above, during 1999 and 1998, we recorded after-tax underwriting losses of $16.5 million, or $0.96 per share, and $6.5 million, or $0.38 cents per share, respectively, from reinsurance on casualty and multi-line business produced by the managing underwriting agency. We also recorded related after-tax investment losses of $1.3 million, or $0.07 per share, and $862,000, or $0.03 per share, in net realized investment losses in 1999 and 1998, respectively. We have discontinued our underwriting relationship with the managing underwriting agency. The business and operations of the managing underwriting agency are in run-off.

     The total estimated ultimate net premiums written and earned by RCRe on all business produced by the managing underwriting agency recorded from inception in late 1997 through December 31, 1999 are approximately $19.3 million and $19.1 million, respectively, resulting in an inception to date after-tax underwriting loss of $22.4 million. Net reserves for claims and claim expenses for this business approximated $38.7 million at December 31, 1999. See "-- Folksamerica Transaction" for a discussion of a $20 million escrow fund relating to such reserves in connection with the sale of our reinsurance business to Folksamerica.

     Space & Aviation Business

     As identified above, during 1999 and 1998, RCRe recorded after-tax underwriting losses of $19.7 million, or $1.15 per share and $7.8 million, or $0.46 per share, respectively, for its space and aviation lines of business. During 1999, RCRe discontinued both lines of business.

     Space Business

     The total estimated ultimate net premiums written and earned by RCRe for space business from inception in 1998 through December 31, 1999 are $17.6 million each, resulting in an inception to date after-tax underwriting loss of $13.1 million. Net reserves for claims and claim expenses for space business approximated $2.4 million at December 31, 1999.

     At December 31, 1999, all satellite treaties have expired except for one treaty covering future multiple rocket launches which was 100% retroceded in 1999.

     Aviation Business

     The total estimated ultimate net premiums written and earned by RCRe for aviation business from inception in 1998 through December 31, 1999 are $26.8 million and $17.5 million, respectively, resulting in an inception to date after-tax underwriting loss of $14.3 million. Net reserves for aviation business approximated $26 million at December 31, 1999.

     Included in the 1999 after-tax underwriting loss for aviation business are incurred losses for the 1998 Swiss Air and Korean Air crashes and certain 1999 crashes, including the Egypt Air, American Airlines, Korean Air and China Air crashes. The additional loss recorded in 1999 for the Swiss Air crash was based on a reallocation of the $642 million expected industry loss between the plane manufacturer and Swiss Air. This reallocation adversely affected RCRe's gross loss. The gross loss associated with the Swiss Air crash reported as of December 31, 1998 had exhausted RCRe's retrocessional protections applicable to this occurrence. Therefore, none of such additional loss reported was ceded to retrocessionaires. To the extent that either the expected industry loss increases or additional loss is allocated to the plane manufacturer, RCRe could record additional losses. For example, if the expected industry loss increases by approximately $100 million, and assuming additional loss reallocations such that one-third of the industry loss is allocated to the plane manufacturer, RCRe would record additional aggregate loss (net of additional reinstatement premiums) of approximately $2.7 million after-tax. However, we cannot be certain of the ultimate industry loss or the final allocation of liability between the plane manufacturer and Swiss Air, and there can be no assurances that the ultimate industry loss will not be larger or that the plane manufacturer will not be allocated a greater proportion of the industry loss. With respect to all other reinsured crashes which occurred through December 31, 1999, we currently believe that RCRe's gross loss will not exhaust RCRe's reinsurance protections (although RCRe's net loss could increase within these protections based on the ultimate industry loss, the ultimate allocation of losses between the plane manufacturers and the airlines and other factors).

     For the year ended December 31, 1999, aviation assumed gross premiums earned, retroceded premiums earned, and net earned premiums were $43.7 million, $32.5 million and $11.2 million, respectively. While RCRe discontinued writing aviation business in 1999, RCRe currently has a number of assumed treaties that will continue to expose it to significant risk of aviation losses through 2001. Current estimates for gross aviation premiums that will be earned beyond 1999 aggregate approximately $20.5 million. Retrocessional premium charges to be recorded for retrocessional treaties presently in-force that expire during 2000 total approximately $15.4 million. Such retrocessional premium costs do not include additional retrocessional premium amounts that will be purchased to provide Folksamerica with additional retrocessional protection in connection with the sale of our reinsurance business to Folksamerica.

     Following the Egypt Air crash in October 1999, RCRe exhausted its initial layer of retrocessional protection for 1999 aviation exposures. Since October 1999, RCRe's initial retention as well as its total retention for aviation exposures are contingent on the size of insured industry losses, which could materially impact the recoveries under such retrocessions and therefore the net loss to us. Based on information currently available to us, we believe that RCRe's maximum exposures (net of retrocessional recoveries and reinstatement premiums) for future commercial airline losses vary depending on (i) the size of insured industry losses, (ii) the declining gross loss exposures as current in-force business expires, and (iii) the application of retrocessional protections which expire throughout 2000. Based on such current information, set forth below is our estimate of after-tax losses for RCRe's maximum exposures for the size industry loss and the time period presented (in millions):

                                                                                                                  $700
                                                                                                                   to
        Industry Loss:                      $50           $100          $200          $300          $500         $1,500
        -------------                     ------        -------      --------      --------      --------       -------
        Year 2000
        From/To:
        January 1
        March 31                            $1.5          $4.1         $3.4          $1.2            N/A          $1.0

        April 1
        June 30                             $1.5          $4.1         $6.5          $4.3           $2.4          $8.3

        July 1
        September 30                        $1.3          $3.1         $6.5          $7.5           $5.8          $8.7

        October 1
        December 31                         $1.6          $3.7         $3.6          $5.1           $6.2          $8.7

        Year 2001                           $1.6          $3.7         $5.3          $5.5           $5.5          $7.8

     We are presently evaluating the impact of recent commercial airline crashes that occurred in 2000, including the Alaska Air crash.

     Other Underwriting Loss Activity

     Except for multi-line business, all other classes of business also contributed to the 1999 underwriting loss, with the largest contribution from property business. The after-tax underwriting loss for property business approximated $4.9 million which included after-tax losses of $4.3 million for two large catastrophes in 1999 (Rouge steel plant in Dearborn, Michigan and French storm losses).

     The 1998 underwriting loss included an after-tax underwriting loss of $3.3 million for a property loss on a finite risk treaty.

     1999 Prior Year Development

     Estimates of prior accident year claims were increased by approximately $30 million in 1999 which added 10.2 points to the 1999 combined ratio. A substantial portion of this amount stemmed from (i) our review of additional claims information and our continuing underwriting and actuarial analysis of the business produced by the managing underwriting agency, (ii) notification of additional satellite losses received in 1999 pertaining to 1998, (iii) aviation losses, principally the previously discussed 1998 Swiss Air crash, and (iv) property losses reported on several international treaties that are in run-off.

     Estimates of prior accident year claims were reduced by approximately $2.8 million in 1998 primarily due to favorable claim development in the property and multi-line classes of business.

     Claims and claims expenses generally represent our most significant and uncertain costs. Reserves for these expenses are estimates involving actuarial and statistical projections at a given time of what we expect the ultimate settlement and administration of claims to cost based on facts and circumstances then known. The reserves are based on estimates of claims and claims expenses incurred and, therefore, the amount ultimately paid may be more or less than such estimates. The inherent uncertainties of estimating claim reserves are exacerbated for reinsurers by the significant periods of time (the "tail") that often elapse between the occurrence of an insured loss, the reporting of the loss to the primary insurer and, ultimately, to the reinsurer, and the primary insurer's payment of that loss and subsequent indemnification by the reinsurer. As a consequence, actual claims and claims expenses paid may deviate, perhaps materially, from estimates reflected in our reserves reported in our financial statements. The estimation of reserves by new reinsurers, such as us, may be less reliable than the reserve estimations of a reinsurer with an established volume of business and claims history. To the extent reserves prove to be inadequate, we may have to augment such reserves and incur a charge to earnings.

     Acquisition Costs

     In pricing RCRe's reinsurance treaties, we focus on many factors, including exposure to claims and commissions and brokerage expenses. Commissions and brokerage expenses are acquisition costs that generally vary by the type of treaty and line of business, and are considered by our underwriting and actuarial staff in evaluating the adequacy of premium writings. In a number of reinsurance treaties, provisional commissions are initially paid and subsequently increased or decreased, subject to a minimum and maximum amount, depending upon the claims and claims expenses experience of the assumed business. We record the commission increase or decrease in accordance with contractual terms based on the expected ultimate experience of the contract. The claims and commissions and brokerage ratios reflect our business mix.

     Other Operating Expenses

     Other operating expenses were $14.8 million in 1999, compared to $16.5 million and $13.5 million for the years ended December 31, 1998 and 1997, respectively.

     For 1999, the statutory operating expense ratio declined to 4.7%, compared with 6.8% for 1998 and 9.1% in 1997. The decline in our operating expense ratio was due to a decrease in other operating expenses and an increase in our net premiums written from the comparable prior year period. In addition, commencing in 1999, we allocated certain compensation and other operating expenses related to investment activities in the amount of $2.1 million to net investment income based on internal time studies. Such allocations were not made in prior periods. Due to such allocations, the 1999 statutory operating expense ratio improved by approximately one point and net investment income was reduced by approximately $0.08 per share, with no overall effect on operating results. On a pro-forma basis, the statutory operating expense ratios for 1998 and 1997 would have been 5.8% and 7.6%, respectively.

     Foreign Exchange

     Pre-tax foreign exchange gains and losses are recorded separately from statutory underwriting results and are therefore excluded from the statutory composite ratio. Unhedged monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date, with the resulting foreign exchange gains or losses recognized in income. For the years ended December 31, 1999, 1998 and 1997, pretax foreign exchange gains and (losses) were $198,000, $443,000 and ($682,000), respectively. Such future gains or losses may be affected by changes in foreign exchange rates which are unpredictable and could be material. For additional discussion, see "--Market Sensitive Instruments and Risk Management" below.

     Risk Retention

     Given RCRe's current level of surplus, under its current underwriting guidelines, the maximum net retention on any one claim for a given property or casualty treaty risk is generally $10 million.

     We monitor RCRe's earthquake and wind exposures and continuously reevaluate its estimated probable maximum pre-tax loss for such exposures through the use of modeling techniques. We generally seek to limit RCRe's probable maximum pre-tax net loss to no more than 10% of its statutory surplus for severe catastrophic events such as hurricanes and earthquakes that could be expected to occur once in every 100 years. This limitation includes combined exposure to underwriting losses, reinstatement costs for retrocessional arrangements which may be in force at the time of the losses resulting from the catastrophic event, and losses that RCRe may be exposed to as a result of its privately held investments in insurance and insurance-related entities. While we believe RCRe's risk management techniques are adequate, we cannot assure you that RCRe will not suffer pre-tax losses greater than 10% of its statutory surplus from a catastrophic event due to the inherent uncertainties in estimating the frequency and severity of such exposures. In addition, we believe that we cannot reasonably estimate RCRe's exposure to unrealized investment losses (if any) that may result from RCRe's investments in publicly traded securities of insurance and insurance-related entities.

     With respect to integrated solutions (where we combine an equity, equity-like or debt investment in a client company with the purchase by such client of reinsurance from RCRe), we generally limit RCRe's combined underwriting and investment exposure to pre-tax losses on any individual client to no more than 10% of RCRe's total statutory surplus.

     We continue to evaluate RCRe's potential catastrophe exposure, including both gross loss estimates and the impact of available reinsurance protection. While we believe our management of catastrophe exposures and underwriting guidelines are adequate, an extremely large catastrophic event, multiple catastrophic events or other unforeseen events could have a material adverse effect on our financial condition and results of operations.

     Net Investment Income

     At December 31, 1999, approximately 59% of our invested assets consisted of fixed maturity and short-term investments, compared to 48% at December 31, 1998. Net investment income was approximately $20.2 million in 1999, compared to $15.7 million and $14.4 million in 1998 and 1997, respectively. Such amounts for 1999, 1998 and 1997 are net of investment expenses of $5.5 million, $3.6 million and $2.2 million, respectively. The investment expense amounts include investment advisory fees of $2.0 million, $3.3 million and $1.8 million, respectively. The 1999 net investment income is also net of $1.1 million for the payment of interest expense in connection with the settlement of satellite losses.

     Our investment yields at amortized cost were as follows for the periods set forth below:

                                     Years Ended December 31,
                          1999                 1998                 1997
                        -----------        ------------        ------------
Investment yields:
Pre-tax                    3.6%                 3.4%                 3.7%
Net of tax                 2.7%                 2.5%                 2.7%

     Our investment yields are reflective of a significant allocation of the total investment portfolio in equity securities, which yield less current income than fixed maturity investments. At December 31, 1999 and 1998, investments in public and private equity securities approximated 41% and 49%, respectively, of total cash and invested assets. Additionally, such investment yields exclude our equity in the net income or loss of private equity investments accounted for under the equity method.

     Net Realized Gains (Losses) on Investments


     Our sources of net realized investment gains (losses) were as follows:


                                                                                     In thousands
                                                                               Years Ended December 31,
                                                                        --------------------------------------
                                                                           1999          1998           1997
                                                                        ---------     ----------      --------
        Net realized investment gain (losses)
          Fixed maturity securities                                      ($1,776)       $1,472           $275
          Publicly traded equity securities                               16,798        16,582          3,878
          Privately held securities                                        2,205         7,198         (4,913)
                                                                         -------       -------         ------
          Sub-total                                                       17,227        25,252           (760)
          Income tax expense (benefit)                                     6,029         8,838           (266)
                                                                         -------       -------         ------
          Net realized investment gains (losses), net of tax             $11,198       $16,414          ($494)
                                                                         =======       =======         ======

     Income Taxes

     Our 1999 income tax benefit, 1998 effective tax rate of 5% and the 1997 income tax benefit are less than the 35% statutory rate on pre-tax operating income due primarily to tax exempt income and the dividends received deductions. The 1999, 1998 and 1997 gross deferred income tax benefits of approximately $10.5 million, $7.3 million and $2.1 million, respectively, which are assets considered recoverable from future taxable income, resulted from temporary differences between financial and taxable income.

     The net deferred income tax asset at December 31, 1999 was $7.8 million. We periodically evaluate the need for a valuation allowance for any portion of the deferred tax asset that our management believes will not be realized based on current and future operating performance and available tax planning strategies.

     While we believe that a valuation allowance is not necessary at December 31, 1999, continued future comprehensive losses or future decisions with respect to business strategy following the sale of our reinsurance business may result in the establishment of a valuation allowance in future financial statements.

     We have a net operating loss carryforward which expires in 2019, for which we have established a deferred income tax asset of $7.3 million at December 31, 1999. The repurchase of our common stock held by XL Capital resulted in a 27.8% change in ownership by 5% shareholders. If, in the ensuing three years, there is more than a 22.2% additional change in ownership by 5% shareholders, an "ownership change" will have taken place for federal income tax purposes. If such ownership change occurs, the amount of loss carryforwards that can be used in any subsequent year may be severely limited and could be eliminated in certain circumstances. See "Risk Factors -- The financing of our business plan may cause us to forfeit certain tax benefits."

Investments

     A principal component of our investment strategy is investing a significant portion of RCRe's invested assets in publicly traded and privately held equity securities, primarily issued by insurance and reinsurance companies and companies providing services to the insurance industry. Cash and fixed maturity investments and, if necessary, the sale of marketable equity securities will be used to support shorter-term liquidity requirements.

     As a significant portion of RCRe's investment portfolio consists of equity securities issued by insurance and reinsurance companies and companies providing services to the insurance industry, the equity portfolio lacks industry diversification and will be particularly subject to the performance of the insurance industry. Unlike fixed income securities, equity securities such as common stocks, including the equity securities in which RCRe has invested, generally are not and will not be rated by any nationally recognized rating service. The values of equity securities generally are more dependent on the financial condition of the issuer and less dependent on fluctuations in interest rates than are the values of fixed income securities. The market value of equity securities generally is regarded as more volatile than the market value of fixed income securities. The effects of such volatility on RCRe's equity portfolio could be exacerbated to the extent that such portfolio is concentrated in the insurance industry and in relatively few issuers. Since December 31, 1999, the market value of our public equity portfolio has decreased by approximately $25 million due to general stock market volatility, market decline in the property and casualty insurance sector and the poor operating performance of several of our investee companies. For additional discussion, see "--Market Sensitive Instruments and Risk Management" below.

     As our investment strategy is to invest a significant portion of RCRe's investment portfolio in equity securities, our investment income in any fiscal period may be smaller, as a percentage of investments, and less predictable than that of other insurance and/or reinsurance companies, and net realized and unrealized gains (losses) on investments may have a greater effect on our results of operations or stockholders' equity at the end of any fiscal period than would be the case for other insurance and/or reinsurance companies. Since the realization of gains and losses on equity investments is not generally predictable, such gains and losses have differed and will differ significantly from period to period. Variability and declines in our results of operations could be further exacerbated by private equity investments in start-up companies which are accounted for under the equity method. Such start-up companies may be expected initially to generate operating losses.

     Investments included in RCRe's private portfolio include securities issued by privately held companies and by publicly traded companies that are generally restricted as to resale or are otherwise illiquid and do not have readily ascertainable market values. The risk of investing in such securities is generally greater than the risk of investing in securities of widely held, publicly traded companies. Lack of a secondary market and resale restrictions may result in an inability by us to sell a security at a price that would otherwise be obtainable if such restrictions did not exist and may substantially delay the sale of a security we seek to sell.

     At December 31, 1999, cash and invested assets totaled approximately $585.9 million, consisting of $82.2 million of cash and short-term investments, $261.1 million of publicly traded fixed maturity investments, $158.6 million of publicly traded equity securities, and $83.9 million of privately held securities. Included in privately held securities are investments totaling $42.6 million which are accounted for under the equity method.

     At December 31, 1999, RCRe's private equity portfolio consisted of 12 investments, with additional investment portfolio commitments in an aggregate amount of approximately $23.2 million.

     In 1999, we completed one integrated transaction with an existing client of RCRe, a follow-on investment in an existing investee and one additional investment commitment. In addition, we divested four of RCRe's investments. (See note 3 under the caption "Investment Information" of the accompanying notes to our audited consolidated financial statements.)

     In October 1998, we provided $5 million in financing on a fully secured basis to a managing general agency, and received a related reinsurance commitment expected to generate an aggregate of $90 million of reinsurance premiums over three years pursuant to terms and conditions that we believe are more favorable than those available in the open market.

     On March 6, 2000, we extended a loan in an aggregate principal amount of $3.5 million to American Independent Insurance Holding Company ("AIHC"), one of our investee companies. The loan is fully secured with the capital stock of AIHC and matures on September 6, 2001 (which date may be extended to March 6, 2002 upon the occurrence of certain events). The net proceeds of the loan were contributed to the surplus of AIHC's subsidiary, American Independent Insurance Company. In connection with the loan, we were issued warrants (in addition to the warrants issued to us in connection with a prior loan to AIHC) granting us the right to purchase equity in AIHC.

     See note 3 under the caption "Investment Information" of the accompanying notes to our audited consolidated financial statements for certain information regarding RCRe's publicly traded and privately held securities and their carrying values, and commitments made by RCRe relating to its privately held securities.

     At December 31, 1999, approximately 88% of RCRe's fixed maturity and short-term investments were rated investment grade by Moody's or Standard & Poor's and had an average quality rating of AA and an average duration of approximately 3.7 years.

     At December 31, 1999, RCRe is obligated under letters of credit in the aggregate amount of approximately $9.7 million, which secure certain reinsurance obligations. Securities with a carrying value of approximately $11.2 million have been pledged as collateral for these letters of credit.

     RCRe has not invested in derivative financial instruments such as futures, forward contracts, swaps, or options or other financial instruments with similar characteristics such as interest rate caps or floors and fixed-rate loan commitments. RCRe's portfolio includes market sensitive instruments, such as mortgage-backed securities, which are subject to prepayment risk and changes in market value in connection with changes in interest rates. RCRe's investments in mortgage-backed securities, which amounted to approximately $27.3 million at December 31, 1999, or 4.7% of cash and invested assets, are classified as available for sale and are not held for trading purposes.

Market Sensitive Instruments and Risk Management

     In accordance with the SEC's Financial Reporting Release No. 48, the following analysis presents hypothetical losses in cash flows, earnings and fair values of market sensitive instruments which are held by RCRe as of December 31, 1999 and are sensitive to changes in interest rates, foreign exchange rates and equity security prices. This risk management discussion and the estimated amounts generated from the following sensitivity analysis represent forward-looking statements of market risk assuming certain adverse market conditions occur. Actual results in the future may differ materially from these projected results due to actual developments in the global financial markets. The analysis methods used by us to assess and mitigate risk should not be considered projections of future events of losses.

     Market risk represents the risk of changes in the fair value of a financial instrument and is comprised of several components, including liquidity, basis and price risks. The focus of the SEC's market risk rules is on price risk. For purposes of specific risk analysis, we employ sensitivity analysis to determine the effects that market risk exposures could have on the future earnings, fair values or cash flows of RCRe's financial instruments.


     The financial instruments included in the following sensitivity analysis consist of all of our cash and invested assets, excluding investments carried under the equity method of accounting.


     Equity Price Risk

     We are exposed to equity price risks on the public and private equity securities included in RCRe's investment portfolio. All of RCRe's publicly traded equity securities and privately held securities were issued by insurance and reinsurance companies or companies providing services to the insurance industry. We typically do not attempt to reduce or eliminate RCRe's market exposure on these securities. Investments included in RCRe's private portfolio include securities issued by privately held companies and securities issued by public companies that are generally restricted as to resale or are otherwise illiquid and do not have readily ascertainable market values. Investments in privately held securities issued by privately and publicly held companies may include both equity securities and securities convertible into, or exercisable for, equity securities (some of which may have fixed maturities).

     RCRe's publicly traded and privately held equity securities at December 31, 1999, which are carried at a fair value of $158.6 million and $84.0 million, respectively, have exposure to price risk. The estimated potential losses in fair value for RCRe's publicly traded and privately held equity portfolios resulting from a hypothetical 10% decrease in quoted market prices, dealer quotes or fair value are $15.9 million and $8.4 million, respectively.

     Interest Rate Risk

     The aggregate hypothetical loss generated from an immediate adverse shift in the treasury yield curve of 100 basis points would result in a decrease in total return of 4.1%, which would produce a decrease in market value of $10.6 million on RCRe's fixed maturity investment portfolio valued at $261.1 million at December 31, 1999. There would be no material impact on RCRe's short-term investments.

     Foreign Currency Exchange Rate Risk

     We have foreign currency risk on both reinsurance balances receivable and reinsurance balances payable, including claims and claims expenses. We do not currently utilize derivative instruments to manage our exposure to foreign currency movements. At December 31, 1999, the substantial majority of the Company's net receivable/payable position was denominated in United States dollars. At such date, the largest foreign currency exposure related to liabilities denominated in British Pounds Sterling. We had a net liability balance in Sterling of approximately $2.6 million. A 10% increase in the Sterling/United States dollar exchange rate would have resulted in a loss to us of $268,000. Given our limited amount of net asset or liability balances in other foreign currencies, any currency movement of 10% would not produce a material loss for purposes of this discussion.

Liquidity and Capital Resources

     We are a holding company and currently have no significant operations or assets other than our ownership of the capital stock of RCRe. We rely on cash dividends and distributions from RCRe to make payments, including for any operating expenses that we may incur and for any dividends or stock repurchases as our board of directors may determine. Our board currently does not intend to declare dividends or make any other distributions. However, our board intends to make a determination regarding stock repurchases following the consummation of the asset sale. See "Risk Factors -- We do not currently anticipate paying dividends, but may consider share repurchases" and "Dividend and Stock Repurchase Policy" elsewhere in this proxy statement. RCRe's ability to pay dividends or make distributions to us is dependent upon its ability to achieve satisfactory underwriting and investment results and to meet regulatory standards of the State of Nebraska, as described below. There are presently no contractual restrictions on RCRe's payment of dividends or the making of distributions to us. We intend to cause RCRe to make an extraordinary dividend to us following the asset sale. See "-- General -- RCRe Distribution."


     Nebraska insurance laws provide that, without prior approval of the Nebraska Director of Insurance ("Nebraska Director"), RCRe cannot pay a dividend or make a distribution (together with other dividends or distributions paid during the preceding 12 months) that exceeds the greater of (i) 10% of statutory surplus as of the preceding December 31 or (ii) statutory net income from operations from the preceding calendar year not including after tax realized capital gains. Net income (exclusive of realized capital gains) not previously distributed or paid as dividends from the preceding two calendar years may be carried forward for dividend and distribution purposes. Any proposed dividend or distribution in excess of such amount is called an "extraordinary" dividend or distribution and may not be paid until either it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by the Nebraska Director. Notwithstanding the foregoing, Nebraska insurance laws provide that any distribution that is a dividend may only be paid out of earned surplus arising from the business of the insurer, which is defined as unassigned funds (surplus) as reported in the statutory statement for the most recent year, including any surplus arising from unrealized capital gains or revaluations of assets. Any distribution that is a dividend and that is in excess of RCRe's unassigned funds, exclusive of any surplus arising from unrealized capital gains or revaluation of assets, will be deemed an "extraordinary" dividend subject to the foregoing requirements. Due to the distribution that was made in connection with the XL Capital stock repurchase, we may not declare any other distribution for twelve months from the closing date of the stock repurchase without the prior approval of the Nebraska Director. See footnote 10 to our audited consolidated financial statements included in this proxy statement for further details regarding statutory restrictions on distributions by RCRe.


     We, RCRe and Cross River file consolidated federal income tax returns and have entered into a tax sharing agreement (the "Tax Sharing Agreement"), allocating the consolidated income tax liability on a separate return basis. Pursuant to the Tax Sharing Agreement, RCRe and Cross River make tax sharing payments to us based on such allocation.

     Net cash flow from operating activities for the years ended December 31, 1999, 1998 and 1997 was approximately $7.5 million, $68.5 million and $49.0 million, respectively, consisting principally of premiums received, investment income (excluding net realized investment gains), offset by operating costs and expenses. The primary sources of liquidity for Risk Capital Reinsurance are net cash flow from operating activities, principally premiums received, the receipt of dividends and interest on investments and proceeds from the sale or maturity of investments. RCRe's cash flow is also affected by claims payments, some of which have been large. For example, we experienced negative cash flow from operations of approximately $25 million in the 1999 fourth quarter as a result of significant paid loss activity. Such situations could reoccur as our book of business matures, claims are settled and if we continue to experience poor underwriting performance. Therefore, our cash flow could fluctuate significantly from period to period.

     RCRe does not currently have any material commitments for any capital expenditures over the next 12 months. We expect that our financing and operational needs for the foreseeable future will be met by our balance of cash and short-term investments, as well as by funds generated from operations. Following the sale of the reinsurance operations to Folksamerica, our objective will be to pursue business combinations and ventures with operating businesses. We have not yet identified any specific business opportunities. Accordingly, we may need to secure additional financing to carry out our business plan. We cannot assure you that we will be successful in the implementation of our current or future business strategy. See "Risk Factors--Risks Relating to Our Business After the Asset Sale."

     At December 31, 1999, our consolidated stockholders' equity totaled $346.5 million, or $20.28 per share based on issued and outstanding shares, and $20.28 per share on a diluted basis which includes outstanding dilutive warrants and options. At such date, statutory surplus of RCRe was approximately $290 million. As a result of the XL Capital stock repurchase, stockholders' equity has been reduced by $59.4 million and book value per share has increased to $23.27 per share on a fully diluted basis. RCRe's statutory surplus was also reduced by $60 million to $230 million due to the sale to XL Capital of the stock and warrants in LARC Holdings, Ltd. and Annuity and Life Re Holdings, Ltd., based on their statutory carrying values at December 31, 1999. Based on data from the RAA, after giving effect to the XL Capital stock repurchase, RCRe was the 20th largest domestic broker market oriented reinsurer as measured by its $230 million of statutory surplus.

Accounting Pronouncements

     Derivatives and Hedging

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivative financial instruments be recognized in the statement of financial position as either assets or liabilities and measured at fair value.

     If a derivative instrument is not designated as a hedging instrument, gains or losses resulting from changes in fair values of such derivative are required to be recognized in earnings in the period of the change. If certain conditions are met, a derivative may be designated as a hedging instrument, in which case the recording of the changes in fair value will depend on the specific exposure being hedged. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes on fair values or cash flows.

     This statement is effective for fiscal years beginning after June 15, 2000, with initial application as of the beginning of the first quarter of the applicable fiscal year.

     We will adopt this statement in the first quarter of 2001. Historically, we have not invested in derivative financial instruments. However, derivatives may be embedded in other financial instruments, such as convertible securities and prepayment options in mortgages. If the embedded derivative meets certain criteria, it must be bifurcated from the host contract and separately accounted for consistent with other derivatives.

     RCRe's portfolio includes market sensitive instruments, such as convertible securities and mortgage-backed securities, which are subject to prepayment risk and changes in market value in connection with changes in interest rates. Our investments in mortgage-backed securities are classified as available for sale and are not held for trading purposes. Assuming the current investment strategy at the time of adoption, our presentation of financial information under the new statement will not be materially different than the current presentation.

     Start-Up Costs

     Effective January 1, 1999, we changed our method of accounting for start-up costs in accordance with the Accounting Standards Executive Committee's Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities." This statement requires costs of start-up activities, including organization costs, to be expensed as incurred. The change in accounting principle resulted in the write-off of the start-up costs capitalized as of January 1, 1999 for us and RCRe's investee companies carried under the equity method of accounting. The cumulative effect of the write-off, which totals $383,000, after-tax, or $0.02 per share, has been expensed and is included in the 1999 net loss. (See note 2 of the accompanying notes to our audited consolidated financial statements.)

Insurance Regulation

     RCRe, in common with other insurers, is subject to extensive governmental regulation and supervision in the various states and jurisdictions in which it transacts business. The laws and regulations of the State of Nebraska, the domicile of RCRe, have the most significant impact on its operations.

     From time to time various regulatory and legislative changes have been proposed in the insurance and reinsurance industry, some of which could have an effect on reinsurers. Among the proposals that have in the past been, or are at present being considered, are (i) the possible introduction of federal regulation in addition to, or in lieu of, the current system of state regulation of insurers and (ii) proposals in various state legislatures (some of which proposals have been enacted) to conform portions of their insurance laws and regulations to various model acts adopted by the NAIC. We are unable to predict whether any of such laws and regulations will be adopted, the form in which any such laws and regulations would be adopted, or the effect, if any, these developments would have on our operations and financial condition.

     In March 1998, the NAIC adopted the codification of statutory accounting principles project that will generally be applied to all insurance and reinsurance company financial statements filed with insurance regulatory authorities as early as the statutory filings made in 2001. Although the codification is not expected to materially affect many existing statutory accounting practices presently followed by most insurers and reinsurers such as RCRe, there are several accounting practices that may be changed. The most significant change would involve accounting for deferred income taxes, which change would require a deferred tax liability to be recorded for unrealized appreciation of invested assets, net of available deferred tax assets, that would result in a reduction to statutory surplus. If such requirement had been in effect in 1999, the statutory surplus of RCRe at December 31, 1999 would have remained at $290 million.

Effects of Inflation

     The effects of inflation on us are implicitly considered in pricing and estimating reserves for unpaid claims and claims expenses. The actual effects of inflation on our results cannot be accurately known until claims are ultimately settled.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma balance sheet as of December 31, 1999 reflects our historical accounts as of that date, adjusted to give pro forma effect to the sale of our reinsurance business to Folksamerica, which is subject to stockholder approval, and our repurchase of 4,755,000 shares, or 27.8%, of our outstanding common stock from XL Capital, which repurchase was completed on March 2, 2000, as if those transactions had occurred on December 31, 1999.

     The following unaudited pro forma statement of income and comprehensive income for the year ended December 31, 1999 reflects our historical accounts for that period, adjusted to give pro forma effect to the asset sale and the XL Capital stock repurchase as if those transactions had occurred on January 1, 1999.

     The pro forma financial data and accompanying notes should be read in conjunction with the description of the asset sale and XL Capital stock repurchase contained in this proxy statement and our audited consolidated financial statements and related notes also included in this proxy statement. We believe that the assumptions used in the following statements, which are set forth in the accompanying notes, provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of our financial condition or results of operations had the asset sale and XL Capital stock repurchase been consummated on the dates assumed and are not intended to project our financial condition on any future date or results of operations for any future period.

                  Risk Capital Holdings, Inc. and Subsidiaries
                 Pro Forma Condensed Consolidated Balance Sheet
                                December 31, 1999
                  (Dollars in thousands, except per share data)


                                                                           Pro Forma Adjustments
                                                                     ----------------------------------
                                                                           XL            Folksamerica
                                                   Historical        Transaction(1)     Transaction(4)        Pro Forma
                                               ----------------      --------------     ---------------      -------------
Assets
Investments:
Fixed maturities and short-term
   investments                                       $333,852                              ($245,545)(5)        $88,307 (10)
Publicly traded equity securities                     158,631           ($38,169)(2)                            120,462
Privately held securities                              83,969            (24,040)(2)                             59,929
                                                 ------------           ------------       --------------    ---------------
       Total investments                              576,452            (62,209)           (245,545)           268,698
Cash                                                    9,457              3,647 (2)           1,335 (8)         14,439
Accrued investment income                               4,527                                                     4,527
Premiums receivable                                   119,320                               (119,320)(5)
Reinsurance recoverable                                73,122                                (73,122)(5)
Deferred policy acquisition costs                      23,585                                (23,585)(6)
Deferred income tax asset                               7,834                127 (2)          (5,352)(7)          2,609
Other assets                                           50,062                                (36,975)(5)         13,087
                                                 ------------           ------------       -------------     -------------
      Total Assets                                    864,359           ($58,435)          ($502,564)          $303,360
                                                 ============           ============       =============     =============
Liabilities
Claims and claims expenses                           $364,554                              ($364,554)(5)
Unearned premiums                                     108,743                               (108,743)(5)
Reinsurance balances payable                           14,666                                (14,666)(5)
Other liabilities                                      29,882             $1,000 (2)         (24,541)(5)         $6,341
                                                 ------------           ------------       -------------     -------------
      Total Liabilities                               517,845              1,000            (512,504)             6,341
                                                 ------------           ------------       -------------     -------------
Stockholders' Equity
Common stock, $.01 par value:                             171                                                       171
Additional paid-in capital                            342,034                                                   342,034
Deferred compensation under stock award plan
                                                         (317)                                                     (317)
Retained earnings (deficit)                           (22,175)            10,959 (3)           6,080 (9)         (5,136)
Less treasury stock, at cost                             (387)           (59,200)(1)                            (59,587)
Accumulated other comprehensive income
   consisting of unrealized appreciation of
   investments, net of income tax                      27,188            (11,194)(3)           3,860 (9)         19,854
                                                 ------------           ------------       -------------     -------------
      Total Stockholders' Equity                      346,514            (59,435)(2)           9,940 (9)        297,019
                                                 ------------           ------------       -------------     -------------
      Total Liabilities and
       Stockholders' Equity                          $864,359           ($58,435)          ($502,564)          $303,360
                                                 ============           ============       =============     =============
Shares outstanding - basic                         17,087,970         (4,755,000)(1)              --         12,332,970
                                                 ============           ============       =============     =============
Basic book value per share                            $20.28                                                     $24.08
                                                 ============                                                =============

Notes to Pro Forma Balance Sheet

1. Reflects our repurchase from XL Capital of all of the 4,755,000 shares of our common stock held by it for $59,200,000, or $12.45 per share, which represents 85% of our average closing market price of our common stock for the twenty day trading period between January 21, 2000 and February 17, 2000 in exchange for the following:

          (i) our interest in LARC Holdings, Ltd., valued at $25 million, and

          (ii) our interest in Annuity and Life Re (Holdings), Ltd. valued at $37,847,000, consisting of 1,418,440 common shares at $25.38 per share, which represents the average closing market price of Annuity and Life Re (Holdings), Ltd. common shares for the twenty day trading period between January 21, 2000 and February 17, 2000, and 100,000 warrants at $18.50 per warrant based on a Black-Scholes option valuation model, and

We received cash from XL Capital of $3,647,000, which is the excess of the value of the securities described in (i) and (ii) above over the purchase price of our common stock repurchased from XL Capital.

2. The decrease in book value resulting from the XL Capital stock repurchase is calculated as follows (in thousands):

     Repurchase of 4,755,000 shares of our outstanding
     common stock at $12.45 per share, recorded as a reduction
     to stockholders' equity as treasury stock, plus                                                            $59,200

     Net loss on the disposition of securities and transaction costs as follows:


                                                                                       (in thousands)
                                                                                        Annuity and
                                                                          LARC            Life Re
                                                                      Holdings, Ltd.   (Holdings) Ltd.          Total
                                                                   ------------------  ----------------      -----------

        Consideration received, consisting of cash of $3,647,000
        and our common stock valued at $59,200,000                        $25,000             $37,847           $62,847
        Carrying values at December 31, 1999                               24,040              38,169            62,209
                                                                   ------------------  ----------------      -----------
        Pre-tax gain (loss) before transaction costs                         $960               ($322)              638
                                                                   ==================  ================
        Transaction costs                                                                                         1,000
                                                                                                             ===========
        Pre-tax loss                                                                                               (362)
        Tax benefit                                                                                                (127)
                                                                                                             -----------
        Net loss                                                                                                   (235)
                                                                                                             -----------
        Net decrease in book value                                                                              $59,435
                                                                                                             ===========

3. The gain recorded in retained earnings of $10,959,000 represents the realized gain that will be recorded for the $11,194,000 of net unrealized appreciation, net of tax, recorded at December 31, 1999 for LARC Holdings, Ltd. and Annuity and Life Re (Holdings), Ltd. and the net loss of $235,000, which is discussed in note 2 above.

4. Reflects the asset sale, pursuant to which Folksamerica Reinsurance Company will assume RCRe's liabilities under the reinsurance agreements transferred to it and RCRe will transfer to Folksamerica Reinsurance Company assets in an aggregate amount that is, in GAAP book value (as set forth on our estimated closing date balance sheet), equal to the GAAP book value (as set forth on our estimated clos-ing date balance sheet) of the liabilities assumed. In consideration for the transfer of RCRe's book of business, Folksamerica will pay $20.335 million in cash at the closing, subject to adjustment under the circumstances described in "The Asset Purchase Agreement--Purchase Price".

5. Represents securities and insurance assets and insurance liabilities to be transferred to Folksamerica based on December 31, 1999 financial statement amounts.

     At the closing of the asset sale, RCRe and Folksamerica Reinsurance Company will enter into a transfer and assumption agreement, under which Folksamerica Reinsurance Company will assume RCRe's rights and obligations under the reinsurance agreements being transferred in the asset sale. Following the closing of the asset sale, Folksamerica Reinsurance Company will notify the reinsureds under those of such agreements that are in-force that it has assumed RCRe's obligations and that, unless the reinsureds object to such assumption, RCRe will be released from its obligations to those reinsureds. The pro forma accounting for this transaction assumes that none of RCRe's reinsureds will object to such assumption and, accordingly, the gross liabilities for its reinsurance business will be removed from the accounts of RCRe for statutory accounting and GAAP accounting purposes.

     RCRe will continue to record gross liabilities in its accounts for reinsureds that object to the release of RCRe from its obligations to such reinsureds. In such instances, an offsetting accounts receivable amount from Folksamerica Reinsurance Company would be recorded as an asset equal to such gross liabilities.

6. Elimination of deferred policy acquisition costs related to the liability for unearned premiums transferred to Folksamerica.

7.   Net reduction in deferred income tax asset as follows (in thousands):

     Reduction in net deferred tax asset for elimination of temporary differences between financial statements and income tax return amounts resulting from the
     Folksamerica transaction                                                                 $13,957
     Less, estimated tax benefit resulting from the transaction                                 8,605
                                                                                              -------
     Net reduction in deferred tax asset                                                      $ 5,352
                                                                                              =======

8. Represents cash payment received from Folksamerica at the closing of the asset sale of $20.335 million less estimated related transaction costs of $19 million, which include investment banking, legal and accounting fees, severance costs, tax reimbursement to Folksamerica and costs to purchase additional reinsurance protection for Folksamerica.

9. The book value gain resulting from the Folksamerica transaction is calculated as follows (in thousands):

     Consideration received, consisting of the following:
     Total liabilities transferred                                                          $512,504
     Cash premium received                                                                    20,335
                                                                                              ------
                                                                                             532,839
                                                                                             -------

     Assets transferred                                                                      474,962
     Amortization of deferred policy acquisition costs                                        23,585
     Transaction costs                                                                        19,000
                                                                                              ------
                                                                                             517,547
                                                                                             -------

     Pre-tax gain                                                                             15,292
     Tax expense                                                                               5,352
                                                                                               -----
     Net transaction gain                                                                      9,940

     Realized loss, net of tax for securities transferred at market value                     (3,860)
                                                                                              ------
     Net income                                                                                6,080

     Change in net unrealized appreciation of investments, net of tax                          3,860
                                                                                               -----
     Comprehensive income and net book gain                                                   $9,940
                                                                                              ======

     The pro forma accounting for this transaction assumes that none of RCRe's reinsureds will object to the release of RCRe under the transfer and assumption agreement and, accordingly, the gross liabilities for such business are removed from the accounts of RCRe for statutory and GAAP accounting purposes (see note 5 above). RCRe will continue to record gross liabilities in its accounts for reinsureds that object to the release of RCRe from its obligations to such reinsureds. This would result in a portion of the pre-tax gain on the transaction being deferred and amortized into income as the gross liabilities are extinguished.

10. Includes $20 million of fixed income securities deposited in an escrow account for a five year period primarily to reimburse Folksamerica for claims and claim expenses exceeding reserves recorded by RCRe as of the closing date resulting from business produced on behalf of RCRe by a certain managing underwriting agency. At December 31, 1999, such reserves approximated $38.3 million, which were recorded based on RCRe's actuarially determined best estimate for such business. We could record a loss to the extent that such reserves turn out to be deficient, due to our reimbursement of Folksamerica for such deficiency to the extent of the escrowed funds. Amounts in escrow may also be released to Folksamerica to satisfy its indemnification claims against us relating to undisclosed liabilities, RCRe's reinsurance agreements and the managing underwriting agency referred to above. Under the asset purchase agreement, we may be required to deposit an additional amount of up to $5 million into a supplemental escrow account a short time following the closing of the asset sale. The above unaudited pro forma condensed consolidated balance sheet has been prepared assuming that such supplemental escrow account will not be required.

                  Risk Capital Holdings, Inc. and Subsidiaries
  Pro Forma Condensed Consolidated Statement of Income and Comprehensive Income
                      For the Year Ended December 31, 1999
                  (Dollars in thousands, except per share data)




                                                                           Pro Forma Adjustments
                                                                     ---------------------------------
                                                                           XL            Folksamerica
                                                   Historical        Transaction(1)     Transaction(2)        Pro Forma
                                                  ------------       --------------      -------------        -----------
Revenues
Net premiums written                                 $306,726                              ($306,726)                --
(Increase) decrease in unearned premiums                4,642                                 (4,642)                --
                                                   ----------        --------------      -------------        -----------
Net premiums earned                                   311,368                               (311,368)                --
Net investment income                                  20,173                145             (10,253)            10,065
Net realized investment gains and losses               17,227              1,350               1,192             19,769
                                                   ----------        --------------      -------------        -----------
Total revenues                                        348,768              1,495            (320,429)            29,834

Operating Costs and Expenses
Claims and claims expenses                            305,841                               (305,841)
Commissions and brokerage                              80,540                                (80,540)
Other operating expenses                               14,816                                (10,666)             4,150
Foreign exchange (gain)                                  (198)                                   198
                                                   ----------        --------------      -------------        -----------
Total operating costs and expenses                    400,999                 --             396,849              4,150

Income (Loss)
Income before income taxes, equity in net
income of investees and cumulative effect of
accounting change                                     (52,231)             1,495              76,420             25,684
Federal income taxes expense (benefit)                (19,557)               571              27,171              8,185
                                                   ----------        --------------      -------------        -----------
Income before equity in net income of
investees and cumulative effect of accounting
change                                                (32,674)               924              49,249             17,499
Equity in net income of investees                         621                114                                    735
                                                   ----------        --------------      -------------        -----------
Income (loss) before cumulative effect of
accounting change                                     (32,053)             1,038              49,249             18,234
                                                   ----------        --------------      -------------        -----------
Cumulative effect of accounting change                   (383)                99                                   (284)
                                                   ----------        --------------      -------------        -----------
Net income (loss)                                     (32,436)             1,137              49,249             17,950

Other Comprehensive Income (Loss), Net of Tax
Change in net unrealized appreciation of
investments, net of tax                               (19,850)            (1,914)              4,553            (17,211)
                                                   ----------        --------------      -------------        -----------
Comprehensive Income (Loss)                          ($52,286)             ($777)            $53,802               $739
                                                   ==========        ==============      =============        ===========
Average shares outstanding
Basic                                              17,086,732         (4,755,000)                 --         12,331,732
Diluted                                            17,086,808         (4,755,000)                 --         12,331,808
Per Share Data
Net Income (Loss) - Basic                             ($1.90)                                                    $1.46
                  - Diluted                           ($1.90)                                                    $1.46

Comprehensive Income (Loss)         Basic            ($3.06)                                                    $0.06
                                    Diluted          ($3.06)                                                    $0.06



Notes to Pro Forma Statement of Income and Comprehensive Income


1) Represents all revenue and expense and other comprehensive income items recorded during 1999 for LARC Holdings, Ltd. and Annuity and Life Re (Holdings), Ltd., which were disposed of in the XL Capital stock repurchase.


2) Represents all revenue and expense and other comprehensive income items recorded during 1999 related to the sale of our reinsurance business to Folksamerica Reinsurance Company. Net investment income, net realized investment gains (losses) and unrealized appreciation (depreciation) of investments have been allocated based on the proportion of the average amount of fixed maturities and short term investments related to the business that will be transferred to the average total fixed maturities and short term investments in 1999.

     All other revenue and expense items were allocated based on specific identification.

                             INDEPENDENT ACCOUNTANTS

     Our consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this proxy statement have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing in this proxy statement.


                       WHERE YOU CAN FIND MORE INFORMATION

     As required by law, we file reports, proxy statements and other information with the SEC (SEC file number: 0-26456). These reports, proxy statements and other information contain additional information about us. You can inspect and copy these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's internet address is http://www.sec.gov. You can also inspect these materials at the offices of the Nasdaq Stock Market, 1735 K Street, N.W. Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

     This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 1998, our proxy statement for our annual meeting of stockholders held on May 11, 1999, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 and our Current Reports on Form 8-K dated January 18, 2000 and March 2, 2000. We also incorporate by reference the information contained in all other documents that we file with the SEC after the date of this proxy statement and before the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

     Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

     If you are one of our stockholders and would like to receive a copy of any document incorporated by reference into this proxy statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this proxy statement), you should call or write to Risk Capital Holdings, Inc., 20 Horseneck Lane, Greenwich, Connecticut 06830, Attention: Secretary (telephone (203) 862-4300). We will provide these documents to our stockholders, without charge, by first class mail within one business day of the day we receive a request. In order to ensure timely delivery of the documents prior to the special meeting, you should make any such request not later than April 4, 2000.

     You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 15, 2000. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not mean otherwise.


                                    By Order of the Board of Directors,


                                    [Signature Logo]


                                    PETER A. APPEL
                                    Executive Vice President, Chief Operating
                                    Officer, General Counsel and Secretary

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                   Pages

Risk Capital Holdings, Inc. and Subsidiaries
     Report of Independent Accountants on Financial
     Statements ..............................................       F-2

     Consolidated Balance Sheet at December 31, 1999 and
     1998 ....................................................       F-3

     Consolidated Statement of Income and Comprehensive
     Income for the years ended December 31, 1999, 1998 and
     1997 ....................................................       F-4

     Consolidated Statement of Changes in Stockholders'
     Equity for the years ended December 31, 1999, 1998 and
     1997 ....................................................       F-5

     Consolidated Statement of Cash Flows for the years
     ended December 31, 1999, 1998 and 1997 ..................       F-6

     Notes to Consolidated Financial Statements ..............       F-7 - F-43

Schedules

   Report of Independent Accountants on Financial Statement Schedules      F-44

     I.   Summary of Investments Other Than Investments in
          Related Parties at December 31, 1999 ...............       F-45

     II.  Condensed Financial Information of Registrant ......       F-46 - F-48

     III. Supplementary Insurance Information for the years
          ended December 31, 1999, 1998 and 1997 .............       F-49

     IV.  Reinsurance for the years ended December 31, 1999,
          1998 and 1997 ......................................       F-50

Risk Capital Reinsurance Company and Subsidiary

     Report of Independent Accountants on Financial
     Statements ..............................................       F-51

     Consolidated Balance Sheet at December 31, 1999 and
     1998 ....................................................       F-52

     Consolidated Statement of Income and Comprehensive
     Income for the years ended December 31, 1999, 1998
     and 1997 ................................................       F-53

     Consolidated Statement of Changes in Stockholders'
     Equity for the years ended December 31, 1999, 1998
     and 1997 ................................................       F-54

     Consolidated Statement of Cash Flows for the years
     ended December 31, 1999, 1998 and 1997 ..................       F-55

     Notes to Consolidated Financial
     Statements ..............................................     F-56 - F-88

   Schedules other than those listed above are omitted for the reason that they are not applicable.

                        Report of Independent Accountants




To the Board of Directors and Stockholders of Risk Capital Holdings, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and comprehensive income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Risk Capital Holdings, Inc. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/ PricewaterhouseCoopers, LLP
New York, New York
February 1, 2000, except as to Note 14, which is as of
March 2, 2000


                                         RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                                                  CONSOLIDATED BALANCE SHEET
                                                    (Dollars in thousands)
                                                                                                        December 31,
                                                                                              ----------------------------------
                                                                                                  1999               1998
                                                                                              -------------     ----------------
Assets
Investments:
Fixed maturities (amortized cost: 1999, $270,345; 1998, $173,379)                                $261,067              $174,540
Publicly traded equity securities (cost: 1999, $105,747; 1998, $110,598)                          158,631               154,678
Privately held securities (cost: 1999, $85,748; 1998, $109,966)                                    83,969               137,091
Short-term investments                                                                             72,785               108,809
                                                                                              -------------     ----------------
       Total investments                                                                          576,452               575,118
Cash                                                                                                9,457                12,037
Accrued investment income                                                                           4,527                 2,632
Premiums receivable                                                                               119,320                88,610
Reinsurance recoverable                                                                            73,122                30,575
 Deferred policy acquisition costs                                                                 23,585                23,515
 Investment accounts receivable                                                                                           3,928
Federal income tax recoverable                                                                      8,758
 Deferred income tax asset                                                                          7,834
Other insurance assets                                                                             36,975                16,832
Other assets                                                                                        4,329                 4,583
                                                                                              -------------     ----------------
      Total Assets                                                                               $864,359              $757,830
                                                                                              =============     ================
Liabilities
Claims and claims expenses                                                                        $364,554             $216,657
Unearned premiums                                                                                  108,743              102,775
Reinsurance premiums payable                                                                        14,666                5,396
Investment accounts payable                                                                                               3,981
Federal income tax payable                                                                                                2,229
Deferred income tax liability                                                                                            13,182
Other insurance liabilities                                                                         24,541                9,525
Other liabilities                                                                                    5,341                6,083
                                                                                              -------------     ----------------
      Total Liabilities                                                                            517,845              359,828
                                                                                              -------------     ----------------
Commitments (See Note 5)

Stockholders' Equity Preferred stock, $.01 par value:
     20,000,000 shares authorized (none issued)
Common stock, $.01 par value:
    80,000,000 shares authorized
    (issued: 1999, 17,109,736; 1998, 17,102,503)                                                       171                  171
Additional paid-in capital                                                                         342,034              341,878
Deferred compensation under stock award plan                                                          (317)              (1,062)
Retained earnings (deficit)                                                                        (22,175)              10,261
Accumulated other comprehensive income consisting of unrealized appreciation of
investments, net of income tax                                                                      27,188               47,038
Less treasury stock, at cost (1999, 21,766; 1998, 15,065)                                             (387)                (284)
                                                                                              -------------     ----------------
      Total Stockholders' Equity                                                                   346,514              398,002
                                                                                              -------------
      Total Liabilities and Stockholders' Equity                                                  $864,359             $757,830
                                                                                              =============     ================

                 See Notes to Consolidated Financial Statements

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                      (In thousands, except per share data)

                                                                                       Years Ended December 31,
                                                                              1999                1998                1997
                                                                        --------------     ---------------    -----------------
Revenues
Net premiums written                                                        $306,726            $234,735             $144,834
(Increase) decrease in unearned premiums                                       4,642             (28,541)             (37,462)
                                                                        --------------      --------------    -----------------
Net premiums earned                                                          311,368             206,194              107,372
Net investment income                                                         20,173              15,687               14,360
Net realized investment gains (losses)                                        17,227              25,252                 (760)
                                                                        --------------      --------------    -----------------
     Total revenues                                                          348,768             247,133              120,972
                                                                        --------------      --------------    -----------------
Operating Costs and Expenses
Claims and claims expenses                                                   305,841             176,125               73,407
Commissions and brokerage                                                     80,540              50,537               31,467
Other operating expenses                                                      14,816              16,452               13,523
Foreign exchange (gain) loss                                                    (198)               (443)                 682
                                                                        --------------      --------------    -----------------
     Total operating costs and expenses                                      400,999             242,671              119,079
                                                                        --------------      --------------    -----------------
Income (Loss)
Income (loss) before income taxes, equity in net income (loss)
of investees and cumulative effect of accounting change                      (52,231)              4,462                1,893
                                                                        --------------      --------------    -----------------
Federal income taxes:
        Current                                                                (9,021)             7,512                1,761
        Deferred                                                              (10,536)            (7,277)              (2,099)
                                                                        --------------      --------------    -----------------
Income tax expense (benefit)                                                  (19,557)               235                 (338)
                                                                        --------------      --------------    -----------------
Income (loss) before equity in net income (loss) of investees
and cumulative effect of accounting change                                   (32,674)              4,227                2,231
Equity in net income (loss) of investees                                         621              (1,136)                (192)
                                                                        --------------      --------------    -----------------
Income (loss) before cumulative effect of accounting change                   (32,053)             3,091                2,039
Cumulative effect of accounting change                                           (383)
                                                                        --------------      --------------    -----------------
Net income (loss)                                                             (32,436)             3,091                2,039
                                                                        --------------      --------------    -----------------
Other Comprehensive Income (Loss), Net of Tax

Change in net unrealized appreciation of investments, net of tax             (19,850)             (7,466)              45,068
                                                                        --------------      --------------    -----------------
Comprehensive Income (Loss)                                                 ($52,286)            ($4,375)             $47,107
                                                                        ==============      ==============    =================
Average shares outstanding
Basic                                                                      17,086,732          17,065,165         17,032,601
Diluted                                                                    17,086,808          17,718,223         17,085,788

Per Share Data
Net Income (Loss)  - Basic                                                    ($1.90)              $0.18               $0.12
                   - Diluted                                                  ($1.90)              $0.17               $0.12
Comprehensive Income (Loss)  - Basic                                          ($3.06)             ($0.26)              $2.77
                             - Diluted                                        ($3.06)             ($0.26)              $2.76


                 See Notes to Consolidated Financial Statements

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (In thousands)

                                                                                     Years Ended December 31,
                                                                            1999                1998                1997
                                                                  ---------------    ----------------    ----------------
Common Stock
Balance at beginning of year                                              $171                 $171                $170
Issuance of common stock
Restricted common stock issued                                                                                        1
                                                                  ---------------     ---------------    ----------------
     Balance at end of year                                                171                  171                 171

Additional Paid-in Capital
Balance at beginning of year                                           341,878              341,162             340,435
Issuance of common stock                                                   156                  716                 727
                                                                  ---------------     ---------------    ----------------
     Balance at end of year                                            342,034              341,878             341,162
                                                                  ---------------     ---------------    ----------------
Deferred Compensation Under Stock Award Plan
Balance at beginning of year                                            (1,062)              (1,778)             (2,959)
Restricted common stock (issued) cancelled                                 117                 (296)               (506)
Compensation expense recognized                                            628                1,012               1,687
                                                                  ---------------     ---------------    ----------------
     Balance at end of year                                               (317)              (1,062)             (1,778)
                                                                  ---------------     ---------------    ----------------
Retained Earnings (Deficit)
Balance at beginning of year                                            10,261                7,170               5,131
Net income (loss)                                                      (32,436)               3,091               2,039
                                                                  ---------------     ---------------    ----------------
     Balance at end of year                                            (22,175)              10,261               7,170
                                                                  ---------------     ---------------    ----------------
Treasury Stock, At Cost
Balance at beginning of year                                              (284)                (198)
Purchase of treasury stock                                                (103)                 (86)               (198)
                                                                  ---------------     ---------------    ----------------
Balance at end of year                                                    (387)                (284)               (198)
                                                                  ---------------     ---------------    ----------------
Accumulated Other Comprehensive Income Consisting
  of Unrealized
Appreciation of Investments, Net of Income Tax
Balance at beginning of year                                            47,038               54,504               9,436
Change in unrealized appreciation                                      (19,850)              (7,466)             45,068
                                                                  ---------------     ---------------    ----------------
     Balance at end of year                                             27,188               47,038              54,504
                                                                  ---------------     ---------------    ----------------
Total Stockholders' Equity
Balance at beginning of year                                           398,002              401,031             352,213
Issuance of common stock                                                   156                  716                 728
Change in deferred compensation                                            745                  716               1,181
Net income (loss)                                                      (32,436)               3,091               2,039
Purchase of treasury stock                                                (103)                 (86)               (198)
Change in unrealized appreciation of investments,
  net of income tax
                                                                       (19,850)              (7,466)             45,068
                                                                  ---------------     ---------------    ----------------
     Balance at end of year                                           $346,514             $398,002            $401,031
                                                                  ===============     ===============    ================



                 See Notes to Consolidated Financial Statements

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                                                      Years Ended December 31,
                                                                            1999                1998               1997
                                                                       ---------------     ---------------    ----------------
Operating Activities
Net income (loss)                                                         ($32,436)              $3,091               $2,039
 Adjustments to reconcile net income to net cash
 Provided by (used for) operating activities:
    Liability for claims and claims expenses, net                          147,897              145,889               49,998
    Unearned premiums                                                       (4,642)              28,541               36,886
    Premiums receivable                                                    (30,710)              (41,103)            (23,838)
    Accrued investment income                                               (1,895)                 149                 (630)
    Reinsurance recoverable                                                (31,938)             (31,087)               1,098
    Reinsurance balances payable                                             9,270                5,185                 (325)
    Deferred policy acquisition costs                                          (70)               (6,223)            (10,274)
    Net realized investment (gains)/losses                                 (17,227)             (25,252)                 760
    Deferred income tax asset                                              (10,327)               (7,889)             (2,202)
    Other liabilities                                                       11,695                 9,920                 (78)
    Other items, net                                                       (32,071)              (12,715)             (4,396)
                                                                       ---------------     ---------------    ----------------
Net Cash Provided By Operating Activities                                    7,546                68,506              49,038
                                                                       ---------------     ---------------    ----------------
Investing Activities
Purchases of fixed maturity investments                                   (374,862)             (295,912)           (239,395)
Sales of fixed maturity investments                                        270,325               254,716             241,035
Net sales (purchases) of short-term investments                             41,898               (16,924)             20,390
Purchases of equity securities                                             (39,364)             (110,321)            (95,738)
Sales of equity securities                                                  92,045               102,876              33,104
Purchases of furniture, equipment and leasehold improvements                  (338)                 (252)               (910)
                                                                       ---------------     ---------------    ----------------
Net Cash Used For Investing Activities                                     (10,296)              (65,817)            (41,514)
                                                                       ---------------     ---------------    ----------------
Financing Activities
Common stock issued                                                            156                   716                 728
Purchase of treasury shares                                                   (103)                  (86)               (198)
Deferred compensation on restricted stock                                      117                  (296)               (506)
                                                                       ---------------     ---------------    ----------------
Net Cash Provided By Financing Activities                                      170                   334                  24
                                                                       ---------------     ---------------    ----------------

Increase in cash                                                            (2,580)                3,023               7,548
Cash beginning of year                                                      12,037                 9,014               1,466
                                                                       ---------------     ---------------    ----------------
Cash end of year                                                            $9,457               $12,037              $9,014
                                                                       ===============     ===============    ================




                 See Notes to Consolidated Financial Statements

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   Formation, Capitalization and Business

     Risk Capital Holdings, Inc. ("RCHI"), incorporated in March 1995 under the laws of the State of Delaware, is a holding company whose wholly owned subsidiary, Risk Capital Reinsurance Company ("Risk Capital Reinsurance"), a Nebraska corporation, was formed to provide, on a global basis, property and casualty reinsurance and other forms of capital, either on a stand-alone basis or as part of integrated capital solutions for insurance companies with capital needs that cannot be met by reinsurance alone. RCHI and Risk Capital Reinsurance are collectively referred to herein as the "Company". In September 1995, through its initial public offering, related exercise of the underwriters' over-allotment option and direct sales of 16,750,625 shares of RCHI's common stock, par value $.01 per share (the "Common Stock"), at $20 per share, and the issuance of warrants, RCHI was capitalized with net proceeds of approximately $335.0 million, of which $328.0 million was contributed to the statutory capital of Risk Capital Reinsurance. In July 1998, Risk Capital Reinsurance capitalized its wholly owned subsidiary, Cross River Insurance Company ("Cross River"), with $20 million. Cross River received its Nebraska license in October 1998, and is currently authorized to write insurance on an excess and surplus lines basis in 22 additional states.

     Class A warrants to purchase an aggregate of 2,531,079 shares of Common Stock and Class B warrants to purchase an aggregate of 1,920,601 shares of Common Stock were issued in connection with the direct sales. Class A warrants are immediately exercisable at $20 per share and expire September 19, 2002. Class B warrants are exercisable at $20 per share during the seven year period commencing September 19, 1998, provided that the Common Stock has traded at or above $30 per share for 20 out of 30 consecutive trading days.

     The Company generally seeks to write a small number of large reinsurance treaty transactions that may also be integrated with an equity investment in client companies. Such reinsurance may include traditional and finite risk property and casualty reinsurance treaty coverages, including excess of loss reinsurance and quota share or proportional reinsurance. The Company also writes treaty reinsurance for ocean marine, aviation and space, fidelity and surety, and accident and health risks. In 1999, the Company discontinued its aviation and space lines of business. The Company's investment strategy is focused on the insurance industry. A principal component of this strategy is investing a significant portion of invested assets in publicly traded and privately held equity securities issued by insurance and reinsurance companies and companies providing services to the insurance industry.

     The Company obtains substantially all of its reinsurance through intermediaries which represent the cedent in negotiations for the purchase of reinsurance. In addition to investment opportunities arising from the activities of Marsh & McLennan Capital, Inc. ("MMCI"), as the Company's equity investment advisor, the Company is provided with investment opportunities by reinsurance brokers and traditional financing sources, including investment banking firms, venture capital firms and other banking and financing sources, both acting as principal investors and intermediaries. Underwriting opportunities may arise from such sources in connection with the Company's investment activities as part of integrated transactions.

     See Note 14 - Subsequent Events for information on the agreement entered into by the Company to sell its reinsurance business to Folksamerica Reinsurance Company ("Folksamerica") and the repurchase from XL Capital Ltd. ("XL") of all of the 4,755,000 shares of the Common Stock held by XL.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   Summary of Significant Accounting Policies

     Basis of Presentation

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") and include the accounts of RCHI, Risk Capital Reinsurance and Cross River. All intercompany transactions and balances have been eliminated in consolidation. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Premium Revenues and Related Expenses

     Premiums are recognized as income on a pro rata basis over the terms of the related reinsurance contracts. These amounts are based on reports received from ceding companies, supplemented by the Company's own estimates of premiums for which ceding company reports have not been received. Unearned premium reserves represent the portion of premiums written that relates to the unexpired terms of contracts in force. Certain of the Company's contracts include provisions that adjust premiums based upon the experience under the contracts. Premiums written and earned as well as related acquisition expenses under these contracts are recorded based upon the expected ultimate experience under these contracts.

     Acquisition costs, which vary with and are primarily related to the acquisition of policies, consisting principally of commissions and brokerage expenses incurred at the time a contract is issued, are deferred and amortized over the period in which the related premiums are earned. Deferred acquisition costs are limited to their estimated realizable value based on the related unearned premiums and take into account anticipated claims and claims expenses, based on historical and current experience, and anticipated investment income.

     Investments

     The Company classifies all of its publicly traded fixed maturity and equity securities as "available for sale" and, accordingly, they are carried at estimated fair value. The fair value of publicly traded fixed maturity securities and publicly traded equity securities is estimated using quoted market prices or dealer quotes. Short-term investments, which have a maturity of one year or less at the date of acquisition, are carried at cost, which approximates fair value.

     Investments in privately held securities, issued by privately and publicly held companies, may include both equity securities and securities convertible into, or exercisable for, equity securities (some of which may have fixed maturities) and debt securities. Privately held securities are subject to trading restrictions or are otherwise illiquid and do not have readily ascertainable market values. The risk of investing in such securities is generally greater than the risk of investing in securities of widely held, publicly traded companies. Lack of a secondary market and resale restrictions may result in the Company's inability to sell a security at a price that would otherwise be obtainable if such restrictions did not exist and may substantially delay the sale of a security which the Company seeks to sell. Such investments are classified as "available for sale" and carried at estimated fair value, except for investments in which the Company believes it has the ability to exercise significant influence (generally defined as investments in which the Company owns 20% or more of the outstanding voting common stock of the issuer), which are carried under the equity method of accounting. Under this method, the Company initially records an investment at cost, and then records its proportionate share of comprehensive income or loss for such investment after the date of acquisition.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   Summary of Significant Accounting Policies (continued)

     The estimated fair value of investments in privately held securities, other than those carried under the equity method, is initially equal to the cost of such investments until the investments are revalued based principally on substantive events or other factors which could indicate a diminution or appreciation in value, such as an arm's-length third party transaction justifying an increased valuation or adverse development of a significant nature requiring a write down. The Company periodically reviews the valuation of investments in privately held securities with MMCI, its equity investment advisor.

     Realized investment gains or losses on the sale of investments are determined by the first-in first-out method and recorded in net income. Unrealized appreciation or depreciation of securities which are carried at fair value is excluded from net income and recorded as a separate component of stockholders' equity, net of applicable deferred income tax.

     Net investment income, consisting of dividends and interest, net of investment expenses, is recognized when earned. The amortization of premium and accretion of discount for fixed maturity investments is computed utilizing the interest method. Anticipated prepayments and expected maturities are used in applying the interest method for certain investments such as mortgage and other asset-backed securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in the security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. Such adjustments, if any, are included in net investment income.

     Claims and Claims Expenses

     The reserve for claims and claims expenses consists of unpaid reported claims and claims expenses and estimates for claims incurred but not reported. These reserves are based on reports received from ceding companies, supplemented by the Company's estimates of reserves for which ceding company reports have not been received, and the Company's own historical experience. To the extent that the Company's own historical experience is inadequate for estimating reserves, such estimates will be determined based upon industry experience and management's judgment. The ultimate liability may vary from such estimates, and any adjustments to such estimates are reflected in income in the period in which they become known. Reserves are recorded without consideration of potential salvage or subrogation recoveries which are estimated to be immaterial. Such recoveries, when realized, are reflected as a reduction of claims incurred.

     Foreign Exchange

     The United States dollar is the functional currency for the Company's foreign business. Gains and losses on the translation into United States dollars of amounts denominated in foreign currencies are included in net income. Foreign currency revenue and expenses are translated at average exchange rates during the year. Assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at the balance sheet date.

     Income Taxes

     The Company utilizes the liability method of accounting for income taxes. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. A valuation allowance is recorded using the "more-likely-than-not" criteria when some or all of a deferred tax asset may not be realized.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies (continued)

     Comprehensive Income

     In presenting its financial statements, the Company has adopted the reporting of comprehensive income in a one financial statement approach, consistent with Statement of Financial Accounting Standards ("SFAS") No. 130. Comprehensive income as shown below is comprised of net income and other comprehensive income, which for the Company consists of the change in net unrealized appreciation or depreciation of investments, net of tax.

                                                                                  (In thousands, except per share data)
                                                                                         Years Ended December 31,
                                                                                  1999             1998            1997
                                                                               ------------     -----------    -------------
        Net income (loss)                                                        ($32,436)         $3,091             $2,039
        Other comprehensive income net of tax:
        Unrealized appreciation (depreciation) of investments:
            Unrealized holdings gains (losses) arising during period               (8,652)          8,948             44,574
            Less, reclassification adjustment for net realized (gains)
            losses included in net income                                         (11,198)        (16,414)               494
                                                                               ------------     -----------    --------------
        Other comprehensive income (loss)                                         (19,850)         (7,466)            45,068
                                                                               ------------     -----------    --------------
        Comprehensive income (loss)                                              ($52,286)        ($4,375)           $47,107
                                                                               ============     ===========    ==============
        Comprehensive income (loss) per share:
             Basic                                                                 ($3.06)          ($0.26)            $2.77
                                                                               ============     ===========    ==============
             Diluted                                                               ($3.06)          ($0.26)            $2.76
                                                                               ============     ===========    ==============

     Earnings Per Share Data

     Earnings per share are computed in accordance with SFAS No. 128, "Earnings per share" (see Note 12 for the Company's earnings per share computations). Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of shares of Common Stock outstanding for the periods. Diluted earnings per share reflect the potential dilution that could occur if Class A and B warrants and employee stock options were exercised for Common Stock.

     Segment Information

     In June 1997, the Financial Accounting Standards Board ("FASB"), issued SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information". This Statement establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

     Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker for purposes of deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis for which it is used internally for evaluating segment performance and determining how to allocate resources to segments.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   Summary of Significant Accounting Policies (continued)

     The Company operates in one reportable business segment, of providing property casualty reinsurance and other forms of capital to insurance and reinsurance companies and making investments in insurance and insurance related entities on a global basis. This segment includes the results of Risk Capital Reinsurance and Cross River, and consists primarily of the premiums, claims and claims expenses, other operating expenses and investment results. The Company's adoption of SFAS No. 131 did not have a material impact on the Company's financial statements or the accompanying notes. See Note 11 for information concerning the Company's business.

     See Note 14 - Subsequent Events for information on the agreement entered into by the Company to sell its reinsurance business.

     Market Risk Sensitive Instruments

     The Securities and Exchange Commission ("SEC") issued Financial Reporting Release No. 48 which included amended rules requiring domestic and foreign issuers to clarify and expand existing disclosure for derivative financial instruments, other financial instruments and derivative commodity instruments (collectively, "market risk sensitive instruments"). The amendments require enhanced disclosure of accounting policies for derivative financial instruments and derivative commodity instruments (collectively, "derivatives"). In addition, the amendments expand existing disclosure requirements to include quantitative and qualitative information about market risk inherent in market risk sensitive instruments, which disclosure will be subject to safe harbor protection under the SEC rule (see the accompanying Management's Discussion and Analysis of Financial Condition and Results of Operations). These amendments are designed to provide additional information about market risk sensitive instruments which investors can use to better understand and evaluate market risk exposures of registrants, including the Company.

     Employee Stock Options

     The Company follows Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25") and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("FASB No. 123") requires use of option valuation models that were not developed for use in valuing employee stock options (see Note 8).

     Under APB No. 25, no compensation expense is recognized by the Company because the exercise prices of the Company's employee stock options equal the market prices of the underlying stock on the date of grant. In addition, under APB No. 25, the Company does not recognize compensation expense for stock issued to employees under its stock purchase plan.

     Goodwill

     In connection with its acquisitions of privately held equity securities recorded under the equity method of accounting, the Company amortizes goodwill on a straight line basis for periods from 5 years to 25 years. Goodwill at December 31, 1999 and 1998 was $8,931,000 and $10,638,000, respectively.
Amortization of goodwill included in equity in net loss of investees in 1999, 1998 and 1997, was $400,000, $1,000,000 and $248,000, respectively.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   Summary of Significant Accounting Policies (continued)

     Furniture, Equipment and Leasehold Improvements

     The costs of furniture and equipment are charged against income over their estimated service lives. Leasehold improvements are amortized over the term of the office lease. Depreciation and amortization are computed on the straight-line method. Maintenance and repairs are charged to expense as incurred.

     Furniture, equipment and leasehold improvements, net of accumulated depreciation and amortization at December 31, 1999 and 1998 recorded in other assets was $2,479,000 and $2,858,000, respectively.

     Reclassifications

     The Company has reclassified the presentation of certain prior year information to conform to the current presentation.

     New Accounting Pronouncements

     Derivatives and Hedging

     In June 1998, the FASB issued Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivative financial instruments be recognized in the statement of financial position as either assets or liabilities and measured at fair value.

     If a derivative instrument is not designated as a hedging instrument, gains or losses resulting from changes in fair values of such derivative are required to be recognized in earnings in the period of the change. If certain conditions are met, a derivative may be designated as a hedging instrument, in which case the recording of the changes in fair value will depend on the specific exposure being hedged. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes on fair values or cash flows.

     This Statement is effective for fiscal years beginning after June 15, 2000, with initial application as of the beginning of the first quarter of the applicable fiscal year.

     The Company will adopt this Statement in the first quarter of 2001. Generally, the Company has not invested in derivative financial instruments. However, derivatives may be embedded in other financial instruments, such as convertible securities and prepayment options in mortgages. If the embedded derivative meets certain criteria, it must be bifurcated from the host contract and separately accounted for consistent with other derivatives.

     The Company's portfolio includes market sensitive instruments, such as convertible securities and mortgage-backed securities, which are subject to prepayment risk and changes in market value in connection with changes in interest rates. The Company's investments in mortgage-backed securities are classified as available for sale and are not held for trading purposes. Assuming the current investment strategy at the time of adoption, the Company's presentation of financial information under the new Statement will not be materially different than the current presentation.

     Start-Up Costs

     Effective January 1, 1999, the Company changed its method of accounting for start-up costs in accordance with the Accounting Standards Executive Committee's Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities." This statement requires costs of start-up activities, including organization costs, to be expensed as incurred.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   Summary of Significant Accounting Policies (continued)

     Start-up activities are defined broadly as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility or commencing some new operation. Start-up activities also include activities related to organizing a new entity.

     The change in accounting principle resulted in the write-off of the start-up costs capitalized as of January 1, 1999 for the Company and its investee companies carried under the equity method of accounting.

     The cumulative effect of the write-off, which totals $383,000, after-tax, or $0.02 per share, has been expensed and is included in the 1999 net loss.

     3. Investment Information

     Net Investment Income

     The components of net investment income were derived from the following sources:


                                                                             (In thousands)
                                                                        Years Ended December 31,
                                                      --------------------------------------------------------------
                                                             1999                  1998                 1997
                                                      ------------------    ------------------    ------------------

        Fixed maturity securities                             $14,924               $10,500                $7,105
        Publicly traded equity securities                       4,019                 4,022                 3,272
        Privately held equity securities                        1,007                   426                   157
        Short-term investments                                  5,677                 4,386                 6,039
                                                      ------------------    ------------------    ------------------
        Gross investment income                                25,627                19,334                16,573
        Investment expenses                                     5,454                 3,647                 2,213
                                                      ------------------    ------------------    ------------------
        Net investment income                                 $20,173               $15,687               $14,360
                                                      ==================    ==================    ==================

         Realized and Unrealized Investment Gains (Losses)

         Net realized investment gains (losses) were as follows:

                                                                                           (In thousands)
                                                                                      Years Ended December 31,
                                                                           -----------------------------------------------
                                                                               1999              1998            1997
                                                                           -------------    --------------    ------------
          Fixed maturity securities                                           ($1,776)           $1,472            $275
          Publicly traded equity securities                                    16,798            16,582           3,878
          Privately held securities                                             2,205             7,198          (4,913)
                                                                           -------------    --------------    ------------
          Sub-total                                                            17,227            25,252            (760)
                                                                           -------------    --------------    ------------
          Income tax expense (benefit)                                          6,029             8,838            (266)
                                                                           -------------
                                                                                            --------------    ------------
          Net realized investment gains (losses), net of tax                  $11,198           $16,414           ($494)
                                                                           =============    ==============    ============

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     The following tables reconcile estimated fair value and carrying value to the amortized cost of fixed maturity and equity securities:

                                                                                       (In thousands)
                                                                                      December 31, 1999
                                                             --------------------------------------------------------------------
                                                             Estimated
                                                             Fair Value
                                                                and              Gross             Gross
                                                              Carrying         Unrealized        Unrealized         Amortized
                                                                Value            Gains           (Losses)             Cost
                                                            --------------  ----------------  ----------------  -----------------
        Fixed maturities:
          U.S. government and government agencies              $41,095              $3           ($1,673)             $42,765
          Municipal bonds                                       52,245             136              (308)              52,417
          Mortgage and asset backed securities                  27,298               3            (1,129)              28,424
          Corporate bonds                                      136,838             484            (6,694)             143,048
          Foreign governments                                    3,591                              (100)               3,691
                                                            --------------  ---------------   ----------------  -----------------
          Sub-total fixed maturities                           261,067             626            (9,904)             270,345
        Equity securities:
          Publicly traded                                      158,631          66,724           (13,840)             105,747
          Privately held                                        83,969                            (1,779)              85,748
                                                            --------------  ---------------   ----------------  -----------------
          Sub-total equity securities                          242,600          66,724           (15,619)             191,495
                                                            --------------  ---------------   ----------------  -----------------
          Total                                               $503,667         $67,350          ($25,523)            $461,840
                                                            ==============  ===============   ================  =================

                                                                                  (In thousands)
                                                                                 December 31, 1998
                                                         ------------------------------------------------------------------
                                                           Estimated
                                                          Fair Value          Gross            Gross
                                                          & Carrying        Unrealized      Unrealized      Amortized
                                                             Value            Gains          (Losses)            Cost
                                                        ----------------  --------------- ----------------  ---------------
    Fixed maturities:
      U.S. government and government agencies                   $39,283             $606            ($60)          $38,737
      Municipal bonds                                            45,273            1,193             (11)           44,091
      Mortgage and asset backed securities                       33,532              397             (46)           33,181
      Corporate bonds                                            56,256              962          (1,882)           57,176
      Foreign governments                                           196                2                               194
                                                        ----------------  ---------------  ---------------  ---------------
      Sub-total fixed maturities                                174,540            3,160          (1,999)          173,379
    Equity securities:
      Publicly traded                                           154,678           51,093          (7,013)          110,598
      Privately held                                            137,091           27,125                           109,966
                                                        ----------------  ---------------  ---------------  ---------------
      Sub-total equity securities                               291,769           78,218          (7,013)          220,564
                                                        ----------------  ---------------  ---------------  ---------------
      Total                                                    $466,309          $81,378         ($9,012)         $393,943
                                                        ================  ===============  ===============  ===============


     At December 31, 1999, all of the Company's equity investments were in securities issued by insurance and reinsurance companies or companies providing services to the insurance industry.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     At December 31, 1999, the publicly traded equity portfolio consisted of the following investments:

                                                                                      (In thousands)
                                                                                    December 31, 1999
                                                                -----------------------------------------------------------
                                                                 Estimated Fair
                                                                    Value and         Net Unrealized
                                                                 Carrying Value         Gain (Loss)
                                                                                                                Cost
                                                                ------------------    ----------------     ----------------
        Common Stocks:
        ACE Limited                                                        $5,397        ($2,745)                 $8,142
        Annuity and Life Re (Holdings) Ltd.
           (includes 100,000 warrants) (1)                                 38,169         18,169                  20,000
        Arthur J. Gallagher                                                19,425          9,231                  10,194
        XL Capital Ltd.                                                    13,488          4,612                   8,876
        E.W. Blanch Holdings, Inc.                                         21,866         14,545                   7,321
        Farm Family Holdings, Inc.                                          3,802            819                   2,983
        IPC Holdings, Ltd.                                                  7,988         (7,005)                 14,993
        Limit PLC                                                           2,394           (492)                  2,886
        Meadowbrook Insurance Group                                         1,200         (1,882)                  3,082
        Partner Re, Ltd.                                                    3,698         (1,263)                  4,961
        Renaissance Re                                                      2,044            334                   1,710
        Terra Nova Holdings                                                26,572         18,096                   8,476
        WR Berkley Corp.                                                    2,088           (453)                  2,541
        Preferred Stock:
        St. Paul Companies, 6% Convertible Preferred                       10,500            918                   9,582
                                                                ------------------    ----------------     ----------------
                 Total                                                   $158,631        $52,884                $105,747
                                                                ==================    ================     ================


(1) See Note 14 - Subsequent Events for information on the disposition of the Company's interest in Annuity and Life Re (Holdings) Ltd. in connection with the Company's repurchase from XL of all of the 4,755,000 shares of the Common Stock held by XL.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.   Investment Information (continued)

     Privately held securities consisted of the following:

                                                                                               (In thousands)
                                                                   Percentage                   December 31,
                                                                                     -----------------------------------
                                                                   Ownership              1999                1998
                                                                 ---------------     ---------------     ---------------
        Carried  under the equity method:
        The ARC Group, LLC                                                27.0%              $8,687            $9,448
        Arx Holding Corp.                                                 35.2%               2,654             2,400
        Capital Protection Insurance Services, LLC                                                                250
        First American Financial Corporation                                                                    9,805
        Island Heritage Insurance Company, Ltd.                           33.0%               4,356             3,101
        LARC Holdings, Ltd. (1)                                           23.9%              24,039            25,349
        New Europe Insurance Ventures                                     14.6%                 819             1,083
        Sunshine State Holding Corporation                                21.5%               1,885             1,688
                                                                                     ---------------     ---------------
             Sub-total                                                                       42,440            53,124
                                                                                     ---------------     ---------------

        Carried at fair value:
        Altus Holdings, Ltd.                                                28%              19,173             6,667
        American Independent Holding Company                                                  4,250
        Annuity and Life Re (Holdings) Ltd. (2)                            5.6%                                34,243
        Arbor Acquisition Corp. (Montgomery & Collins,                                                            500
             Inc.)
        GuideStar Health Systems, Inc.                                     2.6%                 500             1,000
        Sorrento Holdings, Inc.                                                               1,517             5,113
        Sovereign Risk Insurance Ltd.                                                                             246
        Stockton Holdings Limited                                          1.7%              10,000            10,000
        Terra Nova (Bermuda) Holdings, Ltd. (2)                                                                21,323
        TRG Associates, LLC                                                                                     4,875
        Trident II, L.P.                                                   2.0%               6,089
                                                                                     ---------------     ---------------
             Sub-total                                                                       41,529            83,967
                                                                                     ---------------     ---------------
             Total                                                                          $83,969          $137,091
                                                                                     ===============     ===============

(1) See Note 14 - Subsequent Events for information on the disposition of the Company's interest in LARC Holdings, Ltd. in connection with the Company's repurchase from XL of all of the 4,755,000 shares of the Common Stock held by XL.

(2) As of June 2, 1999, the Company reclassified the above privately held securities as publicly traded equity securities. Pursuant to the existing investment advisory agreement, the Company incurred a fee of $2.5 million payable to MMCI upon the reclassification of such securities.

     In addition, the Company had investment commitments relating to its privately held securities in the amounts of $23.2 million and $10.4 million at December 31, 1999 and 1998, respectively.

     The outstanding commitments at December 31, 1999 included $19 million committed to Trident II, L.P., a newly formed investment fund established by MMCI dedicated to making private equity and equity related investments in the global insurance, reinsurance and related industries.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)


     Set forth below is certain information relating to each of the Company's investments and investment commitments in privately held securities at December 31, 1999.

     Investments Carried Under The Equity Method:

     The ARC Group, LLC

     In July 1997, the Company completed its acquisition, effective May 1997, of a 27.0% economic and voting interest in The ARC Group, LLC ("ARC"), a Long Island-based wholesaler of specialty insurance, for approximately $9.5 million. ARC, founded in 1986, is an independent wholesale insurance broker and managing general agent specializing in the placement of professional liability insurance, primarily directors and officers liability coverage. The Company is a co-investor with Marsh & McLennan Risk Capital Holdings, Ltd. ("MMRCH"), MMCI's parent, and ARC's founders, who continue to have managerial control over the daily operations.

     The Company records its equity in the operating results of ARC on a two-month lag basis.

     Cumulative distributions received from ARC of $4.7 million have been recorded as reductions to the carrying value of the investment.

     For the years ended 1999 and 1998 and for the period recorded in 1997, the Company's equity in net income, net of goodwill amortization and net of tax, was $827,000, or $0.05 per share, $1.0 million, or $0.06 per share, and $561,000, or
$0.03 per share, respectively.

     Arx Holding Corp.

     In December 1997, the Company acquired a 35.2% economic and voting interest in Arx Holding Corp. ("ARX"), a Florida-based company, for $2,425,000. ARX, through its recently formed wholly owned subsidiary American Strategic Insurance Corp., underwrites homeowners policies in the State of Florida produced in the open market, and may also seek to offer other lines of insurance in Florida and other states.

     The Company provides reinsurance for ARX. A subsidiary of XL is a co-investor in ARX and also provides reinsurance for ARX.

     The Company's net premiums written and net premiums earned from business developed by ARX were $8.2 million and $5.6 million, respectively, in 1999 and $2.8 million and $1.1 million, respectively, in 1998.

     The Company records its equity in the operating results of ARX on a quarter-lag basis.

     For the years ended 1999 and 1998, the Company's equity in net income
(loss), net of goodwill amortization and net of tax, was $282,000 and ($63,000), respectively.

     Capital Protection Insurance Services, LLC

     In May 1997, the Company acquired a 51% economic interest (49% voting interest) in Capital Protection Insurance Services, LLC ("CPI"), a newly formed managing underwriting agency headquartered in New York City offering specialty risk and alternative market insurance solutions. The Company co-invested with CPI's founders.

     The Company also provided reinsurance capacity for the business CPI developed. Net premiums written and net premiums earned recorded by the Company from casualty and multi-line business developed by CPI were $2.1 million and $6.4 million in 1999, $16.3 million and $12.3 million in 1998 and $857,399 and $178,527, in 1997, respectively.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     At December 31, 1998, the Company recorded a realized loss of $862,000 by reducing the carrying value of its investment in CPI to $250,000.

     During 1999, the Company wrote off its remaining investment carrying value in CPI and recorded an after-tax realized investment loss of $1.3 million, which represents actual and estimated costs associated with terminating leases and divesting physical assets, and other costs to run-off the business of this managing underwriting agency.

     First American Financial Corporation

     In February 1997, the Company acquired a 35.5% voting and economic interest in First American Financial Corporation ("First American") for $6.5 million. First American, a Missouri-based company, through its wholly owned subsidiaries including First American Insurance Company, underwrites specialty vehicle property and casualty insurance coverages with emphasis placed on collateral protection.

     In May 1999, Altus Holdings Ltd. ("Altus") agreed to acquire First American in a share exchange, which closed in July 1999 upon receipt of regulatory approval. During the 1999 second quarter, the Company reclassified its investment in First American from the equity method of accounting to an investment accounted for at fair value and the carrying value of First American was adjusted to $9.3 million in order to reflect the transaction value resulting from the acquisition by Altus. The Company recorded an after-tax realized loss of $0.7 million from the transaction. The Company's total investment in First American (excluding repaid demand loans) was $10.4 million.

     For the period recorded in 1999 and the year ended 1998, the Company's equity in net loss, net of goodwill amortization and net of tax, was $320,000, or $0.02 per share, and $1.3 million, or $0.08 per share, respectively. For the period recorded in 1997, the Company's equity in the net income, net of goodwill amortization and net of tax, was $32,036.

     The Company's net premiums written and net premiums earned from business developed by First American was $0.9 million each in 1999.

     Island Heritage Insurance Company, Ltd.

     In April 1996, the Company acquired a 33% economic interest (9.75% voting interest) in Island Heritage Insurance Company, Ltd. ("Island Heritage"), a Cayman Islands insurer, for an aggregate purchase price of $4.5 million, which was funded through $1.7 million in cash and a trust account in an amount equal to $2.8 million. Island Heritage commenced operations in May 1996 as an insurer which writes high value personal and commercial property insurance in the Caribbean. Certain directors of the Company and other investors invested in the securities of Island Heritage at the same per share price as that paid by the Company.

     In February 1999, the Company made an additional investment in Island Heritage in the amount of approximately $1.0 million.

     The investment in Island Heritage is recorded under the equity method of accounting since the Company believes it has the ability to exercise significant influence over the operating and financial policies of Island Heritage due to the Company's participation on the Board of Directors and through certain consent rights attaching to the Company's holdings of non-voting shares.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     The Company records its equity in the operating results of Island Heritage on a quarter-lag basis. For the year ended 1999, the Company's equity in net income, net of tax, was $153,400, or $0.01 per share. For years ended 1998 and 1997, the Company's equity in net loss, net of tax, was $551,850, or $0.03 per share, and $195,922, or $0.01 per share, respectively.

     LARC Holdings, Ltd.

     In November 1997, the Company acquired shares and warrants representing a 23.9% economic interest (9.9% voting interest) in LARC Holdings, Ltd. ("LARC"), a newly formed holding company located in Bermuda, for $24.5 million. LARC, through its newly-formed wholly owned Bermuda subsidiary, Latin American Reinsurance Company, Ltd. ("LARe"), provides multi-line reinsurance to the Latin American reinsurance market, emphasizing short-tail, multi-peril property reinsurance and, to a limited extent, casualty, marine, aviation and other lines of reinsurance. LARe may also seek to enter other reinsurance niches on both a treaty and facultative basis.

     The Company co-invested with a subsidiary of XL, which holds a majority interest in LARC, and the founders of LARC.

     The investment in LARC is recorded under the equity method of accounting since the Company believes it has the ability to exercise significant influence over the operating and financial policies of LARC due to the Company's participation on the Board of Directors and through certain consent rights attaching to the Company's holdings of non-voting shares.

     The Company records its equity in the operating results of LARC on a quarter-lag basis.

     For the year ended 1999, the Company's equity in net loss, net of goodwill amortization and net of tax, was $113,750; for the year ended 1998 the Company's equity in net income, net of goodwill amortization and net of tax was $531,700; and for the period recorded in 1997, the Company's equity in net loss, net of tax, was $18,936.

     See Note 14 - Subsequent Events for information on the disposition of the Company's interest in LARC in connection with the Company's repurchase from XL of all of the 4,755,000 shares of the Common Stock held by XL.

     New Europe Insurance Ventures

     In March 1997, the Company, through a wholly owned special purpose subsidiary, committed to pay $5 million over the long term to fund its partnership interest, currently at 14.6%, in New Europe Insurance Ventures ("NEIV"), a Scottish limited partnership that targets private equity investments in insurance and insurance-related companies in Eastern Europe.

     The Company records its participation in this partnership under the equity method of accounting and applies the specialized accounting practices for investment companies. Unrealized gains and losses on private equity investments, consisting mostly of foreign exchange fluctuations, are recorded in the income statement when such investments are revalued into United States dollars each quarter.

     The $820,000 investment balance at December 31, 1999 is composed of five investments in Eastern Europe in insurance related companies.

     The unfunded commitment remaining at December 31, 1999 was approximately $3.2 million.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     The Company records its equity in the operating results of NEIV on a quarter-lag basis. For the years ended 1999, 1998 and for the period recorded in 1997, the Company's equity in net loss, net of tax, was $345,150, $141,700 and $54,532, respectively.

     Sunshine State Holding Corporation

     In December 1997, the Company acquired a 21.5% economic and voting interest in Sunshine State Holding Corporation ("Sunshine State"), a newly formed Florida-based company, for $1.4 million.

     Sunshine State and its subsidiaries, which includes Sunshine State Insurance Company, a Florida domiciled insurer, underwrite homeowners policies in the State of Florida obtained from the Florida Residential Property and Casualty Joint Underwriting Association in accordance with the Market Challenge Program of the Florida Department of Insurance. Sunshine State also insures homeowners policies produced through the open market and offers other lines of insurance in Florida and other states. In connection with the investment, the Company provides reinsurance for Sunshine State. A subsidiary of XL invested in Sunshine State and will also provide reinsurance for Sunshine State during specified periods.

     The Company records its equity in the operating results of Sunshine State on a quarter-lag basis.

     The Company's net premiums written and net premiums earned from business developed by Sunshine State were $6.6 million and $5.6 million, respectively, in 1999 and $3.9 million and $4.5 million, respectively, in 1998.

     For the years ended 1999 and 1998, the Company's equity in net income, net of tax, was $179,000, or $0.01 per share, and $171,600, or $0.01 per share.

     Investments Carried at Fair Value:

     Altus Holdings, Ltd.

     In March 1998, the Company purchased for $10 million an approximately 28.6% economic interest (9.9% voting interest) in Altus, a new Cayman Islands company formed to provide rent-a-captive and other underwriting management services for risks of individual corporations and insurance programs developed by insurance intermediaries. The Company's investment was funded two-thirds in cash and one-third through a letter of credit. The balance of the $35 million of initial capital invested in Altus was contributed by The Trident Partnership, L.P. ("Trident"), XL, MMRCH and members of Altus' management. The Company may provide reinsurance capacity for business developed by Altus. The Company issued a letter of credit in the amount of $5.8 million for Trident's unfunded investment commitment in Altus for an annual fee of $58,000, or 100 basis points on the letter of credit amount.

     In May 1999, Altus acquired First American in a share exchange, which closed in July 1999 upon receipt of regulatory approval.

     During the 1999 second quarter, the Company reclassified its investment in First American from the equity method of accounting to an investment accounted for at fair value. At June 30, 1999, the carrying value of First American was adjusted to $9.3 million, in order to reflect the transaction value resulting from the acquisition by Altus resulting in the Company recording an after-tax realized loss of $0.7 million.

     In July 1999, the Company and Trident funded their investment commitments to Altus (previously secured by letters of credit) of $3.3 million and $5.8 million, respectively, and XL redeemed its shares in Altus at their original costs. After Altus' acquisition of First American, such additional funding and the XL redemption, the Company's economic ownership in Altus decreased from 28.6% to 28% (9.9% voting interest).

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)


     American Independent Insurance Holding Company

     In February 1999, the Company loaned $5 million to American Independent Insurance Holding Company ("AIHC"). The promissory note, secured by the stock of AIHC, matures in January 2003, and will accrue interest at rates per annum expected to approximate 6%, depending on the investment returns on proceeds of the loan which are invested by AIHC on the Company's behalf. Principal and interest repayments are subject to prior approval by the Pennsylvania Department of Insurance. In consideration for the loan, the Company received Class A warrants to purchase shares of common stock of AIHC, constituting approximately 4% of AIHC's outstanding common stock on a fully-diluted basis. Interest income recorded in 1999 was $148,000. At December 31, 1999, the Company recorded a pre-tax unrealized loss of $750,000, which reflects a market value discount of 15% based on a comparison of the AIHC note to bonds with similar characteristics.

     In connection with this investment and the Company's prior $3.6 million loan commitment to AIHC (which commitment expired on December 31, 1998), the Company has the option to write an aggregate amount of premiums of at least approximately $375 million over the next seven to eight year period, subject to the amount of business written by AIIC. From inception through December 31, 1999, premiums written by the Company under these arrangements with AIHC and its insurance subsidiary, American Independent Insurance Company ("AIIC"), totaled $107.2 million. No assurances can be given that any such additional premiums will be written by the Company. The Company's net premiums written and net premiums earned from business developed by AIIC were $39.2 million and $43.7 million, respectively, in 1999, $42 million and $36 million, respectively, in 1998, and $25.9 million and $15.2 million, respectively, in 1997.

     Annuity and Life Re (Holdings), Ltd.

     In April 1998, the Company acquired for approximately $20 million a minority interest in Annuity and Life Re (Holdings), Ltd. ("Annuity and Life Re"), a new Bermuda-based reinsurance company formed to provide annuity and life reinsurance. The Company coinvested with XL concurrently with the consummation of Annuity and Life Re's initial public offering. The Company purchased approximately 1.4 million common shares of Annuity and Life Re and warrants to purchase at an exercise price of $15.00 per share (the initial public offering price) an additional 100,000 common shares. The aggregate purchase price paid by the Company was based on a price of $14.10 for a unit consisting of one common share and certain warrants. The Company owns approximately 5.6% of the outstanding common shares of Annuity and Life Re following the exercise of the underwriters' over-allotment option. Annuity and Life Re's common shares are quoted on The Nasdaq Stock Market's National Market ("NASDAQ") under the symbol "ALRE."

     At December 31, 1998, the Company recorded its investment in Annuity and Life Re common stock and warrants at the closing price reported by NASDAQ on such date less a discount for trading restrictions.

     In June 1999, the Company reclassified its investment in Annuity and Life Re to a publicly traded equity security.

     See Note 14 - Subsequent Events for information on the disposition of the Company's interest in Annuity and Life Re in connection with the Company's repurchase from XL of all of the 4,755,000 shares of Common Stock held by XL.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     Arbor Acquisition Corp. (Montgomery & Collins, Inc.)

     In March 1998, the Company purchased for approximately $2.8 million a 34.5% economic and voting interest in Arbor Acquisition Corp. ("Arbor"), the parent of Montgomery & Collins, Inc. a Boston-based national surplus lines and wholesale brokerage firm which operates in 11 cities, in addition to Boston. The investment was made concurrently with investments by MMRCH.

     In September 1998, the Company invested an additional $845,000 in Arbor, increasing the Company's ownership interest to approximately 37.3%.

     For the period recorded in 1998, the Company's equity in net loss, net of goodwill amortization and net of tax, was $506,000 or $0.03 per share. In addition, in December 1998, the Company recorded a realized loss of $2.4 million by reducing the carrying value of its investment in Arbor to $500,000 and reclassified this investment from the equity method of accounting to an investment carried at fair value.

     At June 30, 1999, the Company increased the carrying value of its investment in Arbor from $500,000 to approximately $3.0 million based on the expected net realizable value resulting from the sale of the business and run-off of the operations.

     The sale of the business occurred in two transactions that closed in June and July 1999. It is expected that the wind-up of the remaining operations will be substantially completed by July 2000.

     GuideStar Health Systems, Inc.

     In December 1997, the Company acquired a 2.6% economic and voting interest in GuideStar Health Systems, Inc. ("GuideStar"), an Alabama-based managed care organization, for $1 million.

     Founded in late 1995, GuideStar provides comprehensive managed care services to employers and individuals through strategic alliances with selected insurance companies and health care providers. GuideStar develops health care provider networks, and provides claims processing, customer relations and comprehensive utilization management services.

     In September 1999, the Company reduced the carrying value of GuideStar by 50% to $500,000 and realized an after tax loss of $325,000.

     Sorrento Holdings, Inc.

     In October 1998, the Company purchased for $5 million 5,000 shares of Class C Cumulative Redeemable Preferred Stock (the "Preferred C Shares") of Sorrento Holdings, Inc. ("Sorrento"). The Preferred C Shares accrue interest at the rate of 6% per annum and are subject to mandatory redemptions through December 31, 2000. Sorrento's obligation to redeem the Preferred C Shares is secured by an irrevocable letter of credit.

     For the year ended December 31, 1999, the Company received $3.7 million from Sorrento for the redemption of 3,483 shares of preferred stock of Sorrento, which redemption amount included a payment of $1,000 per share and dividends of approximately $233,000.

     Sorrento was formed by Clarendon National Insurance Company ("Clarendon") and the Arrowhead Group ("Arrowhead"), a managing agency. Sorrento intends to form a wholly owned subsidiary, Sorrento Insurance Company, to underwrite automobile liability and physical damage policies produced by Arrowhead. In connection with the issuance of the Preferred C Shares, the Company is providing reinsurance to Clarendon in respect of automobile physical damage policies and may provide reinsurance on other business produced by Arrowhead.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     The Company's net premiums written and net premiums earned from business developed by Arrowhead were $30 million and $22.5 million, respectively, in 1999.

     Sovereign Risk Insurance Ltd.

     In July 1997, the Company acquired a 9.0% voting and economic interest in Sovereign Risk Insurance Ltd. ("Sovereign Risk"), a newly formed Bermuda-based managing general agency, for $237,500.

     Sovereign Risk provides underwriting services for political risk insurance coverages for the Company, ACE Insurance Company, Ltd. and a subsidiary of XL, who are also co-investors in Sovereign Risk.

     In June 1999, the Company sold its investment in Sovereign Risk to ACE Limited and XL and recorded an after-tax net realized gain of $103,000. The Company retained an option to provide certain reinsurance on business produced by Sovereign Risk for a five-year period.

     The Company's net premiums written and net premiums earned from business developed by Sovereign Risk were $2.9 million and $2.4 million, respectively, in 1999, $1,397,000 and $887,000, respectively, in 1998 and $175,000 and $51,130, respectively, in 1997.

     Stockton Holdings Limited

     In June 1998, the Company acquired for $10 million a 1.7% interest in Stockton Holdings Limited ("Stockton Holdings"), a Cayman Islands insurance holding company. Stockton Holdings conducts a world-wide reinsurance business through its wholly owned subsidiary Stockton Reinsurance Limited, a Bermuda-based reinsurance company writing specialty risks with a focus on finite products. The Company's investment was made as part of a private placement by Stockton Holdings.

     During 1999, the Company received a dividend distribution of $157,000.

     Terra Nova (Bermuda) Holdings, Ltd.

     In October 1995, the Company acquired a 3.6% voting and economic interest in Terra Nova (Bermuda) Holdings, Ltd. ("Terra Nova") for $8.9 million.

     Terra Nova, based in Bermuda, is a holding company for two principal operating insurance companies located in Bermuda and London that write property and casualty reinsurance. In April 1996, Terra Nova completed the initial public offering of its common stock, which is traded on the New York Stock Exchange ("NYSE") under the symbol "TNA."

     In December 1998, the Company sold 41,000 shares of Terra Nova and recorded a realized gain of approximately $800,000, reducing the Company's voting and economic interest to 3.5%.

     Dividend income recorded in 1999, 1998 and 1997 received from Terra Nova was $213,000, $213,000 and $157,000, respectively.

     In June 1999, the Company reclassified its investment in Terra Nova to a publicly traded equity security.

     TRG Associates, LLC

     In October 1997, the Company acquired an 8.8% economic interest (7.7% voting interest) in TRG Associates, LLC ("LLC"), a new limited liability company formed for the purpose of holding all of the Class 1 common stock of TRG Holding Corporation ("TRG Holdings"), for $4,875,000. TRG Holdings acquired all of the common stock of The Resolution Group, Inc. ("TRG") in exchange for $150 million in cash (funded by $50 million from the LLC and $100 million of debt incurred by TRG Holdings) and $462 million face amount of the Class 2 common stock of TRG Holdings.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     TRG, located in Chicago, was formed to manage and pay off claims liabilities on policies that insurance subsidiaries of Talegen Holdings, Inc., a subsidiary of Xerox Corporation, had written prior to 1993.

     In August 1999, the Company recorded an after-tax net realized gain of $2.2 million upon completion of the sale of this investment to Fairfax Financial Holdings Limited.

     Trident II, L.P.

     On June 4, 1999, the Company committed to invest $25 million as a limited partner of Trident II, L.P. ("Trident II"), a partnership managed by MMCI. Trident II will make private equity and equity related investments in the global insurance, reinsurance and related industries. The fund will target investments in existing companies that are in need of growth capital or are under performing as well as in newly formed companies. The Company's Chairman is one of four Senior Principals of MMCI who manage Trident II.

     The term of Trident II expires in 2009. However, the term may be extended for up to a maximum of three one-year periods at the discretion of MMCI to permit orderly dissolution.

     During the first six years of the fund, the Company will pay an annual management fee, payable semi-annually in advance, equal to 1.5% of the Company's aggregate $25.0 million commitment as well as a percentage of cumulative net gains on invested funds. After such six year period, the annual management fee will be 1.5% of the aggregate funded commitments.

     For the period ended December 31, 1999, the Company funded its 1.96% share, or $6.1 million, of investments made by Trident II in various entities. Fees and expenses of $250,000 were paid in 1999 to MMCI relating to its management of Trident II.

     Fixed Maturities

     Contractual maturities of fixed maturity securities at December 31, 1999 are shown below. Expected maturities, which are management's best estimates, will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                   (In thousands)
                                                                                 December 31, 1999
                                                                       ---------------------------------------
                                                                          Estimated
                                                                            Fair                 Amortized
                                                                            Value                   Cost
                                                                       ----------------        ---------------
        Available for sale:
           Due in one year or less                                             $10,210                $10,237
           Due after one year through five years                                68,182                 69,956
           Due after five years through 10 years                                78,461                 82,282
           Due after 10 years                                                   76,916                 79,446
                                                                       ----------------        ---------------
           Sub-total                                                           233,769                241,921
           Mortgage and asset-backed securities                                 27,298                 28,424
                                                                       ----------------        ---------------
        Total                                                                 $261,067               $270,345
                                                                       ================        ===============

         As of December 31, 1999, the weighted average contractual and expected maturities of the fixed maturity investments, based on fair value, were
     12.6 years and 8.1 years, respectively.


                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     Proceeds from the sale of fixed maturity securities during 1999, 1998 and 1997 were approximately $270 million, $255 million and $241 million, respectively. Gross gains of $1,522,000, $2,242,000 and $858,000 were realized on those sales during 1999, 1998 and 1997, respectively. Gross losses of $3,298,000, $770,000 and $583,000 were realized during 1999, 1998 and 1997, respectively.

     Approximately 86% of fixed maturity investments held by the Company at December 31, 1999 were considered investment grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.

     There are no investments in any entity in excess of 10% of the Company's stockholders' equity at December 31, 1999 other than investments issued or guaranteed by the United States government or its agencies and the Company's investment in Annuity and Life Re.

     Securities Pledged and on Deposit

     Securities with a carrying value of approximately $11.1 million have been pledged as collateral for letters of credit obtained in connection with certain reinsurance obligations of the Company (see Note 5).

     At December 31, 1999, securities with a face amount of $5.8 million were on deposit with the Insurance Department of the State of Nebraska and other states in order to comply with insurance laws.

4.   Agreements with Related Parties

     Investment Advisory Agreements

     The Company has an investment advisory agreement with MMCI for management of the Company's portfolios of equity securities (including convertible securities) that are publicly traded ("Public Portfolio") and privately held ("Private Portfolio"). The Private Portfolio includes equity securities which at the time of acquisition do not have a readily ascertainable market or are subject to certain trading restrictions. MMCI is also an investment advisor to Trident, a dedicated insurance industry private equity fund organized by MMCI and three other sponsors. MMCI's direct parent, MMRCH, owns 1,395,625 shares, or approximately 8.2% of the outstanding Common Stock, and Class A warrants and Class B warrants to purchase 905,397 and 1,770,601 shares of Common Stock, respectively. At December 31, 1999, Trident owns 250,000 shares, or approximately 1.5%, of the outstanding Common Stock, and Class A warrants to purchase 1,386,079 shares of Common Stock.

     Effective July 1, 1999, the Company amended its investment advisory agreement with MMCI, which governs the management of the Company's portfolios of equity securities (including convertible securities) that are publicly traded and privately held.

     Pursuant to the amended agreement, which has a term of four years (subject to renewal), MMCI provides the Company with investment management and advisory services with respect to investments in the Private Portfolio whose value exceeds (i) $10 million during the first year of the term, (ii) $15 million during the second year of the term, and (iii) $20 million during the third and fourth years of the term. Under such amendments, the Company pays MMCI an annual fee equal to (x) 20% (previously 7.5%) of cumulative net realized gains including dividends, interest and other distributions, received on the Private Portfolio over (y) cumulative compensation previously paid in prior years on cumulative net realized gains (as defined in the agreement) on the Private Portfolio managed by MMCI, but the Company will not pay MMCI a management fee (previously 1.5% per annum of the quarterly carrying value of the Private Portfolio). With respect to the management of the Company's Public Portfolio, the Company pays MMCI a fee equal to 0.50% of the first $50 million under MMCI's management and 0.35% of all amounts in excess of $50 million (subject to a minimum fee of $250,000 per annum).

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   Agreements with Related Parties (continued)

     In connection with the amendments to the Company's agreement with MMCI, RCHI will receive from MMCI $1.25 million per annum during the initial four-year term, subject to certain conditions. The initial agreement provided for a minimum aggregate cash fee to MMCI of $500,000 per annum through December 31, 1997. Fees incurred under the agreements during fiscal years 1999, 1998 and 1997 were approximately $1.5 million, $2.7 million and $1.3 million, respectively. In addition, in 1999, 1998 and 1997, unrealized appreciation in the Private Portfolio is net of accrued fees of approximately $256,000, $2.2 million and $1.4 million, respectively.

     In May 1999, the Company transferred the management of the fixed income and short term cash portfolios from The Putnam Advisory Company, Inc. ("Putnam") to Alliance Capital. The Company had an investment advisory agreement with Putnam, an affiliate of MMCI, for the management of the Company's fixed income securities and short term cash portfolios through April 1999. For the fixed income securities portfolio, the Company paid to Putnam a fee equal to the sum of 0.35% per annum of the first $50 million of the market value of the portfolio, 0.30% per annum on the next $50.0 million, 0.20% per annum on the next $100 million and 0.15% per annum of the market value of assets that exceeds $200 million. For the short term cash portfolio, the Company paid a fee equal to 0.15% per annum of the total monthly average market value. Fees incurred under the Putnam agreement for the period in 1999, 1998 and 1997 were approximately $173,000, $461,000 and $493,000, respectively.

     Reinsurance Treaties

     In addition to business assumed from insurance companies where the Company has a private equity investment as described in Note 3, the Company also assumed premiums written and premiums earned of $5.2 million and $5.3 million, respectively, in 1999, $3.3 million and $3.4 million, respectively, in 1998 and $5.5 million and $2.5 million, respectively, in 1997 from XL, which owned 4,755,000 shares prior to the stock repurchase described in Note 14, or approximately 27.8% of the outstanding Common Stock, and premiums written and premiums earned of $17.4 million and $17.3 million, respectively, in 1999, $18.5 million and $20.7 million, respectively, in 1998 and $12.3 million and $6.8 million, respectively, in 1997 from majority-owned insurance companies of Trident.

     Other Agreements

     Commencing in 1996, MMCI subleased office space from the Company for a term expiring in October 2002. Future minimum rental income, exclusive of escalation clauses and maintenance costs, under the remaining term of the sublease will be approximately $1,218,000. Rental income for 1999, 1998 and 1997 was $430,000 in each year.

     In addition in 1999, 1998 and 1997, MMCI reimbursed the Company approximately $1,000, $11,000 and $530,000 (net of $59,000, $89,000 and $44,000
for certain sublease income allocated to MMCI) for their pro-rata share of improvement and maintenance costs under the sublease.

     During 1999, the Company committed to invest $25 million as a limited partner in Trident II, a partnership managed by MMCI. See Note 3.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.   Commitments

     Lease Agreement

     The Company has a sublease agreement for office facilities for a term expiring in October 2002. Future minimum rental charges under the remaining term of the sublease, exclusive of escalation clauses and maintenance costs and net of rental income, are as follows:

                                     (In thousands)
                                  ----------------------
        2000                                 $681
        2001                                  716
        2002                                  597
                                     -------------------
                                           $1,994
                                     ===================

     During 1999, 1998 and 1997, rental expense, net of income from subleases, was approximately $576,000, $576,000 and $643,000, respectively.

     Letters of Credit

     At December 31, 1999, the Company is obligated under letters of credit in an aggregate amount of approximately $9.7 million, which secure certain of the Company's reinsurance obligations.

     Severance Arrangements

     The Company has a program for all employees that provides for certain severance payments, immediate vesting of restricted stock grants and option awards and continuation of benefits in the event of termination of employment resulting from a change in control. The extent of such payments depends on the position of the employee. See Note 14 - Subsequent Events for information on the agreement entered into by the Company to sell its reinsurance business to Folksamerica, which constitutes a change in control for purposes of the Company's employee benefit plans and agreements.

     Employment Agreements

     The Company has employment agreements with its executive officers. One of these agreements has a five-year term initially expiring in September 2000, and the remaining agreements may be terminated upon notice by either party. These agreements provide for compensation in the form of base salary, annual bonus, stock-based awards under the 1995 and 1999 Stock Plans (as hereinafter defined), participation in the Company's employee benefit programs and the reimbursement of certain expenses. Under one of the agreements, the Company guaranteed loans in the amount of $500,000 made to an executive by a financial institution to fund such executive's purchase of 25,000 shares of Common Stock and related tax liability under such stock's vesting provisions. In connection with such guarantee, the Company is entitled to customary subrogation rights.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   Claims and Claims Expenses

     The reconciliation of claims and claims expense reserves is as follows:

                                                                                             (In thousands)
                                                                                              December 31,
                                                                                 1999             1998            1997
                                                                              ------------     ------------    ------------
        At beginning of year:
           Gross claims and claims expense reserves                              $216,657          $70,768         $20,770
           Reinsurance recoverables                                                30,468                              522
                                                                              ------------     ------------    ------------
             Net claims and claims expense reserves                               186,189           70,768          20,248
        Net claims and claims expenses incurred relating to:
           Current year                                                           275,455          178,957          73,385
           Prior year                                                              30,386           (2,832)             22
                                                                              ------------    ------------     ------------
             Total                                                                305,841          176,125          73,407
        Net paid claims and claims expenses incurred relating to:
           Current year                                                            95,367           41,910          13,649
           Prior year                                                              88,034           18,794           9,238
                                                                              ------------     ------------    ------------
             Total                                                                183,401           60,704          22,887
        At end of year:
           Net claims and claims expense reserves current year                    308,629          186,189          70,768
           Reinsurance recoverables                                                55,925           30,468               -
                                                                              ------------     ------------    ------------
             Gross claims and claims expense reserves                            $364,554         $216,657         $70,768
                                                                              ============     ============    ============

     The Company believes that its exposure, if any, to environmental impairment liability and asbestos-related claims is minimal since no business has been written for periods prior to 1996.

     Subject to the following, the Company believes that the reserves for claims and claims expenses are adequate to cover the ultimate cost of claims and claims expenses incurred through December 31, 1999. The reserves are based on estimates of claims and claims expenses incurred and, therefore, the amount ultimately paid may be more or less than such estimates. The inherent uncertainties of estimating claims and claims expense reserves are exacerbated for reinsurers by the significant periods of time (the "tail") that often elapse between the occurrence of an insured claim, the reporting of the claim to the primary insurer and, ultimately, to the reinsurer, and the primary insurer's payment of that claim and subsequent indemnification by the reinsurer. As a consequence, actual claims and claims expenses paid may deviate, perhaps materially, from estimates reflected in the Company's reserves reported in its financial statements. The estimation of reserves by new reinsurers, such as the Company, may be less reliable than the reserve estimations of a reinsurer with an established volume of business and claims history. To the extent reserves prove to be inadequate, the Company may have to augment such reserves and incur a charge to earnings. Such a development could occur and result in a material charge to earnings or stockholders equity in future periods.

     Estimates of prior accident year claims were increased by approximately $30 million in 1999. A substantial portion of this amount resulted from (i) the Company's review of additional claims information and its continuing underwriting and actuarial analysis of the business produced by a certain managing underwriting agency, (ii) notification of additional satellite losses received in 1999 pertaining to 1998, (iii) aviation losses, principally the 1998 Swiss Air crash, and (iv) property losses reported on several international treaties that are in run-off.

     Estimates of prior accident year claims were reduced by approximately $2.8 million in 1998 primarily due to favorable claim development in the property and multi-line classes of business.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   Retrocession Agreements


     The Company utilizes retrocession agreements for the purpose of limiting its exposure with respect to multiple claims arising from a single occurrence or event. The Company also participates in "common account" retrocessional arrangements for certain treaties. Such arrangements reduce the effect of individual or aggregate losses to all companies participating on such treaties including the reinsurer, such as the Company, and the ceding company.


     Reinsurance recoverables are recorded as assets, predicated on the retrocessionaires' ability to meet their obligations under the retrocessional agreements. If the retrocessionaires are unable to satisfy their obligations under the agreements, the Company would be liable for such defaulted amounts.


     The effects of reinsurance on written and earned premiums and claims and claims expenses are as follows:

                                                                                     (In thousands)
                                                                                Years Ended December 31,
                                                               -----------------------------------------------------------
                                                                    1999                 1998                  1997
                                                               ----------------     ----------------     -----------------
        Assumed premiums written                                      $386,848             $260,566              $147,878
        Ceded premiums written                                          80,122               25,831                 3,044
                                                               ----------------
                                                                                    ----------------     -----------------
        Net premiums written                                          $306,726             $234,735              $144,834
                                                               ================     ================     =================

        Assumed premiums earned                                       $380,880             $232,025              $110,992
        Ceded premiums earned                                           69,512               25,831                 3,620
                                                               ----------------     ----------------     -----------------
        Net premiums earned                                           $311,368             $206,194              $107,372
                                                               ================     ================     =================

        Assumed claims and claims expenses incurred                   $348,979             $210,006               $73,407
        Ceded claims and claims expenses incurred                       43,138               33,881
                                                               ----------------     ----------------     -----------------
        Net claims and claims expenses incurred                       $305,841             $176,125               $73,407
                                                               ================     ================     =================

     At December 31, 1999, the Company's balance sheet reflects reinsurance recoverable and reinsurance premiums payable balances as follows:

                                                                                 (In thousands)
                                                                  December 31,                   December 31,
                                                                      1999                           1998
                                                               --------------------           --------------------
        Reinsurance recoverable balances:
             Unpaid claims and claim expenses                         $55,925                       $30,468
             Paid amounts                                               6,588                           107
             Unearned premiums                                         10,609
                                                               --------------------           --------------------
        Total                                                         $73,122                       $30,575
                                                               ====================           ====================
        Reinsurance premiums payable                                  $14,666                        $5,396
                                                               ====================           ====================

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   Employee Benefits and Compensation Arrangements

     1995 Long Term Incentive and Share Award Plan

     In September 1995, the Company adopted the 1995 Long Term Incentive and Share Award Plan (the "1995 Stock Plan"), which is administered by the Compensation Committee of the Board of Directors. The Company may grant, subject to certain restrictions, stock options, stock appreciation rights, restricted shares, restricted share units payable in shares of Common Stock or cash, stock awards in lieu of cash awards, and other stock-based awards to eligible employees of the Company. Awards relating to not more than 1,700,000 shares of Common Stock may be made over the five-year term of the 1995 Stock Plan.

     In April 1999, the Company adopted the 1999 Long Term Incentive and Share Award Plan (the "1999 Stock Plan"). The 1999 Stock Plan, like its predecessor, is intended to provide incentives to attract, retain and motivate employees and Directors in order to achieve the Company's long term growth and profitability objectives. The 1999 Stock Plan provides for the grant to eligible employees and Directors of stock options, stock appreciation rights, restricted shares, restricted share units payable in shares of Common Stock or cash, stock awards in lieu of cash awards, dividend equivalents and other stock based awards. The 1999 Stock Plan also provides the Non-Employee Directors with the opportunity to receive the annual Board retainer fee in shares of Common Stock. An aggregate of 900,000 shares of Common Stock has been reserved for issuance under the 1999 Stock Plan (of which no more than 300,000 of such shares may be issued pursuant to grants of restricted shares, restricted share units, performance shares and performance units), subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure. Shares issued pursuant to the 1999 Stock Plan will be either authorized but unissued shares or treasury shares.

     Restricted Stock

     During 1999, 1998 and 1997, the Company granted an aggregate of 2,500, 15,700, 24,000 shares, respectively, of restricted stock under the 1995 Stock Plan. Grants of restricted stock generally vest at a rate of 20% per year over five years commencing on the first anniversary of the date of grant. The Company records a deferred expense equal to the market value of the shares at the date of grant which is amortized and charged to income over the vesting period. The deferred expense was ($117,000), $296,000 and $506,000, and the amortization of the deferred expense was $628,000, $1,012,000, and $1,687,000, for 1999, 1998
and 1997, respectively. Upon the closing of the sale of the Company's reinsurance business to Folksamerica, all unvested restricted stock and all unvested stock options will immediately become vested. See Note 14 - Subsequent Events.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   Employee Benefits and Compensation Arrangements (continued)

     Stock Options

     The Company issues incentive stock options and/or non-qualified stock options at fair market values at the grant dates to officers and non-employee Directors. Options to officers generally vest and become exercisable at a rate of 20% per year over five years from the date of grant. Incentive stock options expire ten years after the grant date and non-qualified stock options expire seven years after vesting. Initial options granted to non-employee Directors vest and become exercisable in three equal installments, commencing on the date of grant and annually thereafter. Annual options granted to non-employee Directors in office on January 1 of each year vest on the first anniversary of the date the option is granted. Upon the closing of the sale of the Company's reinsurance business to Folksamerica, all unvested restricted stock and all unvested stock options will immediately become vested. See Note 14 - Subsequent Events.

     Information relating to the Company's stock options is set forth below:



                                                                         Years Ended December 31,
                                                        ---------------------------------------------------------
                                                             1999                1998                 1997
                                                        ----------------    ----------------     ----------------
        Number of options
        Outstanding, beginning of year                      1,347,075             960,650                628,950
        Granted                                                18,800             410,825                371,700
        Canceled                                             (84,519)             (20,580)                (39,500)
        Exercised                                                   -              (3,820)                   (500)
        Outstanding, end of year                            1,281,356           1,347,075                960,650
        Exercisable, end of year                              683,388             358,884                178,611

        Average exercise price
        Granted                                                $17.25           $22.47                    $22.86
        Canceled                                               $21.81           $20.97                    $17.63
        Exercised                                                   -           $19.24                    $17.63
        Outstanding, end of year                               $20.90           $21.00                    $20.38
        Exercisable, end of year                               $20.45           $19.85                    $19.32


     Exercise prices for options outstanding at December 31, 1999 ranged from $12.94 to $24.94. The weighted average remaining contractual life of these options is approximately 7.3 years.

     Employee Stock Purchase Plan

     Effective December 1, 1995, the Company established a tax-qualified employee stock purchase plan (the "Purchase Plan"). An aggregate of 120,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. Eligible employees may elect to participate in an annual offering period under the Purchase Plan by authorizing after-tax payroll deductions of up to 20% (in whole percentages) of their eligible compensation for the purchase of shares of Common Stock at 85% of the lesser of the market value per share of the Common Stock at the beginning or end of the annual offering period, subject to certain restrictions. During 1999, 1998 and 1997, employees purchased approximately 8,509, 18,638 and 14,100 shares, respectively, of Common Stock under the Purchase Plan.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   Employee Benefits and Compensation Arrangements (continued)


     Pro Forma Information

     Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123. Such information has been determined for the Company as if the Company has accounted for its employee stock options under the fair value method of this Statement. The fair value for the Company's employee stock options has been estimated at the date of grant using a Black-Scholes option valuation model, with the following weighted-average assumptions for options issued in 1999, 1998 and 1997, respectively: (i) dividend yield: 0.0%;
(ii) volatility factor: 25.0%; (iii) average expected option life of six years for all years; and (iv) risk free interest rates of 6.5%, 4.9%, and 5.8% respectively. The weighted-average fair value of options granted for the years ended December 31, 1999, 1998 and 1997 was $123,000, $3.3 million and $3.2 million, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models, such as the Black-Scholes model, require the input of highly subjective assumptions (particularly with respect to the Company, which has a limited stock-trading history), including expected stock price volatility. As the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the Company believes that the existing option valuation models, such as the Black-Scholes model, may not necessarily provide a reliable single measure of the fair value of employee stock options.

     For purposes of the required pro forma information, the estimated fair value of employee stock options is amortized to expense over the options' vesting period. The Company's pro forma information regarding net income and earnings per share follows:

                                                                    (In thousands, except per share data)
                                                                            Years Ended December 31,
                                                               1999                  1998                 1997
                                                          ----------------      ----------------     ----------------
        Net income (loss), as reported                      ($32,436)                $3,091               $2,039
        Pro forma net income (loss)                         ($34,094)                $1,633                 $994

        Earnings (loss) per share as reported:
             Basic                                            ($1.90)                 $0.18                $0.12
             Diluted                                          ($1.90)                 $0.17                $0.12
        Pro forma earnings (loss) per share:
             Basic                                            ($2.00)                 $0.10                $0.06
             Diluted                                          ($2.00)                 $0.09                $0.06


     The effects of applying FASB 123 as shown in the pro forma disclosures may not be representative of the effects on reported net income for future years.

     The effect on net income and earnings per share after applying FASB Statement No. 123's fair valuation method to stock issued to employees under the Purchase Plan does not materially differ from the pro forma information set forth above with respect to the Company's employee stock options.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   Employee Benefits and Compensation Arrangements (continued)

     Retirement Plans

     Effective as of January 1, 1996, the Company adopted a tax-qualified, non-contributory defined contribution money purchase pension plan (the "Pension Plan") under which the Company contributes for each eligible employee an amount equal to the sum of (i) 5% in 1999 and 4% in 1998 and 1997 of eligible compensation up to the taxable wage base (as such term is defined in the Pension Plan; for 1999, 1998 and 1997, amounts were set at $72,600, $68,400 and $65,400, respectively) and (ii) 10% in 1999 and 8% in 1998 and 1997 of eligible compensation in excess of the taxable wage base (up to the applicable compensation limit (the "compensation limit") imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), which for 1999, 1998 and 1997 was $160,000. Substantially all employees of the Company are eligible for participation in the Pension Plan. In 1999, 1998 and 1997, the Company expensed $344,000, $215,000 and $168,000, respectively, related to the Pension Plan.

     Effective as of January 1, 1996, the Company adopted a tax-qualified, employee savings plan (the "Savings Plan"). Pursuant to Section 401(k) of the Code, eligible employees of the Company are able to make deferral contributions of up to 15% of their eligible compensation, subject to limitations under applicable law. The Company matches 100% of the first 3% of eligible compensation deferred by employees and 50% of the next 3% of eligible compensation so deferred. Substantially all employees of the Company are eligible for participation in the Savings Plan. In 1999, 1998 and 1997, the Company expensed $192,000, $165,000 and $123,000, respectively, related to the Savings Plan.

     Effective as of January 1, 1996, the Company adopted a supplemental, non-qualified executive savings and retirement plan (the "Supplemental Plan") under which the Company contributes 10% of eligible compensation in excess of the compensation limit for eligible officers of the Company. Participants may also defer certain amounts of eligible base compensation and bonus. Under the Supplemental Plan, the Company matches 100% of the first 3% of eligible base compensation in excess of the compensation limit that is deferred by participants under the Supplemental Plan, and provides a 50% matching contribution for the next 3% of such excess eligible compensation so deferred. In 1999, 1998 and 1997, the Company expensed $96,000, $85,000 and $74,000, respectively, related to the Supplemental Plan.

9.   Income Taxes

     RCHI, Risk Capital Reinsurance and Cross River file a consolidated federal income tax return and have a tax sharing agreement (the "Tax Sharing Agreement"), allocating the consolidated income tax liability on a separate return basis. Pursuant to the Tax Sharing Agreement, Risk Capital Reinsurance and Cross River make tax sharing payments to RCHI based on such allocation.

     The provision for federal income taxes has been determined on the basis of a consolidated tax return consisting of RCHI, Risk Capital Reinsurance and Cross River.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   Income Taxes (continued)

     An analysis of the Company's effective tax rate for the years ended December 31, 1999, 1998 and 1997 is as follows:

                                                                                           (In thousands)
                                                                                       Years Ended December 31,
                                                                                  1999            1998           1997
                                                                            ---------------   ------------  --------------
        Income tax (benefit) computed on pre-tax income                       ($18,281)         $1,562            $663
        Reduction/increase in income tax (benefit) resulting from:
             Tax-exempt investment income                                          (733)          (582)           (524)
             Dividend received deduction                                           (958)          (896)           (650)
             Restricted stock                                                       140
             Other                                                                  275            151             173
                                                                            ---------------   ------------  --------------
        Income tax expense (benefit) on pre-tax income                         ($19,557)          $235           ($338)
                                                                            ===============   ============  ==============


     The Company's current federal tax expense (benefit) for 1999, 1998 and 1997 was based on regular taxable income. Actual federal income taxes paid in 1999, 1998 and 1997 were $1.9 million, $5.3 million and $1.4 million, respectively. The amount paid in 1999 was the final installment related to the 1998 tax return.

     The net deferred income tax asset reflects temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, net of a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. Significant components of the Company's deferred income tax assets and liabilities as of December 31, 1999 and 1998 were:

                                                                                     (In thousands)
                                                                                      December 31,
                                                                                  1999                 1998
                                                                           ----------------    -----------------
        Deferred income tax assets:
             Net claim reserve discount                                        $15,639              $10,176
             Net operating loss                                                  7,334
             Net unearned premium reserve                                        6,573                7,194
             Compensation liabilities                                              372                  622
             Equity in net loss of investees, net                                    7                2,328
             Other                                                                 165                   56
                                                                           ----------------    -----------------
        Total deferred tax assets                                               30,090               20,376
                                                                           ----------------    -----------------
        Deferred income tax liabilities:
             Deferred policy acquisition cost                                   (8,255)              (8,230)
              Unrealized appreciation of investments                           (14,001)             (25,328)
                                                                           ----------------    -----------------
        Total deferred tax liabilities                                         (22,256)             (33,558)
                                                                           ----------------    ----------------
        Net deferred income tax asset (liability)                               $7,834              ($13,182)
                                                                           ================    =================

     The net deferred income tax asset at December 31, 1999 was $7.8 million. The Company periodically evaluates the need for a valuation allowance for any portion of the deferred tax asset that management believes will not be realized based on current and future operating performance and available tax planning strategies.

     While the Company believes that a valuation allowance is not necessary at December 31, 1999, continued future comprehensive losses or future decisions with respect to business strategy following the sale of the Company's reinsurance business may result in the establishment of a valuation allowance in future financial statements.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   Income Taxes (continued)

     The Company has a net operating loss carryforward which expires in 2019, for which it has established a deferred income tax asset of $7.3 million at December 31, 1999. The repurchase of the Company's Common Stock held by XL resulted in a 27.8% change in ownership by 5% shareholders. If, in the ensuing three years, there is more than 22.2% additional change in ownership by 5% shareholders, an "ownership change" will have taken place for federal income tax purposes. If such ownership change occurs, the amount of loss carryforwards that can be used in any subsequent year may be severely limited and could be eliminated in certain circumstances.

10.  Statutory Information

     The Insurance Department of the State of Nebraska issued to Risk Capital Reinsurance its domiciliary insurance license on November 6, 1995. Statutory net income and surplus of Risk Capital Reinsurance, as reported to insurance regulatory authorities, differ in certain respects from the amounts prepared in accordance with GAAP. The following tables reconcile statutory net loss and surplus of Risk Capital Reinsurance to consolidated GAAP net income (loss) and stockholders' equity:

                                                                                      (In thousands)
                                                                                  Years Ended December 31,
                                                                        1999               1998                 1997
                                                                  ----------------   ----------------    -----------------
        Net Income (Loss):
        Risk Capital Reinsurance
        Statutory net loss                                              ($44,561)         ($11,973)             ($5,649)
        GAAP adjustments:
             Privately held investments                                   1,179               2,623              (4,601)
             Deferred acquisition costs                                      70               6,223              10,273
             Deferred income taxes                                       10,536               7,277               2,099
             Equity in net income (loss) of investees                       621              (1,136)               (192)
             Cumulative effect of accounting change                        (370)
                                                                   --------------     ---------------     ----------------
        GAAP net income (loss)                                          (32,525)              3,014               1,930
        RCHI (parent company only) operations                                89                  77                 109
                                                                   --------------     ---------------     ----------------
        Consolidated GAAP net income (loss)                             ($32,436)            $3,091              $2,039
                                                                   ==============     ===============     ================

                                                                                        (In thousands)
                                                                                         December 31,
                                                                                   1999                1998
                                                                              ---------------      --------------
        Stockholders' Equity:
        Statutory surplus                                                          $290,082            $358,702
           Deferred acquisition costs                                                23,585              23,515
           Unrealized appreciation (depreciation)                                    (6,320)                298
           Deferred income tax asset (liability), net                                 7,818             (13,164)
           Privately held investments--non-admitted assets                           13,695              11,080
           Other non-admitted assets                                                  3,693               4,190
           Other                                                                        244                 500
                                                                              ---------------      --------------
        Investment in Risk Capital Reinsurance, GAAP                                332,797             385,121
        RCHI (parent company only):
             Other net assets                                                        13,717              12,881
                                                                              ---------------      --------------
        Consolidated stockholders' equity, GAAP                                    $346,514            $398,002
                                                                              ===============      ==============

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  Statutory Information (continued)

     RCHI is a holding company and has no significant operations or assets other than its ownership of all of the capital stock of Risk Capital Reinsurance. RCHI will rely on cash dividends and distributions from Risk Capital Reinsurance to pay any cash dividends to, or repurchase any shares from, stockholders of RCHI and to pay any operating expenses that RCHI may incur. The payment of dividends or the repurchase of shares by RCHI will be dependent upon the ability of Risk Capital Reinsurance to provide funds to RCHI. The ability of Risk Capital Reinsurance to pay dividends or make distributions to RCHI is dependent upon Risk Capital Reinsurance's ability to achieve satisfactory underwriting and investment results and to meet certain regulatory standards of the State of Nebraska. There are presently no contractual restrictions on the payment of dividends or the making of distributions by Risk Capital Reinsurance to RCHI.

     Nebraska insurance laws provide that, without prior approval of the Nebraska Director of Insurance ("Nebraska Director"), Risk Capital Reinsurance cannot pay a dividend or make a distribution (together with other dividends or distributions paid during the preceding 12 months) that exceeds the greater of
(i) 10% of statutory surplus as of the preceding December 31 ($290.1 million as of December 31, 1999) or (ii) statutory net income from operations from the preceding calendar year not including after tax realized capital gains ($54.3 million loss for 1999). Net income (exclusive of realized capital gains) not previously distributed or paid as dividends from the preceding two calendar years may be carried forward for dividend and distribution purposes. Any proposed dividend or distribution in excess of such amount is called an "extraordinary" dividend or distribution and may not be paid until either it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by the Nebraska Director. Notwithstanding the foregoing, Nebraska insurance laws provide that any distribution that is a dividend may only be paid out of earned surplus arising from its business, which is defined as unassigned funds (surplus) as reported in the statutory statement for the most recent years, including any surplus arising from unrealized capital gains or revaluations of assets ($38 million deficit as of December 31, 1999). Any distribution that is a dividend and that is in excess of Risk Capital Reinsurance's unassigned funds, exclusive of any surplus arising from unrealized capital gains or revaluation of assets ($78.5 million deficit as of December 31, 1999), will be deemed an "extraordinary" dividend subject to the foregoing requirements. Therefore, Risk Capital Reinsurance cannot make a distribution that is a dividend without the prior approval of the Nebraska Director during 2000.

     Nebraska insurance laws also require that the statutory surplus of Risk Capital Reinsurance following any dividend or distribution be reasonable in relation to its outstanding liabilities and adequate to its financial needs. In addition, Nebraska insurance laws require that each insurer give notice to the Nebraska Director of all dividends and other distributions within five business days following declaration thereof and that any such dividend or other distribution may not be paid within 10 business days of such notice (the "Notice Period") unless for good cause shown the Nebraska Director has approved such payment within the Notice Period.

     See Note 14 - Subsequent Events for information on distributions from Risk Capital Reinsurance to RCHI which will reduce the GAAP book value and the statutory surplus of Risk Capital Reinsurance. In light of such distributions, and as required by the above statutory provisions, Risk Capital Reinsurance may not declare any other distribution for a period of 12 months following the stock repurchase described in Note 14 unless such subsequent distribution is approved by the Nebraska Department.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  Business Information

     As discussed in Note 2, the Company provides property casualty reinsurance to insurance and reinsurance companies and other forms of capital and makes investments in insurance and insurance-related entities on a global basis. The Company operates from one domestic location in Greenwich, Connecticut.

     During 1999, one client contributed $42.1 million, or 13.7%, of net premiums written and $33.8 million, or 13.5%, of net premiums earned, and a second client contributed $39.2 million, or 12.8%, of net premiums written and $43.7, or 14%, of net premiums earned. For 1998, that second client company contributed approximately $42 million, or 18%, of net premiums written and $36.6 million, or 17.8%, of net premiums earned. For 1997, such client company contributed $25.9 million, or 18%, of net premiums written, and $15.1 million, or 14%, of net premiums earned.

     The following lists individual broker business greater than 10% of the 1999 year's net premiums written with comparative amounts for the years ended 1998 and 1997, respectively:

                                                                              Net Premiums Written
                                                              1999                   1998                    1997
                                                        -------------------   ---------------------   ---------------------
        Balis & Co., Inc. (1)                                   15.0%                   23.7%                   22.7%
        Guy Carpenter & Co. (1)                                 10.7%                   11.3%                   11.0%
        Aon Group                                               17.4%                   16.5%                   19.1%
                                                         ------------------    --------------------    --------------------
        Total                                                   43.1%                   51.5%                   52.8%
                                                         ==================    ====================    ====================

(1) In addition, approximately 7.4%, 8.2%, and 13.6% of net premiums written in 1999, 1998 and 1997, respectively, were produced by other brokers who are affiliated with Marsh & McLennan Companies, Inc.

     Net premiums written and earned recorded from client companies which are Lloyd's syndicates or are located in the United Kingdom, Bermuda and Continental Europe (some which are denominated in United States dollars) were:

                                                 1999                           1998                          1997
                                      ----------------------------    ---------------------------   ---------------------------
                                             Net Premiums                   Net Premiums                  Net Premiums
                                        Written         Earned          Written        Earned        Written         Earned
                                      -------------   ------------    -------------   -----------   ------------    -----------
        Non U.S. Premiums                  $46.9          $58.0            $76.1         $65.9          $40.1          $25.8
        % of Total                          15.3%          18.6%            32.4%         32.0%          27.7%          24.0%



                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.  Earnings Per Share


     The following table sets forth the computation of basic and diluted earnings per share:

                                                                                 (In thousands, except share data)
                                                                                       Years Ended December 31,
                                                                             1999                1998               1997
                                                                        -----------------    ---------------   ----------------
        Basic Earnings Per Share:
        Net income (loss)                                                     ($32,436)              $3,091             $2,039
        Divided by:
        Weighted average shares outstanding for the period                  17,086,732           17,065,165         17,032,601
                                                                         ================     ==============    ===============

        Basic earnings (loss) per share                                        ($1.90)                $0.18              $0.12
                                                                         ================     ==============    ===============

        Diluted Earnings Per Share:
        Net income (loss)                                                     ($32,436)              $3,091             $2,039
        Divided by:
        Weighted average shares outstanding for the period                  17,086,732           17,065,165         17,032,601
        Effect of dilutive securities:
             Warrants                                                                               581,327             24,836
             Employee stock options                                                 76               71,731             28,351
                                                                         ----------------     --------------    ---------------
        Total shares                                                        17,086,808           17,718,223         17,085,788
                                                                         ================     ==============    ===============

        Diluted earnings (loss) per share                                      ($1.90)                $0.17              $0.12
                                                                         ================     ==============    ===============

     Certain employee stock options to purchase 1,273,856, 22,750, and 448,250 shares of Common Stock at per share prices averaging $20.93, $23.61 and $22.62 were outstanding as of December 31, 1999, 1998, and 1997, respectively. These options were not included in the computation of diluted earnings per share because the options' average exercise prices were greater than the average market prices of the Common Stock of $15.40, $23.00 and $20.11 for the years ended December 31, 1999, 1998 and 1997. In addition, warrants to purchase 4,451,680 shares of Common Stock at $20 per share were outstanding as of December 31, 1999, 1998 and 1997 but were not included in the computation of diluted earnings per share for the year ended December 31, 1999 because the warrants' exercise price of $20.00 per share was greater than the average market price of the Common Stock for such year. See Note 14 - Subsequent Events.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  Quarterly Financial Information

     The following is a summary of unaudited quarterly financial data, restated where applicable, to conform to FASB Statement No. 128:

                                                                   (In thousands, except per share data)
                                                   Quarter                Quarter              Quarter             Quarter
                                                    Ended                  Ended                Ended               Ended
                                                 December 31,          September 30,           June 30,           March 31,
                                                    1999                    1999                1999                1999
                                              -------------------    -------------------    ---------------    ---------------

        Income Statement Data:
        Net premiums written                        $74,023                $76,749             $91,517            $64,437
        Net premiums earned                          80,995                 80,463              86,988             62,922
        Net investment income                         4,908                  5,965               4,817              4,483
        Net realized investment gains
        (losses)                                    (10,243)                 5,236              23,386              (1,152)
        Operating expenses                          106,468                 98,583              91,629            104,319
        Equity in net income (loss) of                  188                    400                 196                (163)
        investees
        Net income (loss)                           (19,591)                (3,737)             15,883             (24,991)
        Comprehensive income (loss)                ($15,021)              ($10,494)             $8,720            ($35,491)

        Statutory Combined Ratio:                     132.6%                  120.4%             106.3%             167.0%

        Per Share Data:
        Net income (loss)
            Basic                                    ($1.15)                ($0.22)              $0.93            ($1.46)
            Diluted                                  ($1.15)                ($0.22)              $0.93            ($1.46)
        Comprehensive income (loss)
            Basic                                    ($0.88)                ($0.61)              $0.51            ($2.08)
            Diluted                                  ($0.88)                ($0.61)              $0.51            ($2.08)
        Stockholders' equity per share
             Basic                                    $20.28                 $21.15             $21.75             $21.23
             Diluted                                  $20.28                 $21.15             $21.75             $21.23
        Common Stock Prices:
        High                                          $15.69                 $16.00             $17.38             $22.63
        Low                                           $11.00                 $13.00             $13.50             $12.00
        Close                                         $12.63                 $15.63             $13.50             $15.13



                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  Quarterly Financial Information (continued)



                                                                     (In thousands, except per share data)

                                                     Quarter                Quarter               Quarter              Quarter
                                                      Ended                 Ended                 Ended                Ended
                                                   December 31,          September 30,           June 30,             March 31,
                                                       1998                  1998                  1998                 1998
                                                 -----------------     ------------------     ----------------    ----------------

        Income Statement Data:
        Net premiums written                          $71,163                $66,628              $52,536             $44,408
        Net premiums earned                            63,545                 52,670               48,477              41,502
        Net investment income                           3,757                  3,995                4,331               3,604
        Net realized investment gains (losses)
                                                       25,606                   (425)               2,870                 477
        Operating expenses                             80,808                (65,334)              51,756              44,773
        Equity in net income (loss) of
        investees                                      (1,103)                (1,046)                 257                 756
        Net income (loss)                               4,994                 (6,631)               3,159               1,569
        Comprehensive income (loss)                    $2,350               ($20,622)             ($2,871)           $16,768

        Statutory Combined Ratio:                       124.4%                 123.8%               107.8%              105.9%

        Per Share Data:
        Net income (loss)
            Basic                                       $0.29                  ($0.39)              $0.19               $0.09
            Diluted                                     $0.29                  ($0.39)              $0.18               $0.09
        Comprehensive income (loss)
            Basic                                       $0.14                  ($1.21)              ($0.17)             $0.98
            Diluted                                     $0.14                  ($1.21)              ($0.17)             $0.95
        Stockholders' equity per share
             Basic                                     $23.29                  $23.15               $24.35              $24.50
             Diluted                                   $22.75                  $22.54               $23.01              $23.36
        Common Stock Prices:
        High                                           $23.75                  $25.50               $25.50              $24.00
        Low                                            $18.81                  $19.00               $22.75              $19.75
        Close                                          $21.75                  $22.00               $24.94              $24.00



                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  Subsequent Events

     Folksamerica Transaction

     On January 18, 2000, the Company entered into an agreement with Folksamerica Reinsurance Company ("Folksamerica") pursuant to which Folksamerica will acquire substantially all of the reinsurance operations of the Company's wholly owned subsidiary Risk Capital Reinsurance, for a cash purchase price equal to the GAAP book value of the assets and liabilities to be transferred to Folksamerica plus $20.335 million, payable at closing.

     Under the terms of the agreement, the Company will place $20 million in escrow for a period of five years. These funds will be primarily used to reimburse Folksamerica to the extent that the loss reserves relating to business produced on behalf of Risk Capital Reinsurance by CPI, a managing underwriting agency, are deficient as measured at the end of such five-year period. Such reserves were $38.7 million at December 31, 1999. To the extent that such loss reserves are redundant, all of the escrowed funds will be returned to the Company and Folksamerica will pay the Company an amount equal to such redundancy. Amounts in the escrow may also be released to Folksamerica to satisfy its indemnification claims against the Company relating to undisclosed liabilities, the Company's reinsurance and retrocession treaties, and CPI and the business produced by it. The Company will be responsible for certain tax costs incurred by Folksamerica in the transaction, as well as its own transaction and severance costs, and certain reinsurance costs incurred for the benefit of Folksamerica. An additional amount of up to $5 million may be placed in escrow for a period of five years to the extent that the Company's reserves at closing are less by at least a specified amount than those estimated by Risk Capital Reinsurance's independent actuaries. In connection with either escrow arrangement, the Company will record a loss amount equal to any probable deficiency in the related reserves that may become known during or at the end of the five year period.

     The sale of the Company's reinsurance business to Folksamerica is contingent on obtaining applicable regulatory approvals, approval by the Company's stockholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the retention of a key employee, obtaining certain third party consents, the absence of a material adverse change in Risk Capital Reinsurance's business, and other customary closing conditions. MMRCH and Trident, which collectively represent approximately 13.3% of the 12,329,494 outstanding voting shares of RCHI on March 2, 2000, have agreed to vote in favor of the transaction. XL gave Folksamerica a similar proxy, but that proxy terminated upon the consummation of the repurchase of XL's interest in RCHI described below.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  Subsequent Events (continued)


     The GAAP book value of the assets and liabilities to be transferred to Folksamerica recorded in the accompanying financial statements at December 31, 1999 are as follows:

                                                                 (In millions)

        Fixed maturities and short-term investments                 $245.6
        Premiums receivable                                          119.3
        Reinsurance recoverable                                       73.1
        Deferred policy acquisition costs                             23.6
        Deferred income tax asset                                     13.9
        Other insurance assets                                        37.0
                                                              -----------------
        Total Assets                                                $512.5
                                                              -----------------

        Reserve for claims and claims expenses                      $364.6
        Net unearned premium reserve                                 108.7
        Reinsurance premium                                           14.7
        Other insurance liabilities                                   24.5
                                                              -----------------
        Total Liabilities                                           $512.5
                                                              -----------------

        Net book value of assets and liabilities
         to be transferred                                              -
                                                              =================

     The actual GAAP book value of the assets and liabilities transferred to Folksamerica will be determined as of the closing date of the asset sale, and will differ from that set forth above.

     At the closing of the asset sale, Risk Capital Reinsurance and Folksamerica will enter into a transfer and assumption agreement, under which Folksamerica will assume Risk Capital Reinsurance's rights and obligations under the reinsurance agreements being transferred in the asset sale. Following regulatory approval of the agreement, the reinsureds under such agreements will be notified that Folksamerica has assumed Risk Capital Reinsurance's obligations and that, unless the reinsureds object to the assumption, Risk Capital Reinsurance will be released from its obligations to those reinsureds. Assuming that none of the reinsureds object to the assumption, the gross liabilities for such business will be removed from the accounts of Risk Capital Reinsurance for statutory accounting and GAAP accounting purposes.

     Risk Capital Reinsurance will continue to record gross liabilities in its accounts for reinsureds that object to the release of Risk Capital Reinsurance from its obligations to such reinsureds. In such instances, an offsetting accounts receivable amount from Folksamerica would be recorded as an asset equal to such gross liabilities. This would also result in a portion of any pre-tax gain on the transaction being deferred and amortized into income as the gross liabilities are extinguished.

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  Subsequent Events (continued)

     XL Transaction

     On March 2, 2000, RCHI repurchased from XL all of the 4,755,000 shares of Common Stock held by XL constituting in the aggregate 27.8% and 20.8% of its Common Stock on a basic basis and diluted basis (assuming all dilutive securities are vested, exercised and converted into common stock, which consist of 4,451,680 warrants exercisable at $20.00 per share and 1,281,356 stock options exercisable at an average price of $20.90 per share), respectively. Under the terms of the stock repurchase agreement with XL, RCHI paid to XL a purchase price of $12.45 per share, for a total of $59.2 million. The per share repurchase price was determined as the lesser of (i) 85% of the average closing market price of the Common Stock during the twenty-day trading period beginning January 21, 2000, which was $14.65, and (ii) $15.00. The consideration paid to XL for the repurchase consisted of (i) its interest in privately held LARC Holdings, Ltd. (parent of Latin American Reinsurance Company), valued at $25 million (which interest was carried by the Company at $24 million at December 31, 1999), and (ii) all of the shares and warrants held by RCHI in Annuity and Life Re (Holdings), Ltd., valued at $25.38 per share and $18.50 per warrant, or $37.8 million in the aggregate (which interest was carried by the Company at $38.2 million at December 31, 1999). XL paid RCHI in cash the $3.6 million difference between the repurchase price and the value of its interests in LARC Holdings and Annuity and Life Re. The value per share of Annuity and Life Re was determined by taking the average of the closing prices of Annuity and Life Re shares for the same twenty-day period used in determining the repurchase price of RCHI's shares.

     As a result of the repurchase, stockholder's equity of RCHI, which was $346.5 million at December 31, 1999, has been reduced by $59.4 million to 287.1 million, and outstanding voting shares, which were 17,087,970 at December 31, 1999, have been reduced to 12,332,970.

     Risk Capital Reinsurance's stockholder's equity and statutory surplus, which were $332.8 million and $290.1 million, respectively, at December 31, 1999 were reduced by $62 million and $60 million, respectively, following the distribution of the shares and warrants in LARC Holdings, Ltd. and Annuity and Life Re (Holdings), Ltd. to RCHI based on their GAAP and statutory carrying values, respectively, at December 31, 1999.

     Risk Capital Reinsurance Distribution

     Upon payment of a contemplated distribution from Risk Capital Reinsurance to the Company that would occur after the transfer of Risk Capital Reinsurance's reinsurance-related assets and liabilities to Folksamerica (which distribution is subject to regulatory approval), the assets of the Company would consist of fixed maturity and short term investments, publicly traded equity securities, and privately held securities and the Company's remaining $19 million investment commitment to Trident II would remain in place. The Company would also continue to own all of the outstanding capital stock of Risk Capital Reinsurance and Cross River, each anticipated to have statutory surplus of approximately $20 million or any greater amount the Nebraska Insurance Department requires them to retain in light of any objections from reinsureds under the transferred reinsurance agreements.

                      Report of Independent Accountants on
                          Financial Statement Schedules




To the Board of Directors and Stockholders of Risk Capital Holdings, Inc.

Our audit of the consolidated financial statements referred to in our report dated February 1, 2000, except as to Note 14, which is as of March 2, 2000 appearing on Page F-2 of this proxy statement also included an audit of the financial statement schedules listed on Page F-1. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




/s/ PricewaterhouseCoopers, LLP
New York, New York
February 1, 2000, except as to Note 14, which is as of
March 2, 2000

                                                                      SCHEDULE I


                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES

                             SUMMARY OF INVESTMENTS
                    OTHER THAN INVESTMENTS IN RELATED PARTIES
                                 (In thousands)

                                                                                    December 31, 1999
                                                                 --------------------------------------------------------
                                                                                                             Amount
                                                                                                            at Which
                                                                                                            Shown in
                                                                   Amortized            Fair              the Balance
                                                                     Cost               Value                 Sheet
                                                                 --------------    -----------------     ----------------
        Type of Investment:
        FIXED MATURITY SECURITIES
        U.S. government and government agencies
        And authorities                                              $42,765              $41,095              $41,095
        Foreign governments                                            3,691                3,591                3,591
        Mortgage and asset-backed securities                          28,424               27,298               27,298
        States, municipalities and political subdivisions             52,417               52,245               52,245
        Corporate bonds                                              143,048              136,838              136,838
                                                                 --------------    -----------------     ----------------
               Total Fixed Maturities                                270,345              261,067              261,067
        EQUITY SECURITIES
        Publicly traded                                              105,747              158,631              158,631
        Privately held                                                85,748               83,969               83,969
                                                                 --------------    -----------------     ----------------
               Total Equity Securities                               191,495              242,600              242,600
        SHORT-TERM INVESTMENTS                                        72,785               72,785               72,785
                                                                 --------------    -----------------     ----------------
               Total Investments                                    $534,625             $576,452             $576,452
                                                                 ==============    =================     ================



                                                                     SCHEDULE II



                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                  CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                  BALANCE SHEET
                              (Parent Company Only)
                             (Dollars in thousands)
                                                                                                December 31,
                                                                                      -----------------------------------
                                                                                          1999                1998
                                                                                      ---------------     ---------------
       Assets
       Investment in wholly owned subsidiary                                                $332,797           $385,121
       Fixed maturities (amortized cost: 1999, $6,002; 1998, $8,007)                           5,974              8,057
       Short-term investments                                                                  3,252              1,149
       Cash                                                                                    4,313              3,415
       Other assets                                                                              271                411
                                                                                      ----------------    ---------------
            Total Assets                                                                    $346,607           $398,153
                                                                                      ================    ===============
       Liabilities
       Accounts payable and other liabilities                                                     93                151

       Stockholders' Equity
       Preferred stock, $0.01 par value:
           20,000,000 shares authorized (none issued)
       Common stock, $0.01 par value:
           80,000,000 shares authorized
           (issued:  1999, 17,109,736; 1998, 17,102,503)                                          171                171
       Additional paid-in capital                                                             342,034            341,878
       Accumulated other comprehensive income consisting of unrealized
       appreciation of investments, net of income tax                                          27,188             47,038
       Deferred compensation under stock award plan                                              (317)            (1,062)
       Retained earnings (deficit)                                                            (22,175)            10,261
       Less treasury stock at cost (1999, 21,766; 1998, 15,065)                                  (387)              (284)
            Total Stockholders' Equity                                                        346,514            398,002
                                                                                      ----------------    ---------------
            Total Liabilities and Stockholders' Equity                                       $346,607           $398,153
                                                                                      ================    ===============

                                                                     SCHEDULE II

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
            CONDENSED FINANCIAL INFORMATION OF REGISTRANT (continued)

                               Statement of Income
                              (Parent Company Only)
                             (Dollars In thousands)


                                                                                   Years Ended December 31,
                                                                           1999             1998              1997
                                                                       --------------    ------------     --------------
   Revenues
   Net investment income                                                       $641            $631               $524

   Operating Costs and Expenses
   Operating expenses                                                           485             513                357
                                                                       --------------    ------------     --------------

   Income before income tax expense                                             156             118                167

   Income tax expense                                                            55              41                 58
                                                                       --------------    ------------     --------------

   Net income before equity in net income (loss) of wholly
     owned subsidiary and cumulative effect of accounting change                101              77                109
   Equity in net income (loss) of wholly owned subsidiary                   (32,525)          3,014              1,930
   Cumulative effect of accounting change                                       (12)
                                                                       --------------    ------------     --------------
   Net income (loss)                                                        (32,436)          3,091              2,039

   Other Comprehensive Income (Loss), Net of Tax

   Change in net unrealized depreciation, of investments, net of tax            (51)             12                 21
                                                                       --------------    ------------     --------------

   Comprehensive Income (Loss)                                             ($32,487)         $3,103             $2,060
                                                                       ==============    ============     ==============

                                                                     SCHEDULE II

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
            CONDENSED FINANCIAL INFORMATION OF REGISTRANT (continued)


                             Statement of Cash Flows
                              (Parent Company Only)
                                 (In thousands)

                                                                                    Years Ended December 31,
                                                                             1999                1998               1997
                                                                        ------------        ------------       ------------
   Operating Activities
   Net income from operations                                               $89                   $77               $109
      Adjustments to reconcile net income to net cash
         Used for operating activities:
          Net change in other assets and liabilities                        137                   225               (650)
                                                                        ------------        ------------       ------------
   Net Cash Provided By (Used For) Operating Activities                     226                   302               (541)

   Investing Activities:
   Purchases of fixed maturities                                         (3,000)               (4,999)           (11,014)
   Sales of fixed maturities                                              5,000                 4,000               4,000
   Net change in short-term investments                                  (2,036)                1,005               4,697
                                                                        ------------        ------------       ------------
   Net Cash Provided By (Used For) Investing Activities                     (36)                    6             (2,317)

   Financing Provided By Activities:
          Common stock issued                                               156                   716                 727
          Purchase of treasury shares                                      (103)                  (86)               (197)
          Common stock issued to Directors                                  (90)
          Deferred compensation on restricted stock awarded                 117                  (296)               (506)
           Amortization of deferred compensation collected                  628                 1,302               3,367
                                                                        ------------        ------------       ------------
    Net Cash Provided By Financing Activities                               708                 1,636               3,391

   Increase in cash                                                         898                 1,944                 533
   Cash at beginning of period                                            3,415                 1,471                 938
                                                                        ------------        ------------       ------------
   Cash at end of period                                                 $4,313                $3,415              $1,471
                                                                        ============        ============       ============

                                                                        SCHEDULE
                                                                    SCHEDULE III


                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                       SUPPLEMENTARY INSURANCE INFORMATION
                                 (In thousands)

                                                    Future
                                                    Policy
                                                   Benefits,
                                 Deferred           Losses,
                                  Policy          Claims and                                               Net
                                Acquisition         Claims           Unearned          Premium         Investment
                                   Costs           Expenses          Premiums          Revenue           Income
                               --------------    --------------    --------------   --------------    --------------

December 31, 1999
  Property-Casualty               $23,585          $277,271           $98,133         $261,029           $20,173
  Accident and Health                                31,358                             50,339
                               --------------    --------------    --------------   --------------    --------------
         Total                    $23,585          $308,629           $98,133         $311,368           $20,173
                               ==============    ==============    ==============   ==============    ==============

December 31, 1998
  Property-Casualty               $23,515          $186,189          $102,775         $206,194           $15,687
  Accident and Health
                               --------------    --------------    --------------   --------------    --------------
         Total                    $23,515          $186,189          $102,775         $206,194           $15,687
                               ==============    ==============    ==============   ==============    ==============

December 31, 1997
  Property-Casualty               $17,292           $70,768           $74,234         $107,372           $14,360
  Accident and Health
                               --------------    --------------    --------------   --------------    --------------
         Total                    $17,292           $70,768           $74,234         $107,372           $14,360
                               ==============    ==============    ==============   ==============    ==============


                                      F-49

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                       SUPPLEMENTARY INSURANCE INFORMATION
                                 (In thousands)



                                Benefits,        Amortization
                                 Claims,          of Deferred
                               Losses and           Policy              Other
                               Settlement         Acquisition         Operating        Premiums
                                Expenses             Costs            Expenses          Written
                              --------------    ----------------    --------------   --------------

December 31, 1999
  Property-Casualty             $267,622            $64,279            $14,816         $256,388
  Accident and Health              38,219              16,261                             50,338
                              --------------    ----------------    --------------   --------------
         Total                  $305,841             $80,540           $14,816         $306,726
                              ==============    ================    ==============   ==============

December 31, 1998
  Property-Casualty             $176,125            $50,537            $16,452         $234,735
  Accident and Health
                              --------------    ----------------    --------------   --------------
         Total                  $176,125            $50,537            $16,452         $234,735
                              ==============    ================    ==============   ==============

December 31, 1997
  Property-Casualty              $73,407            $31,467            $13,523         $144,834
  Accident and Health
                              --------------    ----------------    --------------   --------------
         Total                   $73,407            $31,467            $13,523         $144,834
                              ==============    ================    ==============   ==============


                                                                     SCHEDULE IV

                  RISK CAPITAL HOLDINGS, INC. AND SUBSIDIARIES
                                   REINSURANCE
                                 (In thousands)


                                                                        Assumed                               Percentage
                                                     Ceded to             From                                of Amount
                                     Gross             Other             Others               Net             Assumed to
                                     Amount          Companies          Companies           Amount                Net
                                   -----------     --------------     --------------     --------------    ----------------

December 31, 1999
Premiums Written:
   Property and Casualty                                 $80,122           $336,510           $256,388         131.3%
   Accident and Health                                                       50,338             50,338         100.0%
                                   -----------     --------------     --------------     --------------    ----------------
       Total                                             $80,122           $386,848           $306,726         126.1%
                                   ===========     ==============     ==============     ==============    ================

December 31, 1998
Premiums Written:
   Property and Casualty                                 $25,831           $260,566           $234,735         111.0%
   Accident and Health
                                   -----------     --------------     --------------     --------------    ----------------
       Total                                             $25,831           $260,566           $234,735         111.0%
                                   ===========     ==============     ==============     ==============    ================

December 31, 1997
Premiums Written:
   Property and Casualty                                  $3,044           $147,878           $144,834         102.1%
   Accident and Health
                                   -----------     --------------     --------------     --------------    ----------------
       Total                                              $3,044           $147,878           $144,834         102.1%
                                   ===========     ==============     ==============     ==============    ================



                        Report of Independent Accountants




To the Board of Directors and Stockholder of Risk Capital Reinsurance Company

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and comprehensive income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Risk Capital Reinsurance Company and its subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/ PricewaterhouseCoopers, LLP
New York, New York
February 1, 2000, except as to Note 12, which is as of
March 2, 2000

                                        RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                                                  CONSOLIDATED BALANCE SHEET
                                                    (Dollars in thousands)

                                                                                              ----------------------------------
                                                                                                        December 31,
                                                                                              ----------------------------------
                                                                                                  1999               1998
                                                                                              -------------     ----------------
Assets
Investments:
Fixed maturities (amortized cost: 1999, $264,343; 1998, $165,372)                                $255,093              $166,483
Publicly traded equity securities (cost: 1999, $105,747; 1998, $110,598)                          158,631               154,678
Privately held securities (cost: 1999, $85,748; 1998, $109,966)                                    83,969               137,091
Short-term investments                                                                             69,533               107,660
                                                                                              -------------     ----------------
       Total investments                                                                          567,226               565,912
Cash                                                                                                5,144                 8,622
Accrued investment income                                                                           4,449                 2,542
Premiums receivable                                                                               119,320                88,610
Reinsurance recoverable                                                                            73,122                30,575
 Deferred policy acquisition costs                                                                 23,585                23,515
 Investment accounts receivable                                                                                          3,928
Federal income tax recoverable                                                                      8,812                    7
 Deferred income tax asset                                                                          7,818
Other insurance assets                                                                             36,975                16,832
Other assets                                                                                        4,098                 4,254
                                                                                              -------------     ----------------
      Total Assets                                                                               $850,549              $744,797
                                                                                              =============     ================
Liabilities
Claims and claims expenses                                                                       $364,554             $216,657
Unearned premiums                                                                                 108,743              102,775
Reinsurance premiums payable                                                                       14,666                5,396
Investment accounts payable                                                                                              3,981
Federal income tax payable                                                                                               2,188
Deferred income tax liability                                                                                           13,164
Other insurance liabilities                                                                        24,541                9,525
Other liabilities                                                                                   5,248                5,991
                                                                                             -------------     ----------------
      Total Liabilities                                                                           517,752              359,677
                                                                                             -------------     ----------------

Commitments See Note 5

Stockholders' Equity Common stock, $5.00 par value:
   1,000,000 shares authorized
    (issued 1999 and 1998, 1,000,000)                                                               5,000                5,000
Additional paid-in capital                                                                        323,071              323,071
Retained earnings (deficit)                                                                       (22,480)              10,044
Accumulated other comprehensive income consisting of unrealized appreciation of
investments, net of income tax                                                                     27,206               47,005
                                                                                              -------------     ----------------
      Total Stockholders' Equity                                                                  332,797              385,120
                                                                                              -------------
      Total Liabilities and Stockholders' Equity                                                 $850,549             $744,797
                                                                                              =============     ================

                 See Notes to Consolidated Financial Statements

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                                 (In thousands)


                                                                                          Years Ended December 31,
                                                                                 1999                1998                1997
                                                                           --------------     ---------------    -----------------
Revenues
Net premiums written                                                           $306,726            $234,735             $144,834
(Increase) decrease in unearned premiums                                          4,642             (28,541)             (37,462)
                                                                           --------------     ---------------    -----------------
Net premiums earned                                                             311,368             206,194              107,372
Net investment income                                                            19,532              15,056               13,836
Net realized investment gains (losses)                                           17,227              25,252                 (760)
                                                                           --------------     ---------------    -----------------
     Total revenues                                                             348,127             246,502              120,448
                                                                           --------------     ---------------    -----------------
Operating Costs and Expenses
Claims and claims expenses                                                      305,841             176,125               73,407
Commissions and brokerage                                                        80,540              50,537               31,467
Other operating expenses                                                         14,331              15,939               13,166
Foreign exchange (gain) loss                                                       (198)              (443)                  682
                                                                           --------------     ---------------    -----------------
     Total operating costs and expenses                                         400,514             242,158              118,722
                                                                           --------------     ---------------    -----------------
Income (Loss)
Income (loss) before income taxes, equity in net income (loss)
of investees and cumulative effect of accounting change                         (52,387)              4,344                1,726
                                                                           --------------     ---------------    -----------------
Federal income taxes:
        Current                                                                  (9,076)             7,471                1,703
        Deferred                                                                (10,536)            (7,277)              (2,099)
                                                                           --------------     ---------------    -----------------
Income tax expense (benefit)                                                    (19,612)               194                 (396)
                                                                           --------------     ---------------    -----------------
Income (loss) before equity in net income (loss) of investees
and cumulative effect of accounting change                                      (32,775)              4,150                2,122
Equity in net income (loss) of investees                                            621              (1,136)                (192)
                                                                           --------------     ---------------    -----------------
Income (loss) before cumulative effect of accounting change                      (32,154)             3,014                1,930
Cumulative effect of accounting change                                              (370)
                                                                           --------------     ---------------    -----------------
Net income (loss)                                                                (32,524)             3,014                1,930
                                                                           --------------     ---------------    -----------------
Other Comprehensive Income (Loss), Net of Tax
Change in net unrealized appreciation of investments, net of tax                (19,799)             (7,478)              45,047
                                                                           --------------     ---------------    -----------------
Comprehensive Income (Loss)                                                    ($52,323)            ($4,464)             $46,977
                                                                           ==============     ===============    =================



                 See Notes to Consolidated Financial Statements

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (In thousands)




                                                                                      Years Ended December 31,
                                                                               1999                1998                1997
                                                                         --------------      --------------    -----------------
Common Stock
Balance at beginning of year                                                   $5,000               $5,000              $5,000
Issuance of common stock
Restricted common stock issued
                                                                         --------------      --------------    -----------------
     Balance at end of year                                                     5,000                5,000               5,000
                                                                         --------------      --------------    -----------------

Additional Paid-in Capital
Balance at beginning of year                                                  323,071              323,071             323,071
Issuance of common stock
                                                                         --------------      --------------    -----------------
     Balance at end of year                                                   323,071              323,071             323,071
                                                                         --------------      --------------    -----------------
Retained Earnings (Deficit)
Balance at beginning of year                                                    10,044                7,030              5,100
Net Income (loss)                                                             (32,524)                3,014              1,930
                                                                         --------------      --------------    -----------------
Balance at end of year                                                        (22,480)               10,044              7,030
                                                                         --------------      --------------    -----------------
Accumulated Other Comprehensive Income Consisting of Unrealized
Appreciation of Investments, Net of Income Tax
Balance at beginning of year                                                   47,005               54,483               9,436
Change in unrealized appreciation                                             (19,799)              (7,478)             45,047
                                                                         --------------      --------------    -----------------
     Balance at end of year                                                    27,206               47,005              54,483
                                                                         --------------      --------------    -----------------
Total Stockholders' Equity
Balance at beginning of year                                                  385,120              389,584             342,607
Net income (loss)                                                             (32,524)               3,014               1,930
Change in unrealized appreciation of investments, net of income tax
                                                                              (19,799)              (7,478)             45,047
                                                                         --------------      --------------    -----------------
     Balance at end of year                                                  $332,797             $385,120            $389,584
                                                                         ==============      ==============    =================



                 See Notes to Consolidated Financial Statements

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)


                                                                                          Years Ended December 31,
                                                                                1999                1998               1997
                                                                           ---------------     ---------------    ----------------
Operating Activities
Net income (loss)                                                             ($32,525)              $3,014               $1,930
 Adjustments to reconcile net income to net cash
 Provided by (used for) operating activities:
    Liability for claims and claims expenses, net                              147,897              145,889               49,998
    Unearned premiums                                                           (4,642)              28,541               36,886
    Premiums receivable                                                        (30,710)              (41,103)            (23,838)
    Accrued investment income                                                   (1,907)                 178                 (568)
    Reinsurance recoverable                                                    (31,938)             (31,087)               1,098
    Reinsurance balances payable                                                 9,270                 5,185               (325)
    Deferred policy acquisition costs                                              (70)               (6,223)            (10,274)
    Net realized investment (gains)/losses                                     (17,227)             (25,252)                 760
    Deferred income tax asset                                                  (10,327)               (7,889)             (2,202)
    Other liabilities                                                           11,695                 9,954                100
    Other items, net                                                           (32,734)              (14,305)             (7,353)
                                                                           ---------------     ---------------    ----------------
Net Cash Provided By Operating Activities                                        6,782                66,902              46,212
                                                                           ---------------     ---------------    ----------------
Investing Activities
Purchases of fixed maturity investments                                       (371,862)             (290,913)           (228,381)
Sales of fixed maturity investments                                            265,325               250,716             237,035
Net sales (purchases) of short-term investments                                 43,934              (17,929)              15,693
Purchases of equity securities                                                 (39,364)             (110,321)            (95,738)
Sales of equity securities                                                      92,045               102,876              33,104
Purchases of furniture, equipment and leasehold improvements                      (338)                 (252)               (910)
                                                                           ---------------     ---------------    ----------------
Net Cash Used For Investing Activities                                         (10,260)              (65,823)            (39,197)
                                                                           ---------------     ---------------    ----------------

Increase in cash                                                                (3,478)                1,079               7,015
Cash beginning of year                                                           8,622                 7,543                 528
                                                                           ---------------     ---------------    ----------------
Cash end of year                                                                $5,144                $8,622              $7,543
                                                                           ===============     ===============    ================


                 See Notes to Consolidated Financial Statements

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Formation, Capitalization and Business

     Risk Capital Reinsurance Company ("Risk Capital Reinsurance") was formed to provide, on a global basis, property and casualty reinsurance and other forms of capital, either on a stand-alone basis or as part of integrated capital solutions for insurance companies with capital needs that cannot be met by reinsurance alone. Risk Capital Reinsurance is a wholly owned subsidiary of Risk Capital Holdings, Inc. ("RCHI"). RCHI was incorporated in March 1995 under the laws of the State of Delaware. In September 1995, through its initial public offering, RCHI was capitalized with net proceeds of approximately $335.0 million, of which $328.0 million was contributed to the statutory capital of Risk Capital Reinsurance. Risk Capital Reinsurance received approval from the Director of Insurance of the State of Nebraska for its domiciliary license on November 6, 1995. In July 1998, Risk Capital Reinsurance capitalized its wholly owned subsidiary, Cross River Insurance Company ("Cross River"), with $20 million. Cross River received its Nebraska license in October 1998, and is currently authorized to write insurance on an excess and surplus lines basis in 22 additional states.

     Risk Capital Reinsurance generally seeks to write a small number of large reinsurance treaty transactions that may also be integrated with an equity investment in client companies. Such reinsurance may include traditional and finite risk property and casualty reinsurance treaty coverages, including excess of loss reinsurance and quota share or proportional reinsurance. Risk Capital Reinsurance also writes treaty reinsurance for ocean marine, aviation and space, fidelity and surety, and accident and health risks. In 1999, Risk Capital Reinsurance discontinued its aviation and space lines of business. Risk Capital Reinsurance's investment strategy is focused on the insurance industry. A principal component of this strategy is investing a significant portion of invested assets in publicly traded and privately held equity securities issued by insurance and reinsurance companies and companies providing services to the insurance industry.

     Risk Capital Reinsurance obtains substantially all of its reinsurance through intermediaries which represent the cedent in negotiations for the purchase of reinsurance. In addition to investment opportunities arising from the activities of Marsh & McLennan Capital, Inc. ("MMCI"), as Risk Capital Reinsurance's equity investment advisor, Risk Capital Reinsurance is provided with investment opportunities by reinsurance brokers and traditional financing sources, including investment banking firms, venture capital firms and other banking and financing sources, both acting as principal investors and intermediaries. Underwriting opportunities may arise from such sources in connection with Risk Capital Reinsurance's investment activities as part of integrated transactions.

     See Note 12 - Subsequent Events for information on the proposed sale of Risk Capital Reinsurance's reinsurance business to Folksamerica Reinsurance Company ("Folksamerica") and RCHI's repurchase from XL Capital Ltd. ("XL") of all of the 4,755,000 shares of the RCHI common stock held by XL.

2.   Summary of Significant Accounting Policies

     Basis of Presentation

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") and include the accounts of Risk Capital Reinsurance and Cross River. All intercompany transactions and balances have been eliminated in consolidation. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies (continued)

     Premium Revenues and Related Expenses

     Premiums are recognized as income on a pro rata basis over the terms of the related reinsurance contracts. These amounts are based on reports received from ceding companies, supplemented by Risk Capital Reinsurance's own estimates of premiums for which ceding company reports have not been received. Unearned premium reserves represent the portion of premiums written that relates to the unexpired terms of contracts in force. Certain of Risk Capital Reinsurance's contracts include provisions that adjust premiums based upon the experience under the contracts. Premiums written and earned as well as related acquisition expenses under these contracts are recorded based upon the expected ultimate experience under these contracts.

     Acquisition costs, which vary with and are primarily related to the acquisition of policies, consisting principally of commissions and brokerage expenses incurred at the time a contract is issued, are deferred and amortized over the period in which the related premiums are earned. Deferred acquisition costs are limited to their estimated realizable value based on the related unearned premiums and take into account anticipated claims and claims expenses, based on historical and current experience, and anticipated investment income.

     Investments

     Risk Capital Reinsurance classifies all of its publicly traded fixed maturity and equity securities as "available for sale" and, accordingly, they are carried at estimated fair value. The fair value of publicly traded fixed maturity securities and publicly traded equity securities is estimated using quoted market prices or dealer quotes. Short-term investments, which have a maturity of one year or less at the date of acquisition, are carried at cost, which approximates fair value.

     Investments in privately held securities, issued by privately and publicly held companies, may include both equity securities and securities convertible into, or exercisable for, equity securities (some of which may have fixed maturities) and debt securities. Privately held securities are subject to trading restrictions or are otherwise illiquid and do not have readily ascertainable market values. The risk of investing in such securities is generally greater than the risk of investing in securities of widely held, publicly traded companies. Lack of a secondary market and resale restrictions may result in Risk Capital Reinsurance's inability to sell a security at a price that would otherwise be obtainable if such restrictions did not exist and may substantially delay the sale of a security which Risk Capital Reinsurance seeks to sell. Such investments are classified as "available for sale" and carried at estimated fair value, except for investments in which Risk Capital Reinsurance believes it has the ability to exercise significant influence (generally defined as investments in which Risk Capital Reinsurance owns 20% or more of the outstanding voting common stock of the issuer), which are carried under the equity method of accounting. Under this method, Risk Capital Reinsurance initially records an investment at cost, and then records its proportionate share of comprehensive income or loss for such investment after the date of acquisition.

     The estimated fair value of investments in privately held securities, other than those carried under the equity method, is initially equal to the cost of such investments until the investments are revalued based principally on substantive events or other factors which could indicate a diminution or appreciation in value, such as an arm's-length third party transaction justifying an increased valuation or adverse development of a significant nature requiring a write down. Risk Capital Reinsurance periodically reviews the valuation of investments in privately held securities with MMCI, its equity investment advisor.

     Realized investment gains or losses on the sale of investments are determined by the first-in first-out method and recorded in net income. Unrealized appreciation or depreciation of securities which are carried at fair value is excluded from net income and recorded as a separate component of stockholders' equity, net of applicable deferred income tax.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies (continued)

     Net investment income, consisting of dividends and interest, net of investment expenses, is recognized when earned. The amortization of premium and accretion of discount for fixed maturity investments is computed utilizing the interest method. Anticipated prepayments and expected maturities are used in applying the interest method for certain investments such as mortgage and other asset-backed securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in the security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. Such adjustments, if any, are included in net investment income.

     Claims and Claims Expenses

     The reserve for claims and claims expenses consists of unpaid reported claims and claims expenses and estimates for claims incurred but not reported. These reserves are based on reports received from ceding companies, supplemented by Risk Capital Reinsurance's estimates of reserves for which ceding company reports have not been received, and Risk Capital Reinsurance's own historical experience. To the extent that Risk Capital Reinsurance's own historical experience is inadequate for estimating reserves, such estimates will be determined based upon industry experience and management's judgment. The ultimate liability may vary from such estimates, and any adjustments to such estimates are reflected in income in the period in which they become known. Reserves are recorded without consideration of potential salvage or subrogation recoveries which are estimated to be immaterial. Such recoveries, when realized, are reflected as a reduction of claims incurred.

     Foreign Exchange

     The United States dollar is the functional currency for Risk Capital Reinsurance's foreign business. Gains and losses on the translation into United States dollars of amounts denominated in foreign currencies are included in net income. Foreign currency revenue and expenses are translated at average exchange rates during the year. Assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at the balance sheet date.

     Income Taxes

     Risk Capital Reinsurance utilizes the liability method of accounting for income taxes. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. A valuation allowance is recorded using the "more-likely-than-not" criteria when some or all of a deferred tax asset may not be realized.

     Comprehensive Income

     In presenting its financial statements, Risk Capital Reinsurance has adopted the reporting of comprehensive income in a one financial statement approach, consistent with Statement of Financial Accounting Standards ("SFAS") No. 130. Comprehensive income, as shown below is comprised of net income and other comprehensive income, which for Risk Capital Reinsurance consists of the change in net unrealized appreciation or depreciation of investments, net of tax.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies (continued)



                                                                                  (In thousands, except per share data)
                                                                                         Years Ended December 31,
                                                                                  1999             1998            1997
                                                                               ------------     -----------    -------------
        Net income (loss)                                                        ($32,524)         $3,014             $1,930
        Other comprehensive income net of tax:
        Unrealized appreciation (depreciation) of investments:
            Unrealized holdings gains (losses) arising during period               (8,601)          8,936            44,553
            Less, reclassification adjustment for net realized (gains)
            losses included in net income                                         (11,198)        (16,414)              494
                                                                               ------------     -----------    --------------
        Other comprehensive income (loss)                                         (19,799)         (7,478)           45,047
                                                                               ------------     -----------    --------------
        Comprehensive income (loss)                                              ($52,323)         ($4,464)         $46,977
                                                                               ============     ===========    ==============


     Segment Information

     In June 1997, the Financial Accounting Standards Board ("FASB"), issued SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information". This Statement establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

     Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker for purposes of deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis for which it is used internally for evaluating segment performance and determining how to allocate resources to segments.

     Risk Capital Reinsurance operates in one reportable business segment, of providing property casualty reinsurance and other forms of capital to insurance and reinsurance companies and making investments in insurance and insurance related entities on a global basis. This segment includes the results of Risk Capital Reinsurance and Cross River, and consists primarily of the premiums, claims and claims expenses, other operating expenses and investment results. Risk Capital Reinsurance's adoption of SFAS No. 131 did not have a material impact on Risk Capital Reinsurance's financial statements or the accompanying notes. See Note 11 for information concerning Risk Capital Reinsurance's business.

     See Note 12 - Subsequent Events for information on the agreement entered into by Risk Capital Reinsurance in January 2000 to sell its reinsurance business.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies (continued)

     Market Risk Sensitive Instruments

     The Securities and Exchange Commission ("SEC") issued Financial Reporting Release No. 48 which included amended rules requiring domestic and foreign issuers to clarify and expand existing disclosure for derivative financial instruments, other financial instruments and derivative commodity instruments (collectively, "market risk sensitive instruments"). The amendments require enhanced disclosure of accounting policies for derivative financial instruments and derivative commodity instruments (collectively, "derivatives"). In addition, the amendments expand existing disclosure requirements to include quantitative and qualitative information about market risk inherent in market risk sensitive instruments, which disclosure will be subject to safe harbor protection under the SEC rule (see the accompanying Management's Discussion and Analysis of Financial Condition and Results of Operations). These amendments are designed to provide additional information about market risk sensitive instruments which investors can use to better understand and evaluate market risk exposures of registrants, including Risk Capital Reinsurance.

     Employee Stock Options

     Risk Capital Reinsurance follows Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25") and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("FASB No. 123") requires use of option valuation models that were not developed for use in valuing employee stock options (see Note 8).

     Under APB No. 25, no compensation expense is recognized by Risk Capital Reinsurance because the exercise prices of Risk Capital Reinsurance's employee stock options equal the market prices of the underlying stock on the date of grant. In addition, under APB No. 25, Risk Capital Reinsurance does not recognize compensation expense for stock issued to employees under its stock purchase plan.

     Goodwill

     In connection with its acquisitions of privately held equity securities recorded under the equity method of accounting, Risk Capital Reinsurance amortizes goodwill on a straight line basis for periods from five years to 25 years. Goodwill at December 31, 1999 and 1998 was $8,931,000 and $10,638,000,
respectively. Amortization of goodwill included in equity in net loss of investees in 1999, 1998 and 1997, was $400,000, $1,000,000 and $248,000,
respectively.

     Furniture, Equipment and Leasehold Improvements

     The costs of furniture and equipment are charged against income over their estimated service lives. Leasehold improvements are amortized over the term of the office lease. Depreciation and amortization are computed on the straight-line method. Maintenance and repairs are charged to expense as incurred.

     Furniture, equipment and leasehold improvements, net of accumulated depreciation and amortization at December 31, 1999 and 1998 recorded in other assets was $2,479,000 and $2,858,000, respectively.

     Reclassifications

     Risk Capital Reinsurance has reclassified the presentation of certain prior year information to conform to the current presentation.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies (continued)

     New Accounting Pronouncements

     Derivatives and Hedging

     In June 1998, the FASB issued Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivative financial instruments be recognized in the statement of financial position as either assets or liabilities and measured at fair value.

     If a derivative instrument is not designated as a hedging instrument, gains or losses resulting from changes in fair values of such derivative are required to be recognized in earnings in the period of the change. If certain conditions are met, a derivative may be designated as a hedging instrument, in which case the recording of the changes in fair value will depend on the specific exposure being hedged. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes on fair values or cash flows.

     This Statement is effective for fiscal years beginning after June 15, 2000, with initial application as of the beginning of the first quarter of the applicable fiscal year.

     Risk Capital Reinsurance will adopt this Statement in the first quarter of 2001. Generally, Risk Capital Reinsurance has not invested in derivative financial instruments. However, derivatives may be embedded in other financial instruments, such as convertible securities and prepayment options in mortgages. If the embedded derivative meets certain criteria, it must be bifurcated from the host contract and separately accounted for consistent with other derivatives.

     Risk Capital Reinsurance's portfolio includes market sensitive instruments, such as convertible securities and mortgage-backed securities, which are subject to prepayment risk and changes in market value in connection with changes in interest rates. Risk Capital Reinsurance's investments in mortgage-backed securities are classified as available for sale and are not held for trading purposes. Assuming the current investment strategy at the time of adoption, Risk Capital Reinsurance's presentation of financial information under the new Statement will not be materially different than the current presentation.

     Start-Up Costs

     Effective January 1, 1999, Risk Capital Reinsurance changed its method of accounting for start-up costs in accordance with the Accounting Standards Executive Committee's Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities." This statement requires costs of start-up activities, including organization costs, to be expensed as incurred.

     Start-up activities are defined broadly as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility or commencing some new operation. Start-up activities also include activities related to organizing a new entity.

     The change in accounting principle resulted in the write-off of the start-up costs capitalized as of January 1, 1999 for Risk Capital Reinsurance and its investee companies carried under the equity method of accounting. The cumulative effect of the write-off, which totals $371,000 after-tax, has been expensed and is included in the 1999 net loss.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information

     Net Investment Income

     The components of net investment income were derived from the following sources:

                                                                                           (In thousands)
                                                                                      Years Ended December 31,
                                                                           -----------------------------------------------
                                                                               1999              1998            1997
                                                                           -------------    --------------    ------------

        Fixed maturity securities                                             $14,487           $10,046            $6,857
        Publicly traded equity securities                                       4,019             4,022             3,272
        Privately held equity securities                                        1,006               426               157
        Short-term investments                                                  5,474             4,209             5,763
                                                                           -------------     --------------   ------------

        Gross investment income                                                24,986            18,703            16,573
        Investment expenses                                                     5,454             3,647             2,213
                                                                           --------------    -------------    ------------
        Net investment income                                                 $19,532           $15,056           $13,836
                                                                           =============    ==============    ============


         Realized and Unrealized Investment Gains (Losses)

         Net realized investment gains (losses) were as follows:

                                                                                           (In thousands)
                                                                                      Years Ended December 31,
                                                                           -----------------------------------------------
                                                                               1999              1998            1997
                                                                           -------------    --------------    ------------
          Fixed maturity securities                                           ($1,776)           $1,472            $275
          Publicly traded equity securities                                    16,798            16,582           3,878
          Privately held securities                                             2,205             7,198          (4,913)
                                                                           -------------    --------------    ------------
          Sub-total                                                            17,227            25,252            (760)
                                                                           -------------    --------------    ------------
          Income tax expense (benefit)                                          6,029             8,838            (266)
                                                                           -------------
                                                                                            --------------    ------------
          Net realized investment gains (losses), net of tax                  $11,198           $16,414           ($494)
                                                                           =============    ==============    ============

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     The following tables reconcile estimated fair value and carrying value to the amortized cost of fixed maturity and equity securities:

                                                                                            (In thousands)
                                                                                          December 31, 1999
                                                                 --------------------------------------------------------------
                                                            Estimated
                                                           Fair Value
                                                              and               Gross             Gross
                                                            Carrying          Unrealized        Unrealized         Amortized
                                                              Value             Gains            (Losses)            Cost
                                                          --------------   ---------------  -----------------  ----------------
        Fixed maturities:
          U.S. government and government agencies            $35,121                            ($1,643)            $36,764
          Municipal bonds                                     52,245             $136              (308)             52,417
          Mortgage and asset backed securities                27,298                3            (1,129)             28,424
          Corporate bonds                                    136,838              484            (6,693)            143,047
          Foreign governments                                  3,591                               (100)              3,691
                                                         ---------------   ---------------  -----------------  ----------------
          Sub-total fixed maturities                         255,093              623            (9,873)            264,343
        Equity securities:
          Publicly traded                                    158,631           66,724           (13,840)            105,747
          Privately held                                      83,969                             (1,779)             85,748
                                                         ---------------   ---------------  -----------------  ----------------
          Sub-total equity securities                        242,600           66,724           (15,619)            191,495
                                                         ---------------   ---------------  -----------------  ----------------
          Total                                             $497,693          $67,347          ($25,492)           $455,838
                                                         ===============   ===============  =================  ================

                                                                                     (In thousands)
                                                                                   December 31, 1998
                                                          ---------------------------------------------------------------------
                                                            Estimated
                                                           Fair Value
                                                              and               Gross             Gross
                                                            Carrying          Unrealized        Unrealized         Amortized
                                                              Value             Gains            (Losses)            Cost
                                                          --------------   ---------------  -----------------  ----------------
        Fixed maturities:
          U.S. government and government agencies               $31,226              $550              ($54)        $30,730
          Municipal bonds                                        45,273             1,193               (11)         44,091
          Mortgage and asset backed securities                   33,532               397               (46)         33,181
          Corporate bonds                                        56,256               962            (1,882)         57,176
          Foreign governments                                       196                 2                               194
                                                         ---------------   ---------------  -----------------  ----------------
          Sub-total fixed maturities                            166,483             3,104            (1,993)        165,372
        Equity securities:
          Publicly traded                                       154,678            51,093            (7,013)        110,598
          Privately held                                        137,091            27,125                           109,966
                                                         ---------------   ---------------  -----------------  ----------------
          Sub-total equity securities                           291,769            78,218            (7,013)        220,564
                                                         ---------------   ---------------  -----------------  ----------------
          Total                                                $458,252           $81,322           ($9,006)       $385,936
                                                         ===============   ===============  =================  ================

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     At December 31, 1999, all of Risk Capital Reinsurance's equity investments were in securities issued by insurance and reinsurance companies or companies providing services to the insurance industry.

     At December 31, 1999, the publicly traded equity portfolio consisted of the following investments:

                                                                                     (In thousands)
                                                                                    December 31, 1999
                                                                ----------------------------------------------------------
                                                                 Estimated Fair
                                                                    Value and         Net Unrealized
                                                                 Carrying Value         Gain (Loss)             Cost
                                                                ------------------    ----------------     ----------------
        Common Stocks:
        ACE Limited                                                        $5,397        ($2,745)                 $8,142
        Annuity and Life Re (Holdings) Ltd.
           (includes 100,000 warrants) (1)                                 38,169         18,169                  20,000
        Arthur J. Gallagher                                                19,425          9,231                  10,194
        XL Capital Ltd.                                                    13,488          4,612                   8,876
        E.W. Blanch Holdings, Inc.                                         21,866         14,545                   7,321
        Farm Family Holdings, Inc.                                          3,802            819                   2,983
        IPC Holdings, Ltd.                                                  7,988         (7,005)                 14,993
        Limit PLC                                                           2,394           (492)                  2,886
        Meadowbrook Insurance Group                                         1,200         (1,882)                  3,082
        Partner Re, Ltd.                                                    3,698         (1,263)                  4,961
        Renaissance Re                                                      2,044            334                   1,710
        Terra Nova Holdings                                                26,572         18,096                   8,476
        WR Berkley Corp.                                                    2,088           (453)                  2,541
        Preferred Stock:
        St. Paul Companies, 6% Convertible Preferred                       10,500            918                   9,582
                                                                ------------------    ----------------     ----------------
                 Total                                                   $158,631        $52,884                $105,747
                                                                ==================    ================     ================


(1) See Note 12 - Subsequent Events for information on the disposition of Risk Capital Reinsurance's interest in Annuity and Life Re (Holdings) Ltd. in connection with RCHI's repurchase from XL of all of the 4,755,000 shares of RCHI's common stock held by XL.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     Privately held securities consisted of the following:

                                                                                                         (In thousands)
                                                                                                          December 31,
                                                                                                ---------------------------------
                                                                              Percentage
                                                                               Ownership            1999               1998
                                                                             --------------     --------------    ---------------
        Carried  under the equity method:
        The ARC Group, LLC                                                           27.0%             $8,687            9,448
        Arx Holding Corp.                                                            35.2%              2,654            2,400
        Capital Protection Insurance Services, LLC                                                                         250
        First American Financial Corporation                                                                             9,805
        Island Heritage Insurance Company, Ltd.                                      33.0%              4,356            3,101
        LARC Holdings, Ltd. (1)                                                      23.9%             24,039           25,349
        New Europe Insurance Ventures                                                14.6%                819            1,083
        Sunshine State Holding Corporation                                           21.5%              1,885            1,688
                                                                                                --------------    ---------------
             Sub-total                                                                                 42,440           53,124
                                                                                                --------------    ---------------

        Carried at fair value:
        Altus Holdings, Ltd.                                                         28.0%             19,173            6,667
        American Independent Holding Company                                                            4,250
        Annuity and Life Re (Holdings) Ltd. (2)                                       5.6%                              34,243
        Arbor Acquisition Corp. (Montgomery & Collins, Inc.)                                                               500
        GuideStar Health Systems, Inc.                                                2.6%                500            1,000
        Sorrento Holdings, Inc.                                                                         1,517            5,113
        Sovereign Risk Insurance Ltd.                                                                                      246
        Stockton Holdings Limited                                                     1.7%             10,000           10,000
        Terra Nova (Bermuda) Holdings, Ltd. (2)                                                                         21,323
        TRG Associates, LLC                                                                                              4,875
        Trident II, L.P.                                                              2.0%              6,089
                                                                                                --------------    ---------------
             Sub-total                                                                                 41,529           83,967
                                                                                                --------------    ---------------
             Total                                                                                    $83,969         $137,091
                                                                                                ==============    ===============

(1) See Note 12 - Subsequent Events for information on the disposition of Risk Capital Reinsurance's interest in LARC Holdings, Ltd. in connection with RCHI's repurchase from XL of all of the 4,755,000 shares of RCHI's common stock held by XL.

(2) As of June 2, 1999, Risk Capital Reinsurance reclassified the above privately held securities as publicly traded equity securities. Pursuant to the existing investment advisory agreement, Risk Capital Reinsurance incurred a fee of $2.5 million payable to MMCI upon the reclassification of such securities.

     In addition, Risk Capital Reinsurance had investment commitments relating to its privately held securities in the amounts of $23.2 million and $10.4 million at December 31, 1999 and 1998, respectively.

     The outstanding commitments at December 31, 1999 included $19 million committed to Trident II, L.P., a newly formed investment fund established by MMCI dedicated to making private equity and equity related investments in the global insurance, reinsurance and related industries.

     Set forth below is certain information relating to each of Risk Capital Reinsurance's investments and investment commitments in privately held securities at December 31, 1999.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     Investments Carried Under The Equity Method:

     The ARC Group, LLC

     In July 1997, Risk Capital Reinsurance completed its acquisition, effective May 1997, of a 27.0% economic and voting interest in The ARC Group, LLC ("ARC"), a Long Island-based wholesaler of specialty insurance, for approximately $9.5 million. ARC, founded in 1986, is an independent wholesale insurance broker and managing general agent specializing in the placement of professional liability insurance, primarily directors and officers liability coverage. Risk Capital Reinsurance is a co-investor with Marsh & McLennan Risk Capital Holdings, ltd. ("MMRCH"), MMCI's parent, and ARC's founders, who continue to have managerial control over the daily operations.

     Risk Capital Reinsurance records its equity in the operating results of ARC on a two-month lag basis.

     Cumulative distributions received from ARC of $4.7 million have been recorded as reductions to the carrying value of the investment.

     For the years ended 1999 and 1998 and for the period recorded in 1997, Risk Capital Reinsurance's equity in net income, net of goodwill amortization and net of tax, was $827,000, $1.0 million and $561,000, respectively.

     Arx Holding Corp.

     In December 1997, Risk Capital Reinsurance acquired a 35.2% economic and voting interest in Arx Holding Corp. ("ARX"), a Florida-based company, for $2,425,000. ARX, through its recently formed wholly owned subsidiary American Strategic Insurance Corp., underwrites homeowners policies in the State of Florida produced in the open market, and may also seek to offer other lines of insurance in Florida and other states.

     Risk Capital Reinsurance provides reinsurance for ARX. A subsidiary of XL is a co-investor in ARX and also provides reinsurance for ARX.

     Risk Capital Reinsurance's net premiums written and net premiums earned from business developed by ARX were $8.2 million and $5.6 million, respectively, in 1999 and $2.8 million and $1.1 million, respectively, in 1998.

     Risk Capital Reinsurance records its equity in the operating results of ARX on a quarter-lag basis.

     For the years ended 1999 and 1998, Risk Capital Reinsurance's equity in net income (loss), net of goodwill amortization and net of tax, was $282,000 and ($63,000), respectively.

     Capital Protection Insurance Services, LLC

     In May 1997, Risk Capital Reinsurance acquired a 51% economic interest (49% voting interest) in Capital Protection Insurance Services, LLC ("CPI"), a newly formed managing underwriting agency headquartered in New York City offering specialty risk and alternative market insurance solutions. Risk Capital Reinsurance co-invested with CPI's founders.

     Risk Capital Reinsurance also provided reinsurance capacity for the business CPI developed. Net premiums written and net premiums earned recorded by Risk Capital Reinsurance from casualty and multi-line business developed by CPI were $2.1 million and $6.4 million in 1999, $16.3 million and $12.3 million in 1998 and $857,399 and $178,527, in 1997, respectively.

     At December 31, 1998, Risk Capital Reinsurance recorded a realized loss of $862,000 by reducing the carrying value of its investment in CPI to $250,000.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     During 1999, Risk Capital Reinsurance wrote off its remaining investment carrying value in CPI and recorded an after-tax realized investment loss of $1.3 million, which represents actual and estimated costs associated with terminating leases and divesting physical assets, and other costs to run-off the business of this managing underwriting agency.

     First American Financial Corporation

     In February 1997, Risk Capital Reinsurance agreed to acquire a 35.5% voting and economic interest in First American Financial Corporation ("First American") for $6.5 million. First American, a Missouri-based company, through its wholly owned subsidiaries including First American Insurance Company, underwrites specialty vehicle property and casualty insurance coverages with emphasis placed on collateral protection.

     In May 1999, Altus Holdings Ltd. ("Altus") acquired First American in a share exchange, which closed in July 1999 upon receipt of regulatory approval. During the 1999 second quarter, Risk Capital Reinsurance reclassified its investment in First American from the equity method of accounting to an investment accounted for at fair value and the carrying value of First American was adjusted to $9.3 million in order to reflect the transaction value resulting from the acquisition by Altus. Risk Capital Reinsurance recorded an after-tax realized loss of $0.7 million from the transaction. Risk Capital Reinsurance's total investment in First American (excluding repaid demand loans) was $10.4 million.

     For the period recorded in 1999 and the year ended 1998, Risk Capital Reinsurance's equity in net loss, net of goodwill amortization and net of tax, was $320,000 and $1.3 million, respectively. For the period recorded in 1997, Risk Capital Reinsurance's equity in the net income, net of goodwill amortization and net of tax, was $32,036.

     Risk Capital Reinsurance's net premiums written and net premiums earned from business developed by First American was $0.9 million each in 1999.

     Island Heritage Insurance Company, Ltd.

     In April 1996, Risk Capital Reinsurance acquired a 33% economic interest (9.75% voting interest) in Island Heritage Insurance Company, Ltd. ("Island Heritage"), a Cayman Islands insurer, for an aggregate purchase price of $4.5 million, which was funded through $1.7 million in cash and a trust account in an amount equal to $2.8 million. Island Heritage commenced operations in May 1996 as an insurer which writes high value personal and commercial property insurance in the Caribbean. Certain directors of Risk Capital Reinsurance and other investors invested in the securities of Island Heritage at the same per share price as that paid by Risk Capital Reinsurance.

     In February 1999, Risk Capital Reinsurance made an additional investment in Island Heritage in the amount of approximately $1.0 million.

     The investment in Island Heritage is recorded under the equity method of accounting since Risk Capital Reinsurance believes it has the ability to exercise significant influence over the operating and financial policies of Island Heritage due to Risk Capital Reinsurance's participation on the Board of Directors and through certain consent rights attaching to Risk Capital Reinsurance's holdings of non-voting shares.

     Risk Capital Reinsurance records its equity in the operating results of Island Heritage on a quarter-lag basis.

     For the year ended 1999, Risk Capital Reinsurance's equity in net income, net of tax, was $153,400. For years ended 1998 and 1997, Risk Capital Reinsurance's equity in net loss, net of tax, was $551,850 and $195,922, respectively.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     LARC Holdings, Ltd.

     In November 1997, Risk Capital Reinsurance acquired shares and warrants representing a 23.9% economic interest (9.9% voting interest) in LARC Holdings, Ltd. ("LARC"), a newly formed holding company located in Bermuda, for $24.5 million. LARC, through its newly-formed wholly owned Bermuda subsidiary, Latin American Reinsurance Company, Ltd. ("LARe"), provides multi-line reinsurance to the Latin American reinsurance market, emphasizing short-tail, multi-peril property reinsurance and, to a limited extent, casualty, marine, aviation and other lines of reinsurance. LARe may also seek to enter other reinsurance niches on both a treaty and facultative basis.

     Risk Capital Reinsurance co-invested with a subsidiary of XL, which holds a majority interest in LARC, and the founders of LARC.

     The investment in LARC is recorded under the equity method of accounting since Risk Capital Reinsurance believes it has the ability to exercise significant influence over the operating and financial policies of LARC due to Risk Capital Reinsurance's participation on the Board of Directors and through certain consent rights attaching to Risk Capital Reinsurance's holdings of non-voting shares.

     Risk Capital Reinsurance records its equity in the operating results of LARC on a quarter-lag basis.

     For the year ended 1999, Risk Capital Reinsurance's equity in net loss, net of goodwill amortization and net of tax, was $113,750; for the year ended 1998 Risk Capital Reinsurance's equity in net income, net of goodwill amortization and net of tax, was $531,700 and for the period recorded in 1997, Risk Capital Reinsurance's equity in the net loss, net of tax, was $18,936.

     See Note 12 - Subsequent Events for information on the disposition of Risk Capital Reinsurance's interest in LARC in connection with RCHI's repurchase from XL of all of the 4,755,000 shares of the Common Stock held by XL.

     New Europe Insurance Ventures

     In March 1997, Risk Capital Reinsurance, through a wholly owned special purpose subsidiary, committed to pay $5 million over the long term to fund its partnership interest, currently at 14.6%, in New Europe Insurance Ventures ("NEIV"), a Scottish limited partnership that targets private equity investments in insurance and insurance-related companies in Eastern Europe.

     Risk Capital Reinsurance records its participation in this partnership under the equity method of accounting and applies the specialized accounting practices for investment companies. Unrealized gains and losses on private equity investments, consisting mostly of foreign exchange fluctuations, are recorded in the income statement when such investments are revalued into United States dollars each quarter.

     The $820,000 investment balance at December 31, 1999 is composed of five investments in Eastern Europe in insurance related companies.

     The unfunded commitment remaining at December 31, 1999 was approximately $3.2 million.

     Risk Capital Reinsurance records its equity in the operating results of NEIV on a quarter-lag basis.

     For the years ended 1999 and 1998 and for the period recorded in 1997, Risk Capital Reinsurance's equity in the net loss, net of tax, was $345,150, $141,700 and $54,532, respectively.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     Sunshine State Holding Corporation

     In December 1997, Risk Capital Reinsurance acquired a 21.5% economic and voting interest in Sunshine State Holding Corporation ("Sunshine State"), a newly formed Florida-based company, for $1.4 million.

     Sunshine State and its subsidiaries, which includes Sunshine State Insurance Company, a Florida domiciled insurer, underwrite homeowners policies in the State of Florida obtained from the Florida Residential Property and Casualty Joint Underwriting Association in accordance with the Market Challenge Program of the Florida Department of Insurance. Sunshine State also insures homeowners policies produced through the open market and offers other lines of insurance in Florida and other states. In connection with the investment, Risk Capital Reinsurance provides reinsurance for Sunshine State. A subsidiary of XL invested in Sunshine State and will also provide reinsurance for Sunshine State during specified periods.

     Risk Capital Reinsurance records its equity in the operating results of Sunshine on a quarter-lag basis.

     Risk Capital Reinsurance's net premiums written and net premiums earned from business developed by Sunshine State were $6.6 million and $5.6 million, respectively, in 1999 and $3.9 million and $4.5 million, respectively, in 1998.

     For the years ended 1999 and 1998, Risk Capital Reinsurance's equity in net income, net of tax, was $179,000, and $171,600, respectively.

     Investments Carried at Fair Value:

     Altus Holdings, Ltd.

     In March 1998, Risk Capital Reinsurance purchased for $10 million an approximately 28.6% economic interest (9.9% voting interest) in Altus, a new Cayman Islands company formed to provide rent-a-captive and other underwriting management services for risks of individual corporations and insurance programs developed by insurance intermediaries. Risk Capital Reinsurance's investment was funded two-thirds in cash and one-third through a letter of credit. The balance of the $35 million of initial capital invested in Altus was contributed by The Trident Partnership, L.P. ("Trident"), XL, MMRCH and members of Altus' management. Risk Capital Reinsurance may provide reinsurance capacity for business developed by Altus. Risk Capital Reinsurance issued a letter of credit in the amount of $5.8 million for Trident's unfunded investment commitment in Altus for an annual fee of $58,000, or 100 basis points on the letter of credit amount.

     In May 1999, Altus acquired First American in a share exchange, which closed in July 1999 upon receipt of regulatory approval.

     During the 1999 second quarter, Risk Capital Reinsurance reclassified its investment in First American from the equity method of accounting to an investment accounted for at fair value. At June 30, 1999, the carrying value of First American was adjusted to $9.3 million, in order to reflect the transaction value resulting from the acquisition by Altus resulting in Risk Capital Reinsurance recording an after-tax realized loss of $0.7 million.

     In July 1999, Risk Capital Reinsurance and The Trident Partnership, L.P. funded their investment commitments to Altus (previously secured by letters of credit) of $3.3 million and $5.8 million, respectively, and XL redeemed its shares in Altus at their original costs. After Altus' acquisition of First American, such additional funding and the XL redemption, Risk Capital Reinsurance's economic ownership in Altus decreased from 28.6% to 28% (9.9% voting interest).

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)


     American Independent Insurance Holding Company

     In February 1999, Risk Capital Reinsurance loaned $5 million to American Independent Insurance Holding Company ("AIHC"). The promissory note, secured by the stock of AIHC, matures in January 2003, and will accrue interest at rates per annum expected to approximate 6%, depending on the investment returns on proceeds of the loan which are invested by AIHC on Risk Capital Reinsurance's behalf. Principal and interest repayments are subject to prior approval by the Pennsylvania Department of Insurance. In consideration for the loan, Risk Capital Reinsurance received Class A warrants to purchase shares of common stock of AIHC, constituting approximately 4% of AIHC's outstanding common stock on a fully-diluted basis. Interest income recorded in 1999 was $148,000. At December 31, 1999, Risk Capital Reinsurance recorded a pre-tax unrealized loss of $750,000, which reflects of a market value discount of 15% based on a comparison of the AIHC note to bonds with similar characteristics.

     In connection with this investment and Risk Capital Reinsurance's prior $3.6 million loan commitment to AIHC (which commitment expired on December 31, 1998), Risk Capital Reinsurance has the option to write an aggregate amount of premiums of at least approximately $375 million over the next seven to eight year period, subject to the amount of business written by AIIC. From inception through December 31, 1999, premiums written by Risk Capital Reinsurance under these arrangements with AIHC and its insurance subsidiary, American Independent Insurance Company ("AIIC"), totaled $107.2 million. No assurances can be given that any such additional premiums will be written by Risk Capital Reinsurance. Risk Capital Reinsurance's net premium written and net premiums earned from business developed by AIIC were $39.2 million and $43.7 million, respectively, in 1999, $42 million and $36 million, respectively, in 1998, and $25.9 million and $15.2 million, respectively, in 1997.

     Annuity and Life Re (Holdings), Ltd.

     In April 1998, Risk Capital Reinsurance acquired for approximately $20 million a minority interest in Annuity and Life Re (Holdings), Ltd. ("Annuity and Life Re"), a new Bermuda-based reinsurance company formed to provide annuity and life reinsurance. Risk Capital Reinsurance coinvested with XL concurrently with the consummation of Annuity and Life Re's initial public offering. Risk Capital Reinsurance purchased approximately 1.4 million common shares of Annuity and Life Re and warrants to purchase at an exercise price of $15.00 per share (the initial public offering price) an additional 100,000 common shares. The aggregate purchase price paid by Risk Capital Reinsurance was based on a price of $14.10 for a unit consisting of one common share and certain warrants. Risk Capital Reinsurance owns approximately 5.6% of the outstanding common shares of Annuity and Life Re following the exercise of the underwriters' over-allotment option. Annuity and Life Re's common shares are quoted on The Nasdaq Stock Market's National Market ("NASDAQ") under the symbol "ALRE."

     At December 31, 1998, Risk Capital Reinsurance recorded its investment in Annuity and Life Re common stock and warrants at the closing price reported by NASDAQ on such date less a discount for trading restrictions.

     In June 1999, Risk Capital Reinsurance reclassified its investment in Annuity and Life Re to a publicly traded equity security.

     See Note 12 - Subsequent Events for information on the disposition of Risk Capital Reinsurance's interest in Annuity and Life Re in connection with RCHI's repurchase from XL of all of the 4,755,000 shares of the Common Stock held by XL.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     Arbor Acquisition Corp. (Montgomery & Collins, Inc.)

     In March 1998, Risk Capital Reinsurance purchased for approximately $2.8 million a 34.5% economic and voting interest in Arbor Acquisition Corp. ("Arbor"), the parent of Montgomery & Collins, Inc. a Boston-based national surplus lines and wholesale brokerage firm which operates in 11 cities, in addition to Boston. The investment was made concurrently with investments by MMRCH.

     In September 1998, Risk Capital Reinsurance invested an additional $845,000 in Arbor, increasing Risk Capital Reinsurance's ownership interest to approximately 37.3%.

     For the period recorded in 1998, Risk Capital Reinsurance's equity in net loss, net of goodwill amortization and net of tax, was $506,000. In addition, in December 1998, Risk Capital Reinsurance recorded a realized loss of $2.4 million by reducing the carrying value of its investment in Arbor to $500,000 and reclassified this investment from the equity method of accounting to an investment carried at fair value.

     At June 30, 1999, Risk Capital Reinsurance increased the carrying value of its investment in Arbor from $500,000 to approximately $3.0 million based on the expected net realizable value resulting from the sale of the business and run-off of the operations.

     The sale of the business occurred in two transactions that closed in June and July 1999. It is expected that the wind-up of the remaining operations will be substantially completed by July 2000.

     GuideStar Health Systems, Inc.

     In December 1997, Risk Capital Reinsurance acquired a 2.6% economic and voting interest in GuideStar Health Systems, Inc. ("GuideStar"), an Alabama-based managed care organization, for $1 million.

     Founded in late 1995, GuideStar provides comprehensive managed care services to employers and individuals through strategic alliances with selected insurance companies and health care providers. GuideStar develops health care provider networks, and provides claims processing, customer relations and comprehensive utilization management services.

     In September 1999, Risk Capital Reinsurance reduced the carrying value of GuideStar by 50% to $500,000 and realized an after tax loss of $325,000.

     Sorrento Holdings, Inc.

     In October 1998, Risk Capital Reinsurance purchased for $5 million 5,000 shares of Class C Cumulative Redeemable Preferred Stock (the "Preferred C Shares") of Sorrento Holdings, Inc. ("Sorrento"). The Preferred C Shares accrue interest at the rate of 6% per annum and are subject to mandatory redemptions through December 31, 2000. Sorrento's obligation to redeem the Preferred C Shares is secured by an irrevocable letter of credit.

     For the year ended December 31, 1999, Risk Capital Reinsurance received $3.7 million from Sorrento for the redemption of 3,483 shares of preferred stock of Sorrento, which redemption amount included a payment of $1,000 per share and dividends of approximately $233,000.

     Sorrento was formed by Clarendon National Insurance Company ("Clarendon") and the Arrowhead Group ("Arrowhead"), a managing agency. Sorrento intends to form a wholly owned subsidiary, Sorrento Insurance Company, to underwrite automobile liability and physical damage policies produced by Arrowhead. In connection with the issuance of the Preferred C Shares, Risk Capital Reinsurance is providing reinsurance to Clarendon in respect of automobile physical damage policies and may provide reinsurance on other business produced by Arrowhead.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     Risk Capital Reinsurance's net premiums written and net premiums earned from business developed by Arrowhead were $30 million and $22.5 million, respectively, in 1999.

     Sovereign Risk Insurance Ltd.

     In July 1997, Risk Capital Reinsurance acquired a 9.0% voting and economic interest in Sovereign Risk Insurance Ltd. ("Sovereign Risk"), a newly formed Bermuda-based managing general agency, for $237,500.

     Sovereign Risk provides underwriting services for political risk insurance coverages for Risk Capital Reinsurance, ACE Insurance Company, Ltd. and a subsidiary of XL, who are also co-investors in Sovereign Risk.

     In June 1999, Risk Capital Reinsurance sold its investment in Sovereign Risk to ACE Limited and XL and recorded an after-tax net realized gain of $103,000. Risk Capital Reinsurance retained an option to provide certain reinsurance on business produced by Sovereign Risk for a five-year period.

     Risk Capital Reinsurance's net premiums written and net premiums earned from business developed by Sovereign Risk were $2.9 million and $2.4 million, respectively, in 1999, $1,397,000 and $887,000, respectively, in 1998 and $175,000 and $51,130, respectively, in 1997.

     Stockton Holdings Limited

     In June 1998, Risk Capital Reinsurance acquired for $10 million a 1.7% interest in Stockton Holdings Limited ("Stockton Holdings"), a Cayman Islands insurance holding company. Stockton Holdings conducts a world-wide reinsurance business through its wholly owned subsidiary Stockton Reinsurance Limited, a Bermuda-based reinsurance company writing specialty risks with a focus on finite products. Risk Capital Reinsurance's investment was made as part of a private placement by Stockton Holdings.

     During 1999, Risk Capital Reinsurance received a dividend distribution of $157,000.

     Terra Nova (Bermuda) Holdings, Ltd.

     In October 1995, Risk Capital Reinsurance acquired a 3.6% voting and economic interest in Terra Nova (Bermuda) Holdings, Ltd. ("Terra Nova") for $8.9 million.

     Terra Nova, based in Bermuda, is a holding company for two principal operating insurance companies located in Bermuda and London that write property and casualty reinsurance. In April 1996, Terra Nova completed the initial public offering of its common stock, which is traded on the New York Stock Exchange ("NYSE") under the symbol "TNA."

     In December 1998, Risk Capital Reinsurance sold 41,000 shares of Terra Nova and recorded a realized gain of approximately $800,000, reducing Risk Capital Reinsurance's voting and economic interest to 3.5%.

     Dividend income recorded in 1999, 1998 and 1997 received from Terra Nova was $213,000, $213,000 and $157,000, respectively. In June 1999, Risk Capital Reinsurance reclassified its investment in Terra Nova to a publicly traded equity security.

     TRG Associates, LLC

     In October 1997, Risk Capital Reinsurance acquired an 8.8% economic interest (7.7% voting interest) in TRG Associates, LLC ("LLC"), a new limited liability company formed for the purpose of holding all of the Class 1 common stock of TRG Holding Corporation ("TRG Holdings"), for $4,875,000. TRG Holdings acquired all of the common stock of The Resolution Group, Inc. ("TRG") in exchange for $150 million in cash (funded by $50 million from the LLC and $100 million of debt incurred by TRG Holdings) and $462 million face amount of the Class 2 common stock of TRG Holdings.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     TRG, located in Chicago, was formed to manage and pay off claims liabilities on policies that insurance subsidiaries of Talegen Holdings, Inc., a subsidiary of Xerox Corporation, had written prior to 1993.

     In August 1999, Risk Capital Reinsurance recorded an after-tax net realized gain of $2.2 million upon completion of the sale of this investment to Fairfax Financial Holdings Limited.

     Trident II, L.P.

     On June 4, 1999, Risk Capital Reinsurance committed to invest $25 million as a limited partner of Trident II, L.P. ("Trident II"), a partnership managed by MMCI. Trident II will make private equity and equity related investments in the global insurance, reinsurance and related industries. The fund will target investments in existing companies that are in need of growth capital or are under performing as well as in newly formed companies. Risk Capital Reinsurance's Chairman is one of four Senior Principals of MMCI who manage Trident II.

     The term of Trident II expires in 2009. However, the term may be extended for up to a maximum of three one-year periods at the discretion of MMCI to permit orderly dissolution.

     During the first six years of the fund, Risk Capital Reinsurance will pay an annual management fee, payable semi-annually in advance, equal to 1.5% of Risk Capital Reinsurance's aggregate $25.0 million commitment as well as a percentage of cumulative net gains on invested funds. After such six year period, the annual management fee will be 1.5% of the aggregate funded commitments.

     For the period ended December 31, 1999, Risk Capital Reinsurance funded its 1.96% share, or $6.1 million, of investments made by Trident II in various entities. Fees and expenses of $250,000 were paid in 1999 to MMCI relating to its management of Trident II.

     Fixed Maturities

     Contractual maturities of fixed maturity securities at December 31, 1999 are shown below. Expected maturities, which are management's best estimates, will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                     (In thousands)
                                                                                   December 31, 1999
                                                                           Estimated
                                                                              Fair                 Amortized
                                                                             Value                    Cost
                                                                       -------------------     -------------------
        Available for sale:
           Due in one year or less                                               $6,209                  $6,235
           Due after one year through five years                                 66,209                  67,956
           Due after five years through 10 years                                 78,461                  82,282
           Due after 10 years                                                    76,916                  79,446
                                                                           -------------          --------------
           Sub-total                                                            227,795                 235,919
           Mortgage and asset-backed securities                                  27,298                  28,424
                                                                           -------------          --------------
        Total                                                                  $255,093                $264,343
                                                                           =============          ==============

     As of December 31, 1999, the weighted average contractual and expected maturities of the fixed maturity investments, based on fair value, were 12.9 years and 8.2 years, respectively.

     Proceeds from the sale of fixed maturity securities during 1999, 1998 and 1997 were approximately $265 million, $251 million and $237 million, respectively. Gross gains of $1,522,000, $2,242,000 and $858,000 were realized on those sales during 1999, 1998 and 1997, respectively. Gross losses of $3,298,000, $770,000 and $583,000 were realized during 1999, 1998 and 1997, respectively.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Investment Information (continued)

     Approximately 86% of fixed maturity investments held by Risk Capital Reinsurance at December 31, 1999 were considered investment grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.

     There are no investments in any entity in excess of 10% of Risk Capital Reinsurance's stockholders' equity at December 31, 1999 other than investments issued or guaranteed by the United States government or its agencies and Risk Capital Reinsurance's investment in Annuity and Life Re (Holdings), Ltd..

     Securities Pledged and on Deposit

     Securities with a carrying value of approximately $11.1 million have been pledged as collateral for letters of credit obtained in connection with certain reinsurance obligations of Risk Capital Reinsurance (see Note 5).

     At December 31, 1999, securities with a face amount of $5.8 million were on deposit with the Insurance Department of the State of Nebraska and other states in order to comply with insurance laws.

4.   Agreements with Related Parties

     Investment Advisory Agreements

     Risk Capital Reinsurance has an investment advisory agreement with MMCI for management of Risk Capital Reinsurance's portfolios of equity securities (including convertible securities) that are publicly traded ("Public Portfolio") and privately held ("Private Portfolio"). The Private Portfolio includes equity securities which at the time of acquisition do not have a readily ascertainable market or are subject to certain trading restrictions. MMCI is also an investment advisor to Trident, a dedicated insurance industry private equity fund organized by MMCI and three other sponsors. MMCI's direct parent, MMRCH, owns 1,395,625 shares, or approximately 8.2% of the outstanding RCHI Common Stock, and RCHI Class A warrants and RCHI Class B warrants to purchase 905,397 and 1,770,601 shares of RCHI Common Stock, respectively. At December 31, 1999, Trident owns 250,000 shares, or approximately 1.5%, of the outstanding RCHI Common Stock, and RCHI Class A warrants to purchase 1,386,079 shares of RCHI Common Stock.

     Effective July 1, 1999, Risk Capital Reinsurance amended its investment advisory agreement with MMCI, which governs the management of Risk Capital Reinsurance's portfolios of equity securities (including convertible securities) that are publicly traded and privately held.

     Pursuant to the amended agreement, which has a term of four years (subject to renewal), MMCI provides Risk Capital Reinsurance with investment management and advisory services with respect to investments in the Private Portfolio whose value exceeds (i) $10 million during the first year of the term, (ii) $15 million during the second year of the term, and (iii) $20 million during the third and fourth years of the term. Under such amendments, Risk Capital Reinsurance pays MMCI an annual fee equal to (x) 20% (previously 7.5%) of cumulative net realized gains including dividends, interest and other distributions, received on the Private Portfolio over (y) cumulative compensation previously paid in prior years on cumulative net realized gains (as defined in the agreement) on the Private Portfolio managed by MMCI, but Risk Capital Reinsurance will not pay MMCI a management fee (previously 1.5% per annum of the quarterly carrying value of the Private Portfolio). With respect to the management of Risk Capital Reinsurance's Public Portfolio, Risk Capital Reinsurance pays MMCI a fee equal to 0.50% of the first $50 million under MMCI's management and 0.35% of all amounts in excess of $50 million (subject to a minimum fee of $250,000 per annum).

     In connection with the amendments to Risk Capital Reinsurance's agreement with MMCI, RCHI will receive from MMCI $1.25 million per annum during the initial four-year term, subject to certain conditions.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   Agreements with Related Parties (continued)

     The initial agreement provided for a minimum aggregate cash fee to MMCI of $500,000 per annum through December 31, 1997. Fees incurred under the agreements during fiscal years 1999, 1998 and 1997 were approximately $1.5 million, $2.7 million and $1.3 million, respectively. In addition, in 1999, 1998 and 1997, unrealized appreciation in the Private Portfolio is net of accrued fees of approximately $256,000, $2.2 million and $1.4 million, respectively.

     In May 1999, Risk Capital Reinsurance transferred the management of the fixed income and short term cash portfolios from The Putnam Advisory Company, Inc. ("Putnam") to Alliance Capital. Risk Capital Reinsurance had an investment advisory agreement with Putnam, an affiliate of MMCI, for the management of Risk Capital Reinsurance's fixed income securities and short term cash portfolios through April 1999. For the fixed income securities portfolio, Risk Capital Reinsurance paid to Putnam a fee equal to the sum of 0.35% per annum of the first $50 million of the market value of the portfolio, 0.30% per annum on the next $50.0 million, 0.20% per annum on the next $100 million and 0.15% per annum of the market value of assets that exceeds $200 million. For the short term cash portfolio, Risk Capital Reinsurance paid a fee equal to 0.15% per annum of the total monthly average market value. Fees incurred under the Putnam agreement for the period in 1999, 1998 and 1997 were approximately $173,463, $461,000 and $493,000, respectively.

     Reinsurance Treaties

     In addition to business assumed from insurance companies where Risk Capital Reinsurance has a private equity investment as described in Note 3, Risk Capital Reinsurance also assumed premiums written and premiums earned of $5.2 million and $5.3 million, respectively, in 1999, $3.3 million and $3.4 million, respectively, in 1998 and $5.5 million and $2.5 million, respectively, in 1997 from XL, which owned 4,755,000 shares prior to the stock repurchase described in
Note 12, or approximately 27.8% of the outstanding Common Stock, and premiums written and premiums earned of $17.4 million and $17.3 million, respectively, in 1999, $18.5 million and $20.7 million, respectively, in 1998 and $12.3 million and $6.8 million, respectively, in 1997 from majority-owned insurance companies of Trident.

     Other Agreements

     Commencing in 1996, MMCI subleased office space from Risk Capital Reinsurance for a term expiring in October 2002. Future minimum rental income, exclusive of escalation clauses and maintenance costs, under the remaining term of the sublease will be approximately $1,218,000. Rental income for 1999, 1998 and 1997 was $430,000 in each year.

     In addition in 1999, 1998 and 1997, MMCI reimbursed Risk Capital Reinsurance approximately $1,000, $11,000 and $530,000 (net of $59,000, $89,000
and $44,000 for certain sublease income allocated to MMCI) for their pro-rata share of improvement and maintenance costs under the sublease.

     During 1999, Risk Capital Reinsurance committed to invest $25 million as a limited partner in Trident II, L.P., a partnership managed by MMCI. See Note 3.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.   Commitments

     Lease Agreement

     Risk Capital Reinsurance has a sublease agreement for office facilities for a term expiring in October 2002. Future minimum rental charges under the remaining term of the sublease, exclusive of escalation clauses and maintenance costs and net of rental income, are as follows:

                                             (In thousands)
                                          ----------------------
                2000                                 $681
                2001                                  716
                2002                                  597
                                             -------------------
                                                   $1,994
                                             ===================

     During 1999, 1998 and 1997, rental expense, net of income from subleases, was approximately $576,000, $576,000 and $643,000, respectively.

     Letters of Credit

     At December 31, 1999, Risk Capital Reinsurance is obligated under letters of credit in an aggregate amount of approximately $9.7 million, which secure certain of Risk Capital Reinsurance's reinsurance obligations.

     Severance Arrangements

     Risk Capital Reinsurance has a program for all employees that provides for certain severance payments, immediate vesting of restricted stock grants and option awards, and continuation of benefits in the event of termination of employment resulting from a change in control. The extent of such payments depends on the position of the employee.

     See Note 12 - Subsequent Events for information on the agreement entered into by Risk Capital Reinsurance in January 2000 to sell its reinsurance business to Folksamerica, which constitutes a change in control for purposes of Risk Capital Reinsurance's employee benefit plans and agreements.

     Employment Agreements

     Risk Capital Reinsurance has employment agreements with its executive officers. One of these agreements has a five-year term initially expiring in September 2000, and the remaining agreements may be terminated upon notice by either party. These agreements provide for compensation in the form of base salary, annual bonus, stock-based awards under the 1995 and 1999 Stock Plans (as hereinafter defined), participation in Risk Capital Reinsurance's employee benefit programs and the reimbursement of certain expenses. Under one of the agreements, Risk Capital Reinsurance guaranteed loans in the amount of $500,000 made to an executive by a financial institution to fund such executive's purchase of 25,000 shares of the common stock of RCHI and related tax liability under such stock's vesting provisions. In connection with such guarantee, Risk Capital Reinsurance is entitled to customary subrogation rights.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   Claims and Claims Expenses

     The reconciliation of claims and claims expense reserves is as follows:

                                                                                             (In thousands)
                                                                                              December 31,
                                                                                 1999             1998            1997
                                                                              ------------     ------------    ------------
        At beginning of year:
           Gross claims and claims expense reserves                              $216,657          $70,768         $20,770
           Reinsurance recoverables                                                30,468                              522
                                                                              ------------     ------------    ------------
             Net claims and claims expense reserves                               186,189           70,768          20,248
        Net claims and claims expenses incurred relating to:
           Current year                                                           275,455          178,957          73,385
           Prior year                                                               30,386           (2,832)            22
                                                                              ------------    ------------     ------------
             Total                                                                305,841          176,125          73,407
        Net paid claims and claims expenses incurred relating to:
           Current year                                                            95,367           41,910          13,649
           Prior year                                                              88,034           18,794           9,238
                                                                              ------------     ------------    ------------
             Total                                                                183,401           60,704          22,887
        At end of year:
           Net claims and claims expense reserves current year                    308,629          186,189          70,768
           Reinsurance recoverables                                                55,925           30,468               -
                                                                              ------------     ------------    ------------
             Gross claims and claims expense reserves                            $364,554         $216,657         $70,768
                                                                              ============     ============    ============

     Risk Capital Reinsurance believes that its exposure, if any, to environmental impairment liability and asbestos-related claims is minimal since no business has been written for periods prior to 1996.

     Subject to the following, Risk Capital Reinsurance believes that the reserves for claims and claims expenses are adequate to cover the ultimate cost of claims and claims expenses incurred through December 31, 1999. The reserves are based on estimates of claims and claims expenses incurred and, therefore, the amount ultimately paid may be more or less than such estimates. The inherent uncertainties of estimating claims and claims expense reserves are exacerbated for reinsurers by the significant periods of time (the "tail") that often elapse between the occurrence of an insured claim, the reporting of the claim to the primary insurer and, ultimately, to the reinsurer, and the primary insurer's payment of that claim and subsequent indemnification by the reinsurer. As a consequence, actual claims and claims expenses paid may deviate, perhaps substantially, from estimates reflected in Risk Capital Reinsurance's reserves reported in its financial statements. The estimation of reserves by new reinsurers, such as Risk Capital Reinsurance, may be less reliable than the reserve estimations of a reinsurer with an established volume of business and claims history. To the extent reserves prove to be inadequate, Risk Capital Reinsurance may have to augment such reserves and incur a charge to earnings. Such a development could occur and result in a material charge to earnings or stockholders equity in future periods.

     Estimates of prior accident year claims were increased by approximately $30 million in 1999. A substantial portion of this amount resulted from (i) Risk Capital Reinsurance's review of additional claims information and its continuing underwriting and actuarial analysis of the business produced by a certain managing underwriting agency, (ii) notification of additional satellite losses received in 1999 pertaining to 1998, (iii) aviation losses, principally the 1998 Swiss Air crash, and (iv) property losses reported on several international treaties that are in run-off.

     Estimates of prior accident year claims were reduced by approximately $2.8 million in 1998 primarily due to favorable claim development in the property and multi-line classes of business.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   Retrocession Agreements


     Risk Capital Reinsurance utilizes retrocession agreements for the purpose of limiting its exposure with respect to multiple claims arising from a single occurrence or event. Risk Capital Reinsurance also participates in "common account" retrocessional arrangements for certain treaties. Such arrangements reduce the effect of individual or aggregate losses to all companies participating on such treaties including the reinsurer, such as Risk Capital Reinsurance, and the ceding company.


     Reinsurance recoverables are recorded as assets, predicated on the retrocessionaires' ability to meet their obligations under the retrocessional agreements. If the retrocessionaires are unable to satisfy their obligations under the agreements, Risk Capital Reinsurance would be liable for such defaulted amounts.


     The effects of reinsurance on written and earned premiums and claims and claims expenses are as follows:

                                                                                        (In thousands)
                                                                                   Years Ended December 31,
                                                                         1999                 1998                1997
                                                                   -----------------     ----------------    ---------------
        Assumed premiums written                                           $386,848             $260,566           $147,878
        Ceded premiums written                                               80,122               25,831              3,044
                                                                   -----------------    ----------------    ---------------
        Net premiums written                                               $306,726             $234,735           $144,834
                                                                   =================     ================    ===============

        Assumed premiums earned                                            $380,880             $232,025           $110,992
        Ceded premiums earned                                                69,512               25,831              3,620
                                                                   -----------------     ----------------    ---------------
        Net premiums earned                                                $311,368             $206,194           $107,372
                                                                   =================     ================    ===============

        Assumed claims and claims expenses incurred                        $348,979             $210,006            $73,407
        Ceded claims and claims expenses incurred                            43,138               33,881
                                                                   -----------------     ----------------    ---------------
        Net claims and claims expenses incurred                            $305,841             $176,125            $73,407
                                                                   =================     ================    ===============

     At December 31, 1999, Risk Capital Reinsurance's balance sheet reflects reinsurance recoverable balances and reinsurance premiums payable as follows:

                                                                                             (In thousands)
                                                                                  December 31,              December 31,
                                                                                      1999                      1998
                                                                              ----------------------      ------------------
        Reinsurance recoverable balances:
             Unpaid claims and claim expenses                                          $55,925                $30,468
             Paid amounts                                                                6,588                    107
             Unearned premiums                                                          10,609
                                                                              ----------------------      ----------------------
        Total                                                                          $73,122                $30,575
                                                                              ======================      ==================
        Reinsurance premiums payable                                                   $14,666                 $5,396
                                                                              ======================      ==================

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   Employee Benefits and Compensation Arrangements

     1995 Long Term Incentive and Share Award Plan

     Substantially all compensation costs discussed below are charged to Risk Capital Reinsurance by RCHI.

     In September 1995, RCHI adopted the 1995 Long Term Incentive and Share Award Plan (the "1995 Stock Plan"), which is administered by the Compensation Committee of RCHI's Board of Directors. RCHI may grant, subject to certain restrictions, stock options, stock appreciation rights, restricted shares, restricted share units payable in shares of Common Stock or cash, stock awards in lieu of cash awards, and other stock-based awards to eligible employees of Risk Capital Reinsurance. Awards relating to not more than 1,700,000 shares of Common Stock may be made over the five-year term of the 1995 Stock Plan.

     In April 1999, RCHI adopted the 1999 Long Term Incentive and Share Award Plan (the "1999 Stock Plan"). The 1999 Stock Plan, like its predecessor, is intended to provide incentives to attract, retain and motivate employees and Directors in order to achieve Risk Capital Reinsurance's long term growth and profitability objectives. The 1999 Stock Plan provides for the grant to eligible employees and Directors of stock options, stock appreciation rights, restricted shares, restricted share units payable in shares of Common Stock or cash, stock awards in lieu of cash awards, dividend equivalents and other stock based awards. The 1999 Stock Plan also provides the non-employee Directors of RCHI with the opportunity to receive the annual Board retainer fee in shares of RCHI's common stock. An aggregate of 900,000 shares of RCHI's common stock has been reserved for issuance under the 1999 Stock Plan (of which no more than 300,000 of such shares may be issued pursuant to grants of restricted shares, restricted share units, performance shares and performance units), subject to anti-dilution adjustments in the event of certain changes in Risk Capital Reinsurance's capital structure. Shares issued pursuant to the 1999 Stock Plan will be either authorized but unissued shares or treasury shares.

     Restricted Stock

     During 1999, 1998 and 1997, RCHI granted to officers of Risk Capital Reinsurance an aggregate of 2,500, 15,700, 24,000 shares, respectively, of restricted stock under the 1995 Stock Plan. Grants of restricted stock generally vest at a rate of 20% per year over five years commencing on the first anniversary of the date of grant. RCHI and Risk Capital Reinsurance record a deferred expense equal to the market value of the shares at the date of grant which is amortized and charged to income over the vesting period. The deferred expense was ($117,000), $296,000 and $506,000, and the amortization of the deferred expense was $628,000, $1,012,000, and $1,687,000, for 1999, 1998 and
1997, respectively. Upon the closing of the sale of Risk Capital Reinsurance's reinsurance business to Folksamerica, all unvested restricted shares and unvested stock options will immediately become vested. See Note 12 - Subsequent Events.

     Stock Options

     RCHI issues incentive stock options and/or non-qualified stock options at fair market values at the grant dates to officers of Risk Capital Reinsurance and non-employee Directors of RCHI. Options to officers generally vest and become exercisable at a rate of 20% per year over five years from the date of grant. Incentive stock options expire ten years after the grant date and non-qualified stock options expire seven years after vesting. Initial options granted to non-employee Directors vest and become exercisable in three equal installments, commencing on the date of grant and annually thereafter. Annual options granted to non-employee Directors of RCHI in office on January 1 of each year vest on the first anniversary of the date the option is granted. Upon the closing of the sale of Risk Capital Reinsurance's reinsurance business to Folksamerica, all unvested restricted shares and unvested stock options will immediately become vested. See Note 12 - Subsequent Events.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   Employee Benefits and Compensation Arrangements (continued)

     Information relating to RCHI's stock options is set forth below:

                                                                           Years Ended December 31,
                                                               1999                1998                  1997
                                                           ----------------    ----------------     -----------------
        Number of options
        Outstanding, beginning of year                        1,347,075             960,650                 628,950
        Granted                                                  18,800             410,825                 371,700
        Canceled                                                (84,519)            (20,580)                 (39,500)
        Exercised                                                     -              (3,820)                    (500)
        Outstanding, end of year                              1,281,356           1,347,075                 960,650
        Exercisable, end of year                                683,388             358,884                 178,611

        Average exercise price
        Granted                                                  $17.25             $22.47                   $22.86
        Canceled                                                 $21.81             $20.97                   $17.63
        Exercised                                                     -             $19.24                   $17.63
        Outstanding, end of year                                 $20.90             $21.00                   $20.38
        Exercisable, end of year                                 $20.45             $19.85                   $19.32

     Exercise prices for options outstanding at December 31, 1999 ranged from $12.94 to $24.94. The weighted average remaining contractual life of these options is approximately 7.3 years.

     Employee Stock Purchase Plan

     Effective December 1, 1995, RCHI established a tax-qualified employee stock purchase plan (the "Purchase Plan"). An aggregate of 120,000 shares of RCHI's common stock have been reserved for issuance under the Purchase Plan. Eligible employees of Risk Capital Reinsurance may elect to participate in an annual offering period under the Purchase Plan by authorizing after-tax payroll deductions of up to 20% (in whole percentages) of their eligible compensation for the purchase of shares of Common Stock at 85% of the lesser of the market value per share of the Common Stock at the beginning or end of the annual offering period, subject to certain restrictions. During 1999, 1998 and 1997, employees purchased approximately 8,509, 18,638 and 14,100 shares, respectively, of RCHI's common stock under the Purchase Plan.

     Pro Forma Information

     Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123. Such information has been determined for RCHI and Risk Capital Reinsurance as if RCHI and Risk Capital Reinsurance have accounted for its employee stock options under the fair value method of this Statement. The fair value for RCHI's employee stock options has been estimated at the date of grant using a Black-Scholes option valuation model, with the following weighted-average assumptions for options issued in 1999, 1998 and 1997, respectively: (i) dividend yield: 0.0%; (ii) volatility factor: 25.0%;
(iii) average expected option life of six years for all years; and (iv) risk free interest rates of 6.5%, 4.9%, and 5.8% respectively. The weighted-average fair value of options granted for the years ended December 31, 1999, 1998 and 1997 was $123,000, $3.3 million and $3.2 million, respectively.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   Employee Benefits and Compensation Arrangements (continued)

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models, such as the Black-Scholes model, require the input of highly subjective assumptions (particularly with respect to RCHI, which has a limited stock-trading history), including expected stock price volatility. As RCHI's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, RCHI believes that the existing option valuation models, such as the Black-Scholes model, may not necessarily provide a reliable single measure of the fair value of employee stock options.

     For purposes of the required pro forma information, the estimated fair value of employee stock options is amortized to expense over the options' vesting period. Risk Capital Reinsurance's pro forma information regarding net income is as follows:

                                                                              (In thousands)
                                                                            Years Ended December 31,
                                                               1999                  1998                  1997
                                                            ----------------      ----------------     -----------------
        Net income (loss), as reported                      ($32,524)                $3,014                $1,930
        Pro forma net income                                ($34,183)                $1,556                  $885



     The effects of applying FASB 123 as shown in the pro forma disclosures may not be representative of the effects on reported net income for future years.

     The effect on net income after applying FASB Statement No. 123's fair valuation method to stock issued to employees under the Purchase Plan does not materially differ from the pro forma information set forth above with respect to RCHI's employee stock options.

     Retirement Plans

     Effective as of January 1, 1996, RCHI and Risk Capital Reinsurance adopted a tax-qualified, non-contributory defined contribution money purchase pension plan (the "Pension Plan") under which Risk Capital Reinsurance contributes for each eligible employee an amount equal to the sum of (i) 5% in 1999 and 4% in 1998 and 1997 of eligible compensation up to the taxable wage base (as such term is defined in the Pension Plan; for 1999, 1998 and 1997, amounts were set at $72,600, $68,400 and $65,400, respectively) and (ii) 10% in 1999 and 8% in 1998 and 1997 of eligible compensation in excess of the taxable wage base (up to the applicable compensation limit (the "compensation limit") imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), which for 1999, 1998 and 1997 was $160,000. Substantially all employees of Risk Capital Reinsurance are eligible for participation in the Pension Plan. In 1999, 1998 and 1997, Risk Capital Reinsurance expensed $344,000, $215,000 and $168,000, respectively, related to the Pension Plan.

     Effective as of January 1, 1996, RCHI and Risk Capital Reinsurance adopted a tax-qualified, employee savings plan (the "Savings Plan"). Pursuant to Section 401(k) of the Code, eligible employees of Risk Capital Reinsurance are able to make deferral contributions of up to 15% of their eligible compensation, subject to limitations under applicable law. Risk Capital Reinsurance matches 100% of the first 3% of eligible compensation deferred by employees and 50% of the next 3% of eligible compensation so deferred. Substantially all employees of Risk Capital Reinsurance are eligible for participation in the Savings Plan. In 1999, 1998 and 1997, Risk Capital Reinsurance expensed $192,000, $165,000 and $123,000, respectively, related to the Savings Plan.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   Employee Benefits and Compensation Arrangements (continued)

     Effective as of January 1, 1996, RCHI and Risk Capital Reinsurance adopted a supplemental, non-qualified executive savings and retirement plan (the "Supplemental Plan") under which Risk Capital Reinsurance contributes 10% of eligible compensation in excess of the compensation limit for eligible officers of Risk Capital Reinsurance. Participants may also defer certain amounts of eligible base compensation and bonus. Under the Supplemental Plan, Risk Capital Reinsurance matches 100% of the first 3% of eligible base compensation in excess of the compensation limit that is deferred by participants under the Supplemental Plan, and provides a 50% matching contribution for the next 3% of such excess eligible compensation so deferred. In 1999, 1998 and 1997, Risk Capital Reinsurance expensed $96,000, $85,000 and $74,000, respectively, related to the Supplemental Plan.

9.   Income Taxes

     RCHI, Risk Capital Reinsurance and Cross River file a consolidated federal income tax return and have a tax sharing agreement (the "Tax Sharing Agreement"), allocating the consolidated income tax liability on a separate return basis. Pursuant to the Tax Sharing Agreement, Risk Capital Reinsurance and Cross River make tax sharing payments to RCHI based on such allocation.

     An analysis of Risk Capital Reinsurance's effective tax rate for the years ended December 31, 1999, 1998 and 1997 is as follows:

                                                                                           (In thousands)
                                                                                       Years Ended December 31,
                                                                                  1999            1998           1997
                                                                            ---------------   ------------  --------------
                                                                               Amount           Amount         Amount
                                                                            ---------------   ------------  --------------
        Income tax (benefit) computed on pre-tax income                       ($18,336)         $1,521            $605
        Reduction/increase in income tax (benefit) resulting from:
             Tax-exempt investment income                                          (733)          (582)           (524)
             Dividend received deduction                                           (958)          (896)           (650)
             Restricted stock                                                       140
             Other                                                                  275            151             173
                                                                            ---------------   ------------  --------------
        Income tax expense (benefit) on pre-tax income                        ($19,612)           $194           ($396)
                                                                            ===============   ============  ==============


     Risk Capital Reinsurance's current federal tax expense (benefit) for 1999, 1998 and 1997 was based on regular taxable income. Actual federal income taxes paid in 1999, 1998 and 1997 were $1.9 million, $5.3 million and $1.4 million, respectively. The amount paid in 1999 was the final installment related to the 1998 tax return.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   Income Taxes (continued)

     The net deferred income tax asset reflects temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, net of a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. Significant components of Risk Capital Reinsurance's deferred income tax assets and liabilities as of December 31, 1999 and 1998 were as follows:

                                                                                     (In thousands)
                                                                                      December 31,
                                                                                  1999                 1998
                                                                           ----------------    -----------------
        Deferred income tax assets:
             Net claim reserve discount                                        $15,639              $10,176
             Net operating loss                                                  7,334
             Net unearned premium reserve                                        6,573                7,194
             Compensation liabilities                                              372                  622
             Equity in net loss of investees, net                                    7                2,328
             Other                                                                 159                   56
                                                                           ----------------    -----------------
        Total deferred tax assets                                               30,084               20,376
                                                                           ----------------    -----------------
        Deferred income tax liabilities:
             Deferred policy acquisition cost                                   (8,255)              (8,230)
              Unrealized appreciation of investments                           (14,011)             (25,310)
                                                                           ----------------    -----------------
        Total deferred tax liabilities                                         (22,266)             (33,540)
                                                                           ----------------    -----------------
        Net deferred income tax asset (liability)                               $7,818             ($13,164)
                                                                           ================    =================


     The net deferred income tax asset at December 31, 1999 was $7.8 million. Risk Capital Reinsurance periodically evaluates the need for a valuation allowance for any portion of the deferred tax asset that management believes will not be realized based on current and future operating performance and available tax planning strategies.

     While Risk Capital Reinsurance believes that a valuation allowance is not necessary at December 31, 1999, continued future comprehensive losses or future decisions with respect to business strategy following the sale of Risk Capital Reinsurance's reinsurance business may result in the establishment of a valuation allowance in future financial statements.

     Risk Capital Reinsurance has a net operating loss carryforward which expires in 2019, for which it has established a deferred income tax asset of $7.3 million at December 31, 1999. The repurchase of RCHI's Common Stock held by XL resulted in a 27.8% change in ownership by 5% shareholders. If, in the ensuing three years, there is more than 22.2% additional change in ownership by 5% shareholders, an "ownership change" will have taken place for federal income tax purposes. If such ownership change occurs, the amount of loss carryforwards that can be used in any subsequent year may be severely limited and could be eliminated in certain circumstances.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  Statutory Information

     The Insurance Department of the State of Nebraska issued to Risk Capital Reinsurance its domiciliary insurance license on November 6, 1995. Statutory net income and surplus of Risk Capital Reinsurance, as reported to insurance regulatory authorities, differ in certain respects from the amounts prepared in accordance with GAAP. The following tables reconcile statutory net loss and surplus of Risk Capital Reinsurance to GAAP net income (loss) and stockholders' equity:

                                                                                      (In thousands)
                                                                                  Years Ended December 31,
                                                                        1999               1998                 1997
                                                                  ----------------   ----------------    -----------------
        Net Income (Loss):
        Statutory net loss                                               ($44,561)        ($11,973)           ($5,649)
        GAAP adjustments:
             Privately held investments                                     1,179            2,623             (4,601)
             Deferred acquisition costs                                        70            6,223             10,273
             Deferred income taxes                                         10,536            7,277              2,099
             Equity in net income (loss) of investees                         621           (1,136)              (192)
             Cumulative effect of accounting change                          (370)
                                                                   ---------------    ---------------     ----------------
        GAAP net income (loss)                                            (32,525)            3,014             1,930
                                                                   ===============    ===============     ================



                                                                                        (In thousands)
                                                                                         December 31,
                                                                                   1999                1998
                                                                              ---------------      --------------
        Stockholders' Equity:
        Statutory surplus                                                         $290,181             $358,702
           Deferred acquisition costs                                               23,585               23,515
           Unrealized appreciation (depreciation)                                   (6,419)                 298
           Deferred income tax asset (liability), net                                7,818              (13,164)
           Privately held investments--non-admitted assets                          13,695               11,080
           Other non-admitted assets                                                 3,753                4,190
           Other                                                                       184                  500
                                                                              ---------------      --------------
        Stockholders' Equity                                                      $332,797             $385,121
                                                                              ===============      ==============

     RCHI is a holding company and has no significant operations or assets other than its ownership of all of the capital stock of Risk Capital Reinsurance. RCHI will rely on cash dividends and distributions from Risk Capital Reinsurance to pay any cash dividends to, or repurchase any shares from, stockholders of RCHI and to pay any operating expenses that RCHI may incur. The payment of dividends or the repurchase of shares by RCHI will be dependent upon the ability of Risk Capital Reinsurance to provide funds to RCHI. The ability of Risk Capital Reinsurance to pay dividends or make distributions to RCHI is dependent upon Risk Capital Reinsurance's ability to achieve satisfactory underwriting and investment results and to meet certain regulatory standards of the State of Nebraska. There are presently no contractual restrictions on the payment of dividends or the making of distributions by Risk Capital Reinsurance to RCHI.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  Statutory Information (continued)

     Nebraska insurance laws provide that, without prior approval of the Nebraska Director of Insurance ("Nebraska Director"), Risk Capital Reinsurance cannot pay a dividend or make a distribution (together with other dividends or distributions paid during the preceding 12 months) that exceeds the greater of
(i) 10% of statutory surplus as of the preceding December 31 ($290.1 million as of December 31, 1999) or (ii) statutory net income from operations from the preceding calendar year not including after tax realized capital gains ($54.3 million loss for 1999). Net income (exclusive of realized capital gains) not previously distributed or paid as dividends from the preceding two calendar years may be carried forward for dividend and distribution purposes. Any proposed dividend or distribution in excess of such amount is called an "extraordinary" dividend or distribution and may not be paid until either it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by the Nebraska Director. Notwithstanding the foregoing, Nebraska insurance laws provide that any distribution that is a dividend may only be paid out of earned surplus arising from its business, which is defined as unassigned funds (surplus) as reported in the statutory statement for the most recent years , including any surplus rising from unrealized capital gains or revaluations of assets ($38 million deficit as of December 31, 1999). Any distribution that is a dividend and that is in excess of Risk Capital Reinsurance's unassigned funds, exclusive of any surplus arising from unrealized capital gains or revaluation of assets ($78.5 million deficit as of December 31, 1999), will be deemed an "extraordinary" dividend subject to the foregoing requirements. Therefore, Risk Capital Reinsurance cannot make a distribution that is a dividend without the prior approval of the Nebraska Director during 2000.

     Nebraska insurance laws also require that the statutory surplus of Risk Capital Reinsurance following any dividend or distribution be reasonable in relation to its outstanding liabilities and adequate to its financial needs. In addition, Nebraska insurance laws require that each insurer give notice to the Nebraska Director of all dividends and other distributions within five business days following declaration thereof and that any such dividend or other distribution may not be paid within 10 business days of such notice (the "Notice Period") unless for good cause shown the Nebraska Director has approved such payment within the Notice Period.

     See Note 12 - Subsequent Events for information on distributions from Risk Capital Reinsurance to RCHI which will reduce the GAAP book value and the statutory surplus of Risk Capital Reinsurance. In light of such distributions, and as required by the above statutory provisions, Risk Capital Reinsurance may not declare any other distribution for a period of 12 months following the stock repurchase described in Note 12 unless such subsequent distribution is approved by the Nebraska Department.

11.  Business Information

     As discussed in Note 2, Risk Capital Reinsurance provides property casualty reinsurance to insurance and reinsurance companies and other forms of capital and makes investments in insurance and insurance-related entities on a global basis. Risk Capital Reinsurance operates from one domestic location in Greenwich, Connecticut.

     During 1999, one client contributed $42.1 million, or 13.7%, of net premiums written and $33.8 million, or 10.9%, of net premiums earned, and a second client contributed $39.2 million, or 12.8%, of net premiums written and $43.7, or 14%, of net premiums earned. For 1998, that second client company contributed approximately $42 million, or 18%, of net premiums written and $36.6 million, or 17.8%, of net premiums earned. For 1997, such client company contributed $25.9 million, or 18%, of net premiums written, and $15.1 million, or 14%, of net premiums earned.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  Business Information (continued)

     The following lists individual broker business greater than 10% of the 1999 year's net premiums written with comparative amounts for the years ended 1998 and 1997, respectively:

                                                                              Net Premiums Written
                                                              1999                   1998                    1997
                                                        -------------------   ---------------------   ---------------------
        Balis & Co., Inc. (1)                                   15.0%                   23.7%                   22.7%
        Guy Carpenter & Co. (1)                                 10.7%                   11.3%                   11.0%
        Aon Group                                               17.4%                   16.5%                   19.1%
                                                         ------------------    --------------------    --------------------
        Total                                                   43.1%                   51.5%                   52.8%
                                                         ==================    ====================    ====================

(2) In addition, approximately 7.4%, 8.2%, and 13.6% of net premiums written in 1999, 1998 and 1997, respectively, were produced by other brokers who are affiliated with Marsh & McLennan Companies, Inc.

     Net premiums written and earned recorded from client companies which are Lloyd's syndicates or are located in the United Kingdom, Bermuda and Continental Europe (some which are denominated in United States dollars) were:

                                                 1999                           1998                          1997
                                      ----------------------------    ---------------------------   ---------------------------
                                             Net Premiums                   Net Premiums                  Net Premiums
                                        Written         Earned          Written        Earned        Written         Earned
                                      -------------   ------------    -------------   -----------   ------------    -----------
        Non U.S. Premiums                  $46.9          $58.0            $76.1         $65.9          $40.1          $25.8
        % of Total                          15.3%          18.6%            32.4%         32.0%          27.7%          24.0%



12.  Subsequent Events

     Folksamerica Transaction


     On January 18, 2000, RCHI and Risk Capital Reinsurance entered into an agreement with Folksamerica Reinsurance Company ("Folksamerica") pursuant to which Folksamerica will acquire substantially all of the reinsurance operations of Risk Capital Reinsurance for a cash purchase price equal to the GAAP book value of the assets and liabilities to be transferred to Folksamerica plus $20.335 million, payable at closing.


     Under the terms of the agreement, RCHI will place $20 million in escrow for a period of five years. These funds will be primarily used to reimburse Folksamerica to the extent that the loss reserves relating to business produced on behalf of Risk Capital Reinsurance by CPI, a managing underwriting agency, are deficient as measured at the end of such five-year period. Such reserves were $38.7 million at December 31, 1999. To the extent that such loss reserves are redundant, all of the escrowed funds will be returned to RCHI and Folksamerica will pay RCHI an amount equal to such redundancy. Amounts in the escrow may also be released to Folksamerica to satisfy its indemnification claims against RCHI relating to undisclosed liabilities, Risk Capital Reinsurance's reinsurance and retrocession treaties, and CPI and the business produced by it. Risk Capital Reinsurance will be responsible for certain tax costs incurred by Folksamerica in the transaction, as well as its own transaction and severance costs, and certain reinsurance costs incurred for the benefit of Folksamerica. An additional amount of up to $5 million may be placed in escrow for a period of five years to the extent that Risk Capital Reinsurance's reserves at closing are less by at least a specified amount than those estimated by Risk Capital Reinsurance's independent actuaries. In connection with either escrow arrangement, the Company will record a loss amount equal to any probable deficiency in the related reserves that may become known during or at the end of the five year period.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.  Subsequent Events (continued)


     The sale of Risk Capital Reinsurance's reinsurance business to Folksamerica is contingent on obtaining applicable regulatory approvals, approval by RCHI's stockholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the retention of a key employee, obtaining certain third party consents, the absence of a material adverse change in Risk Capital Reinsurance's business, and other customary closing conditions. MMRCH and Trident, which collectively represent approximately 13.3% of the 12,329,494 outstanding voting shares of RCHI on March 2, 2000, have agreed to vote in favor of the transaction. XL gave Folksamerica a similar proxy, but that proxy terminated upon the consummation of the repurchase of XL's interest in RCHI described below.


     The GAAP book value of the assets and liabilities to be transferred to Folksamerica currently recorded in the accompanying financial statements at December 31, 1999 are as follows:

                                                                   (In millions)

        Fixed maturities and short-term investments                   $245.6
        Premiums receivable                                            119.3
        Reinsurance recoverable                                         73.1
        Deferred policy acquisition costs                               23.6
        Deferred income tax asset                                       13.9
        Other insurance assets                                         37.09
                                                                ----------------
        Total Assets                                                  $512.5
                                                                ----------------
        Reserve for claims and claims expenses                        $364.6
        Net unearned premium reserve                                   108.7
        Reinsurance premium                                             14.7
        Other insurance liabilities                                     24.5
                                                                ----------------
        Total Liabilities                                             $512.5
                                                                ----------------

        Net book value of assets and liabilities
          to be transferred                                                -
                                                                ================



     The actual GAAP book value of the assets and liabilities transferred to Folksamerica will be determined as of the closing date of the asset sale, and will differ from that set forth above.

     At the closing of the asset sale, Risk Capital Reinsurance and Folksamerica will enter into a transfer and assumption agreement, under which Folksamerica will assume Risk Capital Reinsurance's rights and obligations under the reinsurance agreements being transferred in the asset sale. Following regulatory approval of the agreement, the reinsureds under such agreements will be notified that Folksamerica has assumed Risk Capital Reinsurance's obligations and that, unless the reinsureds object to the assumption, Risk Capital Reinsurance will be released from its obligations to those reinsureds. Assuming that none of the reinsureds object to the assumption, the gross liabilities for such business will be removed from the accounts of Risk Capital Reinsurance for statutory accounting and GAAP accounting purposes.

     Risk Capital Reinsurance will continue to record gross liabilities in its accounts for reinsureds that object to the release of Risk Capital Reinsurance from its obligations to such reinsureds. In such instances, an offsetting accounts receivable amount from Folksamerica would be recorded as an asset equal to such gross liabilities. This would also result in a portion of any pre-tax gain on the transaction being deferred and amortized into income as the gross liabilities are extinguished.

                 RISK CAPITAL REINSURANCE COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.  Subsequent Events (continued)

     XL Transaction

     On March 2, 2000, RCHI repurchased from XL all of the 4,755,000 shares of RCHI's common stock held by XL constituting in the aggregate 27.8% and 20.8% of its common stock on a basic basis and diluted basis (assuming all dilutive securities are vested, exercised and converted into common stock, which consist of 4,451,680 warrants exercisable at $20.00 per share and 1,281,356 stock options exercisable at an average price of $20.90 per share), respectively. Under the terms of the stock repurchase agreement with XL, RCHI paid to XL a purchase price of $12.45 per share, for a total of $59.2 million. The per share repurchase price was determined as the lesser of (i) 85% of the average closing market price of RCHI's common stock during the twenty-day trading period beginning January 21, 2000, which was $14.65, and (ii) $15.00. The consideration paid to XL for the repurchase consisted of (i) its interest in privately held LARC Holdings, Ltd. (parent of Latin American Reinsurance Company), valued at $25 million (which interest was carried by RCHI at $24 million at December 31, 1999), and (ii) all of the shares and warrants held by RCHI in Annuity and Life Re (Holdings), Ltd., valued at $25.38 per share and $18.50 per warrant, or $37.8 million in the aggregate (which interest was carried by RCHI at $38.2 million at December 31, 1999). XL paid RCHI in cash the $3.6 million difference between the repurchase price and the value of its interests in LARC Holdings and Annuity and Life Re. The value per share of Annuity and Life Re was determined by taking the average of the closing prices of Annuity and Life Re shares for the same twenty-day period used in determining the repurchase price of RCHI's shares.


     Risk Capital Reinsurance's stockholder's equity and statutory surplus, which were $332.8 million and $290.1 million, respectively, at December 31, 1999, were reduced by $62 million and $60 million, respectively, following the distribution of the shares and warrants in LARC Holdings, Ltd. and Annuity and Life Re (Holdings), Ltd. to RCHI based on their GAAP and statutory carrying values, respectively at December 31, 1999.

     Risk Capital Reinsurance Distribution


     Upon payment of a contemplated distribution from Risk Capital Reinsurance to RCHI that would occur after the transfer of Risk Capital Reinsurance's reinsurance-related liabilities to Folksamerica (which distribution is subject to regulatory approval), the assets of Risk Capital Reinsurance would consist of approximately $20 million of fixed maturity and short term investments. All other assets and liabilities of Risk Capital Reinsurance would be distributed to RCHI, including the investment in Cross River, publicly traded equity securities and privately held securities, and the remaining $19 million investment commitment to Trident II. RCHI would continue to own all of the outstanding capital stock of Risk Capital Reinsurance and Cross River, each anticipated to have statutory surplus of approximately $20 million or any greater amount the Nebraska Insurance Department requires them to retain in light of any objections from reinsureds under the transferred reinsurance agreements.

                                                                         ANNEX A





                            ASSET PURCHASE AGREEMENT


                          dated as of January 10, 2000


                                     between


                           RISK CAPITAL HOLDINGS, INC.


                        RISK CAPITAL REINSURANCE COMPANY


                                       and


                       FOLKSAMERICA HOLDING COMPANY, INC.


                        FOLKSAMERICA REINSURANCE COMPANY

                               TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms..........................................1

                                   ARTICLE II

                    PURCHASE AND SALE OF THE ASSUMED BUSINESS

SECTION 2.01.  Purchase of the Assumed Business..............................14
SECTION 2.02.  Purchase Price................................................15
SECTION 2.03.  Closing.......................................................19
SECTION 2.04.  Certain Post-Closing Payments.................................20
SECTION 2.05.  Non-CPIS Subject Liability Redundancy Adjustments.............23

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01.  Incorporation and Authority of the Seller.....................24
SECTION 3.02.  Necessary Property Held by Subsidiaries or Affiliates.........25
SECTION 3.03.  No Conflict...................................................26
SECTION 3.04.  Consents and Approvals........................................26
SECTION 3.05.  SEC Documents; Financial Information..........................27
SECTION 3.06.  Absence of Undisclosed Liabilities............................28
SECTION 3.07.  Investments; Integrated Solutions.............................29
SECTION 3.08.  Certain Events................................................29
SECTION 3.09.  Insurance Reserves and Reports................................31
SECTION 3.10.  Proxy Statement...............................................31
SECTION 3.11.  Judgments, Decrees and Orders.................................32
SECTION 3.12.  Litigation....................................................32
SECTION 3.13.  Compliance with Laws..........................................32
SECTION 3.14.  Licenses and Permits..........................................32

SECTION 3.15.  Intellectual Property Rights..................................33
SECTION 3.16.  Property......................................................34
SECTION 3.17.  Assumed and Ceded Reinsurance Agreements......................34
SECTION 3.18.  Other Contracts...............................................36
SECTION 3.19.  Employee Benefit Matters......................................38
SECTION 3.20.  Taxes.........................................................38
SECTION 3.21.  Agents........................................................40
SECTION 3.22.  Year 2000.....................................................40
SECTION 3.23.  Brokers.......................................................41

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.  Incorporation and Authority of the Purchaser..................41
SECTION 4.02.  No Conflict...................................................42
SECTION 4.03.  Absence of Litigation.........................................42
SECTION 4.04.  Consents and Approvals........................................42
SECTION 4.05.  Financial Information.........................................43
SECTION 4.06.  Financial Ability.............................................43
SECTION 4.07.  Proxy Statement...............................................43
SECTION 4.08.  Brokers.......................................................43

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business Prior to the Closing......................44
SECTION 5.02.  Access to Information.........................................47
SECTION 5.03.  Stockholder Approvals; Proxy Statement........................48
SECTION 5.04.  Confidentiality...............................................48
SECTION 5.05.  Regulatory and Other Consents and Authorizations; Third
                 Party Consents..............................................48
SECTION 5.06.  No Solicitation of Employees..................................51
SECTION 5.07.  Use of Name...................................................51
SECTION 5.08.  No Solicitation of Offers, Etc................................51
SECTION 5.09.  Fees and Expenses.............................................53
SECTION 5.10.  Investment Portfolio..........................................54
SECTION 5.11.  Notice of Certain Matters.....................................54
SECTION 5.12.  Interim Financial Statements..................................55
SECTION 5.13.  Affiliate Agreements; Intercompany Accounts...................55

SECTION 5.14.  Renewal Rights................................................55
SECTION 5.15.  Certain Software Licenses.....................................56
SECTION 5.16.  Aviation Business.............................................56
SECTION 5.17.  Reinsurance...................................................57
SECTION 5.18.  Further Action................................................57

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01.  Seller........................................................57
SECTION 6.02.  Purchaser.....................................................58
SECTION 6.03.  Seller's Continuation of Employment and Payroll;
                 Amendment of Severance and "Pay-to-Stay" Arrangements
                 and Other Payments..........................................59
SECTION 6.04.  Purchaser's Payment With Respect to Severance, Change
                 in Control and "Pay-to-Stay" Costs..........................60

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.01.  Indemnity.....................................................60
SECTION 7.02.  [Reserved]....................................................61
SECTION 7.03.  [Reserved]....................................................61
SECTION 7.04.  Contests......................................................61
SECTION 7.05.  Purchase Price Allocation.....................................62
SECTION 7.06.  Cooperation and Exchange of Information.......................62
SECTION 7.07.  Conveyance Taxes..............................................63
SECTION 7.08.  Miscellaneous.................................................63

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to Obligations of the Seller.......................64
SECTION 8.02.  Conditions to Obligations of the Purchaser....................66

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01.  Survival......................................................68
SECTION 9.02.  Indemnification by the Purchaser..............................69
SECTION 9.03.  Indemnification by the Seller.................................71
SECTION 9.04.  Other Provisions Relating to Indemnification..................75
SECTION 9.05.  Tax Matters...................................................75

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01. Termination...................................................75
SECTION 10.02. Effect of Termination.........................................76
SECTION 10.03. Waiver........................................................76

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01. Notices.......................................................77
SECTION 11.02. Public Announcement...........................................78
SECTION 11.03. Headings......................................................78
SECTION 11.04. Severability..................................................78
SECTION 11.05. Entire Agreement..............................................78
SECTION 11.06. Assignment....................................................78
SECTION 11.07. No Third-Party Beneficiaries..................................79
SECTION 11.08. Amendment; Waiver.............................................79
SECTION 11.09. Governing Law.................................................79
SECTION 11.10. Counterparts..................................................79

EXHIBITS

A        Voting Agreements
B        Transfer and Assumption Agreement
C        1998 Report
D        Form of Balance Sheet
E        Form of Escrow Agreement
F        Form of Supplemental Escrow Agreement
G        List of Excluded Securities

     This ASSET PURCHASE AGREEMENT is made and effective, as of January 10, 2000, by and between RISK CAPITAL HOLDINGS, INC., a Delaware corporation ("RCHI"), RISK CAPITAL REINSURANCE COMPANY, a stock insurance company organized under the laws of the State of Nebraska (the "Company"; and together with RCHI, the "Seller"), FOLKSAMERICA HOLDING COMPANY, INC., a New York corporation ("FHC") and FOLKSAMERICA REINSURANCE COMPANY, a stock insurance company organized under the laws of the State of New York ("FRC"; and together with FHC, the "Purchaser").

                              W I T N E S S E T H:


     WHEREAS, the Seller wishes to sell the reinsurance operations of the Company to the Purchaser and to consummate the other transactions contemplated herein and the Purchaser wishes to purchase such reinsurance operations from the Seller and to consummate the other transactions contemplated herein, on the terms and subject to the conditions set forth herein; and

     WHEREAS, to induce the Purchaser to enter into this Agreement, Marsh & McLennan Risk Capital Holdings, Ltd., XL Capital Ltd. and The Trident Partnership, L.P. have entered into certain voting agreements with the Purchaser which are attached hereto as Exhibit A;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Accountants Opinion" has the meaning specified in Section 2.02(b).

     "Acquisition Agreement" has the meaning specified in Section 5.08(b).

     "Acquisition Proposal" has the meaning specified in Section 5.08(a).

     "Actuarial Opinion" has the meaning specified in Section 2.02(b).

     "Adjusted Purchase Price" has the meaning specified in Section 2.02(a).

     "Adjustment Allocation" has the meaning specified in Section 7.05.

     "Adjustment Allocation Statement" has the meaning specified in Section
7.05.

     "Affiliate" with respect to any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, in the case of the Seller, the term "control" (or "controlled" or "controlling", as the context may require) shall have the meaning specified in ss.44-2121 under the Nebraska Insurance Code, as in effect on the date hereof, and in the case of the Purchaser, "control" (or "controlled" or "controlling", as the context may require) shall have the meaning specified in Section 1501(a)(2) of the New York Insurance Law, as in effect on the date hereof, provided, however, that for purposes of Sections 3.02 and 5.13 of this Agreement, XL, Marsh & McLennan Companies, Inc. and Trident and their respective Subsidiaries shall be deemed Affiliates of the Company for all purposes other than with respect to Reinsurance Agreements.

     "Affiliate Agreements" has the meaning specified in Section 5.13(b).

     "Agreed Adjustments" has the meaning specified in Section 2.02(b)(iv).

     "Amended Plans" has the meaning specified in Section 6.03(b).

     "Annual Statutory Statements" means (a) in the case of the Company, the Annual Statement of the Company, as filed with the Nebraska Insurance Department, for the years ended December 31, 1998, 1997 and 1996, in each case including all exhibits, interrogatories, notes and schedules thereto and any auditor's report, actuarial opinion, affirmation or certification filed in connection therewith and (b) in the case of FRC, the Annual Statement of FRC, as filed with the New York Insurance Department, for the year ended December 31, 1998, including all exhibits, interrogatories, notes and schedules thereto and any auditor's report, actuarial opinion, affirmation or certification filed in connection therewith.

     "Applicable Insurance Departments" has the meaning specified in Section 5.05(a).

     "Appointed Experts" means (i) an independent actuary and/or (ii) a firm of independent public accountants, which shall be one of the "Big Five" firms of public accountants, each of which shall be satisfactory to the Purchaser and the Seller.

     "Arrowhead" has the meaning specified in Section 5.05(c).

     "ARX" has the meaning specified in Section 5.05(c).

     "Assumed Business" means the business of the Company to be assumed by FRC pursuant to the Transfer and Assumption Agreement.

     "Beginning Reserves" means, after disregarding any Agreed Adjustment for the Swiss Air Loss, the Reserves for Subject Liabilities other than CPIS Subject Liabilities set forth on the Closing Date Balance Sheet.

     "Brockbank Treaties" means the Reinsurance Agreements between the Company and Brockbank/Metcalf identified by the Company as Treaty numbers AV1009 and AV1010, reinsuring Lloyd's Syndicate Nos. 588, 861 and 1209.

     "Business" means the business of the Company as it is currently conducted by the Company as of the date hereof and, when applicable, as of the Closing Date.

     "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

     "Closing" has the meaning specified in Section 2.03(a).

     "Closing Date" has the meaning specified in Section 2.03(a).

     "Closing Date Adjusted GAAP Book Value" has the meaning specified in
Section 2.04(a).

     "Closing Date Auditors' Report" has the meaning specified in Section
2.04(a).

     "Closing Date Auditors' Tax Report" has the meaning specified in Section 2.04(a).

     "Closing Date Balance Sheet" has the meaning specified in Section 2.04(a).

     "Closing Date Basis Reduction Amount" has the meaning specified in Section 2.04(a).

     "Closing Date Tax Amount" has the meaning specified in Section 2.04(a).

     "Closing Date Tax Assets" has the meaning specified in Section 2.04(a).

     "Closing Date Tax Balance Sheet" has the meaning specified in Section 2.04(a).

     "commercially reasonable efforts" of any Person means efforts of that Person that a reasonable Person would exert for its own account under similar circumstances but without the expenditure of funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees.

     "Company" means Risk Capital Reinsurance Company, a stock insurance company organized under the laws of the State of Nebraska.

     "Confidentiality Agreement" has the meaning specified in Section 5.04.

     "Contest" has the meaning specified in Section 7.04(b).

     "Continuing Employees" has the meaning specified in Section 6.02.

     "Contract" means all written mortgages, indentures, debentures, notes, loans, bonds, agreements, contracts, leases, subleases, licenses, franchises, obligations, instruments or other legally binding commitments, arrangements or undertakings of any kind (excluding Reinsurance Agreements and insurance policies) to which the Company is a party or by which the Company or any of its Properties may be bound or affected.

     "CPIS" means Capital Protection Insurance Services, LLC.

     "CPIS Bound Cedent" has the meaning specified in Section 3.21(b).

     "CPIS Subject Liabilities" has the meaning specified in Section
2.02(b)(ii).

     "Credit for Reinsurance Facility(ies)" means any and all reinsurance trusts, letters of credit, statutory deposits, funds withheld deposits and other similar agreements or mechanisms which have been established by, on behalf of, or for the benefit of, the Company which permits a cedent to take statutory credit for reinsurance ceded pursuant to any Reinsurance Agreement or Retrocessional Arrangement.

     "Designated Integrated Solutions" has the meaning specified in Section 5.05(c).

     "Disclosure Schedule" means the Disclosure Schedule, dated as of the date hereof, delivered to the Purchaser by the Seller.

     "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "Employees" shall mean employees, former employees or independent contractors of the Company and/or the Seller.

     "Encumbrances" means any lien, pledge, mortgage, security interest, assessment, claim, lease, charge, option, right of first refusal, imperfection of title, easement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation of any kind whatsoever.

     "Ending Reserves" means the Reserves for Non-CPIS Subject Liabilities as of the Valuation Date. The determination of Ending Reserves shall be (i) conducted by the independent actuary making such determination (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Beginning Reserves and (ii) consistent with Purchaser's audited financial statements for the fiscal year that includes the Valuation Date. It is understood that such actuary shall in no way be inhibited in the use of its independent judgment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and interpretations thereunder.

     "Escrow Agent" has the meaning specified in Section 2.03(d).

     "Escrow Agreement" has the meaning specified in Section 2.03(d).

     "Escrow Agreements" means the Escrow Agreement and the Supplemental Escrow Agreement.

     "Estimated Closing Date Adjusted GAAP Book Value" has the meaning specified in Section 2.02(d).

     "Estimated Closing Date Balance Sheet" has the meaning specified in Section 2.02(d).

     "Estimated Closing Date Basis Reduction Amount" has the meaning specified in Section 2.02(d).

     "Estimated Closing Date Company Report" has the meaning specified in
Section 2.02(d).

     "Estimated Closing Date Tax Amount" has the meaning specified in Section 2.02(d).

     "Estimated Closing Date Tax Assets" has the meaning specified in Section 2.02(d).

     "Estimated Closing Date Tax Balance Sheet" has the meaning specified in
Section 2.02(d).

     "Estimated Closing Date Tax Liabilities" has the meaning specified in
Section 2.02(d).

     "Estimated Closing Date Tax Report" has the meaning specified in Section 2.02(d).

     "Excess Aviation Premium" has the meaning specified in Section 5.16(b).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Excluded Claims" has the meaning specified in Section 9.03(b).

     "Excluded Liabilities" has the meaning specified in Section 2.01(d).

     "Excluded Securities" has the meaning specified in Section 3.07(a).

     "FHC" means Folksamerica Holding Company, Inc., a New York corporation.

     "Fleet" has the meaning specified in Section 5.05(d).

     "FRC" means Folksamerica Reinsurance Company, a New York stock insurance company.

     "GAAP" has the meaning specified in Section 2.02(b)(iii)

     "Governmental Authority" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any insurance or securities regulatory authority.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Indemnified Party" has the meanings specified in Sections 9.02(a) and 9.03(a), as applicable.

     "Initial Allocation" has the meaning specified in Section 7.05.

     "Initial Allocation Statement" has the meaning specified in Section 7.05.

     "Integrated Solutions" has the meaning specified in Section 3.07(b).

     "Intellectual Property Rights" has the meaning specified in Section 3.15.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Investment Portfolio" means a list provided by the Seller to the Purchaser setting forth all investments, including, without limitation, bills, notes and bonds owned by the Company which are expected to be transferred to the Purchaser as of a particular date, the issuer of the investments, the amount owned and the market value of the investments as of such date; provided, that such list shall not include publicly-traded equity securities, privately held equity securities, Integrated Solutions investments, the Company's high yield securities or securities which are illiquid.

     "IRS" means the Internal Revenue Service.

     "Liability" or "Liabilities" means, with respect to any Person, any liability, obligation or commitment of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

     "Material Adverse Effect" means:

     (a) With respect to the Seller or the Company, any change in, or effect on, the Company or the Business which is, or which is reasonably likely to be, materially adverse to the Business, operations, assets, Liabilities, results of operations or condition (financial or otherwise) of the Company to the extent related to the Assumed Business, or which will, or is reasonably likely to, prevent the transactions contemplated by this Agreement.

     (b) With respect to the Purchaser, any change in, or effect on, the Purchaser which is, or which is reasonably likely to be, materially adverse to the Purchaser's business, operations, assets, Liabilities, results of operations or condition (financial or otherwise) on a consolidated basis, or which will, or is reasonably likely to, prevent the transactions contemplated by this Agreement.

     "MMRC" means Marsh & McLennan Risk Capital Holdings Ltd.

     "Moody's" means Moody's Investors Services, Inc.

     "Multiemployer Plan" has the meaning specified in Section 3.19(b) .

     "Multiple Employer Plan" has the meaning specified in Section 3.19(b).

     "NAIC" means the National Association of Insurance Commissioners.

     "Nebraska Insurance Code" means the insurance laws of the State of Nebraska, including the published rules, regulations, bulletins and interpretations promulgated thereunder.

     "Nebraska Insurance Department" means the Department of Insurance of the State of Nebraska.

     "New York Insurance Code" means the insurance laws of the State of New York, including the published rules, regulations, bulletins and interpretations promulgated thereunder.

     "New York Insurance Department" means the Department of Insurance of the State of New York.

     "1998 Report" has the meaning specified in Section 2.02(b)(ii).

     "90% Quota Share Agreement" has the meaning specified in Section 3.21(a).

     "Non-CPIS Subject Liabilities" has the meaning specified in Section 2.02(b)(ii)

     "Objection Notice" means a written notice to Purchaser that Seller disputes the Reserve Deficiency/Reserve Redundancy, Paid Losses, Ending Reserves and/or any component of any of the foregoing, and specifying in reasonable detail the Seller's reasons for such dispute.

     "Objection Period" means the period of sixty (60) days following Seller's receipt of the last report referred to in Section 2.05(a).

     "Paid Losses" means losses and loss adjustment expenses of the Assumed Business (other than losses and loss adjustment expenses paid with respect to the business produced by CPIS for the account of the Company) actually paid by or on behalf of FRC from (but excluding) the Closing Date to (and including) the Valuation Date, less (x) any amounts actually received as of the Valuation Date in respect of such losses and loss adjustment expenses pursuant to insurance, reinsurance, retrocession or similar contracts, treaties, agreements or arrangements and (y) salvage and subrogation actually received as of the Valuation Date in respect of such losses and loss adjustment expenses; provided that the portion of unallocated loss adjustment expenses included in such loss adjustment expenses shall not exceed the amount of unallocated loss adjustment expenses included in the Beginning Reserves except as the result of the recharacterization as unallocated loss adjustment expenses, pursuant to a change prescribed by the NAIC or the New York Insurance Department, of an item that at the date hereof would constitute allocated loss adjustment expenses. For purposes of this provision, unallocated loss adjustment expenses shall mean internal expenses for compensation of FRC's officers and employees and related overhead expenses. The calculation of Paid Losses shall be
(x) made in accordance with GAAP and (y) consistent with Purchaser's financial statements for the fiscal period that includes the Valuation Date.

     "Permits" has the meaning specified in Section 3.14.

     "Permitted Encumbrances" has the meaning specified in Section 3.16.

     "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity.

     "Plan" and "Plans" mean all retirement, pension, savings, profit-sharing, bonus, incentive compensation, deferred compensation, stock option or stock compensation, welfare benefit, severance or termination, change in control, stay-bonus, retention, or similar "pay-to-stay" arrangements, retiree medical, dental or life insurance, supplemental retirement, employment or consulting agreements and similar or other plans, agreements, policies, programs, contracts and arrangements (including automobile rental or usage arrangements) sponsored, maintained, executed or contributed to by the Company and/or the Seller covering Employees, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA; provided, however, that "Plan" shall not include plans or other arrangements of Purchaser or its subsidiaries covering Continuing Employees.

     "Post-Closing Periods" means any taxable period thereof beginning after the Closing Date. If a taxable period begins before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

     "Pre-Closing Period" means any taxable period or portion thereof that is not a Post-Closing Period.

     "Property" and "Properties" mean real, personal or mixed property, tangible or intangible.

     "Provisional Purchase Price" has the meaning specified in Section 2.02(a).

     "Proxy Statement" has the meaning specified in Section 3.10.

     "Purchased Assets" has the meaning specified in Section 2.01(a).

     "Purchaser" means FRC and FHC collectively.

     "Purchaser's Accountants" has the meaning specified in Section
2.02(b)(iii).

     "Purchaser Closing Costs" has the meaning specified in Section 2.02(b)(iv).

     "Quarterly Statutory Statements" means (a) in the case of the Company, the Quarterly Statement of the Condition and Affairs of the Company, as filed with the Nebraska Insurance Department, for the quarterly periods ended March 31, June 30 and September 30, 1999 and (b) in the case of FRC, the Quarterly Statement of the Condition and Affairs of FRC, as filed with the New York Insurance Department, for the quarterly periods ended March 31, June 30 and September 30, 1999.

     "RCHI" means Risk Capital Holdings, Inc., a Delaware corporation.

     "Reference Date" means December 31, 1999.

     "Reference Date Adjusted GAAP Book Value" has the meaning specified in
Section 2.02(b)(iv).

     "Reference Date Auditors' Report" has the meaning specified in Section 2.02(b)(iv).

     "Reference Date Auditors' Tax Report" has the meaning specified in Section 2.02(b)(iii).

     "Reference Date Balance Sheet" has the meaning specified in Section
2.02(b).

     "Reference Date Basis Reduction Amount" has the meaning specified in
Section 2.02(b)(iii).

     "Reference Date Tax Amount" has the meaning specified in Section
2.02(b)(iv).

     "Reference Date Tax Assets" has the meaning specified in Section 2.02(b)(iii).

     "Reference Date Tax Balance Sheet" has the meaning specified in Section 2.02(b)(iii).

     "Reference Date Tax Liabilities" has the meaning specified in Section 2.02(b)(iii).

     "Reinsurance Agreements" has the meaning specified in Section 3.17(a).

     "Reserves" means all unearned premium reserves and all reserves for incurred losses including, without limitation, case reserves, reserves for incurred but not reported losses and reserves for loss adjustment expenses, both allocated and unallocated, and also any adjustments to such items on account of reinsurance receivables, salvage and subrogation, reinsurance retrospective premiums and reinsurance profit commissions.

     "Reserve Deficiency" has the meaning specified in Section 2.05(a)(iii).

     "Reserve Redundancy" has the meaning specified in Section 2.05(a)(iii).

     "Retained Employees" has the meaning specified in Section 6.03(a).

     "Retained Names and Marks" has the meaning specified in Section 5.07.

     "Retrocession Agreement" has the meaning specified in Section 3.17(c).

     "Runoff Coverage" has the meaning specified in Section 5.16(a).

     "Runoff Coverage Premium Shortfall" has the meaning specified in Section 5.16(b).

     "SAP" means, with respect to a reinsurance or insurance company, the statutory accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and the Nebraska Insurance Department with respect to the Company or the New York Insurance Department with respect to FRC and applied in a consistent manner throughout the periods involved.

     "S&P" means Standard & Poor's Ratings Group.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1993, as amended, together with the rules and regulations promulgated thereunder.

     "Seller" means RCHI and the Company, collectively.

     "Seller Financial Statements" has the meaning specified in Section 3.05(b).

     "Seller SEC Documents" means all reports, schedules, registration statements and definitive proxy statements filed by RCHI with the SEC since January 1, 1999.

     "Seller's Accountants" has the meaning specified in Section 2.02(b)(i).

     "Seller's Actuaries" has the meaning specified in Section 2.02(b).

     "Seller's Stockholder Approval" has the meaning specified in Section 3.01.

     "Senior Executives" has the meaning specified in Section 6.03(a).

     "September 30 Balance Sheet" has the meaning specified in Section 3.05(d).

     "Severance Plan" has the meaning specified in Section 6.03(b).

     "Settlement Date" means (a) if Seller does not give an Objection Notice within the Objection Period, the second Business Day following the end of the Objection Period, and (b) if Seller gives an Objection Notice within the Objection Period, the second Business Day following the later of (x) the determinations and confirmations by the Appointed Experts pursuant to Section 2.05(b) or (y) resolution of any dispute regarding Paid Losses.

     "60 Day Period" has the meaning specified in Section 6.03(a).

     "Software Licenses" has the meaning specified in Section 5.15.

     "Special Meeting" has the meaning specified in Section 3.10.

     "Subject Liabilities" has the meaning specified in Section 2.02(b)(ii).

     "Subsidiary" means any and all other corporations, limited liability companies, partnerships, joint ventures, associations and other entities of which the Company, directly or indirectly (through one or more Subsidiaries or otherwise), owns or controls more than 50% of the voting securities or other voting interests.

     "Sunshine" has the meaning specified in Section 5.05(c).

     "Supplemental Escrow Agreement" has the meaning specified in Section 2.04(b)(iii).

     "Superior Proposal" has the meaning specified in Section 5.08(b).

     "Swiss Air Loss" has the meaning specified in Section 2.02(b)(ii).

     "Tax" or "Taxes" means (i) all taxes, fees, duties and other assessments imposed by the United States or any state, local or foreign government or political subdivision or taxing authority thereof or therein, including, without limitation, any income, estimated, premium, profits, windfall profits, environmental, alternative, minimum, license, import, transfer, registration, stamp, franchise, sales, use, value added, gross receipts, excise, utility, property (real or personal), severance, ad valorem, net proceeds, deed, lease, service, capital, customs, occupation, payroll, wage, workman's compensation, employment, withholding and social security taxes, including all interest, penalties and additions to taxes imposed by any taxing authority with respect thereto, whether disputed or not and (ii) any liability of the Company for amounts described in clause (i) as a result of being a member of any affiliated, consolidated, combined or unitary group on or prior to the Closing Date.

     "Tax Return" means any return, report or statement (including any information returns) required to be filed for purposes of a particular Tax.

     "Termination Fee" has the meaning specified in Section 5.09(b).

     "Third Party" has the meaning specified in Section 5.09(b).

     "Transfer and Assumption Agreement" has the meaning specified in Section 2.01(c).

     "Treasury Regulations" means regulations promulgated by the U.S. Treasury under the Internal Revenue Code.

     "Treaty Liabilities" has the meaning specified in Section 2.01(b).

     "Trident" means Trident Partnership, L.P.

     "Valuation Date" means the fifth anniversary of the Closing Date.

     "XL" means XL Capital Ltd.

                                   ARTICLE II

                    PURCHASE AND SALE OF THE ASSUMED BUSINESS


     SECTION 2.01. Purchase of the Assumed Business.

     (a) On the Closing Date and subject to the terms and conditions stated in this Agreement, the Company shall sell to FRC, and RCHI shall cause the Company to sell to FRC, and FRC shall purchase from the Company, as provided in Section 2.03(b), all of the Company's right, title and interest in and to the following assets related to the Assumed Business (the "Purchased Assets"):

        (i)    Fixed Income Securities at market value;
       (ii)    Cash and Accrued Investment Income;
      (iii)    Premiums Receivables;
       (iv)    Reinsurance Recoverables;
        (v)    Deferred Acquisition Costs;
       (vi)    Deferred Tax Assets;
      (vii)    Funds Held;
     (viii)    Contingent Commissions Recoverables; and
       (ix) Related and Incidental Assets as specified in the Transfer and Assumption Agreement.

     (b) In consideration of the sale, transfer, conveyance and assignment of the Purchased Assets and in reliance on the representations and warranties made herein by the Seller and the Company, FRC agrees to, and the Purchaser agrees to cause FRC to, assume the Treaty Liabilities (as defined in the Transfer and Assumption Agreement) reflected on the Closing Date Balance Sheet.

     (c) The transfer of the Purchased Assets and assumption of the Treaty Liabilities shall be further evidenced by the execution on the Closing Date by the Company and FRC of a portfolio transfer and assumption reinsurance agreement in the form annexed hereto as Exhibit B (together with all other assignments, bills of sale, assignment and assumption agreements and other title transfer documentation necessary to effectuate the transfer of the Purchased Assets and assumption of the Treaty Liabilities, collectively the "Transfer and Assumption Agreement").

     (d) Notwithstanding the foregoing, the Purchaser shall not assume, and shall not at any time hereafter (including on or after the Closing Date) become obligated to pay, perform, satisfy or discharge, any Liabilities (whether or not asserted prior to the Closing

Date) of the Seller, or of any of its Affiliates, Subsidiaries, Plans or any shareholder of Seller, other than the Treaty Liabilities (such Liabilities not being assumed being hereinafter referred to as the "Excluded Liabilities"). The assumption by the Purchaser of the Treaty Liabilities shall in no way expand the rights or remedies of third parties against FRC as compared to the rights and remedies which such parties would have had against the Company had the transactions contemplated by this Agreement not been consummated.

     SECTION 2.02. Purchase Price.

     (a) The purchase price for the Assumed Business shall be equal to $15 million (the "Provisional Purchase Price"), which amount shall be redetermined and adjusted to reflect the Closing Date Adjusted GAAP Book Value of the Assumed Business, determined as provided in Section 2.04(a) (the "Adjusted Purchase Price"). At the Closing, the Purchaser shall be entitled to a credit against the Provisional Purchase Price equal to the Estimated Closing Date Tax Amount determined as provided in Section 2.03(c), which credit shall be redetermined and adjusted to reflect the Closing Date Tax Amount as provided in Section 2.04(a).

     (b) Reference Date Adjusted GAAP Book Value and Reference Date Tax Amount shall be determined as follows:

          (i) Promptly after the Reference Date, the Seller shall cause an audit of the accounts and records of the Seller (on a consolidated basis) at the Reference Date to be conducted by PricewaterhouseCoopers, the Seller's independent public accountants ("Seller's Accountants"), in accordance with generally accepted auditing standards in the case of the Reference Date Adjusted GAAP Book Value.

          (ii) Promptly after the Reference Date, the Seller shall also cause an evaluation (on both a gross and net of reinsurance basis) of the loss and loss adjustment expense Liabilities of the Company arising under the Reinsurance Agreements set forth in Section 3.17(b)(1) and Section 3.17(c)(1) of the Disclosure Schedule (collectively, the "Subject Liabilities") at the Reference Date to be conducted by William M. Mercer, Incorporated, the Seller's actuaries ("Seller's Actuaries") in accordance with generally accepted actuarial standards and principles consistent with those applied in the evaluation of loss reserves as of December 31, 1998 of the Company by the Seller's Actuaries, which is attached hereto as Exhibit C (the "1998 Report"), except that such evaluation at the Reference Date shall (A) exclude any Subject Liabilities and premiums associated with the Brockbank Treaties and (B) separately evaluate (x) Subject Liabilities associated with business produced by CPIS for the account of the Company (the "CPIS Subject Liabilities"), (y) Subject Liabilities associated with the Swiss Air Flight 111 loss, (the "Swiss Air Loss") and (z) all other Subject Liabilities of the Company (the "Non-CPIS Subject Liabilities"). Promptly following the conclusion of such evaluation, Seller's Actuaries shall issue their opinion (the "Actuarial Opinion") that, with respect to each of the matters severally set forth in clauses (x), (y) and (z) of the preceding sentence, in their opinion the amount of Subject Liabilities recorded by the Company as at the Reference Date (A) meet the requirements of the insurance laws of the State of Nebraska; (B) are computed in accordance with generally accepted loss reserving standards and principles; and (C) make a reasonable provision for all unpaid loss and loss adjustment expense obligations of the Company under the terms of the Reinsurance Agreements set forth in
     Section 3.17(b)(1) and Section 3.17(c)(1) of the Disclosure Schedule. Copies of the Actuarial Opinion shall be delivered to the Seller, the Seller's Accountants, the Purchaser and the Purchaser's Accountants.

          (iii) During the period of the audit, Seller's Accountants shall keep the Purchaser and an independent public accounting firm designated by the Purchaser ("Purchaser's Accountants"), fully informed as to the progress of the audit. Upon conclusion of the audit, Seller shall submit to the Purchaser and Purchaser's Accountants (A) a balance sheet of the Assumed Business at the Reference Date in the form of Exhibit D hereto (the "Reference Date Balance Sheet") prepared in accordance with United States generally accepted accounting principles ("GAAP"), (B) an unqualified opinion of Seller's Accountants (the "Accountants Opinion") stating that the Reference Date Balance Sheet (x) has been prepared in accordance with GAAP and (y) presents fairly, in all material respects, the financial position of the Assumed Business at the Reference Date, (C) a tax balance sheet of the Assumed Business at the Reference Date (the "Reference Date Tax Balance Sheet") prepared in accordance with applicable U.S. federal income tax provisions setting forth the tax basis of the assets specified in Section 2.01(a) (other than deferred tax assets and deferred acquisition costs and determined by using the fair market value of the fixed income securities instead of tax basis) (the "Reference Date Tax Assets") and setting forth the Liabilities specified in Section 2.01(b) (other than deferred tax liabilities) determined in accordance with Section 1060 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (the "Reference Date Tax Liabilities"), (D) a computation of the Reference Date Tax Amount and (E) a report by the Seller's Accountants as to the application to the Reference Date Tax Balance Sheet and the Reference Date Tax Amount (as defined below) of specified procedures reasonably agreed upon by Seller and Purchaser (the "Reference Date Auditors' Tax Report").

          (iv) The Reference Date Balance Sheet shall also be accompanied by a report of Seller's Accountants (the "Reference Date Auditors' Report") setting forth a computation of the Reference Date Adjusted GAAP Book Value (as defined below). As used in this Section 2.02(b), the term "Reference Date Adjusted GAAP Book

     Value" shall mean the assets of the Company minus the Liabilities of the Company as reflected on the Reference Date Balance Sheet, adjusted (i) so that no value is attributed to any assets or Liabilities other than those specified in Section 2.01(a) and Section 2.01(b) above (it being understood that no Excluded Securities or securities rated below investment grade will be included for purposes of Sections 2.02(d) and 2.04); (ii) so as to establish an amount of cash equivalents and fixed income securities (including accrued income) with a fair market value determined in accordance with GAAP such that the fair market value of the cash equivalents and fixed income securities (including accrued income) is equal to the excess of (A) the Liabilities specified in Section 2.01(b) over (B) the assets (other than cash equivalents and fixed income securities) specified in Section 2.01(a); (iii) so as to eliminate any assets and Liabilities in respect of the Brockbank Treaties; and (iv) so as to eliminate from the Reserves in respect of the Swiss Air Loss any increase in the amounts thereof from the amounts thereof included in the September 30 Balance Sheet (as defined in Section 3.05(d)) up to an aggregate of $5 million, net of all Tax effects (the adjustments set forth in clauses (i) through (iv) above, collectively the "Agreed Adjustments"). The Reference Date Balance Sheet shall segregate in a separate line item the Excluded Securities. The Reference Date Tax Balance Sheet shall also be accompanied by the Reference Date Auditors' Tax Report. The "Reference Date Tax Amount" shall mean (A) if the Reference Date Basis Reduction Amount (as defined below) is not in excess of $15 million, the lesser of (i) the product of
     (x) 17.5% and (y) the Reference Date Basis Reduction Amount and (ii) $2 million and (B) if the Reference Date Basis Reduction Amount is greater than $15 million, the sum of (i) $2 million and (ii) the product of (a) 35% and (b) the excess of the Reference Date Basis Reduction Amount over $15 million. The "Reference Date Basis Reduction Amount" shall mean the excess, if any, of the Reference Date Tax Assets over the sum of (i) Reference Date Tax Liabilities, (ii) the Provisional Purchase Price, and (iii) the sum of the transaction costs of the Purchaser as estimated in good faith by Purchaser (including legal accounting and investment banking fees and expenses) and the amount of the payment under Section 6.04 hereof ("Purchaser Closing Costs").

          (v) Purchaser shall notify the Seller of the Purchaser's good faith estimate of Purchaser Closing Costs at least five (5) Business Days prior to each date Seller is required to deliver the items required to be delivered pursuant to Sections 2.02(b)(iii), 2.02(d) and 2.04(a).

     (c) Promptly following the delivery of the Reference Date Balance Sheet, the Reference Date Auditors' Report, the Reference Date Tax Balance Sheet, the computation of the Reference Date Tax Amount, the Reference Date Auditors' Tax Report and the Accountants Opinion pursuant to Section 2.02(b), Seller shall make available to the Purchaser and

Purchaser's Accountants for review such information regarding the accounts and records of the Company from Seller's Accountants' work papers as the Purchaser and Purchaser's Accountants may reasonably request. The Seller shall provide the Purchaser and Purchaser's Accountants with full access to any accounting and tax records pertaining to the Assumed Business for the purpose of such review. In the event that within thirty (30) days after the receipt by Purchaser's Accountants of such materials, Seller's Accountants and Purchaser's Accountants are unable to agree on the manner in which any item or items were treated in the Reference Date Balance Sheet or the Reference Date Tax Balance Sheet, in the computation of the Reference Date Adjusted GAAP Book Value contained in the Reference Date Auditors' Report or in the computation of the Reference Date Tax Amount, then a separate written report of such item or items shall be made by each such accounting firm in concise form and both reports shall be submitted promptly to the Seller and the Purchaser for consideration and settlement. The Seller and the Purchaser shall then in good faith endeavor to resolve such treatment and agree upon the computation of the Reference Date Adjusted GAAP Book Value or the Reference Date Tax Amount as soon as possible. If the Seller and the Purchaser are unable to agree thereon within ten (10) Business Days after receipt of such reports, then such item or items shall be referred promptly to an Appointed Expert for resolution within ten (10) Business Days from the date of such referral; and the manner in which such Appointed Expert shall in writing determine that such item or items should be treated in the computation of the Estimated Closing Date Adjusted GAAP Book Value and Closing Date Adjusted GAAP Book Value (as those terms are defined in Section 2.02(d) and
Section 2.04(a), respectively) and of the Estimated Closing Date Tax Amount and Closing Date Tax Amount (as those terms are defined in Section 2.02(d) and
Section 2.04(a), respectively) shall be final; provided, however, that the Purchaser shall not be entitled to dispute the Subject Liabilities component of the Reference Date Balance Sheet. The Seller shall pay the fees and expenses of Seller's Accountants and the Purchaser shall pay the fees and expenses of Purchaser's Accountants in connection with any auditing and accounting services performed pursuant to this Section 2.02(c). The fees and expenses of such Appointed Expert, if retained pursuant to this Section 2.02(c), shall be borne equally by the Seller and the Purchaser.

     (d) Within three (3) Business Days prior to the Closing Date, the Seller shall prepare an estimated balance sheet in the form of Exhibit D hereto (the "Estimated Closing Date Balance Sheet") and a report of the Company (the "Estimated Closing Date Company Report") setting forth the computation of the Estimated Closing Date Adjusted GAAP Book Value (as defined below), an estimated tax balance sheet of the Company as of the Closing Date (the "Estimated Closing Date Tax Balance Sheet") and a report of the Company (the "Estimated Closing Date Tax Report") setting forth the computation of the Estimated Closing Date Tax Amount (as defined below). Each of the foregoing (A) shall be produced in accordance with the procedures specified in Section 2.02(b) but shall not be subject to dispute in the absence of manifest error; (B) shall be consistent with prior periods and calculations in-cluding any dispute resolution previously conducted pursuant to Section 2.02(c); and (C) shall take into account adjustments in the value of the assets and Liabilities of the Company having occurred, or reasonably estimated to have occurred, between the Reference Date and the Closing Date; provided, however, the foregoing need not be audited but shall include all adjustments necessary for a fair statement of the results for the interim period. As used in this
Section 2.02(d), the term "Estimated Closing Date Adjusted GAAP Book Value" shall mean the assets of the Company minus the Liabilities of the Company as reflected on the Estimated Closing Date Balance Sheet, adjusted in accordance with the Agreed Adjustments (and disregarding the payment of premiums to the Purchaser under Section 5.16 and all premiums paid under Section 5.17). As used in this Section 2.02(d), the term "Estimated Closing Date Tax Amount" shall mean
(A) if the Estimated Closing Date Basis Reduction Amount (as defined below) is not in excess of $15 million, the lesser of (i) the product of (x) 17.5% and (y) the Estimated Closing Date Basis Reduction Amount and (ii) $2 million and (B) if the Estimated Closing Date Basis Reduction Amount is greater than $15 million, the sum of (i) $2 million and (ii) the product of (a) 35% and (b) the excess of the Estimated Closing Date Basis Reduction Amount over $15 million. The "Estimated Closing Date Basis Reduction Amount" shall mean the excess, if any, of the Estimated Closing Date Tax Assets over the sum of (i) the Estimated Closing Date Tax Liabilities, (ii) the Provisional Purchase Price, and (iii) the Purchaser Closing Costs. The "Estimated Closing Date Tax Assets" shall mean the tax basis of the assets specified in Section 2.01(a) (other than deferred tax assets and deferred acquisition costs and determined by using the fair market value of fixed income securities instead of tax basis) prepared in accordance with applicable U.S. federal income tax provisions consistently applied with prior periods and before giving effect to the purchase or sale of assets by Purchaser and the "Estimated Closing Date Tax Liabilities" shall mean the Liabilities specified in Section 2.01(b) (other than deferred tax Liabilities) determined in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, each of which shall be set forth in the Estimated Closing Date Tax Balance Sheet.

     SECTION 2.03. Closing.

     (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Assumed Business contemplated hereby shall take place at a closing (the "Closing") at 10:00 a.m., local time, on the fifth Business Day after the satisfaction or waiver of all of the conditions to closing set forth in Article VIII, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the date on which the Closing takes place being the "Closing Date").

     (b) At the Closing, each of the Company and FRC shall deliver or cause to be delivered to the other a duly executed Transfer and Assumption Agreement, and the Company shall pursuant thereto sell, transfer and assign to FRC the Purchased Assets in the respective amounts included in the calculation of Estimated Closing Date Adjusted GAAP Book Value as provided in Section 2.02(d), and FRC shall pursuant thereto assume from the Company the Treaty Liabilities calculated as of the Closing Date by reference to the Estimated Closing Date Adjusted GAAP Book Value.

     (c) At the Closing, the Purchaser shall pay to the Seller in cash by wire transfer (to an account designated by the Seller in writing at least three (3) Business Days prior to Closing), bank check, certified check or any other instrument agreed to by the Purchaser and the Seller in advance, the (i) Provisional Purchase Price, plus (ii) the payments contemplated by Sections 5.17 and 6.04 and minus (iii) the Estimated Closing Date Tax Amount and the payment, if any, contemplated by Section 5.16. In addition, the Seller and the Purchaser shall deliver to each other the opinions, certificates and other documents described in Article VIII hereof.

     (d) At the Closing, an escrow agreement substantially in the form annexed hereto as Exhibit E (the "Escrow Agreement") shall be executed and delivered by the parties thereto. Seller shall at the Closing deposit or cause to be deposited with Citibank, N.A. or another mutually acceptable financial institution, as escrow agent (the "Escrow Agent"), $20 million, such funds to be held, invested and released by the Escrow Agent in accordance with the Escrow Agreement.

     SECTION 2.04. Certain Post-Closing Payments.

     (a) Promptly following the Closing Date, the Seller shall cause an audit of the accounts and records of the Company at the Closing Date to be conducted as of such Closing Date, and for an actuarial evaluation of the Subject Liabilities of the Company to be performed as of such Closing Date, in accordance with the procedures specified in Section 2.02(b). Upon conclusion of the actuarial evaluation and the audit, a balance sheet of the Company at such Closing Date in the form of Exhibit D hereto (the "Closing Date Balance Sheet") and a report of Seller's Accountants (the "Closing Date Auditors' Report") setting forth the computation of the Closing Date Adjusted GAAP Book Value (as defined below), a tax balance sheet of the Company at such Closing Date (the "Closing Date Tax Balance Sheet"), a computation of the Closing Date Tax Amount, a report of Seller's Accountants (the "Closing Date Auditors' Tax Report") as to the application to the Closing Date Tax Balance Sheet and the Closing Date Tax Amount of the procedures referred to in Section 2.02(b)(iii)(E) and setting forth the computation of the Closing Date Tax Amount (as defined below), an Accountants Opinion with respect to the Closing Date Balance Sheet and an Actuarial Opinion as at the Closing Date shall be produced. Each of the foregoing (A) shall be produced in accordance with the procedures specified in
Section 2.02(b) and (c) including, without limitation, the dispute resolution procedures therein contemplated; (B) shall be consistent with prior periods and calculations including any dispute resolution previously con-ducted pursuant to Section 2.02(c); and (C) shall take into account adjustments in the amounts of the assets and Liabilities of the Company having occurred between the Reference Date and the Closing Date. Notwithstanding the foregoing,
(A) the CPIS Subject Liabilities recorded by the Company as at the Closing Date shall not be more than two percent (2%) less than the Seller's Actuaries' estimate for such Subject Liabilities as at the Closing Date as specified in its Actuarial Opinion as at the Closing Date and (B), after disregarding any Agreed Adjustment for the Swiss Air Loss, the Reserves for the Subject Liabilities other than the CPIS Subject Liabilities recorded by the Company as at the Closing Date shall not be more than the sum of X and Y (the "Non-CPIS Margin") less than the Seller's Actuaries' estimate for such Subject Liabilities as at the Closing Date as specified in its Actuarial Opinion as at the Closing Date, with "X" being equal to $5 million and "Y" being equal to one-half percent (0.5%) of such Seller's Actuaries' estimate. Subject to the preceding sentence, the Purchaser shall not be entitled to dispute (and the dispute provisions of this Section 2.04 shall not apply to) the Subject Liabilities component of the Closing Date Balance Sheet. As used in this Section 2.04(a), the term "Closing Date Adjusted GAAP Book Value" shall mean the assets of the Company minus the Liabilities of the Company as reflected on the Closing Date Balance Sheet, adjusted (which adjustment may result in a negative number) in accordance with the Agreed Adjustments (excluding clause (ii) of the definition thereof and disregarding the premiums paid to Purchaser pursuant to Section 5.16 and all premiums paid under Section 5.17) and, if the deficiency in the CPIS Subject Liabilities exceeds two percent (2%), further adjusted to restate the CPIS Subject Liabilities at an amount equal to the Seller's Actuaries' estimate of such Subject Liabilities as at the Closing Date as specified in its Actuarial Opinion as at the Closing Date reduced by two percent (2%), and further, if the deficiency in the Reserves for the Subject Liabilities other than the CPIS Subject Liabilities exceeds the Non-CPIS Margin, further adjusted to restate the Reserves for the Subject Liabilities other than the CPIS Subject Liabilities at an amount equal to the Seller's Actuaries' estimate of such Subject Liabilities as at the Closing Date as specified in its Actuarial Opinion as at the Closing Date reduced by the Non-CPIS Margin. As used in this Section 2.04(a), the term "Closing Date Tax Amount" shall mean (A) if the Closing Date Basis Reduction Amount (as defined below) is not in excess of $15 million, the lesser of (i) the product of (x) 17.5% and (y) the Closing Date Basis Reduction Amount and (ii) $2 million and (B) if the Closing Date Basis Reduction Amount is greater than $15 million, the sum of (i) $2 million and (ii) the product of (a) 35% and (b) the excess of the Closing Date Basis Reduction Amount over $15 million. The "Closing Date Basis Reduction Amount" shall mean the excess, if any, of the Closing Date Tax Assets over the sum of (i) the Closing Date Tax Liabilities, (ii) the Provisional Purchase Price (taking into account only those post-Closing Date adjustments to the Provisional Purchase Price under this Section 2.04(a)), and
(iii) Purchaser Closing Costs. The "Closing Date Tax Assets" shall mean the tax basis of the assets specified in Section 2.01(a) (other than deferred tax assets and deferred acquisition costs and determined using the fair market value of fixed income securities rather than their tax basis) prepared in accordance with applicable

U.S. federal income tax provisions consistently applied with prior periods and before giving effect to the purchase of such assets by Purchaser and "Closing Date Tax Liabilities" shall mean Liabilities specified in Section 2.01(b) (other than deferred tax liabilities) determined in accordance with Section 1060 of the Internal Revenue Code, each of which shall be set forth in the Closing Date Tax Balance Sheet. Prior to the delivery of the final Closing Date Balance Sheet, the final Closing Date Tax Balance Sheet, the final Closing Date Auditors' Report, the final computation of the Closing Date Tax Amount, the final Accountants Opinion and the final Closing Date Auditors' Tax Report pursuant to this Section 2.04(a), the Seller's Accountants, Purchaser's Accountants, the Company, the Seller and the Purchaser shall with respect thereto follow the procedures (including, without limitation, the dispute resolution procedures and payment of fees and expenses) specified in Section 2.02(b) and (c).

     (b) Within five (5) Business Days after the date on which the computation of the Closing Date Adjusted GAAP Book Value and the Closing Date Tax Amount has become final pursuant to the procedures referred to in Section 2.04(a):

          (i) if (i) the Closing Date Adjusted GAAP Book Value minus the Closing Date Tax Amount is less than (ii) the Estimated Closing Date Adjusted GAAP Book Value minus the Estimated Closing Date Tax Amount, then the Seller shall pay to the Purchaser in cash the full amount of such difference, by wire transfer (to an account designated by the Purchaser in writing at least three (3) Business Days prior to such payment), bank check, certified check or any other instrument agreed to by the Purchaser and the Seller in advance; or

          (ii) if (i) the Closing Date Adjusted GAAP Book Value minus the Closing Date Tax Amount is greater than (ii) the Estimated Closing Date Adjusted GAAP Book Value minus the Estimated Closing Date Tax Amount, then the Purchaser shall pay to the Seller in cash the full amount of such difference, by wire transfer (to an account designated by the Seller in writing at least three (3) Business Days prior to such payment), bank check, certified check or any other instrument agreed to by the Purchaser and the Seller in advance;

          (iii) if, after disregarding any Agreed Adjustment for the Swiss Air Loss, the Reserves for the Subject Liabilities other than the CPIS Subject Liabilities recorded by the Company as at the Closing Date are more than one-half percent (0.5%) less than the Seller's Actuaries' estimate for such Subject Liabilities as at the Closing Date as specified in its Actuarial Opinion as at the Closing Date, then (i) an escrow agreement substantially in the form annexed hereto as Exhibit F (the "Supplemental Escrow Agreement") shall be executed and delivered by the parties hereto and (ii) Seller shall deposit or cause to be deposited an amount, if any, equal to the excess of the deficiency over such one-half percent (0.5%) with the Escrow Agent pursuant to the Supplemental Escrow Agreement, provided however, that the maximum amount to be so deposited shall be $5 million.

          (iv) in each case under clauses (i) and (ii), together with interest on the amount of such difference for the period from the Closing Date until the date of payment at an effective annual rate equal to the annual interest rate for 90-day United States Treasury Bills prevailing on the Closing Date plus 50 basis points.

     SECTION 2.05. Non-CPIS Subject Liability Redundancy Adjustments.

     (a) Reports on Paid Losses, Ending Reserves and Reserve Deficiency/ Redundancy Calculation. As soon as practicable (but not later than ninety (90) days) after the Valuation Date, the Purchaser shall deliver to Seller each of the following:

          (i) A report of independent public accountants designated by Purchaser (who may also be the independent public accountants of Seller or Purchaser but shall not be an employee of either) setting forth the amount of Paid Losses and showing in reasonable detail the calculation thereof.

          (ii) A report by an independent actuary designated by Purchaser (who may also be the independent actuary of Seller or Purchaser but shall not be an employee of either) setting forth the amount of Ending Reserves and showing in reasonable detail the calculation thereof.

          (iii) A report of independent public accountants designated by Purchaser (who may also be the independent public accountants of Seller or Purchaser) setting forth the difference of (1) the Beginning Reserves over
     (2) the sum of Paid Losses plus Ending Reserves. Such difference shall be called "Reserve Deficiency" if it is negative and "Reserve Redundancy" if it is positive. Such report shall show such calculation in reasonable detail.

     (b) Disputes.

          (i) If at any time within the Objection Period Seller gives an Objection Notice, Appointed Experts shall be engaged to separately determine the Reserve Deficiency/Reserve Redundancy, and/or Ending Reserves and confirm the calculation of Paid Losses within forty-five (45) days of the date Seller gives such notice. The determination by an actuary that is an Appointed Expert shall be conducted (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles, and (2) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Beginning Reserves. It is understood that such actuary shall in no way be inhibited in the use of its independent judgment. Except as provided in sub-section (iii) below, the Appointed Experts' determinations and confirmations shall be final and binding on all parties. Fees and expenses of the Appointed Experts shall be borne equally by Purchaser and Seller.

          (ii) Purchaser and Seller agree to cooperate with and use all commercially reasonable efforts to assist the Appointed Experts, including by furnishing all information reasonably requested by them, in performing the services specified hereby, and to negotiate in good faith to resolve the disputes under sub-sections (i) and (iii) of this Section 2.05(b).

          (iii) Seller shall be entitled to dispute Paid Losses the calculation of which shall have been confirmed by the Appointed Experts only to the extent Seller can show that Paid Losses shall not have been incurred by Purchaser in its exercise of the reasonable business judgment of a reasonable reinsurer under similar circumstances where it would bear the entire cost of such Paid Losses (it being recognized that Purchaser's rights to control payment of losses by cedent are limited).

     (c) On the Settlement Date, if there is a Reserve Redundancy, then the Purchaser shall pay to the Seller in cash the full amount of such Reserve Redundancy up to $2 million, by wire transfer (to an account designated by the Seller in writing at least three (3) Business Days prior to such payment), bank check, certified check or any other instrument agreed by the Purchaser and the Seller in advance.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


     As an inducement to the Purchaser to enter into this Agreement, the Company and RCHI, jointly and severally, hereby represent and warrant to the Purchaser as follows:

     SECTION 3.01. Incorporation and Authority of the Seller. Each of RCHI and the Company is a company duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of RCHI, or the laws of the State of Nebraska, in the case of the Company, and has all necessary corporate power and authority to own, lease and operate its respective Properties, to conduct its respective business as now being conducted and to enter into this Agreement, the Escrow Agreements, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by it pursuant hereto, and, subject to the approval of this Agreement and the transactions contemplated hereby by the requisite vote of the stockholders of RCHI (the "Seller's Stockholder Approval") to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of RCHI and the Company of this Agreement, the Escrow Agreement, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by it pursuant hereto, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action, subject to the Seller's Stockholder Approval. This Agreement has been, and at the Closing the Escrow Agreement, the Transfer and Assumption Agreement and the other agreements and instruments required pursuant hereto and to which RCHI or the Company is a party will have been, duly and validly executed and delivered by RCHI and the Company, and (assuming due authorization, execution and delivery by the Purchaser of this Agreement and by the Purchaser and each other party (other than the Seller) to any other document delivered hereunder), each of this Agreement, the Escrow Agreement, the Transfer and Assumption Agreement and such other documents at the Closing will constitute a legal, valid and binding obligation of RCHI and the Company, enforceable against RCHI and the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, individually or in the aggregate, would not have a Material Adverse Effect. The Company is licensed or authorized to write reinsurance or insurance in each of the jurisdictions listed in Section 3.01 of the Disclosure Schedule. True and correct copies of the licenses issued by each such jurisdiction have been provided to the Purchaser.

     SECTION 3.02. Necessary Property Held by Subsidiaries or Affiliates. There are no assets or Properties owned by, or in the possession of, the Seller or any Subsidiary (or any other Affiliate of the Company) which are material to and required in the conduct of the Assumed Business. Except as set forth in Section
3.02 of the Disclosure Schedule, none of the Subsidiaries nor any other Affiliate of the Company has any debts, Liabilities, obligations or other commitments (other than those which are to be satisfied prior to Closing pursuant to Section 5.13 hereof or those arising under the Reinsurance Agreements disclosed in Section 3.17(b)(1) and Section 3.17(c)(1) of the Disclosure Schedule) relating to the Assumed Business for which the Company may be liable.

     SECTION 3.03. No Conflict.

     (a) Except as set forth in Section 3.03 of the Disclosure Schedule, neither RCHI nor the Company is in violation or default in any material respect (and is not in default in any respect regarding any indebtedness, loan or credit agreement) under any indenture, agreement or instrument involving or relating to the Assumed Business to which it is a party or by which it or any of its assets or properties relating to the Assumed Business may be bound. Neither RCHI nor the Company is in default under any order, writ, injunction, judgment or decree of any Governmental Authority or arbitrator(s) relating to the Assumed Business.

     (b) Assuming all consents, approvals, authorizations, orders and other actions described in Section 3.04 have been obtained and/or taken, and all filings and notifications described in Section 3.04 have been made, except as may result from any facts or circumstances relating solely to the Purchaser or its Affiliates, the execution, delivery and performance of this Agreement and the Escrow Agreements by the Seller and of the Transfer and Assumption Agreement by the Company, the transfer of the Assumed Business pursuant to this Agreement and the Transfer and Assumption Agreement and the consummation by RCHI and the Company of the transactions contemplated hereby and thereby do not and will not
(a) violate or conflict with the respective charter documents of either RCHI or the Company, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to RCHI, the Company or the Assumed Business, or (c) except as set forth in Section 3.03(b) of the Disclosure Schedule, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company relating to the Assumed Business pursuant to any Contract, Permit or other instrument relating to such assets or properties to which RCHI or the Company is a party or by which any of such assets or properties is bound or affected, except in the case of clauses (b) and (c) for such conflicts, violations, breaches or defaults which, individually or in the aggregate, do not have, and are not reasonably likely to have, a Material Adverse Effect; provided, however, that clause (c) shall exclude all Reinsurance Agreements.

     SECTION 3.04. Consents and Approvals. The execution and delivery by each of RCHI and the Company of this Agreement, the Escrow Agreements, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by RCHI or the Company in connection herewith, transfer and sale of the Assumed Business pursuant to this Agreement and the Transfer and Assumption Agreement, and consummation of the transactions contemplated hereby and thereby do not, and RCHI's and the Company's performance of this Agreement, the Escrow Agreements, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by RCHI or the Company in connection herewith will not, require any consent, approval, authorization, order or other action by, or filing with or notification to, any Governmental Authority, except (a) the approval of the Nebraska, California, New York and Florida insurance regulatory authorities, (b) filings under the Exchange Act, and (c) the notification requirements under the HSR Act.

     SECTION 3.05. SEC Documents; Financial Information.

     (a) As of their respective dates and to the extent related to the Assumed Business, (i) the Seller SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Seller SEC Documents and (ii) none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) As of their respective dates and to the extent related to the Assumed Business, the financial statements of RCHI included in the Seller SEC Documents (the "Seller Financial Statements") (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (ii) present fairly the consolidated financial position of RCHI and its subsidiaries and the related consolidated results of operations, changes in stockholders' equity and cash flows as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal year-end adjustments and except for the absence of certain footnote information in the unaudited statements.

     (c) The Company has heretofore delivered to the Purchaser true and complete copies of the Company's Annual Statutory Statements and Quarterly Statutory Statements. Each of the Annual Statutory Statements and Quarterly Statutory Statements was prepared in accordance with SAP consistently applied throughout the periods involved, was prepared in accordance with the books and records of the Company, has been audited by Seller's Accountants, and presents fairly, in all material respects, the statutory assets, Liabilities, capital and surplus of the Company at the respective dates thereof and the statutory results of operations and cash flows of the Company for the respective periods then ended, except that the Company's Quarterly Statutory Statements have not been audited and are subject to normal year-end audit adjustments. Each of the Company's Annual Statutory Statements and Quarterly Statutory Statements (i) complies in all material respects with the Nebraska Insurance Code, (ii) was complete and correct in all material respects when filed, (iii) was filed with or submitted to the Nebraska Insurance Department in a timely manner on forms prescribed or permitted by the Nebraska Insurance

Department, and (iv) was not prepared utilizing any material accounting practices that are permitted rather than prescribed by the Nebraska Insurance Department. Except as set forth in Section 3.05 of the Disclosure Schedule, no material deficiency which has not been rectified as of the date hereof has been asserted with respect to any of the Company's Annual Statutory Statements or Quarterly Statutory Statements by the Nebraska Insurance Department or any other Governmental Authority.

     (d) The Company has heretofore delivered to the Purchaser a true and complete copy of a balance sheet of the Company at September 30, 1999 (the "September 30 Balance Sheet") prepared in accordance with GAAP. The September 30 Balance Sheet was prepared in accordance with the books and records of the Company, and presents fairly, in all material respects, the GAAP financial position of the Company at the date thereof (subject to normal year-end audit adjustments). Attached hereto as Exhibit D is a pro forma balance sheet of the Assumed Business which reflects the Assumed Business as at September 30, 1999. Exhibit D was prepared in accordance with the books and records of the Company, and presents fairly, in all material respects, the GAAP financial position and Tax position of the Assumed Business as at September 30, 1999 (subject to normal year-end audit adjustments).

     SECTION 3.06. Absence of Undisclosed Liabilities. Except as disclosed in
Section 3.06 of the Disclosure Schedule, there are no debts, Liabilities, obligations or commitments of the Company involving or relating to the Assumed Business of any kind whatsoever, whether accrued, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, contingent, absolute, known or unknown, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a debt, Liability, obligation or commitment other than:

     (a) as, and to the extent, reflected or reserved against in the September 30 Balance Sheet; provided, however, that in no event shall this Section 3.06 or any other provision of this Agreement constitute a representation or warranty by the Seller of any nature whatsoever regarding the adequacy of the Company's Reserves;

     (b) as, and to the extent, specifically disclosed in any of the subsections of this Article III or the Disclosure Schedule;

     (c) with respect to the tax matters addressed in Section 3.20 and Article VII (which shall be governed solely by the terms of such Section 3.20 and Article VII);

     (d) Liabilities arising under any Reinsurance Agreements written by the Company;

     (e) Liabilities arising under this Agreement or the Escrow Agreements; or

     (f) Liabilities incurred since the date of the September 30 Balance Sheet in the ordinary course of business and consistent with past practice, which, individually and in the aggregate, would not have a Material Adverse Effect.

     SECTION 3.07. Investments; Integrated Solutions.

     (a) Except as set forth in Section 3.07(a) of the Disclosure Schedule, the Company has good and marketable title to all of the investments listed in the most recent Investment Portfolio provided to the Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances. Section 3.07(a) of the Disclosure Schedule sets forth the Investment Portfolio as of September 30, 1999. Attached hereto as Exhibit G is a list of investments which have been identified by Purchaser as investments to be excluded from the Investment Portfolio (such investments, "Excluded Securities"). Except as set forth in
Section 3.07(a) of the Disclosure Schedule and as such list is updated pursuant to Section 5.10, none of the investments listed in the Investment Portfolio is in default in the payment of principal or interest and none of such investments
(x) is rated below investment grade or (y) is an Excluded Security. All such investments comply with the investment guidelines adopted by the Board of Directors (or investment committee) of the Company and substantially comply with any and all investment restrictions under the Nebraska Insurance Code.

     (b) Section 3.07(b) of the Disclosure Schedule separately sets forth the material terms of the reinsurance component of each transaction or commitment made, or any contract or agreement entered into, which combines reinsurance with capital investments (collectively, "Integrated Solutions") in respect of which the Company had any liability, obligation or commitment as at September 30, 1999, including, without limitation, the ceding company's commitment, if any, with respect to the volume of premium to be ceded to the Company and the other terms and conditions of such reinsurance cessions.

     (c) Except as set forth in Section 3.07(c) of the Disclosure Schedule, the Company has no obligation or commitment to accept or reinsure cessions of reinsurance under any of its Integrated Solutions or any other Reinsurance Agreements.

     SECTION 3.08. Certain Events.

     (a) Except as set forth in Section 3.08 of the Disclosure Schedule, since September 30, 1999 there has been no change in the business, operations, assets, Properties, condition (financial or otherwise) or results of operations of the Company involving or relating to the Assumed Business which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

     (b) Except as set forth in Section 3.08 of the Disclosure Schedule since September 30, 1999 the business of the Company involving or relating to the Assumed Business has been conducted only in the ordinary course of business consistent with past practice and there has not been, except as contemplated hereby:

          (i) any material change in the underwriting, reinsurance, accounting, establishment of reserves, investment or claims adjustment policies and practices of the Company involving or relating to the Assumed Business, including, without limitation, any change which has had the effect of materially accelerating the recording and billing of premiums or accounts receivable or retarding the payment of expenses or establishing Reserves in connection with the Assumed Business, or has had the effect of materially altering, modifying or changing the historic operating, financial or accounting practices or policies of the Company involving or relating to the Assumed Business;

          (ii) any severance or termination agreement or arrangement entered into, or amended, between the Company and a director, officer or other employee or consultant for a material engagement of the Company;

          (iii) any indebtedness incurred by the Company for borrowed money involving or relating to the Assumed Business;

          (iv) the creation of any Encumbrance on all or any portion of any material assets, Properties or rights of the Company involving or relating to the Assumed Business, except Permitted Encumbrances;

          (v) any amendment, modification, alteration, failure to renew or termination of any Contract or Reinsurance Agreement involving or relating to the Assumed Business which, individually or in the aggregate with such other amendments, modifications, alterations, failure to renew or terminations, has had or could reasonably be expected to have a Material Adverse Effect;

          (vi) any waiver of any rights of material value or any cancellation or forgiveness of any claims, debts or accounts receivable owing to the Company and relating to the Assumed Business other than in the ordinary course of business and consistent with past practice;

          (vii) any transaction or commitment made, or any contract or agreement entered into, between the Company on the one hand, and the Seller or any of its Affiliates on the other hand and involving or relating to the Assumed Business;

          (viii) any entry into any joint venture, partnership or similar arrangement with any Person involving or relating to the Assumed Business;

          (ix) any incurrence by the Company of any material Liability for rate roll-backs or premium refunds, or failure by the Company to pay in full all guaranty fund assessments of which written notice has been received from any Governmental Authority;

          (x) any authorization, approval, agreement or commitment to do any of the foregoing; or

          (xi) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

     SECTION 3.09. Insurance Reserves and Reports.

     (a) Since September 30, 1999, the Company has not adjusted its case Reserves except in the ordinary course of business consistent with past practice.

     (b) The Seller has delivered or made available to the Purchaser true and complete copies of all actuarial reports, actuarial certificates and loss and loss adjustment expense reserve reports prepared by the Seller's Actuary or Seller's Accountants and any other report prepared by any third party actuarial consultant on behalf of or made available to the Seller or any of its Affiliates, in each case relating to the Reserves of the Company for any period ended on or after December 31, 1995.

     SECTION 3.10. Proxy Statement. None of the information supplied by RCHI or the Company in writing for inclusion in the proxy statement (as amended or supplemented, the "Proxy Statement") required to be distributed to holders of common stock of RCHI in connection with the transactions contemplated by this Agreement will, at the respective times that the Proxy Statement or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to stockholders of RCHI, and, at the time that it or any amendment or supplement thereto is mailed to RCHI's stockholders or at the time of the special meeting (the "Special Meeting") of the holders of common stock of RCHI in connection with this Agreement, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier Proxy Statement which has become false or misleading. The Proxy Statement will comply as to form in all material respects with applicable federal securities laws, except that no representation is made by the

Seller with respect to information supplied by the Purchaser for inclusion in the Proxy Statement.

     SECTION 3.11. Judgments, Decrees and Orders. Except as set forth in Section
3.11 of the Disclosure Schedule, neither the Company nor any of its directors, officers or employees (in their capacity as such) is a party to or subject to any judgment, decree, order, writ, award, or injunction of any Governmental Authority or arbitrator which, individually or in the aggregate with all such other judgments, decrees, orders, writs, awards and injunctions, has had or is reasonably likely to have a Material Adverse Effect on the Assumed Business. There is no default in any material respect on the part of the Company with respect to any judgment, order, writ, arbitration award, injunction, decree or award of any Governmental Authority or arbitrator to which it is subject.

     SECTION 3.12. Litigation. Except as set forth in Section 3.12 of the Disclosure Schedule, there are no claims, actions, suits, investigations, arbitrations or legal, administrative or other proceedings pending and, to the knowledge of the Seller, none are threatened, against or affecting the Company relating to the Assumed Business at law or in equity, or before or by any Governmental Authority or arbitrator.

     SECTION 3.13. Compliance with Laws. The Company is in compliance with (a) the terms of its certificate or articles of incorporation, its by-laws and any other charter or organization documents, (b) all laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign, applicable to the Company and by which any of the Assumed Business may be bound, (c) all applicable licenses, authorizations, orders, writs, judgements, injunctions, awards and decrees of any court, the Nebraska Insurance Department or other Governmental Authority, or any arbitrator involving or relating to the Assumed Business and (d) its Permits, except, in the case of clauses (b), (c) and (d), where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Assumed Business.

     SECTION 3.14. Licenses and Permits. Except as set forth in Section 3.14 of the Disclosure Schedule, the Company has all governmental licenses, permits and authorizations (other than those relating to the writing of insurance which are covered by the next sentence) necessary to carry on the Assumed Business now being conducted by the Company (collectively, the "Permits"), all of which are valid and in full force and effect, except for such Permits the absence of which, individually or in the aggregate, would not have a Material Adverse Effect on the Assumed Business. Section 3.01 of the Disclosure Schedule lists all jurisdictions in which the Company is licensed, authorized or permitted to write insurance or reinsurance. The Company has been duly authorized by the relevant state, foreign and other insurance regulatory authorities to write the lines of insurance or reinsurance that it is currently writing in the respective jurisdictions in which it does business. Except as set forth in Section 3.14 of the Disclosure Schedule, the Company does not conduct any business or underwrite reinsurance in any foreign jurisdiction which requires any license or approval for the Company to conduct the Assumed Business as currently conducted. No insurance regulator in any state has notified the Company, orally or in writing, that the Company is commercially domiciled in any jurisdiction, and neither the Seller nor the Company is aware of any facts that would result in the Company being commercially domiciled in any state. The insurance licenses attached to Section 3.01 of the Disclosure Schedule are the licenses necessary for the Company to conduct the Assumed Business in the manner and in the areas in which the Assumed Business is currently being conducted except where the failure to be so licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Assumed Business, and all of the insurance licenses are valid and in full force and effect. The Company has not received any notice, oral or written, that it has, and to its knowledge it has not, engaged in any activity which would cause modification, limitation, non-renewal, revocation or suspension of any insurance license or Permit involving or relating to the Assumed Business, and no action, inquiry, investigation or proceeding looking to or contemplating the revocation, modification, limitation, non-renewal or suspension of any thereof is pending or threatened. Except as set forth in Section 3.14 of the Disclosure Schedule, (i) all reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities involving or relating to the Assumed Business complied in all respects with applicable law in effect when filed and
(ii) no deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied except to the extent that any non-compliance, failure to file such items or such deficiencies would not, individually or in the aggregate, result in a Material Adverse Effect on the Assumed Business.

     SECTION 3.15. Intellectual Property Rights. Section 3.15 of the Disclosure Schedule sets forth a list of each trade name, service mark, trademark, logo, copyright, patent and other intangible property used by the Company which is material to the conduct of the Assumed Business, other than computer software generally available in the market (collectively, "Intellectual Property Rights"), which are all the material intellectual property rights that are required to conduct the Assumed Business. Except as set forth in Section 3.15 of the Disclosure Schedule, the Company owns and has good and marketable title or has valid and enforceable licenses relating to all of the Intellectual Property Rights and such computer software, and has the right to use the Intellectual Property Rights and such computer software, free and clear of any royalty or other payment obligation (except as provided in any license) or claims of infringement or other Encumbrance. The Seller has not received any notice of any conflict with or violation or infringement of, any rights of any other Person with respect to any Intellectual Property Right or such computer software. The Intellectual Property Rights have been registered to the extent required with the appropriate Governmental Authority and such registrations have been continuously maintained and are in full force and effect.

To the best of the knowledge of the Seller, the rights of the Company to the Intellectual Property Rights are not being infringed by others. No licenses have been granted by the Company, and there is no obligation requiring the Company to grant any license, with respect to any of the Intellectual Property Rights.

     SECTION 3.16. Property. Except as set forth in Section 3.16 of the Disclosure Schedule, the Company has good and marketable title to all its Property material and necessary for the conduct of the Assumed Business free and clear of all Encumbrances except (i) liens for Taxes and assessments not yet payable; (ii) liens and imperfections of title which do not, either individually or in the aggregate, materially detract from the value of, or interfere with the present use of, the Properties subject thereto or affected thereby; and (iii) pledges of collateral securing Credit for Reinsurance Faculties, where such collateral will be released as of the Closing pursuant to Section 5.05(d) (the exceptions in clauses (i) through (iii) being herein called "Permitted Encumbrances").

     SECTION 3.17. Assumed and Ceded Reinsurance Agreements.

     (a) As used in this Agreement, the term "Reinsurance Agreements" shall mean all assumed and ceded reinsurance and retrocession agreements, contracts, treaties, obligations, instruments or other reinsurance or retrocession commitments, arrangements or undertakings of any kind to which the Company is a party or by which the Company or any of its respective Properties may be bound or affected.

     (b) Set forth in Section 3.17(b)(1) of the Disclosure Schedule are complete and accurate lists as of December 23, 1999 of each Reinsurance Agreement pursuant to which the Company has assumed business, including a description of certain of the terms thereof (including the name of the ceding company, whether such Reinsurance Agreement is related to an Integrated Solution, the name of the broker, type of contract, inception date, estimated premium and limits of liability (it being understood that the description of "limits of liability" is qualified in its entirety by reference to the applicable Reinsurance Agreement and subject to the description of such limits set forth in Section 3.17(b) of the Disclosure Schedule)). Set forth in Section 3.17(b)(2) of the Disclosure
Schedule is a complete and accurate list of all Credit for Reinsurance Facilities established by, or on behalf of, the Company with respect to the Reinsurance Agreements set forth in Section 3.17(b)(1) of the Disclosure Schedule. The Seller will deliver to the Purchaser at the Closing a complete and accurate list of each assumed Reinsurance Agreement and any related Credit for Reinsurance Facility in force five (5) Business Days prior to the Closing Date, including information similar to Sections 3.17(b)(1) and (2) of the Disclosure Schedule.

     (c) As used in this Agreement, the term "Retrocession Agreement" shall mean any Reinsurance Agreement pursuant to which the Company has ceded or transferred any portion of its obligations or Liabilities under any reinsurance or insurance agreement, including, without limitation, common account reinsurance arrangements. The Company has heretofore delivered to the Purchaser the cover notes relating to each Retrocession Agreement other than Retrocession Agreements which are common account reinsurance arrangements. Set forth on Section 3.17(c)(1) of the Disclosure Schedule is (i) a complete and accurate list, as of December 23, 1999, of each Retrocession Agreement (other than Retrocession Agreements which are common account reinsurance arrangements), including a description of certain of the terms thereof which description shall include the name of the retrocessionaire, type of contract, limits of liability (as such limits are reported in the Company's SICS Reinsurance System ("SICS") and inception date and (ii) a complete and accurate list of the premiums ceded to common account reinsurers to the date hereof under Retrocession Agreements which are common account reinsurance arrangements. Except as set forth in Section 3.17(c)(1) of the Disclosure Schedule, (i) to the knowledge of the Seller, none of such retrocessionaires is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding;
(ii) to the knowledge of the Seller, the financial condition of any such retrocessionaire is not impaired to the extent that a default thereunder is reasonably anticipated, (iii) no notice of intended cancellation has been received by the Seller from any of such retrocessionaires; and (iv) the Company is entitled under the Nebraska Insurance Code to take full credit in its Annual Statutory Statements for all amounts recoverable by it pursuant to any Retrocession Agreements, and all such amounts recoverable have been properly recorded in the books and records of account of the Company and are properly reflected in the Company's Annual Statutory Statements. No such Retrocession Agreement contains any provision providing that any such party thereto may terminate, cancel, or commute the same by reason of the transactions contemplated by this Agreement and the Transfer and Assumption Agreement. Set forth in Section 3.17(c)(2) of the Disclosure Schedule is a complete and accurate list of all Credit for Reinsurance Facilities established for the benefit of the Company with respect to the Retrocessional Agreements set forth in Section 3.17(c)(1) of the Disclosure Schedule. The Seller will deliver to the Purchaser at the Closing a complete and accurate list of each Retrocession Agreement and any related Credit for Reinsurance Facility in force five (5) Business Days prior to the Closing Date including information similar to Sections 3.17(c)(1) and (2) of the Disclosure Schedule.

     (d) All of the Reinsurance Agreements and Credit for Reinsurance Facilities referred to in clauses (b) and (c) of this Section 3.17 are valid, binding and enforceable against the Company and, to the knowledge of the Seller and the Company, against the other parties thereto in accordance with their terms and are in full force and effect. Except as set forth on Section 3.17(d) of the Disclosure Schedule, the Company is not, and to the knowledge of the Seller and the Company, no other party thereto is, in or claimed to be in material breach or material default under any such Reinsurance Agreement or Credit for Reinsurance Facility, and, to the knowledge of the Seller and the Company, no event has occurred which (after no-tice or lapse of time or both) would become a material breach or material default under, or would permit modification, cancellation, acceleration or termination of, any such Reinsurance Agreement or Credit for Reinsurance Facility or result in the creation of any material Encumbrance upon, or result in any Person obtaining any right to acquire, any Properties, assets or rights of the Company. Except as set forth in Section 3.17(d) of the Disclosure Schedule, there are, to the knowledge of the Seller, no unresolved disputes under any such Reinsurance Agreement or Credit for Reinsurance Facility.

     (e) Except as set forth in Section 3.17(e) of the Disclosure Schedule, the accounts receivable of the Company (including, without limitation, premiums receivable, reinsurance receivable, funds held and contingent commission receivable) reflected on the September 30 Balance Sheet are, and all such accounts receivable to be included in the Estimated Closing Date GAAP Book Value and Closing Date GAAP Book Value will be, (i) legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (ii) not subject to any valid set-off or counterclaim, (iii) to the knowledge of the Seller, collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the September 30 Balance Sheet or in the computation of the Estimated Closing Date GAAP Book Value and Closing Date GAAP Book Value, as the case may be, (iv) not the subject of any claims, actions, suits, arbitrations or other proceedings brought by or on behalf of the Company or by the account debtor, and (v) not subject to any pledge as collateral by the Company.

     (f) The Reinsurance Agreement identified on Section 3.17(b)(1) of the Disclosure Schedule as Treaty No. SP0001007A relating to Societe de Reassurance is the only Reinsurance Agreement entered into by the Company covering satellite launch risks or operations after December 31, 1999 and such Reinsurance Agreement is 100% reinsured by Liberty Syndicate 282, Hiscox Syndicate 33 and ERC Frankona (Munich, Germany) identified by the Company as Retrocession Agreement No. 430.

     SECTION 3.18. Other Contracts.

     (a) Set forth in Section 3.18 of the Disclosure Schedule is a complete and accurate list of (x) each Contract which is material to the Assumed Business and
(y) without regard to materiality, each of the following Contracts involving or relating to the Assumed Business (access to correct and complete copies or, if none exist, written descriptions, of all Contracts called for by clauses (x) and
(y) having been provided to the Purchaser):

          (i) All Contracts involving or relating to the Assumed Business out of the ordinary course of business representing, individually or in the aggregate, non-terminable future Liabilities in excess of $50,000;

          (ii) All Contracts with any Person containing any provision or covenant limiting the ability of the Company to engage in the Assumed Business in any geographical area or to compete with any Person;

          (iii) All reinsurance pools relating to the Assumed Business pursuant to which the Company has assumed reinsurance risks currently in force and all assigned pools relating to the Assumed Business in which the Company is participating, other than state FAIR plans, assigned risk plans, joint underwriting associations and similar associations arising from the requirements of state insurance rules and regulations;

          (iv) Each Contract (other than Contracts cancelable at will or with thirty (30) days' notice, in each case without penalty) involving or related to the Assumed Business which obligates the Company to provide services to a third party; and

          (v) Any power of attorney relating to the Assumed Business which is currently effective and outstanding, other than powers of attorney which are required by law or which have been granted pursuant to requirements of applicable state insurance or securities rules and regulations.

     (b) All of the Contracts referred to in clause (a) above are, to the knowledge of the Seller, valid, binding and enforceable against the parties thereto in accordance with their terms and are in full force and effect, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in Section 3.18(b) of the Disclosure Schedule, the Company is not, and to the best of the knowledge of the Seller, no other party thereto is, in or claimed to be in material breach or material default under any Contract referred to in clause (a) above, and no event has occurred which (after notice or lapse of time or both) would become a material breach or material default under or would permit modification, cancellation, acceleration or termination of, any Contract referred to in clause (a) above or result in the creation of any material Encumbrance (other than Permitted Encumbrances) upon, or any Person obtaining any right to acquire, any Properties, assets or rights of the Company involving or relating to the Assumed Business. There are no unresolved disputes under any Contract referred to in clause (a) above. Except as set forth in Section 3.18(b) of the Disclosure Schedule, no material Contract contains any provision providing that any other party thereto may terminate or cancel the same by reason of the transactions contemplated by this Agreement.

     SECTION 3.19. Employee Benefit Matters.

     (a) Set forth in Section 3.19 of the Disclosure Schedule is a complete and correct list of all Plans. True and complete copies of each Plan document have heretofore been made available to the Purchaser.

     (b) None of the Plans is a multiemployer plan, within the meaning of
Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan") or a single employer plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Seller or the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan").

     (c) Except pursuant to Plans or agreements set forth in Section 3.19 of the Disclosure Schedule, no benefit under any plan or agreement between the Company or RCHI and an Employee will be triggered or become accelerated, vested or payable by reason of this Agreement or any transaction contemplated hereby.

     SECTION 3.20. Taxes. Except as set forth in Section 3.20 of the Disclosure
Schedule:

     (a) All Tax Returns required to be filed in respect of the Company or with respect to the Assumed Business that are due, taking into account timely extensions of the filing period, on or prior to the Closing Date have been duly and timely filed (or will have been duly and timely filed by the Closing Date) in accordance with all applicable laws and each such Tax Return is correct, accurate and complete in all material respects. With respect to the Assumed Business, the Company has (or will have by the Closing Date) paid, or has (or will have by the Closing Date) made a specific provision for Taxes (as opposed to any reserve for deferred Taxes to reflect timing differences between book and Tax income) on its books in accordance with GAAP for the payment of, all Taxes, whether or not yet due and payable and whether or not disputed, in respect of the periods covered by Tax Returns which are due on or before the Closing Date, and has (or will have by the Closing Date) accrued or otherwise adequately reserved prorated Liabilities on its books in accordance with GAAP for the payment of all Taxes for periods beginning before and ending after the Closing Date for which Tax Returns have not yet been filed.

     (b) The Company has made all withholdings of Taxes with respect to the Assumed Business required to be made under all applicable federal, state, local and foreign Tax laws and regulations on or before the Closing Date in connection with payments made to any employee, former employee, creditor, shareholder, affiliate, customer or supplier, and to the extent required to be paid, such withholdings have been paid to the respective governmental agencies.

     (c) There have been made available to the Purchaser true and complete copies of all material Tax Returns with respect to the Assumed Business, as may be relevant to the Assumed Business since the incorporation of the Company.

     (d) No deficiencies, adjustments, or changes in assessments for any Taxes have been proposed, asserted or assessed with respect to the Assumed Business. All Liabilities in respect of federal income Taxes with respect to the Assumed Business have been finally determined for all taxable years prior to and including the years set forth in Section 3.20(d) of the Disclosure Schedule. There is no action, suit, proceeding, audit, investigation or claim pending or, to the best knowledge of the Seller and the Company, threatened, in respect of any Taxes with respect to the Assumed Business, including as a transferee of the assets of, or successor to, any entity. All deficiencies proposed as a result of any audits have been paid or finally settled and no deficiencies have been proposed in the course of any pending audit. No issue has been raised during the past five years by the IRS in any audit with respect to the Assumed Business which, by application of similar principles, could be expected to result in a material proposed deficiency for any period not yet audited or for periods under audit.

     (e) The Company has not executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes with respect to the Assumed Business.

     (f) The Company qualifies as an insurance company under the Internal Revenue Code and neither the Seller nor the Company has received any notice or other communication relating to or affecting such qualification of the Company as an insurance company.

     (g) There are no material Encumbrances for Taxes upon the assets of the Assumed Business except Encumbrances for Taxes not yet due and payable.

     (h) None of the Purchased Assets constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Internal Revenue Code, or is a "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, and the Company is not a party to any "long-term contract" within the meaning of Section 460 of the Internal Revenue Code.

     (i) The Company has not received any written ruling of a taxing authority related to Taxes or, since its formation, entered into any material written and legally binding agreement with a taxing authority relating to Taxes except as regards the extension of any statute of limitations.

     (j) Section 3.20(j) of the Disclosure Schedule contains a list of all states, territories and jurisdictions (foreign or domestic) to which any tax is properly payable with respect to the Assumed Business. No claim has ever been made by any taxing authority in a jurisdiction in which the Company does not file tax returns that it is or may be subject to Tax in that jurisdiction with respect to the Assumed Business.

     SECTION 3.21. Agents.

     (a) To the best of Seller's knowledge, all Persons through whom the Company has placed or sold reinsurance and insurance are duly licensed (to the extent such licensing is required) to sell or place reinsurance and insurance in the jurisdictions where they do so on behalf of the Company. Set forth in Section
3.21 of the Disclosure Schedule is a complete and accurate list of each agency, brokerage, consultation or representation Contract with any agent, managing general agent, reinsurance intermediary, claims adjuster or administrator or broker of the Company who (i) generated more than 10% of the aggregate net written premium of the Company during the years ended December 31, 1997 or December 31, 1998 or for the nine months ended September 30, 1999; or (ii) to whom any underwriting or claims settlement authority has been delegated by the Company. Except as set forth in Section 3.21 of the Disclosure Schedule, the Company is not a party to any 90% Quota Share Agreement to assume or cede reinsurance or insurance for any other Person. For this purpose, the term "90% Quota Share Agreement" shall mean an assumed or ceded Reinsurance Agreement on which the Company participates that was written on a quota share basis where the amount of the business ceded to all participating reinsurers is 90% or greater.

     (b) Except as set forth in Section 3.21(b)(i) of the Disclosure Schedule, CPIS has ceased doing any business and has no known Liabilities, contingent or otherwise, to any third party and since March 8, 1999, CPIS has had no authority to solicit, underwrite or bind insurance or reinsurance on behalf of the Company or on behalf of any other company which is reinsured by the Company with respect to such insurance or reinsurance (a "CPIS Bound Cedent"). A list of each CPIS Bound Cedent is set forth in Section 3.21(b)(i) of the Disclosure Schedule. Except as set forth in Section 3.21(b)(ii) of the Disclosure Schedule, there are no claims, actions, suits, investigations, arbitrations, mediations or legal, administrative or other proceedings pending, or to the knowledge of the Seller, threatened against CPIS, the Company, or, to the knowledge of Seller, any CPIS Bound Cedent relating directly or indirectly to the Assumed Business. For purposes of this Agreement, any Liabilities arising out of or relating to CPIS, other than Treaty Liabilities, shall be deemed to be Excluded Liabilities.

     SECTION 3.22. Year 2000.

     (a) To the extent Year 2000 issues potentially could impact the Assumed Business, the description of Year 2000 issues contained in RCHI's most recent Form 10-Q, as filed with the SEC, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Based on its review and study of Year 2000 issues as reflected in RCHI's Form 10-Q referred to in clause (a) above, the Seller believes that neither Year 2000 problems nor commercially reasonable and foreseeable remediation costs have had, or will have, a Material Adverse Effect with respect to the software and computer systems of the Seller relating to the Assumed Business.

     SECTION 3.23. Brokers. Except for DLJ, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or the Company. The Seller is solely responsible for the fees and expenses of DLJ.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


     As an inducement to the Seller to enter into this Agreement, FHC and FRC, jointly and severally hereby represent and warrant to the Seller as follows:

     SECTION 4.01. Incorporation and Authority of the Purchaser. Each of FHC and FRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all necessary corporate power and authority to own, lease and operate its respective properties, to conduct its respective business as now being conducted, to enter into this Agreement, the Escrow Agreements, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by it pursuant hereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of FHC and FRC of this Agreement, the Escrow Agreements, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by it pursuant hereto and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of FHC or FRC are necessary to authorize the foregoing. This Agreement has been, and at the Closing, the Escrow Agreements, the Transfer and Assumption Agreement and the other agreements and instruments required pursuant hereto and to which FHC or FRC is a party will have been, duly and validly executed and delivered by FHC and FRC, and (assuming the due authorization, execution and delivery by the Seller of this Agreement and by the Seller and each other party (other than the Purchaser) to any other document delivered hereunder), each of this Agreement, the Escrow Agreements, the Transfer and Assumption Agreement and such other documents executed by it at the Closing will constitute a legal, valid and binding obligation of FHC and FRC enforceable against FHC and FRC in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.02. No Conflict. Assuming all consents, approvals, authorizations, orders and other actions described in Section 4.04 have been obtained and/or taken, all filings and other notifications described in Section
4.04 have been made, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement and the Escrow Agreements by the Purchaser and of the Transfer and Assumption Agreement by FHC and FRC and the transfer of the Assumed Business pursuant to this Agreement and the Transfer and Assumption Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the respective Certificates of Incorporation or By-laws (or other similar applicable documents) of FHC and FRC, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of FHC and FRC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which FHC or FRC is a party or by which any of such assets or properties is bound or affected, which conflict, violation, breach or default in the case of clauses (b) and (c) would have, or is reasonably likely to have, a Material Adverse Effect with respect to the Purchaser.

     SECTION 4.03. Absence of Litigation. No claim, action, proceeding or investigation is pending against FHC or FRC or any of their respective Affiliates which seeks to materially delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict their ability to consummate the transactions contemplated hereby.

     SECTION 4.04. Consents and Approvals. The execution and delivery of this Agreement, the Transfer and Assumption Agreement and the Escrow Agreement by FHC and FRC and the purchase of the Assumed Business pursuant to this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not, require any consent, approval, authorization, order or other action by, or filing with or notification to, any Governmental Authority, except (a) the approval of the Nebraska, California, New York and Florida insurance regulatory authorities, (b) filings under the Exchange Act, and (c) the notification requirements under the HSR Act.

     SECTION 4.05. Financial Information. The Purchaser has heretofore delivered to the Seller true and complete copies of FRC's Annual Statutory Statement and Quarterly Statutory Statements. Each of FRC's Annual Statutory Statements and Quarterly Statutory Statements was prepared in accordance with SAP consistently applied throughout the periods involved, was prepared in accordance with the books and records of FRC, has been audited by the Purchaser's Accountants, and presents fairly, in all material respects, the statutory assets, Liabilities, capital and surplus of FRC at the respective dates thereof and the statutory results of operations and cash flows of FRC for the respective periods then ended, except that FRC's Quarterly Statutory Statements have not been audited and are subject to normal year-end audit adjustments. Each of FRC's Annual Statutory Statement and Quarterly Statutory Statements (i) complies in all material respects with the New York Insurance Code, (ii) was complete and correct in all material respects when filed, (iii) was filed with or submitted to the New York Insurance Department in a timely manner on forms prescribed or permitted by the New York Insurance Department, and (iv) was not prepared utilizing any material accounting practices that are permitted rather than prescribed by the New York Insurance Department. Except as set forth in Section
4.05 of the Disclosure Schedule, no material deficiency has been asserted with respect to FRC's Annual Statutory Statement or Quarterly Statutory Statements by the New York Insurance Department or any other Governmental Authority.

     SECTION 4.06. Financial Ability. The Purchaser has the financial resources to perform its obligations under this Agreement, the Transfer and Assumption Agreement and the Escrow Agreements.

     SECTION 4.07. Proxy Statement. The information supplied by the Purchaser in writing for inclusion in the Proxy Statement will not, at the respective times that the Proxy Statement or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of common stock of RCHI or at the time of the Special Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier Proxy Statement which has become false or misleading.

     SECTION 4.08. Brokers. Except for Lehman Brothers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in con-nection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of Lehman Brothers.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS


     RCHI and the Company, jointly and severally, hereby covenant and agree as follows:

     SECTION 5.01. Conduct of Business Prior to the Closing.

     (a) Between the date hereof and the Closing Date, the Company shall conduct the Assumed Business in the ordinary course and consistent with its prior practice except as described in Section 5.01(a) of the Disclosure Schedule or except as otherwise specifically provided in this Agreement.

     (b) Except as otherwise specifically provided in this Agreement, prior to the Closing and without making any commitment on Purchaser's behalf, the Company will (i) use all commercially reasonable efforts to preserve substantially intact its business organization, goodwill, Permits and insurance licenses, (ii) comply in all respects with all laws, statutes, ordinances, rules and regulations applicable to the Company, (iii) use all commercially reasonable efforts to preserve the current relationships of the Company with its brokers, reinsurance intermediaries, ceding companies, reinsurers, agents, managing general agents, suppliers and other persons with which the Company has significant business relationships, and (iv) perform its obligations under all Reinsurance Agreements, Contracts and commitments to which it is a party or by or to which it is bound or subject, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) Prior to the Closing Date, the Company will maintain its books and records in the usual, regular and ordinary manner consistent with past practices; and use commercially reasonable efforts to continue in full force and effect all policies of insurance (other than Reinsurance Agreements) maintained in the ordinary course of business or comparable substitute policies and will promptly notify the Purchaser of any cancellation or non-renewal of such insurance.

     (d) Except as set forth in Section 5.01(a) of the Disclosure Schedule, the Company will not amend, commute, terminate or waive any of its rights under any Reinsur-ance Agreement pursuant to which the Company has ceded or transferred any portion of its obligations or Liabilities.

     (e) The Company will commence preparation of and, consistent with past practice and on a timely basis, if required prior to the Closing Date, file with or submit to the Nebraska Insurance Department and any other insurance department or other regulatory authority with which the Company is required to make such filings or submissions, and, if filed prior to the Closing Date, deliver to the Purchaser true and complete copies of, the quarterly statutory statement for each quarter of 1999 and 2000 ended prior to the Closing Date, and the annual statutory statement for 1999, together with all related notes, exhibits and schedules thereto. All such quarterly and annual statements filed with or submitted to the Nebraska Insurance Department and any other insurance department, or regulatory authority (i) shall be prepared from the books of account and other financial records of the Company, (ii) shall be filed with or submitted to the Nebraska Insurance Department, and such other insurance departments and regulatory authorities, on forms prescribed or permitted thereby, (iii) shall be prepared in accordance with SAP applied on a basis consistent with the past practices of the Company (except as set forth in the notes, exhibits or schedules thereto), and shall comply on their respective dates of filing or submission with the Nebraska Insurance Code and the laws of such other jurisdictions, (iv) shall present fairly the statutory assets, Liabilities, capital and surplus, results of operations and cash flows of the Company as of the dates thereof or for the periods covered thereby (in the case of quarterly statements, subject to normal estimation of accruals and reserves and normal year-end audit adjustments), and (v) shall not use any accounting practices that are permitted rather than prescribed by the Nebraska Insurance Department.

     (f) Prior to the Closing, the Company will not amend its Charter or By-laws or merge or consolidate or sell all or substantially all of its assets (other than ordinary course trading of its investment portfolio and other than assets not listed on Exhibit D), or obligate itself to do so, with or into or to any other entity, without the prior written consent of the Purchaser.

     (g) Except as otherwise specifically permitted by this Agreement or as set forth in the Disclosure Schedule, without the prior written consent of the Purchaser, the Company will not, prior to the Closing:

          (i) change in any material respect its accounting methods, principles or practices involving or relating to the Assumed Business except as required by SAP or GAAP or change in any material respect its underwriting, reinsurance, establishment of reserves, investment or claims adjustment policies or practices involving or relating to the Assumed Business;

          (ii) create, incur, assume, maintain or permit to exist any Encumbrances on any Property of the Assumed Business other than Permitted Encumbrances;

          (iii) pay or discharge any material claim, Liability or Encumbrance involving or relating to the Assumed Business (whether absolute, accrued, contingent or otherwise), or waive any right involving or relating to the Assumed Business, other than in the ordinary course of business consistent with past practice or pursuant to binding contractual obligations of the Company in existence on the date hereof;

          (iv) become a party to any agreement (other than Reinsurance Agreements in the ordinary course of business consistent with past practice) which, if it existed on the date hereof, would be required to be listed in the Disclosure Schedule, or, other than in the ordinary course of business and consistent with past practice, amend or terminate any existing Reinsurance Agreement or, other than in the ordinary course of business and consistent with past practice, amend or terminate any other Contract involving or relating to the Assumed Business;

          (v) dispose of or acquire any assets of the Assumed Business other than in the ordinary course of business for fair value and consistent with past practice;

          (vi) with respect to the Investment Portfolio, upon the sale or maturity of any fixed income securities, the Company shall not reinvest the proceeds of such fixed income securities except in United States Treasuries or mutually agreed liquid fixed income investments;

          (vii) abandon, modify, waive, terminate or otherwise change any of the insurance licenses described in Section 3.01 of the Disclosure Schedule or Permits of the Company involving or relating to the Assumed Business, except as may be required by law or by any applicable insurance or other regulatory authority;

          (viii) enter into any commutation of any Retrocession Agreements;

          (ix) subject to Section 5.13, enter into any transaction, commitment, contract or agreement involving or relating to the Assumed Business between the Company on the one hand and the Seller, MMRC, XL or any of their Affiliates on the other hand, except Reinsurance Agreements in the ordinary course of business consistent with past practices;

          (x) enter into any joint venture, partnership, managing general agency or similar arrangement with any Person involving or relating to the Assumed Business;

          (xi) settle or compromise any material claims against the Company involving or relating to the Assumed Business (other than the payment of claims on Reinsurance Agreements in the ordinary course of business consistent with past practice);

          (xii) take any action or course of action inconsistent with its compliance with the covenants and agreements contained in this Agreement; or

          (xiii) take or agree to commit to take any action that would make any representation or warranty of the Seller contained herein inaccurate in any material respect at the Closing or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time.

     (h) Between the date hereof and the Closing Date, with respect to its Reserves relating to the Reinsurance Agreements produced by CPIS, the Company will not lower its projections to ultimate without promptly notifying the Purchaser thereof and the reasons therefor. If the Purchaser objects to such change within ten (10) Business Days after receipt of such notice, then such objection shall be referred promptly to an Appointed Expert for resolution within ten (10) Business Days from the date of such referral and the determination of such Appointed Expert shall be final and binding upon the parties. The fees and expenses of the Appointed Expert, if retained pursuant to this Section 5.01(h), shall be borne equally by the Seller and the Purchaser.

     SECTION 5.02. Access to Information. From the date hereof until the Closing, upon reasonable notice, the Seller shall cause its respective officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours and upon reasonable advance notice, to the offices, properties, books and records of the Company and to its respective officers, employees, agents, accountants and actuaries and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and Assumed Business of the Company as are available to the Seller or as may be prepared or compiled by the Seller without undue burden or expense as the Purchaser may from time to time reasonably request. No investigation or access to information pursuant to this Section 5.02 shall affect any representation or warranty made by the Seller to the Purchaser hereunder or otherwise affect the rights and remedies available to the Purchaser hereunder. The Confidentiality Agreement shall apply to all information, materials and documents provided or made available to the Purchaser or its officers, employees or authorized agents or representatives under this Section 5.02.

     SECTION 5.03. Stockholder Approvals; Proxy Statement.

     (a) The Special Meeting shall be called to be held as soon as practicable, after at least twenty (20) days' prior written notice thereof to the stockholders of RCHI, to consider and vote upon this Agreement and the transactions contemplated hereby. RCHI will duly convene and hold the Special Meeting and use its commercially reasonable efforts consistent with applicable law to obtain the necessary stockholder approval for this Agreement and the transactions contemplated hereby.

     (b) The Seller shall take all steps necessary to prepare and file with the SEC and shall disseminate to the holders of the RCHI's common stock, as soon as practicable after the date hereof, the Proxy Statement for the Special Meeting to be held in accordance with clause (a) hereof. The Seller shall give Purchaser and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall consult with Purchaser and its counsel regarding comments made by the SEC. The Proxy Statement shall include the recommendation of the RCHI's Board of Directors that the stockholders of RCHI approve this Agreement and the transactions contemplated hereby, in each case except to the extent that RCHI's Board of Directors determines in good faith, based on the advice of counsel, that it is necessary to withhold its recommendation in order to comply with their fiduciary duties to RCHI's stockholders under applicable law. The Seller shall hire a proxy solicitor and otherwise shall use all reasonable and lawful efforts to solicit proxies in favor of this Agreement and the transactions contemplated hereby.

     SECTION 5.04. Confidentiality. The terms of the letter agreement, agreed and consented to by the Purchaser on June 15, 1999, between the Seller and the Purchaser (the "Confidentiality Agreement") are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this
Section 5.04 shall terminate; provided, however, that the Confidentiality Agreement shall not terminate in respect of that portion of such confidential information relating exclusively to matters not related to the transactions contemplated by this Agreement or the Assumed Business. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in respect of such confidential information. After the Closing Date, the Seller shall keep all non-public information relating to the Assumed Business confidential on the same terms as set forth for the Purchaser in the Confidentiality Agreement.

     SECTION 5.05. Regulatory and Other Consents and Authorizations; Third Party Consents.

     (a) Each party hereto will use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities (including, without limitation, the insurance regulatory authorities of Nebraska, Florida, California and New York) that may be or become necessary (including all informational and notice filings) for its execution, delivery and performance of this Agreement, the Transfer and Assumption Agreement and the transfer of the Assumed Business (such Governmental Authorities, the "Applicable Insurance Departments"), and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, subject to the proviso in Section 5.05(e). Each party hereto agrees to make an applicable filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as reasonably practicable after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The Seller agrees to promptly make all initial filings with the Applicable Insurance Departments upon the execution of this Agreement and to supply promptly any additional information and documentary material that may be requested by any Applicable Insurance Department in connection therewith. The Seller agrees to provide a draft of such filings to the Purchaser for its review and to consult with the Purchaser relating to any issues arising as a result of the Purchaser's review, prior to the submission of such filings by the Seller to the Applicable Insurance Departments; provided that such consultation does not delay the timely filing of such filings or any amendments or supplements thereto and it being agreed that the final determination as to the content of such filings or any amendments or supplements thereto shall remain with the Seller. The Seller agrees to provide the Purchaser with a copy of such filings and each amendment or supplement thereto in final form upon the submission thereof to the Applicable Insurance Departments. The Seller and the Purchaser each agree to make all other appropriate filings with the Applicable Insurance Departments and such other filings as may be required under the insurance laws of any other state or jurisdiction in which the Company does business. The parties hereto will not knowingly take any action that will have the effect of materially delaying, impairing or impeding the receipt of any required approvals.

     (b) From the date hereof to the Closing Date the Seller will use its commercially reasonable efforts to obtain the written consents, in form and substance reasonably satisfactory to the Purchaser, of (i) the other party to all contracts and other agreements to be transferred pursuant to the Transfer and Assumption Agreement which by their terms require the consent of such party to the assignment thereof to FRC (including all Retrocession Agreements which by their terms require consent, but excluding cedents under Reinsurance Agreements other than Designated Integrated Solutions), consenting to such assignment, and
(ii) any other party (other than Fleet which is the subject of subsection (d) below) to, or beneficiary of, or obligee with respect to, any Credit for Reinsurance Facility to be transferred, amended or replaced pursuant to the Transfer and Assumption Agreement, to the assignment of such Credit for Reinsurance Facility (including the transfer to FRC of any assets of the Company which are subject to Encumbrances in connection with such Credit for Reinsurance Facilities), consenting to such transfer, amendment or replacement, and that the Seller will, at the Closing Date, deliver to the Purchaser such consents as have then been received by the Seller. The Seller further agrees that, at all times after the Closing Date, at the reasonable request of the Purchaser, the Seller will use all commercially reasonable efforts to cooperate fully with the Purchaser in order to obtain any such consents not previously obtained by the Seller.

     (c) With respect to the reinsurance component described in Section 3.07(b) of the Disclosure Schedule of each Integrated Solution with (i) American Independent Insurance Company, (ii) Arrowhead Management Company, Clarendon National Insurance Company, Arrowhead General Insurance Agency and Sorrento Holdings Inc., (collectively, "Arrowhead"), (iii) Sunshine State Insurance Company and Sunshine State Holding Corporation (collectively, "Sunshine"), and
(iv) ARX Holding Corp. and American Strategic Insurance Company (collectively, "ARX") (or any Affiliate of any of the foregoing) (collectively, the "Designated Integrated Solutions") the Seller shall prior to the Closing Date (x) obtain from each party to a Designated Integrated Solution an affirmation, in form and substance reasonably satisfactory to the Purchaser, regarding the terms of the reinsurance commitments (as described in Section 3.07(b) of the Disclosure Schedule) by the ceding company and that such reinsurance commitments by the ceding company will pursuant to the Transfer and Assumption Agreement be transferred to, and inure to the benefit of, FRC; and (y) obtain from each party to a Designated Integrated Solution an affirmation, in form and substance reasonably satisfactory to the Purchaser, that after the Closing Date neither the Company nor FRC will have any obligation to accept cessions of reinsurance under, or any other obligation under or in respect of, the Designated Integrated Solution. The Seller shall not reduce its ownership of the outstanding shares of Common Stock of ARX (calculated on a fully diluted basis) below 5% if as a result of such reduction FRC's rights with respect to the reinsurance commitments of ARX being transferred to FRC would terminate prior to the third anniversary of the Closing Date.

     (d) Prior to the Closing Date, the Seller will use all commercially reasonable efforts to obtain the consent of Fleet National Bank ("Fleet") to (i) the assignment to FRC pursuant to the Transfer and Assumption Agreement of the Company's Credit for Reinsurance Facility with Fleet, and the transfer to FRC of any assets of the Company supporting such Credit for Reinsurance Facility, or
(ii) the termination of such Credit for Reinsurance Facility at the Closing and transfer and/or release to FRC at the Closing of any assets of the Company supporting such terminated Credit for Reinsurance Facility free and clear of any Encumbrances.

     (e) The Purchaser and the Seller will use all their respective commercially reasonable efforts to assist one another in obtaining the consents and approvals referred to in this Section 5.05, including, without limitation, providing to such parties such financial statements and other financial information with respect to the Purchaser as such parties may reasonably request, if and to the extent such information may reasonably be required; provided, however, that neither the Purchaser nor the Seller shall be obligated with respect to such assistance to take any actions with respect to their respective businesses or the Business of the Company which, in its reasonable judgement, is materially adverse.

     SECTION 5.06. No Solicitation of Employees. For a period of three (3) years following the Closing and other than through ordinary help-wanted advertising,
(a) the Seller shall not, directly or indirectly, actively solicit or induce any employee of the Purchaser or any of its subsidiaries (including any Employee employed by the Purchaser following the Closing) to leave such employment and become an employee of the Seller or any of its Affiliates and (b) the Purchaser shall not, directly or indirectly, actively solicit or induce any employee of the Seller (other than as contemplated by Section 6.03) to leave such employment and become an employee of the Purchaser or any of its Affiliates; provided, however, that nothing in this Section 5.06 shall prohibit the Seller or any of its Affiliates or the Purchaser or any of its Affiliates from employing any person who contacts them on his or her own initiative and without any direct or indirect solicitation (it being understood that ordinary help wanted advertising shall not be considered solicitation) by the Seller or any of its Affiliates or the Purchaser or any of its Affiliates, as the case may be.

     SECTION 5.07. Use of Name. Anything herein to the contrary notwithstanding, the Purchaser shall not acquire any interest in or right (except as permitted below) to use the name "Risk Capital Reinsurance Company" or any logo, trademark or trade name including such name (collectively, the "Retained Names and Marks"). Promptly following the Closing, (i) the Company shall file such documents as are necessary and appropriate to change its corporate name so as not to contain "Risk Capital Reinsurance Company" or any name similar thereto, including, without limitation, amendments to the Charter of the Company, and amendments to all filings made by the Company to qualify to do business as a foreign corporation and amendments to all filings made by the Company with insurance regulatory authorities in order to be licensed or authorized to write reinsurance or insurance and (ii) the Seller shall cease and desist from using the name "Risk Capital Reinsurance Company" or any name similar thereto, including, without limitation, in any corporate name or in any logo, trademark or trade name. Notwithstanding the foregoing, the Purchaser shall be entitled, without any payment therefor, for a period of eighteen (18) months following the Closing to use the name "Risk Capital Reinsurance Company" in connection with its efforts to renew existing Reinsurance Agreements.

     SECTION 5.08. No Solicitation of Offers, Etc.

     (a) The Seller shall not, nor shall it permit any of its affiliates to, nor shall it authorize or permit any of its or their officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or by them to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, the making of any offer or proposal which constitutes or reasonably may be expected to lead to any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if at any time the Board of Directors of the RCHI determines in good faith, based on the advice of counsel, that it is necessary to do so in order to comply with its fiduciary duties to RCHI's stockholders under applicable law, the Seller may, in response to a Superior Proposal (as defined in Section 5.08(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 5.08(a), (x) furnish information with respect to the Seller and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions and/or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the consolidated net revenues, net income or assets of RCHI, or 15% or more of any class of equity securities of RCHI or the Company, or any merger, consolidation, share exchange or other business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Seller, other than (i) the transactions contemplated by this Agreement and (ii) transactions that would not prevent the consummation of the transactions contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 5.08, neither the Board of Directors of RCHI nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event of any Superior Proposal which was not solicited by the Seller and which did not otherwise result from a breach of this Section 5.08, the Board of Directors of RCHI may terminate this Agreement and, concurrently with or after such termination, if it so chooses, cause RCHI to enter into any Acquisition Agreement with respect to any Superior Proposal, and withdraw its approval and recommendation of the transactions contemplated hereby and approve and recommend to its stockholders a Superior Proposal, but only at a time that is after the second Business Day following the Purchaser's receipt of written notice advising the Purchaser that the Board of Directors of RCHI is prepared to accept a Superior Proposal and specifying the material terms and conditions of such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal made by a financially responsible third party which the Board of Directors of RCHI determines in its good faith judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to RCHI's stockholders than this Agreement and the transactions contemplated hereby.

     (c) Nothing contained in this Section 5.08 shall prohibit RCHI from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to RCHI's stockholders if, in the good faith judgment of the Board of Directors of RCHI, based on the advice of counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

     SECTION 5.09. Fees and Expenses.

     (a) Subject to the provisions of Section 5.09(b) and except as otherwise provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     (b) In the event that (i) Seller's Stockholder Approval is not obtained as a result of direct solicitation of RCHI's stockholders by a third party (the "Third Party") and thereafter this Agreement is terminated by either the Purchaser or the Seller pursuant to Section 10.01(b) or (g) or (ii) this Agreement is terminated by the Seller pursuant to Section 10.01(f), then the Seller shall promptly, but in no event later than two (2) days after the date of such termination, pay the Purchaser a fee equal to $1.5 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to the Purchaser pursuant to clause (i) of this paragraph (b) unless and until within twelve (12) months of such termination the Seller or any of its subsidiaries enters into any Acquisition Agreement or consummates any Acquisition Proposal with the Third Party which has made such direct solicitation (for the purposes of the foregoing proviso the terms "Acquisition Agreement" and "Acquisition Proposal" shall have the meanings assigned to such terms in Section 5.08). The Seller acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the Purchaser would not enter into this Agreement; accordingly, if the Seller fails promptly to pay the amount due pursuant to this Section 5.09(b), and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Seller for the fee set forth in this Section 5.09(b), the Seller shall pay to Purchaser its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate as reported in the Wall Street Journal on the date such payment was required to be made.

     SECTION 5.10. Investment Portfolio. Prior to the Closing Date, the Seller shall update the Investment Portfolio as of the end of each month and shall deliver the updated Investment Portfolio to the Purchaser within ten (10) Business Days of the end of such month.

     SECTION 5.11. Notice of Certain Matters.

     (a) Prior to the Closing Date, the Seller shall give prompt notice in writing to the Purchaser of: (i) any information that indicates that any representation or warranty of the Seller contained herein was not true and correct in any material respect as of the date hereof or will not be true and correct in any material respect as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article VIII hereof, (iii) any notice or other written, or, to the knowledge of the Seller, oral communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement,
(iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Reinsurance Agreement or material Contract, and (v) any fact, condition or change that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect with respect to the Assumed Business.

     (b) Prior to the Closing Date, the Purchaser covenants and agrees to give prompt notice in writing to the Seller of: (i) any information that indicates that any representation or warranty of the Purchaser contained herein was not true and correct in any material respect as of the date hereof or will not be true and correct in any material respect as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article VIII hereof, (iii) any notice or other written or, to the knowledge of the Purchaser, oral communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and (iv) any fact, condition or change that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect with respect to the Purchaser.

     (c) The giving of any such notice under this Section 5.11 or the providing of the financial statements contemplated by Section 5.12 shall in no way change or modify the Seller's or the Purchaser's representations and warranties or the conditions to either party's obligations contained herein or otherwise affect the remedies available to the Purchaser or Seller hereunder. The party receiving any such notice under this Section 5.11 shall promptly notify the other parties if it has made the determinations contemplated by Section 10.01(c) or Section 10.01(e), as the case may be, and intends to terminate this Agreement pursuant thereto.

     SECTION 5.12. Interim Financial Statements.

     (a) The Seller shall, as soon as available, but no later than sixty (60) days after the end of the relevant quarter, as the case may be, deliver promptly to the Purchaser any and all quarterly financial statements for the Company, audited or unaudited, prepared for the management of the Company after the date of this Agreement and prior to the Closing Date. In addition, the Seller will deliver to the Purchaser copies of the Company's audited 1999 Annual Statutory Statement as soon as it has been delivered by Seller's Accountants.

     (b) The Purchaser shall from time to time until the termination of the Escrow Agreements provide, (i) upon the reasonable request of the Seller (but not more than once annually), written confirmation to the Seller that it has the financial resources to perform its obligations under the Escrow Agreements and that FRC is capable of performing its obligations with respect to the assets and Liabilities transferred to it under the Transfer and Assumption Agreement, and
(ii) copies of FRC's Quarterly and Annual Statutory Statements.

     SECTION 5.13. Affiliate Agreements; Intercompany Accounts.

     (a) Except as set forth in Section 5.13(a) of the Disclosure Schedule, the Seller shall cause all intercompany accounts receivable or payable (whether or not currently due or payable) between (i) the Company involving or relating to the Assumed Business, on the one hand, and (ii) RCHI or any of its Affiliates (other than the Company) involving or relating to the Assumed Business, or any of the officers or directors of any of RCHI and its Affiliates (other than the Company) involving or relating to the Assumed Business, on the other hand, to be settled in full (without any premium or penalty) at or prior to the Closing.

     (b) Section 5.13(b) of the Disclosure Schedule sets forth all agreements between (i) the Company involving or relating to the Assumed Business, on the one hand, and (ii) RCHI or any of its Affiliates (other than the Company) on the other hand (collectively, "Affiliate Agreements"). All Affiliate Agreements shall be terminated and discharged without any further liability or obligation thereunder effective at the Closing, upon terms and pursuant to instruments reasonably satisfactory to the Purchaser, unless otherwise noted on Section 5.13(b) of the Disclosure Schedule.

     SECTION 5.14. Renewal Rights. From and after the Closing, the Seller shall refer all communications received from cedents or broker producers with respect to the Assumed Business (including, without limitation, the modification, renewal or replacement of any Reinsurance Agreement forming part of the Assumed Business) to FRC on an exclusive basis, and shall use commercially reasonable efforts to promote FRC for such business to the broker producers and ceding companies of such business. Following the Closing, the Seller agrees to direct to FRC, and the Purchaser agrees to cause FRC to assume, at the contract's next anniversary date (in the case of continuous contracts) or at its renewal date (in the case of all other contracts), or in each case any earlier date agreed to by the parties, such of that business which meets FRC's underwriting guidelines, subject, where applicable, to the ceding company's agreement on each contract. For four (4) years from the Closing Date, the Seller agrees for itself and its Subsidiaries (including, without limitation, the Company) now or hereinafter in existence not to compete with FRC to acquire or reinsure, in whole or in part, any of the business included in the Assumed Business. As used herein, the term "business" shall mean the coverage provided under the treaties included in the Assumed Business.

     SECTION 5.15. Certain Software Licenses. On the Closing Date, the Seller shall transfer and assign all the Software Licenses (as defined below) to FRC. The Seller shall take all action necessary (including, without limitation, making any required payments) to assure that any and all software licenses relating to the SICS Reinsurance System (the "Software Licenses") are in full force and effect and usable by the Company on the Closing Date and, subject to the consent referenced in Section 5.05(b) of the Disclosure Schedule, by FRC after the Closing Date. Anything in this Agreement to the contrary notwithstanding, the Seller hereby agrees to indemnify the Purchaser against and hold the Purchaser harmless, dollar for dollar, from and shall pay any and all claims, losses, damages, expenses, obligations and Liabilities (including costs of investigation, reasonable attorney's fees and expenses and other costs of defense) arising out of or otherwise in respect of any suit or claim of violation or infringement of the Software Licenses or the software subject thereto brought by the owners of the Software Licenses against FHC or FRC.

     SECTION 5.16. Aviation Business.

     (a) Prior to the Closing Date, the Seller will, in consultation with the Purchaser, arrange reinsurance protections covering the Company's aviation business with net financial position exposures substantially consistent with the expiring program, on terms, and with reinsurance security, reasonably acceptable to the Purchaser (the "Runoff Coverage"). It is the intent of the parties hereto that the expiration of the Runoff Coverage shall be coterminous with the final expiration of exposure to losses from the Company's aviation business running off, in-force, new or renewed as of the Closing Date.

     (b) The Runoff Coverage will be purchased by the Company. The Company will use the Excess Aviation Premium (as defined below) to purchase such Runoff Coverage. The "Excess Aviation Premium" shall mean the amount by which premiums earned after the Reference Date from assumed aviation business exceeds premiums earned after the Reference Date for ceded aviation reinsurance protections, other than the Runoff Coverage. In the event that the Excess Aviation Premium is insufficient to fully absorb the premium for the Runoff Coverage, the Seller will indemnify the Purchaser for any shortfall (the "Runoff Coverage Premium Shortfall") in the manner below.

     (c) On or before January 31, 2000, the Company will provide for the Purchaser's review a proposal for the Runoff Coverage and preliminary versions of the statements referred to in the following paragraph.

     (d) On the Closing Date, the Seller will provide the Purchaser with a statement setting forth: (i) the Excess Aviation Premium from the Reference Date to the Closing Date; (ii) an estimate of the Excess Aviation Premium from the Closing Date to the termination of all loss exposure with regard to the aviation business; and (iii) an estimate of the premium for the Runoff Coverage, such statement to be reviewed and agreed to by the Purchaser. If the amounts contained in such statement will result in an estimated Runoff Coverage Premium Shortfall, the Seller will pay such amount to the Purchaser on the Closing Date.

     SECTION 5.17. Reinsurance. Contemporaneous with, and contingent upon, the Closing, the Seller will purchase such aggregate excess or other reinsurance protections on the Assumed Business as the Purchaser shall designate not less than ten (10) Business Days prior to the Closing. The premium for such coverage together with any taxes and other expenses directly related to such reinsurance will be borne by the Company and the Purchaser shall, at the Closing, increase the Provisional Purchase Price by an amount equal to the sum of such premium, taxes and other expenses, which increase shall not be subject to adjustment pursuant to Section 2.04. The Purchaser shall provide the Seller with a preliminary estimate of the amount of the premium to be paid for such reinsurance no later than February 15, 2000.

     SECTION 5.18. Further Action. Each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.


                                   ARTICLE VI

                                EMPLOYEE MATTERS


     SECTION 6.01. Seller. Except as specifically provided in Section 6.03 or 6.04, from and after the Closing Date, the Seller and the Company shall be and remain solely responsible for the payment of any and all Liabilities which have arisen or may arise in connection with (i) any Plan (including, but not limited to, Liabilities arising from income or excise tax assessments, participant benefit claims, fiduciary conduct, or under ERISA or the Internal Revenue Code);
(ii) the employment, compensation or benefits of any employee or former employee of the Seller, the Company or any affiliate, including but not limited to the Employees, or the termination thereof, including, without limitation, any Liability arising out of or relating to any act or omission by the Seller, the Company or any Affiliate (other than those which may arise with respect to Continuing Employees under new arrangements which commence after the Closing Date); (iii) any violation of or non-compliance by the Seller, Company or any Affiliate with any applicable law respecting employment, compensation or benefits of the Employees; and (iv) severance pay, change in control, or stay-bonus, retention or similar "pay-to-stay" arrangements (whether or not triggered by virtue of the transactions contemplated by this Agreement), accrued vacation pay, sick pay, health and medical claims and requests for reimbursements, and similar and other benefits, relating to any period of employment with the Seller, the Company or any affiliate on or prior to the Closing Date (other than those which may arise with respect to Continuing Employees under new arrangements which commence after the Closing Date). Except as specifically provided in Section 6.03 or 6.04, the Purchaser shall neither adopt, become a sponsoring employer of, and the Purchaser shall have no obligations, responsibility or Liabilities under, the Plans (including, but not limited to, any funding or payment obligation), or to the Employees with respect to any matters (other than those which may arise with respect to Continuing Employees under new arrangements which commence after the Closing Date), including but not limited to the Plans.

     SECTION 6.02. Purchaser. The Purchaser shall offer employment to Brian Gulbransen, Joann DeBlasis, Samuel Gaccione, and Michael Ricci effective as of the Closing Date (such four Employees, the "Continuing Employees"), on such terms and conditions as are mutually acceptable to the Purchaser and such Employees (which terms shall not be identical between and among such Employees and such terms shall include a release of the Seller from Liability under the Severance Plan from such Continuing Employees other than Ms. DeBlasis whose employment agreement shall include a release of the Seller from all Liability under the Change in Control Agreement dated February 25, 1999), pursuant to employment agreements and severance agreements effective as of the Closing Date. The Seller agrees to pay on the Closing Date an aggregate amount equal to $665,000 to the Continuing Employees as "signing bonuses" pursuant to and in the amounts set forth in the employment and severance agreements entered into between the Continuing Employees and the Purchaser. The Seller shall use commercially reasonable efforts to assist the Purchaser in hiring the Continuing Employees, and shall not offer other employment (or arrange to have another Person offer employment) to any such Continuing Employee without the prior written consent of the Purchaser. Nothing herein express or implied shall be construed to prevent the Purchaser, at any time after the Closing Date, from terminating or modifying to any extent or in any respect at any time or from time to time (i) the Purchaser's employment relationship with any employee, including any Continuing Employee, (ii) the terms and conditions of the employment of any employee, including the Continuing Employees, including but not limited to wages and/or salaries, hours and employee benefits, or (iii) any of the Purchaser's "employee benefit plans" as defined under ERISA or similar or other plans, programs, arrangements or agreements.

     SECTION 6.03. Seller's Continuation of Employment and Payroll; Amendment of Severance and "Pay-to-Stay" Arrangements and Other Payments.

     (a) From and after the Closing Date and for a period of sixty (60) calendar days thereafter (the "60 Day Period"), the Seller agrees to (i) offer to retain in the employ of the Seller for the 60 Day Period all Employees who are engaged in the operation of the Business, other than Robert Clements, Mark Mosca, Peter Appel and Paul Malvasio (such four Employees, the "Senior Executives"), and other than the Continuing Employees (all such Employees other than the Senior Executives and the Continuing Employees, the "Retained Employees"), (ii) retain the payroll function of the Company for all Retained Employees (and Senior Executives to the extent that the Seller retains such Executives in the employ of the Seller after the Closing Date), and (iii) retain all responsibility and obligations as the "employer" from and after the Closing Date for all Retained Employees and Senior Executives. The Seller shall continue all Retained Employees (and the Senior Executives, to the extent they remain employed by the Seller) in the Plans during the 60 Day Period. During the 60 Day Period, the Seller agrees that the Retained Employees shall render their services exclusively for and at the direction of the Purchaser, at the offices of the Seller at 20 Horseneck Lane, Greenwich, Connecticut. In the event that the Purchaser determines in its discretion that it does not require the services of any one or more of the Retained Employees during the 60 Day Period, the Seller shall cause any such Retained Employee's services to be redeployed within Seller's operations (or the Seller may terminate such Employee, at its discretion). The Purchaser shall reimburse the Seller for all salaries, benefits and other direct compensation related costs associated with Seller's employment of all Retained Employees which are incurred during the 60 Day Period, other than those Employees whom the Purchaser has identified to the Seller as not required pursuant to the immediately previous sentence (but only compensation costs for periods after the Purchaser has so identified such Employees to the Seller). The Purchaser may, in its discretion, offer employment to any Retained Employees at any time during or at the end of the 60 Day Period, upon terms and conditions as are mutually acceptable to the Purchaser and any such Employees (in which case the reimbursement obligation with respect to such Employee set forth in the immediately previous sentence for periods thereafter shall immediately cease).

     (b) The Seller agrees to (x) cause to be amended the Risk Capital Holdings, Inc. Amended and Restated Change in Control Severance Plan and Summary Plan Description (the "Severance Plan") with respect to all Employees who are eligible to participate therein, and (y) use all commercially reasonable efforts to cause to be amended all other existing severance plans, policies, arrangements and agreements, and all existing stay bonus, "pay-to-stay" and similar arrangements or individual agreements with or for the benefit of the Employees listed in Section 6.03(b) of the Disclosure Schedule (such list not to include the Senior Executives) (all of such plans, policies, arrangements and agreements, the "Amended

Plans"), to the effect that such Employees will not receive such severance or "pay-to-stay" (or similar) payment unless such Employees either (i) remain continuously employed with the Seller pursuant to Section 6.03(a) during the 60 Day Period, or (ii) are involuntarily terminated by action of the Seller during the 60 Day Period. The Seller shall also use all commercially reasonable efforts to obtain waivers from the Employees set forth on Section 6.03(b) of the Disclosure Schedule with respect to such amendments. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the condition that the Severance Plan is, in fact, amended to the reasonable satisfaction of the Purchaser (with prior notice to the Purchaser, and an opportunity for the Purchaser to comment on same) on or prior to the Closing Date. The Seller shall remain responsible for and obligated to determine the eligibility for, and providing payment to, all Employees, including the Continuing Employees, with respect to all benefits and obligations pursuant to the Plans (including, but not limited to, any severance, change in control agreements, change in control plans, "pay-to-stay" arrangements and similar or other plans or arrangements), whether amended by this Section 6.03 or otherwise, and whether such payment obligations arise prior to or after the Closing Date.

     SECTION 6.04. Purchaser's Payment With Respect to Severance, Change in Control and "Pay-to-Stay" Costs. Upon the Closing, the Purchaser shall pay to the Seller an amount equal to $5,335,000 as payment in respect of severance, change in control, "pay-to-stay" and similar costs incurred by Seller with respect to the Employees.


                                   ARTICLE VII

                                   TAX MATTERS


     SECTION 7.01. Indemnity.

     The Seller agrees to indemnify and hold harmless the Purchaser against (i) all Taxes of the Company, the Seller or any subsidiary or Affiliate of the Seller (or the Company) and (ii) all Taxes imposed with respect to the Assumed Business for any Pre-Closing Period (other than, with respect to this (ii), Taxes imposed on the acquisition of the Assumed Business) provided, however, that the Company shall not be required to indemnify the Purchaser and its Affiliates for the Liabilities of any entity other than itself. The Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller against all Taxes in respect of the Assumed Business for which the Purchaser is not eligible for indemnification pursuant to the first sentence hereof. Nothing in this Section 7.01 shall be interpreted as requiring the Purchaser to make payments of any Taxes to any taxing authority before the Closing Date.

     SECTION 7.02. [Reserved].

     SECTION 7.03. [Reserved].

     SECTION 7.04. Contests.

     (a) After the Closing, the Purchaser shall reasonably promptly after becoming aware thereof notify the Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding and shall also separately notify the Seller in writing of any demand or claim on the Purchaser which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification by the Seller under this Article VII. Such notice shall contain factual information (to the extent known to the Purchaser) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If the Purchaser fails to give the Seller reasonably prompt notice of an asserted Tax liability as required by this
Section 7.04, then (i) if the Seller is precluded by the failure to give reasonably prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the Seller shall not have any obligation to indemnify for any loss or damage arising out of such asserted Tax liability, and (ii) if the Seller is not so precluded from contesting but such failure to give reasonably prompt notice results in an actual detriment to the Seller, then any amount which the Seller is otherwise required to pay the Purchaser pursuant to this Article VII with respect to such liability shall be reduced by the amount of such detriment.

     (b) The Seller, promptly after receiving notice, may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought against the Seller under this Article VII (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If the Seller elects to direct the Contest of an asserted Tax liability, the Purchaser shall cooperate in all reasonable respects, at the Seller's expense, in each phase of such Contest. If the Seller does not either reasonably promptly give notice to direct the Contest or commence the direction of the Contest or if it contests its obligation to indemnify under Section 7.01, the Purchaser may pay, compromise or contest, at its own expense, such asserted liability without waiving any of its rights to indemnification hereunder. However, in such case, the Purchaser may not settle or compromise any asserted liability over the objection of the Seller; provided, however, that the Seller's consent to settlement or compromise shall not be unreasonably withheld or delayed. In any event, each of the Purchaser and the Seller may participate, at their own expense, in the Contest. If the Seller chooses to direct the Contest, the Purchaser shall promptly empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Seller as Seller may designate to represent the

Purchaser or its successor in the Contest insofar as the Contest involves an asserted Tax liability for which the Seller would be liable under this Article
VII. If, with respect to any proposed settlement referred to in clause (x) of the previous sentence, the Seller proposes in good faith to settle a claim, suit, action or proceeding with respect to any Tax, which settlement offer is accepted by the relevant taxing authority, the Purchaser may elect to continue to contest such claim, suit, action or proceeding; provided that notwithstanding how such matter is ultimately settled or decided, the liability of the Seller with respect to such claim, suit, action or proceeding shall be no greater than the amount which would have been payable if the Purchaser had consented to the settlement proposed by the Seller.

     (c) The Purchaser shall have the sole obligation and right to direct, at its own expense, a Contest regarding any Tax Return for any taxable period commencing after the Closing Date in the case of a Tax Return which is filed on a combined, consolidated, unitary or similar basis with the Purchaser; provided, however, that the Purchaser shall advise and consult with the Seller regarding the status of any such Contest that involves an asserted Tax liability for which the Seller would be liable under this Article VII and provided, further, that, Purchaser shall not, without the prior written consent of the Seller (which shall not be unreasonably withheld or delayed) settle any such contest.

     SECTION 7.05. Purchase Price Allocation. As soon as practicable after the date hereof, the Purchaser shall prepare a statement setting forth the allocation of the purchase price among the assets of the Assumed Business, which shall be agreed upon by the Seller (collectively, the "Initial Allocation"). The Initial Allocation shall be determined in accordance with Section 1060 of the Internal Revenue Code and the applicable Treasury Regulations thereunder. The Initial Allocation shall be set forth on a statement (the "Initial Allocation Statement") dated the Closing Date. If any increase or decrease in the purchase price occurs, as a result of an adjustment to the purchase price under the provisions of Article II of this Agreement or otherwise, then the amount of such increase or decrease and the allocation thereof among the assets of the Company (collectively, the "Adjustment Allocation") shall be set forth on a statement (the "Adjustment Allocation Statement") prepared by the Purchaser and agreed upon by the Seller. The Initial Allocation Statement and any Adjustment Allocation Statement shall be signed by the president or a vice president of Seller and Purchaser. The Seller and Purchaser shall, to the maximum extent permitted under applicable law, (i) file, or cause to be filed, all Tax Returns in a manner consistent with the Initial Allocation and any Adjustment Allocation and (ii) not take any action inconsistent therewith.

     SECTION 7.06. Cooperation and Exchange of Information. The Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and infor-mation shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities, but in no event shall either party be required to disclose to the other party any information relating to its operations other than the Assumed Business. The Seller and the Purchaser shall make their employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. The Seller and the Purchaser will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and the Assumed Business for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of: (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods; or (ii) six (6) years following the due date (without extension) for such returns. After such time, before either the Seller or the Purchaser shall dispose of any of such books and records, at least ninety (90) calendar days prior written notice to such effect shall be given to the other party, and such other party shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as such party may select; provided, however, that in no event shall either party be required to disclose to the other party any information relating to its operations other than the Assumed Business. Any information obtained under this Section 7.06 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

     SECTION 7.07. Conveyance Taxes. The Seller agrees to assume liability for and to hold the Purchaser harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar Taxes incurred as a result of the transactions contemplated hereby, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.

     SECTION 7.08. Miscellaneous.

     (a) The Seller and the Purchaser agree to treat all payments made by either to or for the benefit of the other under this Article VII and under other indemnity provisions of this Agreement, as adjustments to the purchase price for Tax purposes and that such agreed treatment shall govern for Tax purposes hereof.

     (b) Regardless of whether a Contest is commenced, if the Seller becomes aware of the commencement of any Tax audit or administrative or judicial proceeding which could result in any liability for which the Seller has agreed to indemnify the Purchaser pursu-ant to the provisions of Section 7.01, the Seller shall reasonably promptly so inform the Purchaser in writing (if it has not previously done so).

     (c) All indemnities under this Article VII shall be paid dollar-for-dollar, in accordance with their terms, without regard to any caps, floors, baskets or other similar limitations.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING


     SECTION 8.01. Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (except, in each case, where the failure to be so true and correct would not have a Material Adverse Effect with respect to the Purchaser); provided, however, that if any such portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects, and all the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects (other than the covenants contained in Section 5.01 which shall be complied with in all respects, except where the failure to so comply would not have a Material Adverse Effect with respect to the Purchaser), and the Seller shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

          (b) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a Material Adverse Effect with respect to the Purchaser; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such order or injunction vacated;

          (c) Governmental Filings and Consents. All authorizations, consents, orders and approvals of Governmental Authorities to the transactions contemplated by this Agreement and the Transfer and Assumption Agreement shall have been obtained and be in effect on the Closing Date, except to the extent that the failure to obtain any such consent would not have the effect of making the transactions contemplated by this Agreement and the Transfer and Assumption Agreement illegal or otherwise restrain or prohibit consummation of such transactions or result in a material liability to the Seller;

          (d) Third Party Consents. The Seller shall have received the third party consents, approvals, authorizations or actions to the transactions contemplated by this Agreement and the Transfer and Assumption Agreement, if any, in form and substance reasonably satisfactory to the Seller from the parties listed in Section 8.01(d) of the Disclosure Schedule, except to the extent that failure to obtain any such consents would not have the effect of making the transactions contemplated by this Agreement and the Transfer and Assumption Agreement illegal or otherwise restrain or prohibit consummation of such transactions or result in a material liability to the Seller;

          (e) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase and transfer of the Assumed Business contemplated hereby shall have expired or shall have been terminated without any material adverse action taken by the Federal Trade Commission or Department of Justice.

          (f) Legal Opinion. The Seller shall have received from Morgan, Lewis & Bockius LLP, counsel to the Purchaser, a legal opinion addressed to the Seller and dated the Closing Date which shall be reasonably satisfactory to the Seller;

          (g) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the stockholders of RCHI by the requisite vote in accordance with applicable law;

          (h) Incumbency Certificate. The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and any other document required to be delivered hereunder;

          (i) Escrow Agreement. The Purchaser shall have executed and delivered the Escrow Agreement as required by Section 2.03(d);

          (j) Proceedings. All proceedings, corporate or otherwise, taken by the Purchaser in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to the Seller.

     SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (except where the failure to be so true and correct would not have a Material Adverse Effect with respect to the Seller or the Assumed Business); provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects, and all the covenants contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects (other than the covenants contained in Section
     5.01 which shall be complied with in all respects, except where the failure to so comply would not have a Material Adverse Effect with respect to the Seller or the Assumed Business), and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

          (b) No Order. No United States or state governmental authority or other agency or commission shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a Material Adverse Effect; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such order or injunction vacated;

          (c) Governmental Filings and Consents. All authorizations, consents, orders and approvals of Governmental Authorities to the transactions contemplated by this Agreement and the Transfer and Assumption Agreement shall have been obtained and be in effect on the Closing Date, except to the extent that the failure to obtain any such consent would not have a Material Adverse Effect or result in a material liability to the Purchaser; provided, however, that the failure to obtain the approvals of the Nebraska, California, Florida and New York Insurance Departments will be deemed to be a Material Adverse Effect;

          (d) Third Party Consents. The Purchaser shall have received the third party consents, approvals, authorizations or actions to the transactions contemplated by this Agreement and the Transfer and Assumption Agreement, if any, in form and substance reasonably satisfactory to the Purchaser as required pursuant to Sections 5.05 (c) and (d), except to the extent that the failure, individually and in the aggregate, to obtain any such affirmations or consents would not have a Material Adverse Effect, provided, however, that the failure to obtain the consents to be obtained pursuant to Sections 5.05(c) and (d) shall be deemed to have a Material Adverse Effect;

          (e) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase and transfer of the Assumed Business contemplated hereby shall have expired or shall have been terminated without any material adverse action taken by the Federal Trade Commission or Department of Justice and neither shall have imposed any conditions upon Purchaser which would have a Material Adverse Effect with respect to the Purchaser or the Assumed Business.

          (f) Legal Opinion. The Purchaser shall have received from Lawson, Dugan & Murray and Cahill Gordon & Reindel, counsel to the Seller, legal opinions addressed to the Purchaser and dated the Closing Date which shall be reasonably satisfactory to the Purchaser;

          (g) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the stockholders of RCHI by the requisite vote in accordance with applicable law.

          (h) No Material Adverse Effect. Since the date of this Agreement, no event or events shall have occurred which, individually or in the aggregate, have had, or are reasonably likely to have, a Material Adverse Effect and provided, further, that for this purpose, the parties agree that if (i) Joann DeBlasis does not agree to execute an employment agreement with FRC (which agreement shall be effective as at the Closing Date) within ten (10) Business Days following the date hereof or, if, despite having signed such employment agreement, she leaves the employ of the Company prior to

     Closing, or (ii) if Brian Gulbransen does not agree to execute an employment agreement with FRC within fifteen (15) Business Days following the date hereof, then such events shall be deemed to have a Material Adverse Effect;

          (i) Incumbency Certificate. The Purchaser shall have received a certificate of the Secretary of each of RCHI and the Company certifying the names and signatures of the officers of each of RCHI and the Company authorized to sign this Agreement and any other document required to be delivered hereunder;

          (j) Software Licenses. The Seller shall have fulfilled its obligations under Section 5.15 with respect to the Software Licenses and obtained all consents necessary to permit Purchaser to utilize the SICS Reinsurance System;

          (k) Aviation Business and Reinsurance. The Seller shall have fulfilled its obligations under Section 5.16 with respect to the aviation business of the Company and Section 5.17 with respect to aggregate excess or other reinsurance;

          (l) Escrow Agreement. The Seller shall have executed and delivered the Escrow Agreement, and shall have deposited $20,000,000 with the Escrow Agent, as required by Section 2.03;

          (m) Employee Matters. The Seller shall have fulfilled its obligations, and the Severance Plan shall have been, in fact, amended, as provided in
     Article VI without regard to the efforts of the Seller;

          (n) Proceedings. All proceedings, corporate or otherwise, taken by the Seller in connection with the transactions contemplated hereby and all instruments and documents incidental thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.


                                   ARTICLE IX

                                 INDEMNIFICATION


     SECTION 9.01. Survival. The representations and warranties and covenants to be performed at or before the Closing of the parties hereto contained herein shall not survive the Closing; provided, however, that the representations and warranties contained in the first sentence of Section 3.01, Section 3.02,
Section 3.03, Section 3.06, Section 3.07, Section 3.08(a) and (b)(i) and (v),
Section 3.09, Section 3.17, Section 3.18(a)(ii), Section 3.21, Section 3.23, the first sentence of Section 4.01, the first sentence of Section 4.02 and Section

4.08 shall survive the Closing and remain in full force and effect, regardless of any investigation made by or on behalf of the Seller or the Purchaser, for the period from the Closing to and including the date one (1) year after the Closing; provided, further, that representations and warranties contained in
Section 3.20 and the agreements and covenants which by their terms require performance after the Closing Date shall survive the Closing and remain in full force and effect until the applicable period under the statute of limitations therefor has expired; provided, further, that the representations and warranties contained in Section 3.17 shall to the extent related to Reinsurance Agreements covering the CPIS Subject Liabilities and the Seller's indemnification obligations with respect to Excluded Liabilities shall survive the Closing and remain in full force and effect and shall not expire.

     SECTION 9.02. Indemnification by the Purchaser.

     (a) FHC and FRC, jointly and severally, agree, subject to the other terms and conditions of this Agreement, to indemnify the Seller and its Affiliates, and their respective officers, directors, employees, agents, heirs, successors and assigns (as used in this Section 9.02, each an "Indemnified Party") against and hold them harmless from, and shall pay, all Liabilities of and costs and damages (including any costs of investigation, reasonable attorneys' fees and expenses and other costs of defense) arising out of or related to (i) the breach of any representation, warranty, covenant or agreement of the Purchaser herein, and (ii) any and all debts, Liabilities, obligations and commitments assumed by FRC pursuant to the Transfer and Assumption Agreement but excluding any of the Excluded Liabilities. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser under this Section 9.02 for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances known to the Seller with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01; and any claim made by the Seller under this
Article IX within the aforesaid time periods shall be considered timely made even if such claim is not resolved until after the expiration of the aforesaid periods; provided, however, that a claim may be asserted and an action may be commenced against the Purchaser for breach of the agreements and covenants which by their terms are to be performed after the Closing Date (including, without limitation, the indemnities contained herein) until the applicable period under the statute of limitations therefor has expired.

     (b) No claim may be made against the Purchaser for indemnification pursuant to Section 9.02(a)(i) with respect to any item of Liability or damage relating to the breach of a representation or warranty unless the aggregate of all such Liabilities and damages of the Indemnified Parties with respect to Section 9.02(a)(i) shall exceed $500,000 and the Purchaser shall not be required to pay or be liable for the first $500,000 in aggregate amount of such Li-abilities and damages. No Indemnified Party shall be indemnified pursuant to
Section 9.02(a)(i) with respect to any item of Liability or damage for a breach of a representation or warranty if the aggregate of all such Liabilities and damages of the Indemnified Parties for which the Indemnified Parties have received indemnification pursuant to Section 9.02(a)(i) shall have exceeded $5 million.

     (c) Payments by the Purchaser pursuant to Section 9.02(a) shall be limited to the amount of any Liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Indemnified Party from any third party with respect thereto and shall be determined on an after-tax basis.

     (d) An Indemnified Party shall give the Purchaser reasonably prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any Liability or damage as to which such Indemnified Party may request indemnification hereunder. Failure to give such notice shall not waive any right to indemnification on the part of the Indemnified Party or Parties who fail to give such notice, except only to the extent of any damage or loss actually suffered by the Purchaser by reason of the delay in receiving such notice. The Purchaser shall have the right to direct, through counsel of its own choosing, provided such counsel is reasonably satisfactory to the Indemnified Party, the defense or settlement of any such claim or proceeding at its own expense, provided that the Purchaser vigorously and diligently pursues such defense in good faith and keeps the Indemnified Party and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If the Purchaser elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Purchaser with access to such Indemnified Party's records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the Indemnified Party for all the reasonable out-of-pocket expenses of such Indemnified Party in connection therewith. If the Purchaser elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, (i) unless the Purchaser consents in writing to such payment which consent shall not be unreasonably withheld, or (ii) unless the Purchaser, subject to the last sentence of this Section 9.02(d), withdraws from the defense of such asserted liability, or (iii) unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Indemnified Party for such liability, or (iv) unless there is a material risk if such asserted liability is not paid that an injunction or other equitable relief will be granted which will materially adversely affect the business of the Seller or there is a material risk of the seizure of any mate-rial assets of the Seller or a material risk that a lien or liens will be imposed on any such material assets. The Purchaser shall have the right, in its discretion exercised in good faith and with the advice of counsel, to settle any such claim with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided that the Indemnified Party may withhold its consent to any settlement if, in its reasonable judgment, such settlement would materially adversely affect the conduct of the business of the Seller or does not include a general release to all Indemnified Parties. If the Purchaser shall fail to defend, or if, after commencing or undertaking any such defense, the Purchaser fails to diligently prosecute and defend or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this
Section 9.02(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Purchaser prompt written notice thereof and the Purchaser shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding subject to the conditions set forth above; provided, however, if the Purchaser does not assume or reassume the defense within ten (10) Business Days or any earlier time that such offer to settle expires and post a letter of credit reasonably satisfactory to the Seller in the amount of the proposed settlement, then the Indemnified Party can settle such claim in good faith without the consent of the Purchaser.

     (e) Except as set forth in this Agreement, the Escrow Agreements, the Transfer and Assumption Agreement or any other agreement delivered pursuant to the provisions hereof, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein or therein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein or therein shall give rise to any right on the part of the Indemnified Party, after the consummation of the transfer of the Assumed Business contemplated by this Agreement, to rescind this Agreement, the Transfer and Assumption Agreement or any of the transactions contemplated hereby.

     SECTION 9.03. Indemnification by the Seller.

     (a) RCHI and the Company, jointly and severally, agree, subject to the other terms and conditions of this Agreement, to indemnify the Purchaser and its Affiliates and their respective officers, directors, employees, agents, heirs, successors and assigns (as used in this Section 9.03, each an "Indemnified Party") against and hold them harmless from, and shall pay, all Liabilities of and costs and damages (including any costs of investigation, reasonable attorneys' fees and expenses and other costs of defense) arising out of or related to (i) the breach of any representation, warranty, covenant or agreement of the Seller herein, (ii) Excluded Liabilities of any kind whatsoever whether or not described in this Agreement or in the

Disclosure Schedule, (iii) any amounts which are uncollectible from GIO Re in excess of the face amount of any applicable letter of credit in force as the Closing Date, (iv) any return premiums, profit commissions, paid recoveries or other amounts which the Purchaser is unable to collect from Underwriters Reinsurance Company and/or London Life & Casualty Reinsurance under the Retrocession Agreements identified as Nos. 408, 409, 410, 424, 425 as a result of, or in connection with, directly or indirectly, any of the matters described in Item 1 of Section 3.17(d) of the Disclosure Schedule, except to the extent that the risk of such uncollectibility is adequately reflected in the Closing Date Balance Sheet, and (v) any fines or penalties imposed by any Governmental Authority for the matters disclosed in Section 3.11 of the Disclosure Schedule provided, however, that the Company shall not be required to indemnify the Purchaser and its Affiliates for the Liabilities of any entity other than itself. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against the Seller under this Section 9.03 for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Seller describing in reasonable detail the facts and circumstances known to the Purchaser with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01; and any claim made by Purchaser under the provisions of this Article IX within the aforesaid time periods shall be considered timely made even if such claim is not resolved until after the expiration of the aforesaid periods; provided, however, that a claim may be asserted and an action may be commenced against the Seller for breach of the agreements and covenants which by their terms are to be performed after the Closing Date (including, without limitation, the indemnities contained herein) until the applicable period under the statute of limitations therefor has expired.

     (b) No claim may be made against the Seller for indemnification pursuant to
Section 9.03(a)(i) with respect to any item of Liability or damage with respect to a breach of a representation or warranty, unless the aggregate of all such Liabilities and damages of the Indemnified Parties with respect to Section 9.03(a)(i) shall exceed $500,000, and the Seller shall not be required to pay or be liable for the first $500,000 in aggregate amount of any such Liabilities and damages; provided, however, that the Seller agrees that such $500,000 exclusion shall not apply to any loss or damage suffered by the Purchaser or other Indemnified Party arising out of, based upon or resulting from any breach of the representations and warranties contained in the first sentence of Section 3.01 and Sections 3.07, 3.17, 3.21 and 3.23 (collectively, the "Excluded Claims"), all of which shall be indemnified on a dollar-for-dollar basis. No Indemnified Party shall be indemnified pursuant to Section 9.03(a)(i) with respect to any item of Liability or damage for a breach of a representation or warranty if the aggregate of all such Liabilities and damages of the Indemnified Parties for which the Indemnified Parties have received indemnification pursuant to Section
9.03 (a)(i) shall have exceeded $5 million. Notwithstanding anything to the contrary contained in this Agreement, with respect to any Liabilities, costs, damages, losses or expenses arising from a breach of the representations and warranties contained in Section 3.06 and Section 3.17, the recourse of the Purchaser shall, in the case of Section 3.17, be limited to any amounts then available under the Escrow Agreement or, in the case of Section 3.06, be limited to up to $5,000,000 of the amount then available under the Escrow Agreement.

     (c) Anything in this Agreement to the contrary notwithstanding, RCHI and the Company, jointly and severally, hereby agree to indemnify the Indemnified Parties against and hold the Indemnified Parties harmless, dollar for dollar, from and shall pay any and all claims, losses, damages, expenses, obligations and Liabilities (including costs of investigation, reasonable attorney's fees and expenses and other costs of defense) arising out of or otherwise in respect of (i) any suit or claim of violation brought against any of the Indemnified Parties for any actions taken or inaction by the Seller or the Company on or prior to the Closing Date with respect to any Employees (including the Continuing Employees), (ii) any failure of the Seller to discharge its obligations under Article VI, (iii) the termination of, or cessation of participation of any Employee or the Company (as a participating employer) in the Plans (including, but not limited to, income or excise tax assessments, Liabilities relating to participant benefit claims or fiduciary conduct, or Liabilities otherwise arising under ERISA or the Internal Revenue Code), (iv) any severance, change in control, "pay-to-stay" or similar or other payments or benefits under the Plans which are triggered by or will be established or become accelerated, vested or payable by reason of this Agreement or any transaction contemplated under this Agreement (except and only to the extent of the Purchaser's reimbursement obligations pursuant to the terms of and as specifically set forth in Section 6.03(a) or 6.04 hereof), and (v) any Liabilities or obligations with respect to, or in any manner arising out of, the Plans.

     (d) Payments by the Seller pursuant to Section 9.03(a) shall be limited to the amount of any Liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Indemnified Party from any third party with respect thereto, and shall be determined on an after-tax basis.

     (e) An Indemnified Party shall give the Seller reasonably prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any liability or damage as to which such Indemnified Party may request indemnification hereunder. Failure to give such notice shall not waive any right to indemnification on the part of the Indemnified Party or Parties who fail to give such notice, except only to the extent of any damage or loss actually suffered by the Seller by reason of the delay in receiving such notice. The Seller shall have the right to direct, through counsel of its own choosing, provided such counsel is reasonably satisfactory to the Indemnified Party, the defense or settlement of any such claim or proceeding at its own ex-pense, provided that the Seller vigorously and diligently pursues such defense in good faith and keeps the Indemnified Party and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If the Seller elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Seller with access to such Indemnified Party's records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Seller in the defense or settlement thereof, and the Seller shall reimburse the Indemnified Party for all the reasonable out-of-pocket expenses of such Indemnified Party in connection therewith. If the Seller elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability (i) unless the Seller consents in writing to such payment, which consent will not be unreasonably withheld, or (ii) unless the Seller, subject to the last sentence of this Section 9.03(e), withdraws from the defense of such asserted liability, or (iii) unless a final judgment from which no appeal may be taken by or on behalf of the Seller is entered against the Indemnified Party for such liability or (iv) unless there is a material risk if such asserted liability is not paid that an injunction or other equitable relief will be granted which will materially adversely affect the business of the Purchaser or there is a material risk of the seizure of any material assets of the Purchaser or a material risk that a lien or liens will be imposed on any such material assets. The Seller shall have the right, in its discretion exercised in good faith and with the advice of counsel, to settle any such claim with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided that the Indemnified Party may withhold its consent to any settlement if, in its reasonable judgment, such settlement would materially adversely affect the conduct of the business of the Purchaser or does not include a general release to all Indemnified Parties. If the Seller shall fail to defend, or if after commencing or undertaking any such defense, the Seller fails to diligently prosecute and defend or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Seller's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.03(e) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Seller prompt written notice thereof and the Seller shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding subject to the conditions set forth above; provided, however, if the Seller does not assume or reassume the defense within ten (10) Business Days or any earlier time that such offer to settle expires and post a letter of credit from a bank reasonably satisfactory to the Purchaser in the amount of the proposed settlement, then the Indemnified Party can settle such claim in good faith without the consent of the Seller.

     (f) Except as set forth in this Agreement, the Transfer and Assumption Agreement, the Disclosure Schedule, the Escrow Agreements, the certificates delivered pursuant to Article VIII or any agreement delivered pursuant to the provisions hereof, the Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein.

     SECTION 9.04. Other Provisions Relating to Indemnification. Each of the parties hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement, except any claim for fraud or arising from the obligation of such party to close the transactions contemplated by this Agreement in accordance with its terms, shall be pursuant to the indemnification provisions set forth in this Agreement and the provisions of the Transfer and Assumption Agreement. In furtherance of the foregoing, each of the parties hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the other party arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise but excluding fraud) other than such rights, claims or causes of action arising under the indemnification provisions of this Agreement.

     SECTION 9.05. Tax Matters. Sections 9.02 and 9.03 shall exclude all matters relating to Taxes (which shall be covered by Article VII only).


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER


     SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by the mutual written consent of the Seller and the Purchaser;

          (b) by written notice by either the Seller or the Purchaser if the Closing shall not have occurred prior to July 31, 2000; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

          (c) by the Purchaser, if the Seller shall have breached or failed in any material respect to perform or comply with any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or comply (A) would give rise to the failure of a condition set forth in
     Section 8.02, and (B) is incapable of being cured by the Seller;

          (d) by the Purchaser, if the Seller or any of its directors or officers shall take any action in material breach of Section 5.08;

          (e) by the Seller, if the Purchaser shall have breached or failed in any material respect to perform or comply with any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or comply (A) would give rise to the failure of a condition set forth in Section 8.01, and (B) is incapable of being cured by the Purchaser;

          (f) by the Seller in accordance with Section 5.08(b); provided that, in order for the termination of this Agreement pursuant to this paragraph
     (f) to be deemed effective, the Seller shall have complied with all provisions contained in Section 5.08, including the notice provisions therein, and with applicable requirements of Section 5.09, including the payment of the Termination Fee;

          (g) by the Purchaser or the Seller, if the stockholders of RCHI have voted against approval of this Agreement; or

          (h) by the Purchaser, if the Non-CPIS Subject Liabilities recorded by the Company on the Reference Date Balance Sheet are more than five percent (5%) less than the Seller's Actuaries' estimate of such Subject Liabilities as specified in its Actuarial Opinion as at the Reference Date and the Seller shall have failed to increase its Reserves so that such Reserves are no longer more than five percent (5%) less than such estimate within ten
     (10) Business Days of the date of such Actuarial Opinion.

     SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except (a) as set forth in Sections 5.04, 5.09 and 11.02 and (b) nothing herein shall relieve any party from liability for any breach hereof prior to termination.

     SECTION 10.03. Waiver. At any time prior to the Closing, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS


     SECTION 11.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of (i) the date delivered if delivered personally against written receipt or (ii) five days after mailing if mailed by registered or certified mail (postage prepaid, return receipt requested) or (iii) the date telecopied to the parties (if the appropriate answerback or telephonic confirmation shall have been received) provided that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt. All such notices and communications shall be delivered to the following addresses or numbers (or at such other address or number for a party as shall be specified by like notice):

                  (a)  if to the Seller:

                           Risk Capital Holdings, Inc.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:   Peter Appel
                           Telecopier:  203-861-7240

                           with a copy under separate cover to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, N.Y.  10005-1702
                           Attention:  Immanuel Kohn
                           Telecopier:  212-269-5420

                  (b)  if to the Purchaser:

                           Folksamerica Group
                           One Liberty Plaza
                           Nineteenth Floor
                           New York, N.Y. 10006
                           Attention:  President
                           Telecopier:  (212) 385-3678
                           with a copy under separate cover to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, N.Y. 10178-0060
                           Attention:  F. Sedgwick Browne
                           Telecopier:  (212) 309-6273

     SECTION 11.02. Public Announcement. No party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without prior notification to the other parties, and the parties, subject to the requirements of applicable law, shall cooperate as to the timing and content of any such announcement. The parties agree that, except as required by applicable law, in the event this Agreement is terminated in accordance with Article X hereof, each party will keep confidential the reasons for such termination and any public announcement issued by any party following any such termination shall be limited to a statement that the parties were unable to agree on the principal terms of the transaction.

     SECTION 11.03. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     SECTION 11.05. Entire Agreement. This Agreement (including the Exhibits and Disclosure Schedule) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, except as otherwise expressly provided herein.

     SECTION 11.06. Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that this Agreement may be assigned, in whole or in part, by the Purchaser to any of its Affiliates, without releasing the Purchaser from any of its obligations or Liabilities hereunder.

     SECTION 11.07. No Third-Party Beneficiaries. Except for the provisions of this Agreement relating to Indemnified Parties, this Agreement is for the sole benefit of and is binding upon the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.08. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Seller and the Purchaser. Waiver of any term or condition of this Agreement shall be effective only if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. Any failure or delay on the part of any party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

     SECTION 11.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, other than any conflict of law rules which might result in the application of the laws of any other jurisdiction.

     SECTION 11.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     [INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                RISK CAPITAL HOLDINGS, INC.


                                By: /s/ Mark Mosca
                                    ----------------------------------------
                                    Name: Mark Mosca
                                    Title:  President & CEO


                                RISK CAPITAL REINSURANCE COMPANY


                                By: /s/ Mark Mosca
                                    ----------------------------------------
                                    Name: Mark Mosca
                                    Title:  President & CEO


                                FOLKSAMERICA HOLDING COMPANY, INC.


                                By: /s/ Steven E. Fass
                                    ----------------------------------------
                                    Name: Steven E. Fass
                                    Title:    President & CEO


                                FOLKSAMERICA  REINSURANCE COMPANY

                                By: /s/ Steven E. Fass
                                    ----------------------------------------
                                    Name: Steven E. Fass
                                    Title:    President & CEO

                                                                       ANNEX B-1

                             MMRCH VOTING AGREEMENT


     VOTING AGREEMENT, dated as of January 10, 2000 (this "Agreement"), among Risk Capital Holdings, Inc., a Delaware corporation ("RCHI"), Folksamerica Holding Company, Inc., a New York corporation ("FHC"), and Marsh & McLennan Risk Capital Holdings, Ltd., a Delaware corporation (the "Stockholder").

     WHEREAS, on the date hereof, RCHI and Risk Capital Reinsurance Company, a stock insurance company organized under the laws of the State of Nebraska and a wholly owned subsidiary of RCHI ("RCRe," and together with RCHI, the "Seller") propose to enter into an Asset Purchase Agreement dated as of the date hereof (as such agreement may be amended in immaterial respects, the "Asset Purchase Agreement"; capitalized terms not otherwise defined herein being used herein shall have the meanings assigned to such terms in the Asset Purchase Agreement) with FHC and Folksamerica Reinsurance Company, a stock insurance company organized under the laws of the State of New York ("FRC," and together with FHC, the "Purchaser"), pursuant to which Purchaser will purchase and the Seller will sell the assets comprising the Assumed Business;

     WHEREAS, as of the date hereof, the Stockholder owns (both beneficially and of record) 1,395,625 shares of common stock of RCHI (the "Common Stock") and Class A Warrants to purchase 905,397 shares of Common Stock and Class B Warrants to purchase 1,770,601 shares of Common Stock (collectively, the "Warrants");

     WHEREAS, as an inducement for the Purchaser to enter into the Asset Purchase Agreement, the Stockholder has agreed to enter into this Agreement governing the voting of the shares of Common Stock owned as of the date hereof and which may hereafter be acquired by the Stockholder prior to the Termination Date (the "Shares") and the disposition of the Shares and Warrants;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Title; Voting of Shares. a. The Stockholder represents and warrants that the Shares and the Warrants set forth above are all the securities of RCHI owned, either of record or beneficially, by the Stockholder. The Stockholder represents and warrants that it owns all such Shares and Warrants free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except pursuant to this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.


                                     B-1-1

     b. The Stockholder shall, until the Termination Date, cause the Shares then owned by such Stockholder to be voted at any meeting of the stockholders of RCHI, at any adjournment thereof or in any consent in lieu of such a meeting in favor of the Asset Purchase Agreement and the transactions contemplated thereby. For the purposes of this Agreement, "Termination Date" shall mean the earliest of (i) the termination of the Asset Purchase Agreement in accordance with its terms, (ii) the Closing Date, (iii) the termination of this Agreement by the mutual written agreement of the parties hereto, (iv) the date on which the Asset Purchase Agreement and the transactions contemplated thereby shall have been approved by the affirmative vote of the stockholders of RCHI by the requisite vote in accordance with applicable law or (v) July 31, 2000.

     2. Irrevocable Proxy. Only with respect to the approval of the Asset Purchase Agreement and the transactions contemplated thereby and for no other purpose, the Stockholder hereby grants to, and appoints FHC and the president of FHC, in his capacity as an officer of FHC, and any individual who shall hereafter succeed to such office of FHC, and any other designee of FHC, each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent with respect to the Shares until the Termination Date. This proxy is coupled with an interest and shall be irrevocable; provided that this proxy shall terminate on the Termination Date.

     3. No Disposition or Encumbrance of Shares or Warrants. The Stockholder hereby covenants and agrees that, until the Termination Date, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to, the Shares and/or Warrants provided, that the Stockholder shall be permitted to transfer the Shares and/or Warrants to any wholly owned subsidiary of the Stockholder that agrees to be bound by the terms of this Agreement or to RCHI or any wholly-owned subsidiary of RCHI.

     4. Miscellaneous.

     a. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement signed by the parties hereto.

     b. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.



                                      B-1-2

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement, as of the date first written above.



                             RISK CAPITAL HOLDINGS, INC.


                             By: /s/ Peter A. Appel
                                 ------------------------------------------
                                 Name:  Peter A. Appel
                                 Title:  Executive Vice President and Chief
                                         Operating Officer




                             FOLKSAMERICA HOLDING COMPANY, INC.


                             By: /s/ Donald Emeigh
                                 ------------------------------------------
                                 Name:  Donald Emeigh
                                 Title:  Sr. Vice President, General
                                         Counsel & Secretary


                             Stockholder:

                             MARSH & MCLENNAN RISK CAPITAL HOLDINGS, LTD.


                             By: /s/ Frank J. Borelli
                                 ------------------------------------------
                                 Name: Frank J. Borelli
                                 Title:  Chairman





                                      B-1-3

                                                                       ANNEX B-2



                            TRIDENT VOTING AGREEMENT


     VOTING AGREEMENT, dated as of January 10, 2000 (this "Agreement"), among Risk Capital Holdings, Inc., a Delaware corporation ("RCHI"), Folksamerica Holding Company, Inc., a New York corporation ("FHC"), and The Trident Partnership, L.P., a Cayman Islands exempted limited partnership (the "Stockholder").

     WHEREAS, on the date hereof, RCHI and Risk Capital Reinsurance Company, a stock insurance company organized under the laws of the State of Nebraska and a wholly owned subsidiary of RCHI ("RCRe," and together with RCHI, the "Seller") propose to enter into an Asset Purchase Agreement dated as of the date hereof (as such agreement may be amended in immaterial respects, the "Asset Purchase Agreement"; capitalized terms not otherwise defined herein being used herein shall have the meanings assigned to such terms in the Asset Purchase Agreement) with FHC and Folksamerica Reinsurance Company, a stock insurance company organized under the laws of the State of New York ("FRC," and together with FHC, the "Purchaser"), pursuant to which Purchaser will purchase and the Seller will sell the assets comprising the Assumed Business;

     WHEREAS, as of the date hereof, the Stockholder owns (both beneficially and of record) 250,000 shares of common stock of RCHI (the "Common Stock") and Class A Warrants to purchase 1,386,079 shares of Common Stock (the "Warrants");

     WHEREAS, as an inducement for the Purchaser to enter into the Asset Purchase Agreement, the Stockholder has agreed to enter into this Agreement governing the voting of the shares of Common Stock owned as of the date hereof and which may hereafter be acquired by the Stockholder prior to the Termination Date (the "Shares") and the disposition of the Shares and Warrants;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Title; Voting of Shares. a. The Stockholder represents and warrants that the Shares and the Warrants set forth above are all the securities of RCHI owned, either of record or beneficially, by the Stockholder. The Stockholder represents and warrants that it owns all such Shares and Warrants free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except pursuant to this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                     B-2-1

     b. The Stockholder shall, until the Termination Date, cause the Shares then owned by such Stockholder to be voted at any meeting of the stockholders of RCHI, at any adjournment thereof or in any consent in lieu of such a meeting in favor of the Asset Purchase Agreement and the transactions contemplated thereby. For the purposes of this Agreement, "Termination Date" shall mean the earliest of (i) the termination of the Asset Purchase Agreement in accordance with its terms, (ii) the Closing Date, (iii) the termination of this Agreement by the mutual written agreement of the parties hereto, (iv) the date on which the Asset Purchase Agreement and the transactions contemplated thereby shall have been approved by the affirmative vote of the stockholders of RCHI by the requisite vote in accordance with applicable law or (v) July 31, 2000.

     2. Irrevocable Proxy. Only with respect to the approval of the Asset Purchase Agreement and the transactions contemplated thereby and for no other purpose, the Stockholder hereby grants to, and appoints FHC and the president of FHC, in his capacity as an officer of FHC, and any individual who shall hereafter succeed to such office of FHC, and any other designee of FHC, each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent with respect to the Shares until the Termination Date. This proxy is coupled with an interest and shall be irrevocable; provided that this proxy shall terminate on the Termination Date.

     3. No Disposition or Encumbrance of Shares or Warrants. The Stockholder hereby covenants and agrees that, until the Termination Date, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to, the Shares and/or Warrants provided, that the Stockholder shall be permitted to transfer the Shares and/or Warrants to any wholly owned subsidiary of the Stockholder that agrees to be bound by the terms of this Agreement or to RCHI or any wholly-owned subsidiary of RCHI.

     4. Miscellaneous.

     a. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement signed by the parties hereto.

     b. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.



                                      B-2-2

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement, as of the date first written above.



                             RISK CAPITAL HOLDINGS, INC.


                             By: /s/ Peter A. Appel
                                 ------------------------------------------
                                 Name:  Peter A. Appel
                                 Title:  Executive Vice President and
                                         Chief Operating Officer



                             FOLKSAMERICA HOLDING COMPANY, INC.


                             By: /s/ Donald Emeigh
                                 ------------------------------------------
                                 Name:  Donald Emeigh
                                 Title:  Sr. Vice President, General
                                         Counsel & Secretary


                             Stockholder:

                             THE TRIDENT PARTNERSHIP, L.P.

                             By: Trident Corp., its General Partner


                             By: /s/ Martine Purssell
                                 ------------------------------------------
                                 Name: Martine Purssell
                                 Title: Assistant Secretary



                                      B-2-3

                                                                         ANNEX C

     THIS TRANSFER AND ASSUMPTION AGREEMENT (this "Agreement"), made and effective the ____ day of __________, 2000 (the "Effective Date"), by and between RISK CAPITAL REINSURANCE COMPANY, a corporation organized and existing under the laws of State of Nebraska (the "Company"), and FOLKSAMERICA REINSURANCE COMPANY, a corporation organized and existing under the laws of the State of New York (the "Reinsurer").

                                WITNESSETH THAT:

     WHEREAS, pursuant to a certain Asset Purchase Agreement, dated as of January 10, 2000, by and between Risk Capital Holdings, Inc. ("RCHI"), the Company, Folksamerica Holding Company, Inc. (together with its affiliates other than the Reinsurer, "FHC") and the Reinsurer (the "Asset Purchase Agreement"), the parties thereto have agreed, subject to the terms and conditions herein, to transfer the reinsurance operations of the Company to the Reinsurer; and

     WHEREAS, it is the intent of the parties hereto that the Reinsurer shall completely replace and be substituted for the Company in all respects under the Treaties (as defined) and the Retrocession Agreements (as defined).

     WHEREAS, this Agreement has been approved by the Director of Insurance of the State of Nebraska, the Superintendent of Insurance of the State of New York and certain other regulatory authorities.

     THEREFORE, in consideration of the mutual covenants hereinafter set forth and subject to the terms and conditions stated herein, the parties hereto agree as follows:


                                    ARTICLE I

                         BUSINESS ASSUMPTIVELY REINSURED


     1. The Company hereby cedes to the Reinsurer, and the Reinsurer hereby assumes as reinsurance from the Company as direct obligations of the Reinsurer, 100% of the Treaty Liabilities (as defined below) arising under the Treaties; provided, however, that the Reinsurer shall assume no liability for the Brockbank/Metcalf (collectively "Brockbank") Treaties identified by the Company as Treaty Numbers AV 1009 and AV 1010 reinsuring Lloyds Syndicate Nos. 588, 861 and 1209. The terms "Treaty" or "Treaties" shall mean all binders, riders, facultative certificates, treaties, contracts of reinsurance and insurance policies (including line slips, management agreements, pools or other similar facilities) set forth on Section 3.17(b)(i) of the Disclosure Schedule to the Asset Purchase Agreement, as such

Schedule is amended and restated the date hereof, (the "Schedule of Assumed Treaties"). The Reinsurer shall have no liability with respect to any binders, riders, facultative certificates, treaties, contracts of reinsurance or insurance policies which are not set forth on the Schedule of Assumed Treaties; provided, however, that to the extent that the Reinsurer receives premiums and related case reserves hereunder which are attributable to a reinsurance agreement not set forth on the Schedule of Assumed Treaties, then, promptly, upon discovery thereof, the Reinsurer shall re-pay such premiums and related case reserves to the Company.

     2. All reinsurance for which the Reinsurer shall be liable by virtue of this Agreement shall be subject in all respects to the same terms, rates and conditions, interpretations and waivers and to the same modifications, alterations and cancellations as the Treaties. The Reinsurer accepts and assumes the Treaty Liabilities (as defined in Article V) subject to any and all defenses, offsets (it being understood such offsets only include mutual liabilities arising under the Assumed Business) and counterclaims to which the Company would be entitled with respect to such Treaty Liabilities, it being expressly understood and agreed by the parties hereto that no such defenses, offsets or counterclaims are waived by the execution of this Agreement or consummation of the transactions contemplated hereunder and that as of the Effective Date, the Reinsurer shall be fully subrogated to all such defenses, offsets and counterclaims.

     3. As of the Effective Date, the Reinsurer is the successor to the Company under the Treaties as if such Treaties were obligations of the Reinsurer. The Reinsurer substitutes itself as of the Effective Date in the place and stead of the Company as if named in the place of the Company, and each ceding company under any Treaty may thereafter disregard the Company as a party thereto and treat the Reinsurer as if it had been originally obligated thereunder. From and after the Effective Date, this Agreement shall provide direct insurance or reinsurance by the Reinsurer to each of the ceding companies under the Treaties. Payments made to ceding companies in discharge of obligations to provide direct reinsurance to ceding companies will diminish any obligation in respect thereof which the Reinsurer may have to the estate of the Company if it shall be in receivership, liquidation or rehabilitation proceedings; provided, however, that if any of such payments are returned by the ceding companies to the Reinsurer, any such obligation shall be reinstated upon receipt of such payment by the Reinsurer. After the Effective Date, the ceding companies shall have the right to file claims arising under the Treaties with the Reinsurer. The ceding companies shall have a direct right of action against the Reinsurer, and the Reinsurer hereby consents to be subject to direct action taken by any ceding company; provided, however, that the rights of any ceding company under any Treaty shall be limited to and consist of those rights set forth in such Treaty (including any endorsement or amendment thereto) , and no ceding company shall have the right to receive any greater amount under any Treaty than such ceding company would have had in the absence of this Agreement (except that in assessing such right no effect shall be given to any bankruptcy, liquidation, insolvency, reorganization or moratorium of the Company, or the effect of laws or legal procedures affecting enforcement of creditors' rights against the Company generally). As of the Effective Date, the Reinsurer shall have all rights to subrogation and salvage proceeds from the business reinsured.

     4. Promptly following the Closing, the Reinsurer shall mail by first class mail to each cedent's broker of record (or to the cedent if there is no broker of record) under in-force Treaties, a certificate of assumption in the form attached hereto as Exhibit A. At the Closing, the Company shall deliver to the Reinsurer a list setting forth each in-force Treaty and the address of the cedents thereunder or such cedents' brokers of record.

     5. To the extent permitted to be transferred to the Reinsurer, the Company hereby assigns to the Reinsurer all of the Company's rights with respect to any commitment or agreement whereby a cedent has agreed to cede reinsurance after the Effective Date to the Company as part of an Integrated Solutions program (as defined in the Asset Purchase Agreement). By this assignment, the Reinsurer is not assuming any liabilities or obligations relating to such Integrated Solutions (including any obligation to provide reinsurance to any Integrated Solution cedent) other than such liabilities or obligations as may expressly arise from a Treaty set forth on the Schedule of Assumed Treaties and the Company is not assigning any rights other than those related to commitments or agreements to cede reinsurance business to the Company.


                                   ARTICLE II

                      ASSIGNMENT OF RETROCESSION AGREEMENTS


     Regardless of whether retrocessional reinsurance novation agreements are entered into, the Reinsurer is hereby substituted for and succeeds to all of the rights and liabilities of the Company under any reinsurance and retrocession agreements in effect on the Effective Date between the Company and any reinsurers or retrocessionnaires relating to the Treaties (the "Retrocession Agreements") and is hereby recognized for all purposes as the "Company" thereunder in substitution for the Company. As of the Effective Date, the Company hereby sells, assigns, transfers and conveys, and the Reinsurer hereby purchases, binds and assumes, any and all rights and obligations of the Company under any Retrocession Agreement including amounts held by or which may become due from reinsurers and retrocessionnaires for losses or loss adjustment expenses on the Treaties for which the Reinsurer has assumed liability or for losses paid by the Company prior to the Effective Date.

                                   ARTICLE III

                        CREDIT FOR REINSURANCE FACILITIES


     1. The Reinsurer has full power and authority in accordance with the designation of the Reinsurer as attorney-in-fact for the Company pursuant to
Article VII hereof for purposes of administering the Treaties, to act for and on behalf of the Company with respect to any and all Credit for Reinsurance Facilities outstanding with respect to the Treaties or any Retrocession Agreements. The Company and the Reinsurer shall each use their commercially reasonable efforts (as defined in the Asset Purchase Agreement) to:

          (a) cause replacement letters of credit (or other acceptable form of credit for reinsurance facility) to be issued for the account of the Reinsurer to any cedent under a Treaty where such cedent is not able to take full statutory credit for the reinsurance assumed by the Reinsurer under such Treaty due to the Reinsurer's licensing status;

          (b) cause the reinsurers and retrocessionnaires of the Company under the Retrocession Agreements to cause replacement letters of credit to be issued in favor, and for the benefit, of the Reinsurer; and

          (c) amend any reinsurance trust agreements related to the Retrocession Agreements to substitute the Reinsurer for the Company as the beneficiary thereunder; provided, that all fees and other amounts payable to issuing banks and other similar third parties relating to all Credit for Reinsurance Facilities for periods after the Effective Date shall be for the account of the Reinsurer.

     2. For purposes of this Article III, the term "Credit for Reinsurance Facilities" means any and all reinsurance trusts, letters of credit, statutory deposits, funds withheld deposits and other similar agreements or mechanisms which have been established by, on behalf of, or for the benefit of, the Company in connection with any Treaty or Retrocession Agreement which permit the cedent thereunder or the Company to take statutory credit for reinsurance ceded pursuant to such Treaty or Retrocession Agreement.


                                   ARTICLE IV

                                    TERRITORY


     This Agreement shall apply to Treaties covering risks wherever situated.

                                    ARTICLE V

                               TREATY LIABILITIES


     The term "Treaty Liabilities" shall mean the liabilities and obligations of the Company arising out of the Treaties (including, without limitation, the reserves for claims and claims expenses, net unearned premium reserves, reinsurance balances payable, contingent commissions, funds withheld and paid losses payable reflected on the Closing Date Balance Sheet (as defined in the Asset Purchase Agreement)), before deduction for all other applicable reinsurance and retrocessions, if any, under the Company's reinsurance programs, and shall include losses arising as a result of the Company's participation in guaranty funds, assigned risk plans, or governmental mandated insurance or reinsurance programs or associations of any kind which are predicated on the business reinsured hereunder or the premium volume generated by the Treaties or are otherwise related to the Company's status as a reinsurer or an insurer prior to the Effective Date.


                                   ARTICLE VI

                              TREATY ADMINISTRATION


     1. The Reinsurer will administer and service all of the Treaties reinsured under this Agreement. The Company grants to the Reinsurer authority (exclusive of the Company) in all matters relating to contract administration (to the extent such authority may be granted pursuant to applicable law), including but not limited to contract changes, reinstatement standards, rate changes, contract renewals, commission, audits and administrative methods and procedures, and the Reinsurer shall bear all expenses related to such administration. With respect to the rights, duties, privileges and obligations of the Company, in order to assist and to more fully evidence the substitution of the Reinsurer in the place and stead of the Company, the Company hereby nominates, constitutes and appoints the Reinsurer as the attorney-in-fact of the Company with respect to the rights, duties, privileges and obligations of the Company in and to the Treaties and the Retrocession Agreements, with full power and authority to act in the name, place and stead of the Company with respect to the Treaties and the Retrocession Agreements, including without limitation, the power, without reservation, to service all contracts, to adjust, to defend, to compromise, to settle and to pay all claims, to recover salvage and subrogation for any losses incurred under any of the Treaties and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement and administer any trust arrangements.

     2. The Reinsurer shall have authority and discretion with respect to all matters relating to claim settlement, salvage, arbitration, and litigation concerning the Treaties, including, but not limited to, the selection of counsel. The Reinsurer shall bear all expenses incurred in connection with settling such claims, with recovering any salvage amounts, with exercising rights of subrogation or with such litigation, including but not limited to the cost of investigations, legal fees and interest charges and shall pay directly on behalf of the Company all amounts due under the Treaties. The Reinsurer shall have the obligation to assume authority for all matters relating to those claims which are the subject of a complaint to any regulatory authority having jurisdiction thereof.


                                   ARTICLE VII

                                 INDEMNIFICATION


     The Reinsurer shall indemnify and hold harmless the Company from any and all losses, claims, liabilities and expenses arising directly or indirectly from acts or omissions required or permitted to be taken by the Reinsurer under this Agreement (including, without limitation, under Article VI); provided, however, that the Company must notify the Reinsurer within sixty (60) days of the date any such loss, suit, claim or other proceeding is served on the Company directly or otherwise brought to the attention of the Company, or within such shorter period as may be necessary to enable the Reinsurer to respond timely thereto.


                                  ARTICLE VIII

                             PREMIUMS: CONSIDERATION


     1. The Reinsurer shall be entitled to 100% of all premiums and other considerations received on or after the Effective Date by the Company or the Reinsurer with respect to the Treaties. The Company shall promptly remit and hereby assigns to the Reinsurer any premiums and other considerations received by it or its Affiliates on or after the Effective Date in respect of any of the Treaties, except for premiums attributable to Brockbank. Furthermore, with respect to any such remittance, the Company shall also promptly furnish Reinsurer with appropriate information pertaining thereto to the extent the Company has such information (e.g. the nature of the payment, source of funds, Treaty identification and period or periods to which it relates and any special rates or instructions accompanying same). Upon execution hereof, the Reinsurer shall assume the responsibility for billing and collecting premiums.

     2. As consideration for the assumption of the Treaty Liabilities by the Reinsurer, as of the Effective Date, the Company (i) does hereby transfer and assign to the Reinsurer all of its right, title and interest in all Purchased Assets (as defined in the Asset Purchase Agreement) transferred pursuant to the Asset Purchase Agreement, and (ii) does hereby assign to the Reinsurer, pursuant to Article II hereof, its rights under all Retrocession Agreements.


                                   ARTICLE IX

                             RECORDS AND ACCOUNTING


     1. Promptly following the Effective Date, the Company shall forward to the Reinsurer all reports, records, underwriting files, claim files and other information the Reinsurer reasonably believes is required to administer the Treaties and shall cooperate with the Reinsurer in the transfer of the administration of the Treaties to the Reinsurer; it being the intent of the parties to this Agreement that the rights and obligations of the Company under the Treaties become the rights and obligations of the Reinsurer. All right, title and interest in the Treaties and the said reports, records, underwriting files, claim files and other information shall vest in the Reinsurer for utilization and disposition in any manner by the Reinsurer.

     2. All premiums written and earned, and all losses and loss adjustment expenses incurred after the Effective Date on Treaties will be accounted for as business written by the Reinsurer. The Company will have no further obligations for accounting for such business under this Agreement after the Effective Date.

     3. From time to time as the Company and the Reinsurer may reasonably agree (but not less frequently than once per year) upon reasonable notice during normal business hours, representatives of the Company (including its independent public accountants and actuary) shall be permitted to inspect the Reinsurer's books and records involving the Treaties, including those relating to the settlement and payment of claims and work papers of the Reinsurer's independent public accountants and actuary, and, at the Company's expense, to make copies of them and to discuss them with the Reinsurer's representatives (including its independent public accountants and actuaries).

                                    ARTICLE X

                                   INSOLVENCY


     1. The Treaty Liabilities shall be payable by the Reinsurer in accordance with the terms of this Agreement and without diminution because of the insolvency of the Company.

     2. In the event of Company's insolvency, any amounts payable by the Reinsurer to the Company pursuant to this Agreement shall be payable, without diminution because of such insolvency, on the basis of claims allowed against the estate of the Company by any court of competent jurisdiction or by the liquidator, receiver or statutory successor of the Company and immediately upon demand of such liquidator, receiver or statutory successor of the Company save only for such reasonable period as may be necessary for verification.


                                   ARTICLE XI

                               GENERAL PROVISIONS


     1. All notices and other communications shall be in writing and shall be delivered personally or mailed postage prepaid, certified or registered mail, return receipt requested, or telexed, to the party at the address set forth after its name below or at such different address as such party shall have advised the other party in writing:

If to the Reinsurer:          Folksamerica Reinsurance Company
                              One Liberty Plaza
                              Nineteenth Floor
                              New York, NY 10006
                              Attn: General Counsel

If to the Company:            Risk Capital Reinsurance Company
                              20 Horseneck Lane
                              Greenwich, CT 06830

Delivery of notices and other communications by FAX shall be effective so long as a confirming copy is mailed to the appropriate address and in the manner set forth above within one (1) business day after the FAX transmission.

     2. If any provision or portion hereof shall be invalid or unenforceable for any reason, there shall be deemed to be made such minor changes in such provision or portion as are necessary to make it valid or enforceable. The invalidity or unenforceability of any provision or portion hereof shall not affect the validity or enforceability of the other provisions or portions hereof.

     3. Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error is rectified immediately upon discovery and will not prejudice the other party.

     4. This Agreement:

          (a) is not intended to confer any rights upon any person other than the parties hereto and their respective successors and assigns;

          (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and

          (c) shall be governed by and construed in accordance with the laws of the State of New York, other than any conflict of law rules which might result in the application of the laws of any other jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duty authorized officers at New York, New York on the day and year first above mentioned.

Attest:                            RISK CAPITAL REINSURANCE COMPANY
---------------------------        -----------------------------------
Name:                              Name:
                                   Title:


Attest:                            FOLKSAMERICA REINSURANCE COMPANY
---------------------------        -----------------------------------
Name:                              Name:
                                   Title:

                                                                       EXHIBIT A


                     NOTICE AND CERTIFICATION OF ASSUMPTION
                                       BY
                        FOLKSAMERICA REINSURANCE COMPANY


     Pursuant to the terms of a Transfer and Assumption Agreement, all liability and obligations of RISK CAPITAL REINSURANCE COMPANY ("RISK CAPITAL", a Nebraska Stock Insurance Corporation) under all contracts of assumed treaty and facultative reinsurance and any amendment or modifications thereto (the "Contract or Contracts") will be reinsured by FOLKSAMERICA REINSURANCE COMPANY ("FOLKSAMERICA", a New York Stock Insurance Corporation).

     This change is effective as of _______, 2000.

     All terms and conditions of your Contract remain unchanged, except that FOLKSAMERICA shall be substituted as the Reinsurer. All payments, notices, claims and suits or actions on any of the Contracts shall hereafter be made to FOLKSAMERICA as though it were the original Reinsurer.

     Unless you object in writing within thirty days of receipt of this notice, you will be presumed to have consented to a change in the named Reinsurer on your Contract by the substitution of FOLKSAMERICA for RISK CAPITAL under any of the Contracts in which you have an interest. Objections must be mailed to:

                  Donald A. Emeigh, Jr.
                  Senior Vice President,
                  General Counsel & Secretary
                  Folksamerica Reinsurance Company
                  One Liberty Plaza - 19th Floor
                  New York, NY  10006-1404

     IN WITNESS WHEREOF, FOLKSAMERICA has caused its corporate seal to be affixed hereto and this Notice of Certification of Assumption to be executed by its duly authorized officers.

(SEAL)                           By:__________________________________
                                          Name:  Steven E. Fass
                                          Title:  President and CEO

(SEAL)                           By:__________________________________
                                          Name:  Donald A. Emeigh, Jr.
                                          Title:  Senior Vice President,
                                                  General Counsel and Secretary

                                                                         ANNEX D
                                     Form of
                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of [CLOSING DATE], by and among FOLKSAMERICA HOLDING COMPANY, INC., a New York corporation ("FHC"), FOLKSAMERICA REINSURANCE COMPANY, a New York domiciled insurance company ("FRC," and, together with FHC, "Buyer") and a wholly owned subsidiary of FHC, RISK CAPITAL REINSURANCE COMPANY, a Nebraska domiciled reinsurance company ("Seller"), and [Citibank, N.A.], as Escrow Agent (the "Escrow Agent"). Certain capitalized terms have the meanings given to them in Annex A hereto.


                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, Buyer, FHC, Seller and Risk Capital Holdings, Inc., a Delaware corporation and the parent of Seller, are parties to an Asset Purchase Agreement, dated as of January 10, 2000 (the "Purchase Agreement");

     WHEREAS, pursuant to the Purchase Agreement, on the date hereof (the "Closing Date") Buyer is purchasing all of the reinsurance operations of Seller;

     WHEREAS, this is the Escrow Agreement referred to in the Purchase
Agreement;

     WHEREAS, the execution and delivery by the parties hereto of, and delivery by Seller into escrow of the Deposited Amount (as defined below) under, this Agreement is a condition to closing under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. Each of Buyer and Seller hereby designates and appoints the Escrow Agent as escrow agent, and the Escrow Agent hereby accepts such appointment, on the terms and subject to the conditions of this Agreement.

     2. Deposited Amount; Escrowed Funds; Escrow Account.

     (a) Seller hereby deposits with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, the Deposited Amount. The Deposited Amount constitutes a portion of the purchase price received by Seller from Buyer under the Purchase Agreement.

     (b) The Escrow Agent shall establish a segregated account (the "Escrow Account") at its office located at its address set forth in Section 10 in which to hold the Escrowed Funds and any securities in which the Escrowed Funds may, from time to time, be invested. The Escrow Agent shall keep appropriate books and records for the Escrow Account, including a list of securities in which the Escrowed Funds are invested, any interest, dividends or other distributions on or proceeds from any investment of Escrowed Funds and any amounts released from the Escrow Account in accordance with Section 6. At the request of Buyer or Seller from time to time, the Escrow Agent shall allow representatives of such party to inspect and make copies of such books and records upon reasonable notice during normal business hours. In any event, within 30 days of the end of each calendar quarter, the Escrow Agent shall provide to Buyer and Seller a statement of the list of securities in which the Escrowed Funds are invested, the amount of any interest, dividends or other distributions on or proceeds from any investment of Escrowed Funds and any amounts released from the Escrow Account in accordance with Section 6. Escrowed Funds shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Buyer or Seller owing to the Escrow Agent in any capacity.

     3. Investment of Escrowed Funds. The Escrow Agent shall invest and reinvest the Escrowed Funds solely in Permitted Investments specified in written instructions given to the Escrow Agent by both Buyer and Seller. The initial investment instructions are attached hereto as Schedule 1. In the event that Buyer and Seller do not give written directions to the Escrow Agent in a timely manner, the Escrow Agent shall invest and reinvest the Escrowed Funds in Permitted Investments selected by the Escrow Agent. Any returns on Escrowed Funds, whether in the form of interest, dividends or other distributions or otherwise, shall be added to the Escrow Account and shall constitute Escrowed Funds. The Escrow Agent shall be entitled to make such investments in its discretion and shall have no liability to Buyer or Seller arising, directly or indirectly, from any investment made pursuant to this Section 3. The Escrow Agent shall vote any securities in which the Escrow Funds are invested in accordance with the instructions of Seller.

     4. Reports on Paid Losses, Ending Reserves and Reserve
Deficiency/Redundancy Calculation. As soon as practicable (but not later than ninety (90) days) after the Valuation Date, Buyer shall deliver to Seller and the Escrow Agent each of the following:

          (i) A report of independent public accountants designated by Buyer (who may also be the independent public accountants of Seller or Buyer) setting forth the amount of Paid Losses and showing in reasonable detail the calculation thereof.

          (ii) A report by an independent actuary designated by Buyer (who may also be the independent actuary of Seller or Buyer, but not an employee of either) setting forth the amount of Ending Reserves and showing in reasonable detail the calculation thereof.

          (iii) A report of independent public accountants designated by Buyer (who may also be the independent public accountants of Seller or Buyer) setting forth the difference of (1) the Beginning Reserves over (2) the sum of Paid Losses plus Ending Reserves. Such difference shall be called "Reserve Deficiency" if it is negative and "Reserve Redundancy" if it is zero or positive. The Reserve Deficiency shall not exceed the Deposited Amount. Such report shall show such calculation in reasonable detail.

     5. Disputes.

     (a) If at any time within the Objection Period Seller gives an Objection Notice, Appointed Experts shall be engaged to separately determine the Reserve Deficiency/Reserve Redundancy, and/or Ending Reserves and confirm the calculation of Paid Losses. The Appointed Experts shall determine the Reserve Deficiency/Reserve Redundancy, and/or Ending Reserves and confirm the calculation of Paid Losses within forty-five (45) days of the date Seller gives such notice. The determination by an actuary that is an Appointed Expert shall be conducted (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles, and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Beginning Reserves. It is understood that such actuary shall in no way be inhibited in the use of its independent judgment. Except as provided in Section 5(c), the Appointed Experts' determinations and confirmations shall be final and binding on all parties. Fees and expenses of the Appointed Experts shall be paid equally by Buyer and Seller.

     (b) Buyer and Seller agree to cooperate with and use all commercially reasonable efforts to assist the Appointed Experts, including by furnishing all information reasonably requested by them, in performing the services specified hereby, and to negotiate in good faith to resolve the disputes under Section 5(a).

     (c) Seller shall be entitled to dispute Paid Losses the calculation of which shall have been confirmed by the Appointed Experts only to the extent that Seller can show Paid Losses shall not have been incurred by Buyer in its exercise of the reasonable business judgment of a reasonable reinsurer under similar circumstances without regard to the availability of the Escrow Funds (it being recognized that Buyer's rights to control payment of losses by cedents are limited).

     6. Release of Escrowed Funds. Escrowed Funds shall be released from the Escrow Account only in accordance with this Section 6.

     (a) Tax Distributions. Within two business days after the end of each calendar quarter (beginning with December 31, 2000), the Escrow Agent shall release from the Escrow Account and deliver to Seller Escrowed Funds in an amount equal to the tax that Seller notifies Buyer and the Escrow Agent is actually payable (after giving effect to Seller's net operating losses) by the Seller in respect of earnings on the Escrowed Funds since the end of the immediately preceding calendar quarter (or, in the case of the first such calendar quarter, since the date hereof) (such amounts, collectively, the "Tax Distributions"). Buyer shall have no right to dispute the amount of taxes so notified by Seller.

     (b) By Mutual Instructions. The Escrow Agent shall release Escrowed Funds from the Escrow Account in accordance with any mutual written instruction of both Buyer and Seller.

     (c) Insurance on Reserve Deficiency. The Escrow Agent shall release to Seller all of the Escrowed Funds from the Escrow Account upon the Escrow Agent's receipt of written confirmation from Seller and Buyer (which Buyer shall not unreasonably withhold) that Seller has delivered to Buyer an insurance policy for the benefit of Buyer from an insurance company (which insurance company shall have a claims paying ability rating from Standard & Poor's at such time at least as high as Buyer (but no less than "AA-") and a combined capital and surplus at such time of at least as much as Buyer (but no less than $500 million)) or other similar arrangement guaranteeing payment to Buyer on the Settlement Date of the Reserve Deficiency plus interest on the Reserve Deficiency from the Closing Date to the Settlement Date at the average rate of return on the Escrow Funds from the date hereof to the date of such release. Such insurance policy or other similar arrangement shall not detract from or adversely affect the rights of Buyer or Seller provided for in this Agreement and shall incorporate the relevant terms of this Agreement, which shall under the terms of such insurance policy apply to such insurance policy rather than to the Escrowed Funds.

     (d) Paid Losses in Excess of Beginning Reserves.

          (i) At the end of the first calendar quarter in which Paid Losses (calculated with the references to "Valuation Date" in the definition thereof being to such quarter-end and subject to Section 5(c)) exceed the Beginning Reserves (such excess, the "Excess"), Buyer may give written notice of the Excess to Seller. Such notice shall be accompanied by a report of independent public accountants designated by Buyer (who may also be the independent public accountants of Seller or Buyer) setting forth the amount of Paid Losses and showing in reasonable detail the calculation thereof. If at any time within thirty (30) days of the receipt of such notice, Seller gives written no-tice to Buyer that it disputes the Paid Losses or any component thereof, Appointed Experts shall be engaged to confirm the calculation of Paid Losses. The Appointed Experts shall confirm the calculation of the Paid Losses within forty-five (45) days of the date Seller gives such notice, and give notice to the Escrow Agent of the amount of the Excess. Except as provided in Section 5(c), the Appointed Experts' confirmation of the calculation shall be final and binding on all parties. On the later of (A) the end of the 30-day period referred to in this Section 6(d)(i) and (B) the delivery by the Appointed Experts of their confirmation of the calculation of the Excess, the Escrow Agent shall release from the Escrow Account and deliver to Buyer Escrowed Funds in an amount equal to any Excess.

          (ii) Following the release of Escrowed Funds pursuant to Section 6(d)(i), from time to time, Buyer shall give written notice to Seller of Paid Losses since the last such release to the end of any subsequent calendar quarter ("Additional Paid Losses"), accompanied by a reasonably detailed report of the Buyer's calculation of such Additional Paid Losses, at the end of such calendar quarter. Upon the receipt of such report, the Escrow Agent shall release from the Escrow Account and deliver to the Buyer Escrowed Funds in an amount equal to such Additional Paid Losses.

          (iii) The release of Escrowed Funds pursuant to Section 6(d) shall not affect the right of Seller to dispute the amount of Paid Losses included in any Reserve Deficiency or Reserve Redundancy submitted by or on behalf of Buyer.

     (e) Reserve Deficiency/Redundancy. On the Settlement Date:

          (i) if there is a Reserve Deficiency, (x) the Escrow Agent shall release from the Escrow Account and deliver to Buyer the Buyer Portion and
     (y) the Escrow Agent shall release from the Escrow Account and deliver to Seller the Seller Portion.

          (ii) if there is a Reserve Redundancy, (x) the Escrow Agent shall release from the Escrow Account and deliver to Seller all of the Escrowed Funds and (y) Buyer shall deliver to Seller cash equal to the amount of Reserve Redundancy, plus interest on such amount at the average rate of return on the Escrowed Funds from the Closing Date to the Settlement Date.

     (f) Indemnification. Upon the final determination of any Covered Claim , the Escrow Agent shall, upon receipt of written instructions from Buyer and Seller, release from the Escrow Account and deliver to Buyer Escrowed Funds in an amount up to the amount payable to Buyer by Seller in respect of such claim. If the amount so payable to Buyer by Seller in respect of the Covered Claim exceeds the amount of Escrowed Funds, Seller shall deliver to Buyer cash equal to the lesser of (A) the amount of such excess and

(B) the total amount of Tax Distributions released from the Escrow Account to Seller pursuant to Section 6(a), plus an amount of interest on such Tax Distributions from the date release date at a rate equal to the weighted average return on the Deposited Amount to the Settlement Date, less any amounts paid to Buyer pursuant to clause (iii) of the definition of Buyer's Portion. In such event, Buyer shall cooperate in any of Seller's efforts to seek a refund of or tax benefit with respect to income taxes paid or tax benefits used by Seller in respect of earnings on Escrowed Funds.

     (g) Liquidation of Investments. If necessary to satisfy any distributions under this Agreement the Escrow Agent may sell or liquidate, in its sole discretion, any one or more investments prior to maturity and the Escrow Agent shall not be liable to Seller or to Buyer for any loss or penalties resulting from or relating to such sale or liquidation; provided that the payee may (i) extend any payment period in this Section 6 in order to avoid any loss of income or principal from a premature liquidation of an escrow investment and/or (ii) opt in writing to receive securities from the Escrow Account rather than immediately available funds.

     (h) Payments. Unless directed otherwise in writing by a payee, all payments shall be made by wire transfer of immediately available funds to the account specified by such payee.

     7. Reports; Inspection Rights.

     (a) Within 45 days of the end of each of the first three fiscal quarters of Buyer of each year prior to the Valuation Date, Buyer shall deliver to Seller a report setting forth (i) the Paid Losses (for such purposes, the references to Valuation Date and financial statements in the definition thereof being to such quarter-end and interim financial statements, respectively), (ii) the Reserves as of such quarter-end, (iii) the calculation of each of the foregoing in reasonable detail (including in the case of Paid Losses, a list of all individual losses, if available from the ceding company), and (iv) such other related matters as Seller reasonably requests, to the extent reasonably available.

     (b) Within 90 days of the end of each fiscal year of Buyer prior to the Valuation Date, Buyer shall deliver to Seller a report setting forth (i) the Paid Losses (for such purposes, the references to Valuation Date and financial statements in the definition thereof being to such year-end and year-end financial statements), (ii) the Reserves as of such year-end, (iii) the difference of (1) the Beginning Reserves over (2) the sum of Paid Losses (calculated with the references to "Valuation Date" in the definition thereof being to such year-end) plus the Reserves as of such year-end, (iv) the calculation of each of the foregoing in reasonable detail (including in the case of Paid Losses, a list of all individual losses, if available from the ceding company) and (v) such other related matters as Seller reasonably requests, to the extent reasonably available.

     (c) From time to time as the Buyer and the Seller may reasonably agree (but not less frequently than once per year) upon reasonable notice during normal business hours, representatives of Seller (including its independent public accountants and actuary) shall be permitted to inspect Buyer's books and records involving the CPIS Business, including those relating to settlement and payment of claims and work papers of Buyer's independent public accountants and actuary, and, at Seller's expense, to make copies of them, and to discuss them with Buyer's representatives (including its independent public accountants and actuaries).

     (d) The parties agree that Seller's receipt of reports or information pursuant to this Section 7 shall not affect Seller's rights under Section 5 or 6.

     (e) Buyer agrees that, without the prior approval of the Seller (which approval is not to be unreasonably withheld or unreasonably delayed), it will not commute any reinsurance, retrocession or similar contracts, treaties, agreements or arrangements covering the CPIS Business (it being understood that, with respect to commutations of up to $500,000, Seller's failure to respond within 30 Business Days to a request by Buyer for such approval shall be deemed an unreasonable delay). The Buyer shall not otherwise take any action which is other than in the ordinary course of business of the Buyer with respect to the Reserves. This Section 7(e) shall not limit a ceding company's ability to settle claims in the ordinary course of business.

     8. Responsibility of Escrow Agent. The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Agreement and may rely conclusively upon and shall be protected in acting upon any judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. Notwithstanding anything to the contrary in this Agreement, prior to taking any action hereunder, the Escrow Agent may, if in doubt regarding its duties and obligations, seek instructions from Buyer and Seller, and if such instructions are in conflict, the Escrow Agent may seek instructions or other relief (including but not limited to interpleader) from a court of competent jurisdiction, and further may request such evidence, documents, certificates or opinions as it may deem appropriate. The Escrow Agent shall be entitled to retain counsel both to advise it and in connection with any court action, and such counsel's reasonable attorneys' fees shall be borne by Buyer and Seller pursuant to Section 9. The Escrow Agent shall be entitled to act in reliance upon the advice of counsel in all matters pertaining to this Agreement, and shall not be liable for any action taken or omitted by it in accordance with such advice and in the absence of gross negli-gence or willful misconduct by the Escrow Agent. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Agreement, and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless in writing and signed by Buyer, Seller and the Escrow Agent. In the event of any controversy or dispute hereunder or with respect to any question as to the construction of this Agreement, its liability hereunder is to be limited solely to gross negligence or willful misconduct on its part; provided that the Escrow Agent's liability with respect to the handling of funds shall be limited to ordinary negligence on its part. Buyer and Seller shall indemnify and hold the Escrow Agent harmless, and further protect and defend the Escrow Agent (with counsel selected by the Escrow Agent) against any losses, liabilities and damages incurred by the Escrow Agent as a consequence of any action taken or omitted to be taken by the Escrow Agent in the performance of its obligations hereunder (including, without limitation, the reasonable fees and disbursements of counsel), with the exception of any losses, liabilities and damages arising from the Escrow Agent's gross negligence or willful misconduct (or any liability arising from ordinary negligence in the handling of funds). The representations and obligations of Buyer and Seller to the Escrow Agent in this Agreement shall survive the termination of this Agreement.

     9. Fees of Escrow Agent. The Escrow Agent's fees for its services hereunder shall be at the rate specified on Schedule 2 attached hereto, for so long as any portion of the Escrowed Funds are held by the Escrow Agent hereunder. The fees and expenses of the Escrow Agent (including the Escrow Agent's reasonable attorney's fees) shall be paid one-half by Buyer and one-half by Seller.

     10. Notices and Communications. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given (1) if delivery by hand to a party at the address specified below, upon delivery to a person authorized to receive mail for such party at such address, (2) if sent by overnight courier to the address specified below, on the next business day, (3) if mailed to the address specified below by certified mail, return receipt requested, postage prepaid, on the fifth business day following deposit in the mails, or (4) if sent by facsimile, upon receipt of confirmation by the facsimile machine:

         If to Buyer, to:

                  Folksamerica Holding Company, Inc.
                  One Liberty Plaza
                  New York, New York  10006
                  Facsimile No.:  (212) 385-3678
                  Attention:  Steven E. Fass

         with a copy to:

                  Morgan Lewis & Bockius, LLP
                  101 Park Avenue
                  New York, New York  10178
                  Facsimile No:  (212) 309-6273
                  Attention:  F. Sedgwick Browne

         If to Seller, to:

                  Risk Capital Holdings, Inc.
                  20 Horseneck Lane
                  Greenwich, Connecticut  06830
                  Facsimile No.:  (203) 861-7240
                  Attention:  Chief Operating Officer or General Counsel

         with a copy sent contemporaneously to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Facsimile No.:  (212) 269-5420
                  Attention:  Immanuel Kohn

         If to the Escrow Agent, to:



                  Facsimile No.:
                  Attention:

or to such other address as such party shall designate by written notice to the other parties hereto.

     11. Term; Amendment; Assignment. This Agreement shall continue until the earlier of the date on which (a) all of the Escrowed Funds have been released from the Escrow Account in accordance with Section 6 or (b) the Escrow Agent receives a written notice of termination from Buyer and Seller; provided that
Section 6(e)(ii)(y) shall survive the termination of this Agreement pursuant to the foregoing clause (a). This Agreement may be amended only by a written instrument signed by all of the parties hereto and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary in the foregoing, Seller shall be permitted to assign its right to receive Escrowed Funds in accordance with Section 6.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

     13. Successor Escrow Agent. If the Escrow Agent wishes to resign as escrow agent hereunder, the Escrow Agent must give written notice to Buyer and Seller at least 90 days prior to the proposed date of resignation. Buyer and Seller shall seek a successor escrow agent to replace the Escrow Agent. If a successor escrow agent has not been appointed within 90 days after the Escrow Agent's delivery of its resignation notice to Buyer and Seller, the Escrow Agent may petition a court of competent jurisdiction to appoint such a successor escrow agent. Resignation shall be effective upon appointment of a successor escrow agent.

     14. Entire Agreement. This Agreement, together with the Purchase Agreement (including the attachments thereto) and the Transfer and Assumption Agreement (as defined in the Purchase Agreement), contains the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeat or invalidate this Agreement.

     15. Representations of Buyer and Seller. Each of Buyer and Seller, in such capacity, represents and warrants to the Escrow Agent that it has the power and authority to enter into this Agreement and to carry out its obligations hereunder, that it has duly authorized, executed and delivered this Agreement, and this Agreement is its valid and legally binding obligation.

     16. Governing Law. The validity, enforceability and construction of this Agreement shall be governed by the laws of the State of New York (without giving effect to principles of conflicts of laws).

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         BUYER:

                         FOLKSAMERICA HOLDING COMPANY, INC.


                         By:
                             ---------------------------------------
                             Name:
                             Title:


                         FOLKSAMERICA REINSURANCE COMPANY


                         By:
                             ---------------------------------------
                             Name:
                             Title:


                         SELLER:

                         RISK CAPITAL REINSURANCE COMPANY


                         By:
                             ---------------------------------------
                             Name:
                             Title:


                         ESCROW AGENT:

                         [CITIBANK, N.A.]


                         By:
                             ---------------------------------------
                             Name:
                             Title:

                       Schedule 1 to the Escrow Agreement

                         INITIAL INVESTMENT INSTRUCTIONS

                       Schedule 2 to the Escrow Agreement

                              FEES OF ESCROW AGENT


Acceptance Fee (one-time charge)                              [            ]

Administration Fee                                            [            ]

                         Annex A to the Escrow Agreement

                                   DEFINITIONS


     "Appointed Experts" means (i) an independent actuary and/or (ii) a firm of independent public accountants, which shall be one of the "Big Five" firms of public accountants, each of which shall be satisfactory to Buyer and Seller.

     "Balance Sheet" means the Closing Date Balance Sheet of Seller delivered to Buyer pursuant to Section 2.04(a) of the Purchase Agreement.

     "Beginning Date" means the Closing Date.

     "Beginning Reserves" means the Reserves as set forth on the Balance Sheet.

     "Buyer Portion" means , subject to the last sentence of this paragraph, all or a part of the (i) the Deposited Amount multiplied by a fraction of which (x) the numerator is the Reserve Deficiency and (y) the denominator is the Deposited Amount, plus (ii) the same fractional proportion of interest, dividends and other distributions earned on the Deposited Amount to the Settlement Date, plus
(iii) to the extent that Buyer has not been fully compensated for principal and interest on the Reserve Deficiency as calculated pursuant to (i) and (ii) above, an amount equal to any Tax Distributions the Escrow Agent has released to Seller for Tax Distributions including an amount of interest on such Tax Distributions from the release date at a rate equal to the average rate of return on the Deposited Amount to the Settlement Date. The final amount paid to Buyer shall be reduced by amounts paid to Buyer pursuant to Section 6(d) and the amount of interest in the Escrow Account shall be equitably allocated to Buyer with the recognition that Buyer may have received all or a part of the Buyer Portion under clause (i) above prior to the Settlement Date. If clause (iii) is applicable, Buyer shall cooperate in any of Seller's efforts to seek a refund of or tax benefit with respect to income taxes paid or tax benefits used by Seller in respect of earnings on Escrowed Funds.

     It is the intention of the above calculations that Buyer receive all or a part of the Deposited Amount equal to the Reserve Deficiency and that Buyer (and Seller, if applicable) receive on the Settlement Date an equitable apportionment of interest on the amount of the Deposited Amount (taking into consideration any distributions from the Escrowed Funds) to which they are entitled pursuant to this Agreement.

     "Covered Claim" means a claim for indemnification pursuant to Section 9.03 of the Purchase Agreement (a) for a breach of a representation or warranty contained in Section 3.06 or Section 3.17 of the Purchase Agreement or, to the extent related to CPIS or the


                                     D-1-1

CPIS Business, any other section of the Purchase Agreement, subject to (i) in each case (other than Section 3.17 of the Purchase Agreement to the extent relating to Retrocession Agreements covering the CPIS Business), the one-year survival period contained in Section 9.01 of the Purchase Agreement, (ii) in each case (other than Section 3.17 of the Purchase Agreement), subject to the $500,000 deductible and $5,000,000 cap contained in Section 9.03 of the Purchase Agreement, and (iii) in each case, subject to the other restrictions on indemnification contained in Section 9.03 of the Purchase Agreement or (b) with respect to Excluded Liabilities arising out of or relating to CPIS referred to in Section 3.21(b) of the Purchase Agreement.

     "CPIS Business" means all business produced by Capital Protection Insurance Services, LLC for the account of Seller.

     "Deposited Amount" means $20,000,000.

     "Ending Reserves" means the Reserves as of the Valuation Date. The determination of Ending Reserves shall be (i) conducted by the independent actuary making such determination (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Beginning Reserves and (ii) consistent with Buyer's audited financial statements for the fiscal year that includes the Valuation Date. It is understood that such actuary shall in no way be inhibited in the use of its independent judgment.

     "Escrowed Funds" means the Deposited Amount, together with any interest, dividends or other distributions on or proceeds from any investment thereof under the Escrow Agreement, less the aggregate amount of Tax Distributions.

     "GAAP" means United States generally accepted accounting principles applied on a basis consistent with those applied in preparing the Balance Sheet.

     "Objection Notice" means a written notice to Buyer and the Escrow Agent that Seller disputes the Reserve Deficiency/Reserve Redundancy, Paid Losses, Ending Reserves and/or any component of any of the foregoing, and specifying in reasonable detail the Seller's reasons for such dispute.

     "Objection Period" means the period of sixty (60) days following Seller's receipt of the latest of the reports referred to in Section 4.

     "Paid Losses" means losses and loss adjustment expenses of the CPIS Business actually paid by or on behalf of FRC from (but excluding) the Beginning Date to (and in-


                                     D-1-2
cluding) the Valuation Date, less (x) any amounts actually received as of the Valuation Date in respect of such losses and loss adjustment expenses pursuant to insurance, reinsurance, retrocession or similar contracts, treaties, agreements or arrangements and (y) salvage and subrogation actually received as of the Valuation Date in respect of such losses and loss adjustment expenses; provided that the portion of unallocated loss adjustment expenses included in such loss adjustment expenses shall not exceed the amount of unallocated loss adjustment expenses included in the Beginning Reserves except as the result of the recharacterization as unallocated loss adjustment expenses, pursuant to a change prescribed by the National Association of Insurance Commissioners or the New York Insurance Department, of an item that at the date hereof would constitute allocated loss adjustment expenses. For purposes of this provision, unallocated loss adjustment expenses shall mean internal expenses for compensation of FRC's officers and employees and related overhead expenses. The calculation of Paid Losses shall be (x) made in accordance with GAAP and (y) consistent with Buyer's financial statements for the fiscal period ending with the Valuation Date.

     "Permitted Investments" means investment grade securities issued, fully guaranteed or fully insured by any State of the United States or any political subdivision thereof (including "revenue" bonds) and money market funds substantially all of whose assets consist of such securities, which shall not
(A) mature later than the Settlement Date or (B) be subject to any federal or state income tax applicable to the Seller.

     "Reserves" means, as of any date, (1) the reserve for unpaid losses, including the case reserve and reserve for incurred but not reported (IBNR) losses (including the reserve for unearned premium deficiency), plus (2) the reserve for loss adjustment expenses; provided that the portion of unallocated loss adjustment expenses included in such reserve shall not exceed the amount of unallocated loss adjustment expenses included in the Beginning Reserves, plus
(3) unearned premium reserves, minus (4) anticipated salvage and subrogation, minus (5) collectible reinsurance recoverables, in each case, on such date with respect to the CPIS Business.

     "Reserve Deficiency" has the meaning given to such term in Section 4(iii).

     "Reserve Redundancy" has the meaning given to such term in Section 4(iii).

     "Seller Portion" means all of the Escrowed Funds less the Buyer Portion.

     "Settlement Date" means (a) if Seller does not give an Objection Notice within the Objection Period, the second business day following the end of the Objection Period, and (b) if Seller gives an Objection Notice within the Objection Period, the second business day following the later of (x) the determinations and confirmations by the Appointed Experts pursuant to Section 5(a) or (y) the resolution of any dispute regarding Paid Losses.


                                     D-1-3

     "Valuation Date" means the fifth anniversary of the Closing Date.




                                     D-1-4

                                                                         ANNEX E

                                     Form of
                          SUPPLEMENTAL ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of [ ], by and among FOLKSAMERICA HOLDING COMPANY, INC., a New York corporation ("FHC"), FOLKSAMERICA REINSURANCE COMPANY, a New York domiciled insurance company ("FRC," and, together with FHC, "Buyer") and a wholly owned subsidiary of FHC, RISK CAPITAL REINSURANCE COMPANY, a Nebraska domiciled reinsurance company ("Seller"), and [Citibank, N.A.], as Escrow Agent (the "Escrow Agent"). Certain capitalized terms have the meanings given to them in Annex A hereto.


                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, Buyer, FHC, Seller and Risk Capital Holdings, Inc., a Delaware corporation and the parent of Seller, are parties to an Asset Purchase Agreement, dated as of January 17, 2000 (the "Purchase Agreement");

     WHEREAS, pursuant to the Purchase Agreement, on the Closing Date, the Buyer purchased all of the reinsurance operations of Seller;

     WHEREAS, this is the Non-CPIS Escrow Agreement referred to in the Purchase Agreement;

     WHEREAS, pursuant to Section 2.04(b)(iii) of the Purchase Agreement, the Seller is required to deposit funds into escrow in an amount equal to the Deposited Amount (as defined below);

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. Each of Buyer and Seller hereby designates and appoints the Escrow Agent as escrow agent, and the Escrow Agent hereby accepts such appointment, on the terms and subject to the conditions of this Agreement.

     2. Deposited Amount; Escrowed Funds; Escrow Account.

     (a) Seller hereby deposits with the Escrow Agent pursuant to Section 2.04(b)(iii) of the Purchase Agreement, and the Escrow Agent hereby acknowledges receipt of, the Deposited Amount.

     (b) The Escrow Agent shall establish a segregated account (the "Escrow Account") at its office located at its address set forth in Section 10 in which to hold the Escrowed Funds and any securities in which the Escrowed Funds may, from time to time, be invested. The Escrow Agent shall keep appropriate books and records for the Escrow Account, including a list of securities in which the Escrowed Funds are invested, any interest, dividends or other distributions on or proceeds from any investment of Escrowed Funds and any amounts released from the Escrow Account in accordance with Section 6. At the request of Buyer or Seller from time to time, the Escrow Agent shall allow representatives of such party to inspect and make copies of such books and records upon reasonable notice during normal business hours. In any event, within 30 days of the end of each calendar quarter, the Escrow Agent shall provide to Buyer and Seller a statement of the list of securities in which the Escrowed Funds are invested, the amount of any interest, dividends or other distributions on or proceeds from any investment of Escrowed Funds and any amounts released from the Escrow Account in accordance with Section 6. Escrowed Funds shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Buyer or Seller owing to the Escrow Agent in any capacity.

     3. Investment of Escrowed Funds. The Escrow Agent shall invest and reinvest the Escrowed Funds solely in Permitted Investments specified in written instructions given to the Escrow Agent by both Buyer and Seller. The initial investment instructions are attached hereto as Schedule 1. In the event that Buyer and Seller do not give written directions to the Escrow Agent in a timely manner, the Escrow Agent shall invest and reinvest the Escrowed Funds in Permitted Investments selected by the Escrow Agent. Any returns on Escrowed Funds, whether in the form of interest, dividends or other distributions or otherwise, shall be added to the Escrow Account and shall constitute Escrowed Funds. The Escrow Agent shall be entitled to make such investments in its discretion and shall have no liability to Buyer or Seller arising, directly or indirectly, from any investment made pursuant to this Section 3. The Escrow Agent shall vote any securities in which the Escrow Funds are invested in accordance with the instructions of Seller.

     4. Reports on Paid Losses, Ending Reserves and Reserve
Deficiency/Redundancy Calculation. As soon as practicable (but not later than ninety (90) days) after the Valuation Date, Buyer shall deliver to Seller and the Escrow Agent each of the following:

          (i) A report of independent public accountants designated by Buyer (who may also be the independent public accountants of Seller or Buyer) setting forth the amount of Paid Losses and showing in reasonable detail the calculation thereof.

          (ii) A report by an independent actuary designated by Buyer (who may also be the independent actuary of Seller or Buyer, but not an employee of either) setting forth the amount of Ending Reserves and showing in reasonable detail the calculation thereof.

          (iii) A report of independent public accountants designated by Buyer (who may also be the independent public accountants of Seller or Buyer) setting forth the difference of (1) the Beginning Reserves over (2) the sum of Paid Losses plus Ending Reserves. Such difference shall be called "Reserve Deficiency" if it is negative and "Reserve Redundancy" if it is zero or positive. The Reserve Deficiency shall not exceed the Deposited Amount. Such report shall show such calculation in reasonable detail.

     5. Disputes.

     (a) If at any time within the Objection Period Seller gives an Objection Notice, Appointed Experts shall be engaged to separately determine the Reserve Deficiency/Reserve Redundancy, and/or Ending Reserves and confirm the calculation of Paid Losses. The Appointed Experts shall determine the Reserve Deficiency/Reserve Redundancy, and/or Ending Reserves and confirm the calculation of Paid Losses within forty-five (45) days of the date Seller gives such notice. The determination by an actuary that is an Appointed Expert shall be conducted (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles, and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Beginning Reserves. It is understood that such actuary shall in no way be inhibited in the use of its independent judgment. Except as provided in Section 5(c), the Appointed Experts' determinations and confirmations shall be final and binding on all parties. Fees and expenses of the Appointed Experts shall be paid equally by Buyer and Seller.

     (b) Buyer and Seller agree to cooperate with and use all commercially reasonable efforts to assist the Appointed Experts, including by furnishing all information reasonably requested by them, in performing the services specified hereby, and to negotiate in good faith to resolve the disputes under Section 5(a).

     (c) Seller shall be entitled to dispute Paid Losses the calculation of which shall have been confirmed by the Appointed Experts only to the extent that Seller can show Paid Losses shall not have been incurred by Buyer in its exercise of the reasonable business judgment of a reasonable reinsurer under similar circumstances without regard to the availability of the Escrow Funds (it being recognized that Buyer's rights to control payment of losses by cedents are limited).

     6. Release of Escrowed Funds. Escrowed Funds shall be released from the Escrow Account only in accordance with this Section 6.

     (a) Tax Distributions. Within two business days after the end of each calendar quarter (beginning with December 31, 2000), the Escrow Agent shall release from the Escrow Account and deliver to Seller Escrowed Funds in an amount equal to the tax that Seller notifies Buyer and the Escrow Agent is actually payable (after giving effect to Seller's net operating losses) by the Seller in respect of earnings on the Escrowed Funds since the end of the immediately preceding calendar quarter (or, in the case of the first such calendar quarter, since the date hereof) (such amounts, collectively, the "Tax Distributions"). Buyer shall have no right to dispute the amount of taxes so notified by Seller.

     (b) By Mutual Instructions. The Escrow Agent shall release Escrowed Funds from the Escrow Account in accordance with any mutual written instruction of both Buyer and Seller.

     (c) Paid Losses in Excess of Beginning Reserves.

          (i) At the end of the first calendar quarter in which Paid Losses (calculated with the references to "Valuation Date" in the definition thereof being to such quarter-end and subject to Section 5(c)) exceed the Beginning Reserves (such excess, the "Excess"), Buyer may give written notice of the Excess to Seller. Such notice shall be accompanied by a report of independent public accountants designated by Buyer (who may also be the independent public accountants of Seller or Buyer) setting forth the amount of Paid Losses and showing in reasonable detail the calculation thereof. If at any time within thirty (30) days of the receipt of such notice, Seller gives written notice to Buyer that it disputes the Paid Losses or any component thereof, Appointed Experts shall be engaged to confirm the calculation of Paid Losses. The Appointed Experts shall confirm the calculation of the Paid Losses within forty-five (45) days of the date Seller gives such notice, and give notice to the Escrow Agent of the amount of the Excess. Except as provided in Section 5(c), the Appointed Experts' confirmation of the calculation shall be final and binding on all parties. On the later of (A) the end of the 30-day period referred to in this
     Section 6(c)(i) and (B) the delivery by the Appointed Experts of their confirmation of the calculation of the Excess, the Escrow Agent shall release from the Escrow Account and deliver to Buyer Escrowed Funds in an amount equal to any Excess.

          (ii) Following the release of Escrowed Funds pursuant to Section 6(c)(i), from time to time, Buyer shall give written notice to Seller of Paid Losses since the last such release to the end of any subsequent calendar quarter ("Additional Paid Losses"), accompanied by a reasonably detailed report of the Buyer's calculation of such Additional Paid Losses, at the end of such calendar quarter. Upon the receipt of such report, the Escrow Agent shall release from the Escrow Account and deliver to the Buyer Escrowed Funds in an amount equal to such Additional Paid Losses.

          (iii) The release of Escrowed Funds pursuant to Section 6(c) shall not affect the right of Seller to dispute the amount of Paid Losses included in any Reserve Deficiency or Reserve Redundancy submitted by or on behalf of Buyer.

     (d) Reserve Deficiency/Redundancy. On the Settlement Date:

          (i) if there is a Reserve Deficiency, (x) the Escrow Agent shall release from the Escrow Account and deliver to Buyer the Buyer Portion and
     (y) the Escrow Agent shall release from the Escrow Account and deliver to Seller the Seller Portion.

          (ii) if there is a Reserve Redundancy, the Escrow Agent shall release from the Escrow Account and deliver to Seller all of the Escrowed Funds.

     (e) Liquidation of Investments. If necessary to satisfy any distributions under this Agreement the Escrow Agent may sell or liquidate, in its sole discretion, any one or more investments prior to maturity and the Escrow Agent shall not be liable to Seller or to Buyer for any loss or penalties resulting from or relating to such sale or liquidation; provided that the payee may (i) extend any payment period in this Section 6 in order to avoid any loss of income or principal from a premature liquidation of an escrow investment and/or (ii) opt in writing to receive securities from the Escrow Account rather than immediately available funds.

     (f) Payments. Unless directed otherwise in writing by a payee, all payments shall be made by wire transfer of immediately available funds to the account specified by such payee.

     7. Reports; Inspection Rights.

     (a) Within 45 days of the end of each of the first three fiscal quarters of Buyer of each year prior to the Valuation Date, Buyer shall deliver to Seller a report setting forth (i) the Paid Losses (for such purposes, the references to Valuation Date and audited financial statements in the definition thereof being to such quarter-end and interim financial statements, respectively), (ii) the Reserves as of such quarter-end, (iii) the calculation of each of the foregoing in reasonable detail (including in the case of Paid Losses, a list of all individual losses, if available from the ceding company) and (iv) such other related matters as Seller reasonably requests, to the extent reasonably available.

     (b) Within 90 days of the end of each fiscal year of Buyer prior to the Valuation Date, Buyer shall deliver to Seller a report setting forth (i) the Paid Losses (for such purposes, the references to Valuation Date and financial statements in the definition thereof being to such year-end and year-end financial statements), (ii) the Reserves as of such year-end, (iii) the difference of (1) the Beginning Reserves over (2) the sum of Paid Losses (calculated with the references to "Valuation Date" in the definition thereof being to such year-end) plus the Reserves as of such year-end, (iv) the calculation of each of the foregoing in reasonable detail (including in the case of Paid Losses, a list of all individual losses, if available from the ceding company) and (v) such other related matters as Seller reasonably requests, to the extent reasonably available.

     (c) From time to time as the Buyer and the Seller may reasonably agree (but not less frequently than once per year) upon reasonable notice during normal business hours, representatives of Seller (including its independent public accountants and actuary) shall be permitted to inspect Buyer's books and records involving the Business, including those relating to settlement and payment of claims and work papers of Buyer's independent public accountants and actuary, and, at Seller's expense, to make copies of them, and to discuss them with Buyer's representatives (including its independent public accountants and actuaries).

     (d) The parties agree that Seller's receipt of reports or information pursuant to this Section 7 shall not affect Seller's rights under Section 5 or 6.

     8. Responsibility of Escrow Agent. The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Agreement and may rely conclusively upon and shall be protected in acting upon any judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. Notwithstanding anything to the contrary in this Agreement, prior to taking any action hereunder, the Escrow Agent may, if in doubt regarding its duties and obligations, seek instructions from Buyer and Seller, and if such instructions are in conflict, the Escrow Agent may seek instructions or other relief (including but not limited to interpleader) from a court of competent jurisdiction, and further may request such evidence, documents, certificates or opinions as it may deem appropriate. The Escrow Agent shall be entitled to retain counsel both to advise it and in connection with any court action, and such counsel's reasonable attorneys' fees shall be borne by Buyer and Seller pursuant to Section 9. The Escrow Agent shall be entitled to act in reliance upon the advice of counsel in all matters pertaining to this Agreement, and shall not be liable for any action taken or omitted by it in accordance with such advice and in the absence of gross negligence or willful misconduct by the Escrow Agent. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Agreement, and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless in writing and signed by Buyer, Seller and the Escrow Agent. In the event of any controversy or dispute hereunder or with respect to any question as to the construction of this Agreement, its liability hereunder is to be limited solely to gross negligence or willful misconduct on its part; provided that the Escrow Agent's liability with respect to the handling of funds shall be limited to ordinary negligence on its part. Buyer and Seller shall indemnify and hold the Escrow Agent harmless, and further protect and defend the Escrow Agent (with counsel selected by the Escrow Agent) against any losses, liabilities and damages incurred by the Escrow Agent as a consequence of any action taken or omitted to be taken by the Escrow Agent in the performance of its obligations hereunder (including, without limitation, the reasonable fees and disbursements of counsel), with the exception of any losses, liabilities and damages arising from the Escrow Agent's gross negligence or willful misconduct (or any liability arising from ordinary negligence in the handling of funds). The representations and obligations of Buyer and Seller to the Escrow Agent in this Agreement shall survive the termination of this Agreement.

     9. Fees of Escrow Agent. The Escrow Agent's fees for its services hereunder shall be at the rate specified on Schedule 2 attached hereto, for so long as any portion of the Escrowed Funds are held by the Escrow Agent hereunder. The fees and expenses of the Escrow Agent (including the Escrow Agent's reasonable attorney's fees) shall be paid one-half by Buyer and one-half by Seller.

     10. Notices and Communications. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given (1) if delivery by hand to a party at the address specified below, upon delivery to a person authorized to receive mail for such party at such address, (2) if sent by overnight courier to the address specified below, on the next business day, (3) if mailed to the address specified below by certified mail, return receipt requested, postage prepaid, on the fifth business day following deposit in the mails, or (4) if sent by facsimile, upon receipt of confirmation by the facsimile machine:

          If to Buyer, to:

                   Folksamerica Holding Company, Inc.
                   One Liberty Plaza
                   New York, New York  10006
                   Facsimile No.:  (212) 385-3678
                   Attention:  Steven E. Fass

          with a copy to:

                   Morgan Lewis & Bockius, LLP
                   101 Park Avenue
                   New York, New York  10178
                   Facsimile No:  (212) 309-6273
                   Attention:  F. Sedgwick Browne

          If to Seller, to:

                   Risk Capital Holdings, Inc.
                   20 Horseneck Lane
                   Greenwich, Connecticut  06830
                   Facsimile No.:  (203) 861-7240
                   Attention:  Chief Operating Officer or General Counsel

          with a copy sent contemporaneously to:

                   Cahill Gordon & Reindel
                   80 Pine Street
                   New York, New York  10005
                   Facsimile No.:  (212) 269-5420
                   Attention:  Immanuel Kohn

          If to the Escrow Agent, to:



                   Facsimile No.:
                   Attention:

or to such other address as such party shall designate by written notice to the other parties hereto.

     11. Term; Amendment; Assignment. This Agreement shall continue until the earlier of the date on which (a) all of the Escrowed Funds have been released from the Escrow Account in accordance with Section 6 or (b) the Escrow Agent receives a written notice of termination from Buyer and Seller; provided; that
Section 6(d)(ii)(y) shall survive the termination of this Agreement pursuant to the foregoing clause (a). This Agreement may be amended only by a written instrument signed by all of the parties hereto and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary in the foregoing, Seller shall be permitted to assign its right to receive Escrowed Funds in accordance with Section 6.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

     13. Successor Escrow Agent. If the Escrow Agent wishes to resign as escrow agent hereunder, the Escrow Agent must give written notice to Buyer and Seller at least 90 days prior to the proposed date of resignation. Buyer and Seller shall seek a successor escrow agent to replace the Escrow Agent. If a successor escrow agent has not been appointed within 90 days after the Escrow Agent's delivery of its resignation notice to Buyer and Seller, the Escrow Agent may petition a court of competent jurisdiction to appoint such a successor escrow agent. Resignation shall be effective upon appointment of a successor escrow agent.

     14. Entire Agreement. This Agreement, together with the Purchase Agreement (including the attachments thereto) and the Transfer and Assumption Agreement (as defined in the Purchase Agreement), contains the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeat or invalidate this Agreement.

     15. Representations of Buyer and Seller. Each of Buyer and Seller, in such capacity, represents and warrants to the Escrow Agent that it has the power and authority to enter into this Agreement and to carry out its obligations hereunder, that it has duly authorized, executed and delivered this Agreement, and this Agreement is its valid and legally binding obligation.

     16. Governing Law. The validity, enforceability and construction of this Agreement shall be governed by the laws of the State of New York (without giving effect to principles of conflicts of laws).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        BUYER:

                        FOLKSAMERICA HOLDING COMPANY, INC.


                        By:
                            -------------------------------------------
                            Name:
                            Title:


                        FOLKSAMERICA REINSURANCE COMPANY


                        By:
                            -------------------------------------------
                            Name:
                            Title:


                        SELLER:

                        RISK CAPITAL REINSURANCE COMPANY


                        By:
                            -------------------------------------------
                            Name:
                            Title:


                        ESCROW AGENT:

                        [CITIBANK, N.A.]


                        By:
                            -------------------------------------------
                            Name:
                            Title:

                       Schedule 1 to the Escrow Agreement

                         INITIAL INVESTMENT INSTRUCTIONS

                       Schedule 2 to the Escrow Agreement

                              FEES OF ESCROW AGENT


Acceptance Fee (one-time charge)                              [            ]

Administration Fee                                            [            ]

                         Annex A to the Escrow Agreement

                                   DEFINITIONS


     "Appointed Experts" means (i) an independent actuary and/or, (ii) a firm of independent public accountants, which shall be one of the "Big Five" firms of public accountants, each of which shall be satisfactory to Buyer and Seller.

     "Balance Sheet" means the Closing Date Balance Sheet of Seller delivered to Buyer pursuant to Section 2.04(a) of the Purchase Agreement.

     "Beginning Date" means the Closing Date.

     "Beginning Reserves" means the Reserves as set forth on the Balance Sheet.

     "Buyer Portion" means, subject to the last sentence of this paragraph, all or a part of the (i) the Deposited Amount multiplied by a fraction of which (x) the numerator is the Reserve Deficiency and (y) the denominator is the Deposited Amount, plus (ii) the same fractional proportion of interest, dividends and other distributions earned on the Deposited Amount to the Settlement Date, plus
(iii) to the extent that Buyer has not been fully compensated for principal and interest on the Reserve Deficiency as calculated pursuant to (i) and (ii) above, an amount equal to any Tax Distributions the Escrow Agent has released to Seller for Tax Distributions including an amount of interest on such Tax Distributions from the release date at a rate equal to the average rate of return on the Deposited Amount to the Settlement Date. The final amount paid to Buyer shall be reduced by amounts paid to Buyer pursuant to Section 6(c) and the amount of interest in the Escrow Account shall be equitably allocated to Buyer with the recognition that Buyer may have received all or a part of the Buyer Portion under clause (i) above prior to the Settlement Date. If clause (iii) is applicable, Buyer shall cooperate in any of Seller's efforts to seek a refund of or tax benefit with respect to income taxes paid or tax benefits used by Seller in respect of earnings on Escrowed Funds.

     It is the intention of the above calculations that Buyer receive all or a part of the Deposited Amount equal to the Reserve Deficiency and that Buyer (and Seller, if applicable) receive on the Settlement Date an equitable apportionment of interest on the amount of the Deposited Amount (taking into consideration any distributions from the Escrowed Funds) to which they are entitled pursuant to this Agreement.

     "Closing Date" means                    , 2000

                                     E-1-1

     "Business" means all business written prior to the Closing Date under the Treaties (as defined in the Transfer and Assumption Agreement) for the account of Seller, other than the CPIS Business.

     "CPIS Business" means all business produced by Capital Protection Insurance Services, LLC for the account of Seller.

     "Deposited Amount" means the amount required to be deposited by the Seller in the Escrow Account pursuant to Section 2.04(b)(iii) of the Purchase Agreement.

     "Ending Reserves" means the Reserves as of the Valuation Date. The determination of Ending Reserves shall be (i) conducted by the independent actuary making such determination (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Beginning Reserves and (ii) consistent with Buyer's audited financial statements for the fiscal year that includes the Valuation Date. It is understood that such actuary shall in no way be inhibited in the use of its independent judgment.

     "Escrowed Funds" means the Deposited Amount, together with any interest, dividends or other distributions on or proceeds from any investment thereof under the Escrow Agreement, less the aggregate amount of Tax Distributions.

     "GAAP" means United States generally accepted accounting principles applied on a basis consistent with those applied in preparing the Balance Sheet.

     "Objection Notice" means a written notice to Buyer and the Escrow Agent that Seller disputes the Reserve Deficiency/Reserve Redundancy, Paid Losses, Ending Reserves and/or any component of any of the foregoing, and specifying in reasonable detail the Seller's reasons for such dispute.

     "Objection Period" means the period of sixty (60) days following Seller's receipt of the latest of the reports referred to in Section 4.

     "Paid Losses" means losses and loss adjustment expenses of the Business actually paid by or on behalf of FRC from (but excluding) the Beginning Date to (and including) the Valuation Date, less (x) any amounts actually received as of the Valuation Date in respect of such losses and loss adjustment expenses pursuant to insurance, reinsurance, retrocession or similar contracts, treaties, agreements or arrangements and (y) salvage and subrogation actually received as of the Valuation Date in respect of such losses and loss adjustment expenses; provided that the portion of unallocated loss adjustment expenses included in such

                                     E-1-2
loss adjustment expenses shall not exceed the amount of unallocated loss adjustment expenses included in the Beginning Reserves except as the result of the recharacterization as unallocated loss adjustment expenses, pursuant to a change prescribed by the National Association of Insurance Commissioners or the New York Insurance Department, of an item that at the date hereof would constitute allocated loss adjustment expenses. For purposes of this provision, unallocated loss adjustment expenses shall mean internal expenses for compensation of FRC's officers and employees and related overhead expenses. The calculation of Paid Losses shall be (x) made in accordance with GAAP and (y) consistent with Buyer's financial statements for the fiscal period ending with the Valuation Date.

     "Permitted Investments" means investment grade securities issued, fully guaranteed or fully insured by any State of the United States or any political subdivision thereof (including "revenue" bonds) and money market funds substantially all of whose assets consist of such securities, which shall not
(A) mature later than the Settlement Date or (B) be subject to any federal or state income tax applicable to the Seller.

     "Reserves" means, as of any date, (1) the reserve for unpaid losses, including the case reserve and reserve for incurred but not reported (IBNR) losses (including the reserve for unearned premium deficiency), plus (2) the reserve for loss adjustment expenses; provided that the portion of unallocated loss adjustment expenses included in such reserve shall not exceed the amount of unallocated loss adjustment expenses included in the Beginning Reserves, plus
(3) unearned premium reserves, minus (4) anticipated salvage and subrogation, minus (5) collectible reinsurance recoverables, in each case, on such date with respect to the Business.

     "Reserve Deficiency" has the meaning given to such term in Section 4(iii).

     "Reserve Redundancy" has the meaning given to such term in Section 4(iii).

     "Seller Portion" means all of the Escrowed Funds less the Buyer Portion.

     "Settlement Date" means (a) if Seller does not give an Objection Notice within the Objection Period, the second business day following the end of the Objection Period, and (b) if Seller gives an Objection Notice within the Objection Period, the second business day following the later of (x) the determinations and confirmations by the Appointed Experts pursuant to Section 5(a) or (y) the resolution of any dispute regarding Paid Losses.

     "Valuation Date" means the fifth anniversary of the Closing Date.



                                     E-1-3

                  [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE]


                                                                         ANNEX F
                                January 17, 2000



Board of Directors
Risk Capital Holdings, Inc.
20 Horseneck Lane
Greenwich, Ct  06830

Board of Directors
Risk Capital Reinsurance Company
20 Horseneck Lane
Greenwich, Ct  06830

Dear Sirs:


     You have requested our opinion as to the fairness from a financial point of view to Risk Capital Holdings, Inc. ("RCHI") and Risk Capital Reinsurance Company ("RCRe") of the consideration to be received by RCRe, a wholly owned subsidiary of RCHI, pursuant to the terms of the Asset Purchase Agreement, dated as of January 10, 2000 (the "Asset Purchase Agreement"), by and between RCHI, RCRe, Folksamerica Holding Company ("FHC") and Folksamerica Reinsurance Company ("FRC") and a Transfer and Assumption Agreement (the "Assumption Agreement") to be entered into by and between RCRe and FRC, providing for the transfer of the reinsurance operations of RCRe (the "Assumed Business") to FRC (the "Transaction").

     Pursuant to the Asset Purchase Agreement and the Assumption Agreement, RCRe shall sell to FRC, and RCHI shall cause RCRe to sell to FRC, all of RCRe's rights, title and interest in the Assumed Business. The purchase price for the Assumed Business shall be equal to $15 million, which amount shall be adjusted to reflect the Closing Date Adjusted GAAP Book Value of the Assumed Business, as defined in the Asset Purchase Agreement.

     In arriving at our opinion, we have reviewed the execution copy of the Asset Purchase Agreement and the Disclosure Schedule and all exhibits thereto, the draft dated January 17, 2000 of the Assumption Agreement and the drafts dated January 15, 2000 of the Escrow Agreements, as defined in the Asset Purchase Agreement, by and among FHC, FRC, RCRe and Citibank, N.A., as Escrow Agent. We also have reviewed financial and other information that was publicly available or furnished to us by RCHI's management. Included in the information provided to us by RCHI's management were certain financial projections of RCRe for the period beginning January 1, 1999 and ending December 31, 2000 prepared by the management of RCHI. In addition, we have compared certain financial data of RCRe with various other companies whose securities are traded in public markets, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by RCHI's management, or that was otherwise reviewed by us. With respect to the financial projections supplied to us by management, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of RCHI as to the future operating and financial performance of RCRe. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Transaction and the other business strategies being considered by RCHI's Board of Directors, nor does it address the Board's decision to proceed with the Transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for FHC in the past and has been compensated for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by RCRe in the Transaction is fair to RCHI and RCRe from a financial point of view.

                                  Very truly yours,

                                  DONALDSON, LUFKIN & JENRETTE
                                  SECURITIES CORPORATION


                                  By:    /s/ Leandro S. Galban
                                         -------------------------------------
                                         Leandro S. Galban
                                         Managing Director

                           RISK CAPITAL HOLDINGS, INC.

        PROXY CARD FOR SPECIAL MEETING OF STOCKHOLDERS ON APRIL 17, 2000

This proxy is solicited by the board of directors of Risk Capital Holdings, Inc. (the "Company"). The undersigned hereby appoints Robert Clements, Peter A. Appel and Paul J. Malvasio as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of common stock of the Company held of record by the undersigned on March 14, 2000, or which the undersigned would otherwise be entitled to vote at the stockholders' meeting to be held on April 17, 2000 and any adjournment thereof, upon all matters that may properly come before the stockholders' meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the stockholders' meeting.

     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


        HAS YOUR ADDRESS CHANGED?

        ______________________________________________

        ______________________________________________

        ______________________________________________


        PLEASE MARK VOTES AS IN THIS EXAMPLE   |X|


                           RISK CAPITAL HOLDINGS, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the asset sale and the name change.


The undersigned hereby acknowledges receipt of the proxy statement, and hereby revokes all previously granted proxies.

RECORD DATE SHARES:

     Approval of the asset sale and of the name change from "Risk Capital Holdings, Inc." to "Arch Capital Group Ltd.":

         FOR    |_|               AGAINST     |_|           ABSTAIN     |_|

     Please be sure to sign and date this proxy: Date ______________, 2000

     Stockholder sign here ___________________Co-owner sign here______________

     Mark box at right if an address change or comment has been noted on the reverse side of this card. |_|

 ..........DETACH CARD......................... DETACH CARD......................


                           RISK CAPITAL HOLDINGS, INC.

Dear stockholder,

     Please take note of the important information enclosed with this proxy. The proposal to sell the company's reinsurance business and change its name requires your immediate attention and approval. This proposal is discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.


     Your vote must be received prior to the stockholders' meeting on April 17, 2000.


     Thank you in advance for your prompt consideration of these matters.

                                       Sincerely,

                                       [SIGNATURE LOGO]

                                       PETER A. APPEL
                                       Executive Vice President, Chief Operating
                                       Officer, General Counsel and Secretary

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 33-34499) and in the Registration Statements on Form S-8 (Registration No. 33-99974 and 333-86145) of Risk Capital Holdings, Inc. of our report dated February 1, 2000, except as to Note 14, which is as of March 2, 2000, relating to the financial statements, which appears in this proxy statement. We also consent to the incorporation by reference of our report dated February 1, 2000, except as to Note 14, which is as of March 2, 2000, relating to the financial statement schedules, which appears in this proxy statement.



/s/ PricewaterhouseCoopers, LLP
New York, New York
March 2, 2000

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


                  [Letterhead Of Donaldson, Lufkin & Jenrette]


     We hereby consent to (i) the inclusion of our opinion letter, dated January 17, 2000, to the Board of Directors of Risk Capital Holdings, Inc. and Risk Capital Reinsurance Company (the "Company") as Annex F to the Proxy Statement (the "Proxy") of Risk Capital Holdings, Inc. relating to the sale of the Company's reinsurance business through the transfer of the reinsurance assets and liabilities of Risk Capital Reinsurance Company and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation and our opinion letter in the Proxy. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                      DONALDSON, LUFKIN & JENRETTE
                                               SECURITIES CORPORATION



                                      By: /s/ Marilyn Hirsch
                                          ------------------------------------
                                            Marilyn Hirsch
                                            Vice President


New York, New York
February 24, 2000